As filed with the Securities and Exchange Commission on October 24, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Activant Solutions Inc.
(and Certain Subsidiaries Identified in Footnote 1 Below)

Delaware	94-2160013
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
7373
(Primary Standard Industrial Classification Code Number)
Richard W. Rew II
804 Las Cimas Parkway
Austin, Texas 78746
(512) 328-2300
(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)
With a copy to:
Jeffrey B. Hitt, Esq.
Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
Telephone: (214) 746-7700
Facsimile: (214) 746-7777
     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is a compliance with General Instruction G, check the following box.    ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to the Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered	Price per Unit	Offering Price	Fee(2)

Floating Rate Senior Notes due 2010 of Activant Solutions Inc.(3)	$265,000,000	100%	$265,000,000	$31,191

Floating Rate Senior Note Guarantees (3)

(1)	The following direct and indirect subsidiaries of Activant Solutions Inc. are co-registrants (the “Guarantors”), each of which is organized in the state and has the I.R.S. Employer Identification Number indicated: Triad Systems Corporation, a Delaware corporation (74-2982438); CCI/ ARD, Inc., a Delaware corporation (74-3006541); CCI/ Triad Gem, Inc., a Texas corporation (74-2864793); Triad Data Corporation, a California corporation (74-2982437); Triad Systems Financial Corporation, a California corporation (94-2525826); Speedware Holdings, Inc., a Delaware corporation (32-0070686); Speedware USA, Inc., a New York corporation (13-3320017); Enterprise Computer Systems, Inc., a South Carolina corporation (57-0672234); Prelude Systems, Inc., a Texas corporation (75-1772775); Prophet 21, Inc., a Delaware corporation (23-2746447); Prophet 21 Investment Corporation, a Delaware corporation (51-0284432); Prophet 21 Canada, Inc., a Delaware corporation (90-0160480); Prophet 21 New Jersey, Inc., a New Jersey corporation (22-2048638); SDI Merger Corporation, an Illinois corporation (36-2906268); Distributor Information Systems Corporation, a Connecticut corporation (06-0997271); Trade Service Systems, Inc., a Pennsylvania corporation (23-2334940); and Stanpak Systems, Inc., a Massachusetts corporation (04-2089074).

(2)	Calculated in accordance with Rule 457(f)(2) under the Securities Act of 1933.

(3)	The Floating Rate Senior Notes due 2010 are unconditionally (as well as jointly and severally) guaranteed by the Guarantors on a senior, unsecured basis. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate filing fee will be paid in respect to these guarantees.
     The Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Co-Registrants shall file a further amendment which specifically states that this Registration Statement thereafter shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 24, 2005
Filed pursuant to Rule 424(b)(3)
Registration No. 333-
Offer to Exchange
All $120,000,000 Aggregate Principal Amount of Old Floating Rate Senior Notes due 2010 (CUSIP No. 00506TAB1)
and
All $145,000,000 Aggregate Principal Amount of Old Floating Rate Senior Notes due 2010 (CUSIP No. 00506TAE5)
for
New Floating Rate Senior Notes due 2010 (CUSIP No. 00506TAD7)
of
Activant Solutions Inc.

•	The exchange offer will expire at 5:00 p.m., New York City time, on , 2005, unless we extend this date.

•	If you decide to participate in this exchange offer, the new floating rate senior notes you receive will be the same as your old floating rate senior notes, except that, unlike your old floating rate senior notes, you will be able to offer and sell the new floating rate senior notes freely to any potential buyer in the United States.

•	We will not receive any proceeds from the exchange offer.

•	If you fail to tender your old floating rate senior notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

•	No public market currently exists for the notes. We do not intend to list the notes on any securities exchange, and, therefore, no active public market is anticipated.

      Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer to sell or the sale is not permitted.
       We urge you to read the “Risk Factors” section of the prospectus beginning on page 12, which describes information you should consider before participating in the exchange offer.

The date of this prospectus is                     , 2005.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
      This prospectus includes forward-looking statements. In particular, statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance contained in this prospectus under the headings “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements such as we believe that we have sufficient liquidity to fund our business operations for the next twelve months. We have based these forward-looking statements on our current expectations about future events. While we believe these expectations are reasonable, these forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual results may differ materially from those suggested by these forward-looking statements for various reasons, including those discussed in this prospectus under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Some of the key factors that could cause actual results to differ from our expectations are:

•	failure of our proprietary technology to support our customers’ future needs or it becoming obsolete;

•	failure to maintain relationships with key industry participants and/or key customers and/or loss of significant customer revenues;

•	intent by one of our largest customers to discontinue the use of certain of our products;

•	loss of recurring subscription service revenues;

•	failure to maintain current systems sales levels of one-time sales of software licenses and hardware;

•	failure by certain of our existing customers to upgrade to our current generation of systems;

•	changes in the manner or basis on which we receive third-party information used to maintain our electronic automotive parts and applications catalog;

•	failure to integrate Speedware Corporation Inc. and Prophet 21, Inc. or to realize the expected benefits of our investments in Speedware Corporation Inc. and Prophet 21, Inc.;

•	difficulties integrating future acquisitions or expanding our product offerings into new market segments;

•	failure to effectively compete;

•	consolidation trends among our customers and consolidation trends in the market segments in which we operate;

•	failure to adequately protect our proprietary rights and intellectual property;

•	claims by third parties that we are infringing on their proprietary rights or other adverse claims;

•	defects or errors in our software and information services;

•	interruptions of our connectivity applications;

•	claims for damages against us in the event of a failure of our customers’ systems;

•	failure to attract and retain qualified management personnel;

•	prolonged unfavorable general economic and market conditions; and

•	the other factors described under the section entitled “Risk Factors” and elsewhere in this prospectus.
      Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date hereof. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

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TRADEMARKS AND SERVICE MARKS
      A-DIS, J-CON, VISTA, AConneX, PartExpert, Prism and Prophet 21 are registered trademarks of ours, and Eagle, Falcon, Gemini, CSD, IDW, IDX, Ultimate, Eclipse, Series 12, LOADSTAR, ePartExpert, ePartInsight Data Warehouse, Version 2, 4GL, Open ERP Solutions, INet, ECS Pro, Dimensions and CommerceCenter are trademarks of ours. .NET is either a registered trademark or a trademark of Microsoft Corporation in the United States and/or other countries. Other products, services and company names mentioned in this prospectus are the service marks/trademarks of their respective owners.
INDUSTRY AND MARKET DATA
      In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this market data from independent industry publications or other publicly available information. Although we believe that these sources are reliable, we have not independently verified and do not guarantee the accuracy and completeness of this information.

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SUMMARY
      This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you or that you should consider before exchanging your old floating rate senior notes for new floating rate senior notes. For a more complete understanding of this offering, we encourage you to read this entire prospectus, including the information contained under the heading “Risk Factors” and the documents to which this prospectus refers. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included elsewhere in this prospectus. Unless otherwise indicated, financial information included in this prospectus is presented on an historical basis.
      In this prospectus, unless the context otherwise requires, the term “Speedware” means Speedware Corporation Inc. and its subsidiaries, the term “Speedware acquisition” means our acquisition in March and April 2005 of all of the outstanding capital stock of Speedware, the term “Prophet 21” means Prophet 21, Inc. and its subsidiaries, the term “Prophet 21 acquisition” means our acquisition in September 2005 of all of the outstanding capital stock of Prophet 21, the term “Holdings” refers to Activant Solutions Holdings Inc. and the terms “the Company,” “we,” “us” and “our” refer to Activant Solutions Inc. and, unless the context requires otherwise, its subsidiaries. Our October 2005 offering of $145.0 million aggregate principal amount of floating rate senior notes due 2010 and the application of the net proceeds therefrom, the Prophet 21 acquisition and the related bridge financing, the amendment and restatement of our senior secured revolving credit facility and the payment of fees and expenses related to such transactions are collectively referred to in this prospectus as the “Transactions.” Our fiscal year is October 1 to September 30 and, unless otherwise specified, references to “fiscal years ended” or “fiscal years” in this prospectus mean fiscal years ended September 30.
Our Business
      We are a leading provider of business management solutions serving small and medium-sized retail and wholesale distribution businesses in four primary vertical markets: wholesale distribution, the automotive parts aftermarket, hardware and home centers and lumber and building materials. Using a combination of proprietary software and extensive expertise in these vertical markets, we provide complete business management solutions consisting of tailored systems, product support and content and data services designed to meet the unique requirements of our customers. We provide fully integrated systems and services including point-of-sale, inventory management, general accounting and enhanced data management that enable our customers to manage their day-to-day operations. We believe our solutions allow our customers to increase sales, boost productivity, operate more cost efficiently, improve inventory turns and enhance trading partner relationships.
      With over 25 years of operating history, we have developed substantial expertise in serving distribution markets. Based on number of customers and revenues, we believe we have the leading position in the United States serving the hardware and home center and lumber and building materials vertical markets and the automotive parts aftermarket. Our acquisition of Prophet 21 enhanced significantly our position in the wholesale distribution vertical market through the addition of over 3,400 customers and $77.3 million in annual revenues, based on Prophet 21’s revenues for its fiscal year ended June 30, 2005. Following the Prophet 21 acquisition, we believe we are one of the leading providers of business management solutions to the wholesale distribution vertical market.
      Our systems consist of proprietary software applications, implementation and training and third-party software, hardware and peripherals. Depending on our customers’ size, complexity of business and technology requirements, we have a range of systems offerings that enables us to access a broad segment of the addressable market in each of the vertical markets we serve. We also provide add-on modules, such as business intelligence, credit card signature capture and delivery tracking, that provide our customers with flexibility to deploy or implement our offerings individually or incrementally. Our systems revenues are generally derived from one-time sales and have grown at a compound annual rate of 15% from fiscal year 2001 to fiscal year 2004. Our services consist of product support, content and data and other services. Our services revenues are generally recurring in nature since they are derived primarily from monthly subscriptions to our support and maintenance services, our electronic automotive parts and application catalog, databases, connectivity and other services. For the nine months ended June 30, 2005, our services revenues accounted for 61% of our total revenues.
      We have built a large base of approximately 13,500 product support customers operating in approximately 30,000 business locations. Our electronic automotive parts and applications catalog is used in approximately 27,000 business locations (a subset of which includes certain product support customers). In our experience, our systems and services are integral to the operations of our customers’ businesses and switching from our systems generally requires a great deal of time and expense and may present a significant operating risk for our customers. As a result, we have high levels of customer retention. For example, our average annual product support retention rate for the last three fiscal years for our Eagle product, one of our key business management solutions, has been greater than 95%. The average annual product support retention rate for Prophet 21’s last three fiscal years for its key product, CommerceCenter, has been approximately 94%.
      We have developed strategic relationships with many well known market participants in the hardware and home center and lumber and building materials vertical markets and the automotive parts aftermarket. For example, we are a preferred or recommended business management solutions provider for the members of the Ace Hardware Corp., True Value Company and Do it Best Corp. cooperatives and for Aftermarket Auto Parts Alliance, Inc. In addition, we have licensing agreements with many well known participants in each of the vertical markets we serve, including O’Reilly Automotive, Inc., Central Garden & Pet Company and Parr Lumber Company. We believe that these relationships are evidence of the strength of our solutions and differentiate us from our competitors within these vertical markets.
Prophet 21 Acquisition
      On September 13, 2005, we acquired all of the outstanding capital stock of Prophet 21, Inc. for approximately $215.0 million, subject to certain post-closing adjustments. The Prophet 21 acquisition and related fees and expenses were funded with a combination of the proceeds of a $140.0 million senior unsecured bridge loan to us, a $40.0 million senior unsecured bridge loan to Holdings and $42.9 million cash on hand (net of cash on hand at Prophet 21). We subsequently refinanced our $140.0 million senior unsecured bridge loan, and Holdings’ $40.0 million senior unsecured bridge loan through the issuance by us in October 2005 of $145.0 million aggregate principal amount of floating rate senior notes due 2010 and the issuance by Holdings in October 2005 of $40.0 million aggregate principal amount of senior floating rate PIK notes due 2011.
      Based on number of customers, Prophet 21 is a leading provider of business management solutions to the wholesale distribution vertical market, with a particular focus on the industrial, electrical, fastener, fluid power, medical supply, and tile and floor covering sub-markets. Prophet 21 has focused its products and services exclusively on the wholesale distribution market for over 30 years and has a well-established brand, market presence and customer base. We believe that the integration of Prophet 21 into our operations will significantly enhance our position and expertise serving the wholesale distribution vertical market as well as provide additional systems and service offerings for our customers.
      Consistent with our business model, Prophet 21 delivers a combination of systems and services that its customers utilize to manage their operations. The Prophet 21 products we acquired include its primary system offering, CommerceCenter, a Windows-based application designed specifically for the wholesale distribution vertical market that delivers significant functionality and cost of ownership advantages for small and medium-sized distributors. We believe CommerceCenter is a cost-effective solution for wholesale distribution customers that, with its combination of high performance and scalability, provides us with a competitive advantage in this vertical market. Prophet 21 has also developed an online trading network, Trading Partner Connect, that extends the capabilities of Prophet 21’s business management solutions by linking distributors, manufacturers and customers through the Internet to facilitate commerce and customer service.
      We intend to continue Prophet 21’s strategy to grow systems sales through a combination of direct sales to new customers and the migration of existing customers from UNIX-based products to CommerceCenter.

Prophet 21’s services revenues are generally recurring in nature and consist of product support revenues generated by 3,400 customers and services revenues from its Trading Partner Connect product. These services revenues represented approximately 59% of Prophet 21’s revenues for its fiscal year ended June 30, 2005.
      Since 2003, Prophet 21 has completed seven acquisitions of business management solutions providers in the wholesale distribution vertical.
Market Opportunity
      The vast majority of our customer base is comprised of small and medium-sized businesses. We believe that these businesses are increasingly taking advantage of information technology to more effectively manage their operations. According to the US IT Spending: Enterprise Versus SMB report published by Forrester Research, Inc. in March 2005 (the “Forrester Report”), information technology spending, including spending on systems and services such as ours and other technology, by businesses with less than 1,000 employees is expected to grow approximately 8.0% in 2005, outpacing the growth in spending by larger enterprises. We have identified a number of common factors driving demand for technology solutions within the vertical markets we serve:

•	Need for turnkey business management solutions. To meet the challenges of today’s competitive environment, small and medium-sized businesses demand products and services designed to fulfill unique business needs within a particular vertical market.

•	Complex supply chains. Our customers operate in markets that have multi-level supply chains consisting of service dealers, builders and other professional installers and do-it-yourselfers that order parts or products from local or regional stores and distributors.

•	Inventory management. Our customers operate in complex distribution environments and manage, market and sell large quantities of diverse types of products, requiring them to manage extensive inventory.

•	Under-utilization of technology. We believe small and medium-sized businesses are under-utilizing technology and need to upgrade their older systems or purchase new systems in order to remain competitive.

•	High customer service requirements. Our customers seek to differentiate themselves in their respective marketplaces by providing a high degree of customer service. Our products and services are designed to allow our customers to be more competitive by improving sales, reducing operating costs, increasing productivity and streamlining inventory management and supply chain processes.
Vertical Market Focus
      Our business management solutions serve distribution customers that operate in four primary vertical markets where we have developed specific expertise and have a significant presence as a provider of business management solutions. According to the Forrester Report, small and medium-sized retail and wholesale trade businesses spent approximately 1.5% to 2.0% of their total revenues in 2004 on information technology. The vertical markets in which our customer base operates consist of:
      Wholesale Distribution. The wholesale distribution vertical market includes distributors of a range of products including electrical supply, plumbing, heating and air conditioning, brick, stone and related materials, roofing, siding, insulation, industrial machinery and equipment, industrial supplies and service establishment equipment. According to Dun & Bradstreet reports posted on Zapdata.com’s website as of September 19, 2005 (the “D & B Reports”), the wholesale distribution vertical market generates approximately $458.3 billion in annual revenues of which approximately $300.3 billion are generated by small and medium-sized businesses (as we define for this vertical market by annual revenues ranging from $2.5 million to $1.0 billion).
      Automotive Parts Aftermarket. The automotive parts aftermarket consists of the manufacture, distribution, sale and installation of new and remanufactured parts used in the maintenance and repair of automobiles and light trucks. According to the D & B Reports, the automotive parts aftermarket generates approximately $125.3 billion in annual revenues of which approximately $72.8 billion are generated by small and medium-sized businesses (as we define for this vertical market by annual revenues ranging from $300,000 to $1.0 billion).
      Hardware and Home Centers. The hardware and home center vertical market consists of independent hardware retailers, home improvement centers, paint, glass and wallpaper stores, agribusiness, and retail nurseries and gardens. According to the D&B Reports, the hardware and home center vertical market generates approximately $230.4 billion in annual revenues of which approximately $64.8 billion are generated by small and medium-sized businesses (as we define for this vertical market by annual revenues ranging from $300,000 to $1.0 billion).
      Lumber and Building Materials. Lumber and building materials dealers operate independent lumber and building material yards and purchase directly from mills or buying groups. Lumber and building materials dealers are primarily focused on meeting the needs of professional builders and contractors that have specific service requirements. According to the D & B Reports, the lumber and building materials vertical market generates approximately $101.6 billion in annual revenues of which approximately $42.1 billion are generated by small and medium-sized businesses (as we define for this vertical market by annual revenues ranging from $1.0 million to $1.0 billion).
Growth Strategy
      Our objective is to maintain and leverage our position as a leading provider of turnkey business management solutions to the vertical markets we serve. The key components of our growth strategy to achieve this objective are:

•	Grow our customer base in the hardware and home center, lumber and building materials and wholesale distribution vertical markets;

•	Re-establish growth in the automotive parts aftermarket through the introduction of new systems and services;

•	Cross-sell additional products and services to our installed base of customers;

•	Upgrade existing customers operating older products;

•	Invest in product development; and

•	Selectively pursue strategic acquisitions, including acquisitions that extend our presence into complementary vertical markets.
The Sponsor
      Substantially all of the common stock of Holdings is owned by an affiliate of Hicks, Muse, Tate & Furst Incorporated (“Hicks Muse”), a Dallas-based private equity firm. Hicks Muse has been our controlling shareholder since making its initial investment in 1997. With approximately $10.0 billion currently under management, since 1989, Hicks Muse has completed, or currently has pending, more than 400 transactions with a total capital value of in excess of $50.0 billion.

The Offering and Related Transactions
      On March 30, 2005, we issued $120,000,000 aggregate principal amount of floating rate senior notes due 2010 and on October 17, 2005, we issued an additional $145,000,000 aggregate principal amount of floating rate senior notes due 2010 (collectively, the “old floating rate senior notes”). The old floating rate senior notes bear interest at the rate of LIBOR (as defined) plus 6.00% per annum, payable quarterly on each January 1, April 1, July 1 and October 1, and will mature on April 1, 2010. The old floating rate senior notes are guaranteed by certain of our domestic subsidiaries. The proceeds from the offering of the old floating rate senior notes issued in March 2005 were used to (i) fund a portion of the purchase price necessary to consummate the Speedware acquisition and (ii) pay fees and expenses related to the Speedware acquisition and the offering of the old floating rate senior notes. The proceeds from the offering of the old floating rate senior notes issued in October 2005 were used to repay our $140.0 million of borrowings under the senior unsecured bridge loans incurred by us in connection with our acquisition of Prophet 21 and for general working capital purposes. We will not receive any cash proceeds from the issuance of the new floating rate senior notes in connection with the exchange offer.
Principal Executive Offices and Telephone Numbers
      Our principal executive offices are located at 804 Las Cimas Parkway, Austin, Texas 78746, and our telephone number at that address is (512) 328-2300.

The Exchange Offer

Securities to be exchanged	On March 30, 2005, we issued $120,000,000 aggregate principal amount of floating rate senior notes due 2010, and on October 17, 2005, we issued an additional $145,000,000 aggregate principal amount of floating rate senior notes due 2010, in each case to initial purchasers in such offerings of old floating rate senior notes in transactions exempt from the registration requirements of the Securities Act of 1933. The terms of the old floating rate senior notes and the new floating rate senior notes will be the same, except that, unlike the old floating rate senior notes, you will be able to offer and sell the new floating rate senior notes freely to any potential buyer in the United States. For more details, see the section entitled “Description of the New Floating Rate Senior Notes.”

The exchange offer	We are offering to issue $1,000 principal amount of new floating rate senior notes in exchange for each $1,000 principal amount of old floating rate senior notes. The terms of the new floating rate senior notes and the old floating rate senior notes are substantially identical.

The floating rate senior notes registration rights agreements	We sold the old floating rate senior notes to the initial purchasers in transactions exempt from the registration requirements of the Securities Act. The old floating rate senior notes were immediately resold by the initial purchasers in reliance on Rule 144A under the Securities Act. In connection with the sale, we, and those of our subsidiaries that are guarantors of the old and new floating rate senior notes, entered into registration rights agreements with the initial purchasers requiring us to make an exchange offer. For more details, see the section entitled “The Exchange Offer — Purpose and effect.”

Ability to resell new floating rate senior notes	Based on interpretations by the staff of the SEC set forth in published no-action letters, we believe that you may offer for resale, resell and otherwise freely transfer the new floating rate senior notes without registration or delivering a prospectus to a buyer if:

• you acquire the new floating rate senior notes in the ordinary course of your business;

• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the new floating rate senior notes; and

• you are not related to us.

However, the SEC has not considered this exchange offer in the context of a no-action letter and we cannot be sure that the staff of the SEC would make the same determination with respect to the exchange offer as in other circumstances. Furthermore, you must, unless you are a broker-dealer, acknowledge that you are not engaged in, and do not intend to engage in, a distribution of your new floating rate senior notes and have no arrangement or understanding to participate in a distribution of new floating rate senior notes. If you are a broker-dealer that receives new floating rate senior notes for your own account pursuant to the exchange offer you must acknowledge that you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of your new floating rate senior notes. If you are a broker-dealer who acquired old floating rate senior notes directly from us and not as a result of market-making activities or other trading activities, you may not rely on the SEC staff’s interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to resell the new floating rate senior notes.

The exchange offer is not being made to:

• holders of old floating rate senior notes in any jurisdiction in which the exchange offer or its acceptance would not comply with the securities or blue sky laws of that jurisdiction; and

• holders of old floating rate senior notes who we control.

Expiration date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2005, or such later date and time to which the offer is extended.

Withdrawal	Unless we extend the date, you may withdraw your tendered old floating rate senior notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Interest on the new floating rate senior notes and the old floating rate senior notes	Interest on your new floating rate senior notes will accrue from the date of the original issuance of the old floating rate senior notes or from the date of the last periodic payment of interest on the old floating rate senior notes, whichever is later.

Conditions to the exchange offer	The exchange offer is subject to conditions, some of which we may waive. For more information, see the section entitled “The Exchange Offer — Conditions to the exchange offer.”

Procedures for exchanging your old floating rate senior notes	If you wish to exchange your old floating rate senior notes for new floating rate senior notes you must transmit to Wells Fargo Bank, National Association, our exchange agent, on or before the expiration date, either:

• a properly completed and executed letter of transmittal, which we have provided to you with this prospectus, or a facsimile of the letter of transmittal, together with your old floating rate senior notes(s) and any other documentation requested by the letter of transmittal;

• a computer generated message in which you acknowledge and agree to be bound by the terms of the letter of transmittal,

transmitted by means of the Depository Trust Company’s Automated Tender Offer Program system; or

• a notice of guaranteed delivery, in accordance with the procedures described under the heading “The Exchange Offer — Guaranteed delivery procedures.”

By agreeing to be bound by the terms of the letter of transmittal, you will be deemed to have made the representations described on page under the heading “The Exchange Offer — Purpose and effect.”

Shelf registration requirement	Pursuant to the registration rights agreements for the floating rate senior notes, we are required to file a “shelf” registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the old floating rate senior notes if:

• because of any change in law or applicable interpretations of the staff of the SEC, we are not permitted to effect the exchange offer;

• any of the old floating rate senior notes validly tendered in the exchange offer are not exchanged for new floating rate senior notes within;

• any applicable law or interpretations do not permit any holder of old floating rate senior notes to participate in the exchange offer;

• any holder of old floating rate senior notes participates in the exchange offer and does not receive freely transferable new floating rate senior notes in exchange for old floating rate senior notes; or

• we so elect.

Federal income tax considerations	The exchange of your old floating rate senior notes for new floating rate senior notes in connection with the exchange offer should not constitute a sale or exchange for federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Effect of not tendering	If you fail to tender your old floating rate senior notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.
      Please review the information on page 87 under the heading “The Exchange Offer” for more detailed information concerning the exchange offer.

Terms of the New Floating Rate Senior Notes
New floating rate senior notes

Issuer	Activant Solutions Inc.

Securities offered	$265,000,000 aggregate principal amount of floating rate senior notes due 2010.

Maturity	The new floating rate senior notes will mature on April 1, 2010.

Interest payment dates	Interest on the new floating rate senior notes will be payable in cash on January 1, April 1, July 1 and October 1, beginning January 1, 2006. “Description of the New Floating Rate Senior Notes — Certain definitions.” Assuming the exchange offer is consummated prior to January 1, 2006, the initial rate of interest on the new floating rate senior notes will be 10.0544% (which is the rate of interest currently applicable on the old floating rate senior notes as of the date hereof). The LIBOR component of the interest rate will be reset quarterly, commencing January 1, 2006.

Optional redemption	We may redeem some or all of the new floating rate senior notes at any time on or after April 1, 2006. We may also redeem up to 35% of the aggregate principal amount of the new floating rate senior notes using the proceeds from one or more equity offerings completed before April 1, 2006. The redemption prices are described under the section entitled “Description of the New Floating Rate Senior Notes — Optional redemption.”

Change of control	If we experience specific kinds of changes of control or we sell assets under certain circumstances, we will be required to make an offer to purchase the notes at the prices listed in “Description of the New Floating Rate Senior Notes — Change of control.” We may not have sufficient funds available at the time of any change of control to effect such purchase. See “Risk Factors — Risks Related to the Old and New Floating Rate Senior Notes and this Exchange Offer — We may not be able to purchase the floating rate senior notes upon a change of control.”

Guarantees	The new floating rate senior notes will be guaranteed, jointly and severally, on a senior, unsecured basis by certain of our U.S. subsidiaries. The subsidiary guarantors also guarantee all of our obligations under our senior secured revolving credit facility and our 10 1/2% senior notes due 2011. Our non-U.S. subsidiaries will not be guarantors.

Ranking	The new floating rate senior notes will be our unsecured obligations and will rank equally in right of payment with all of our existing and future senior debt, including our 10 1/2% senior notes due 2011, and senior to our future subordinated debt. The new floating rate senior notes will be effectively subordinated to all of our existing and future secured debt, including our secured debt under our $20.0 million senior secured revolving credit facility, to the extent of the value of the assets securing such debt, and will be structurally subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries who are not guarantors and to all obligations of the subsidiary guarantors to the extent their guarantees are not effective.

As of June 30, 2005, on a pro forma basis after giving effect to the Transactions, we would have had approximately $420.7 of outstanding indebtedness, approximately $0.2 million of which was secured, and $19.5 million of borrowings available under our senior secured revolving credit facility, after giving effect to $0.5 million of letters of credit outstanding.

Certain covenants	The indenture governing the new floating rate senior notes restricts our ability and the ability of our restricted subsidiaries to:

• incur additional debt and issue preferred stock;

• make certain distributions, investments and other restricted payments;

• pay dividends and repurchase capital stock;

• create certain liens;

• merge, consolidate or sell substantially all of our assets;

• sell assets;

• enter into agreements that restrict dividends from subsidiaries;

• enter into transactions with our affiliates; and

• guarantee certain indebtedness.

These covenants are subject to important exceptions, qualifications and baskets, which are described under the section entitled “Description of the New Floating Rate Senior Notes” in this prospectus.

Use of proceeds	We will not receive any cash proceeds from the issuance of the new floating rate senior notes in connection with the exchange offer.
Risk Factors
      You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth under “Risk Factors” for risks involved with an investment in the new floating rate senior notes, as well as a continued investment in the old floating rate senior notes.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA
      The summary historical statement of operations data and other financial data for each of the fiscal years ended September 30, 2002, 2003 and 2004 and the summary balance sheet data as of September 30, 2002, 2003 and 2004 were derived from our historical audited consolidated financial statements. The summary consolidated financial data and other financial data for the nine-month period ended June 30, 2004 and 2005 and the selected consolidated balance sheet data as of June 30, 2004 and 2005 were derived from our unaudited consolidated financial statements.
      The summary financial and operating data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Selected Historical Consolidated Financial Data,” the audited and unaudited consolidated financial statements and the related notes thereto of the Company, Speedware and Prophet 21, each included elsewhere in this prospectus.
      Our results of operations include results of Speedware commencing after the consummation of the Speedware acquisition on March 30, 2005. Accordingly, our results of operations for such periods are not directly comparable to periods ending prior to such date.

							Nine Months Ended
	Fiscal Year Ended September 30,						June 30,

	2002		2003		2004		2004		2005

							(Unaudited)
	(Dollars in thousands)
Statement of operations data:
Revenues	$218,705		$221,546		$225,806		$169,308		$192,509
Cost of revenues	111,764		111,777		109,773		80,776		91,240

Gross profit	106,941		109,769		116,033		88,532		101,269
Operating expenses	77,764		76,364		75,389		54,459		62,906

Operating income	29,177		33,405		40,644		34,073		38,363
Net income	$9,368		$7,815		$16,767		$15,241		$13,876

Other financial data:
Depreciation and amortization	19,329		22,768		16,584		12,226		10,204
Interest expense	14,054		14,782		19,367		15,194		17,206
Capital expenditures	13,161		12,525		10,057		7,226		6,518
Ratio of earnings to fixed charges(1)	2.0	x	1.8	x	2.3	x	2.5	x	2.2	x
Selected balance sheet data:
Cash and cash equivalents	$398		$10,215		$32,065		$19,192		$48,064
Total assets	185,787		202,285		188,905		187,167		339,290
Total debt (including current maturities)	$137,997		$173,300		$155,714		$155,750		$275,677

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings represents the sum of income (loss) before income taxes and fixed charges. Fixed charges represents the sum of interest expense, the interest portion of rental expense, the equity loss in affiliate and the expenses related to debt refinancing.

RISK FACTORS
      We urge you to carefully consider the following factors, as well as the other matters described in this prospectus.
Risks Relating to Our Business
If we cannot meet the changing technical requirements of our customers, our revenues could decline significantly and our operating results could be materially adversely affected.
      The business management solutions industry is characterized by technological advances, adoption of evolving industry standards in computer hardware and software technology and new product introductions. Our future success will depend in part on our ability to:

•	maintain and enhance our systems and services;

•	successfully anticipate or respond to our customers’ needs and requirements; and

•	develop and market our electronic automotive parts and applications catalog and other products and services in order to meet changing customer needs.
      We cannot assure you that we will effectively respond to the changing technological requirements of the vertical markets we serve. To the extent we determine that new software and hardware technologies are required to remain competitive or our customers demand more advanced offerings, the development, acquisition and implementation of these technologies are likely to require significant capital investments by us. We cannot assure you that capital will be available for these purposes or that investments in technologies will result in commercially viable products. In addition, we cannot assure you that we will be able to maintain our electronic automotive parts and applications catalog or introduce new versions or releases in a timely manner, or that we will be able to implement these new versions or releases in a manner that will meet the needs of our customers and maintain their proprietary nature. In the event we are not able to respond to changing technological requirements in the vertical markets we serve or our customers’ needs, our revenues could decline significantly and our operating results could be materially adversely affected.
If we do not develop new relationships and maintain our existing relationships with certain well known market participants, our revenues could decline significantly and our operating results could be materially adversely affected.
      We have developed strategic relationships with many well known market participants in the hardware and home center and lumber and building materials vertical markets and the automotive parts aftermarket. For example, we are a preferred or recommended business management solutions provider for the members of the Ace Hardware Corp., True Value Company and Do it Best Corp. cooperatives and for Aftermarket Auto Parts Alliance, Inc. We believe that our ability to increase revenues depends in part upon maintaining our existing customer and market relationships and developing new relationships. We may not be able to renew or replace our existing licensing agreements upon expiration or maintain our market relationships that allow us to market and sell our products effectively. The loss of key customers or other key relationships, in whole or in part, could materially adversely impact our business.
General Parts, Inc., one of our largest customers, intends to discontinue the use of certain of our products and, as a result, our revenues in the automotive parts aftermarket could decline significantly and our operating results could be materially adversely affected.
      One of our largest customers, General Parts, Inc., or General Parts, directly represented 9.4% of our total revenues for fiscal year 2004 and 7.3% of our total revenues for the nine months ended June 30, 2005. In June 2004, General Parts informed us of its intention to replace our J-CON parts store system with its own branded product at its company-owned stores and to recommend that its independent affiliated stores also replace the J-CON system. We believe the majority of this transition will be completed by the end of the calendar year ended 2006. J-CON system sales revenues and product support revenues for all of General Parts’ company-

owned stores and independent affiliated stores related to these systems were approximately $1.8 million and $7.5 million, respectively, for fiscal year 2004 and approximately $0.1 million and $5.3 million, respectively, for the nine months ended June 30, 2005.
Over 50% of our total revenues is based on our subscription services revenues, which generally are not governed by long-term contracts, and therefore, if our current customers do not continue their subscriptions, our revenues could decline significantly and our operating results could be materially adversely affected.
      Our product support and content and data services are typically provided on a monthly subscription basis, subject to cancellation on 30 to 60 days’ notice without penalty. Accordingly, we cannot assure you that our customers will continue to subscribe to our services. As we stop actively improving and selling several of our older systems, we experience reduced rates of customer retention which has been particularly evident in the automotive parts aftermarket. These developments have resulted in a decrease in our automotive parts aftermarket product support revenues from $28.6 million for the nine months ended June 30, 2004 to $26.2 million for the nine months ended June 30, 2005, representing a decrease of 8.4%. We expect the decreases in automotive parts aftermarket product support revenues to continue, although we cannot predict with certainty the magnitude of future decreases.
Because of the long sales cycles applicable to our systems sales, our quarterly systems revenues and other operating results can be difficult to predict and may fluctuate substantially.
      Our systems revenues have increased from approximately 27% of our total revenues for fiscal year 2002 to approximately 36% and 39% of our total revenues for fiscal year 2004 and the nine months ended June 30, 2005, respectively. We expect our systems revenues to continue to represent an increasing percentage of our total revenues. The sales cycle for our systems generally ranges from 30 days to 12 months, and it may be difficult to predict when a customer will complete the sales cycle, if at all. It is therefore difficult to predict the quarter in which a particular sale will occur and to plan our expenditures accordingly. Because of quarterly fluctuations, we believe that quarter-to-quarter comparisons of our operating results are not necessarily meaningful. The delay or failure to complete systems sales in a particular quarter would reduce our revenues in that quarter and until any such sale is made, and increase revenues in any subsequent quarters over which revenues for any such sale would likely be recognized.
If our existing customers that operate systems that we no longer actively sell do not upgrade or delay upgrading to our current generation of systems or upgrade to a competitive system, our operating results could be materially adversely affected.
      Approximately 50% of our existing customers currently operate systems that we service and maintain but do not actively sell. Although we have developed upgrade paths to newer technologies for substantially all of these older systems, we cannot predict if or when our customers will upgrade to these newer technologies. If customers do not upgrade or delay the upgrade cycle, or if they upgrade to a competitive system, our systems sales and services revenues and operating results could be materially adversely affected.
We rely on third-party information for our electronic automotive parts and applications catalog and we are increasingly facing pressure to present our electronic automotive parts and applications catalog in a flexible format, each of which could expose us to a variety of risks we cannot control.
      We are dependent upon third parties to supply information for our electronic automotive parts and applications catalog. Currently, we obtain most of this information without a contract, either free of charge or in exchange for a fee for inputting the information. In the future, more third-party suppliers may require us to enter into a license agreement and/or pay a fee for the use of the information or may make it more generally available to others. For example, an industry association is currently developing a data collection format that would make this information more accessible to consumers and provide it in a more usable format. We rely on this third-party information to continuously update our catalog. In addition, as a result of competitive pressures, we may begin providing our electronic automotive parts and applications catalog in a flexible format which could make it more difficult for us to maintain control over the way information presented in our catalog is used. Any change in the manner or basis on which we currently receive this information or in which it is made available to others could have a material adverse effect on our electronic automotive parts and applications catalog business, which could have a material adverse effect on our business and results of operations.
The costs and difficulties of integrating Speedware, Prophet 21 or future acquisitions could impede our future growth, diminish our competitiveness and materially adversely affect our operations.
      In March 2005 we acquired Speedware and in September 2005 we acquired Prophet 21. These acquisitions increased the size and geographic scope of our operations. As a result, our management’s attention will be focused, in part, on the integration process for the foreseeable future. Additionally, we may pursue additional acquisitions as part of our expansion strategy or to augment our sales. However, we may be unable to identify additional potential acquisition targets, integrate and manage successfully any acquired businesses, including Speedware and Prophet 21, or achieve a substantial portion of any anticipated cost savings or other anticipated benefits from the Speedware acquisition, the Prophet 21 acquisition or other acquisitions in the timeframe we anticipate, or at all. Acquisitions, including our acquisitions of Speedware and Prophet 21, involve numerous risks, such as difficulties in the assimilation of the operations, technologies, services and products of the acquired companies, market acceptance of our integrated product offerings, risks related to potential unknown liabilities associated with acquired business, personnel turnover and the diversion of management’s attention from other business concerns.
      In addition, based upon preliminary purchase price allocations, approximately $99.5 million of the purchase price paid in connection with the Speedware acquisition and approximately $104.3 million of the purchase price paid in connection with the Prophet 21 acquisition have been allocated to acquired goodwill, which must be assessed for impairment at least annually. In the future, if the Speedware or Prophet 21 business does not yield expected financial results we may be required to take charges to our earnings based on this impairment assessment process, which could materially adversely affect our financial position.
The costs and difficulties of expanding our product offerings into existing or other adjacent vertical markets could impede our future growth and materially adversely affect our operations.
      We may seek to expand our product offerings into existing vertical markets. In addition, we may seek to expand into other adjacent vertical markets such as office products, discrete manufacturing and janitorial supply markets. As a result, we may incur additional product development and sales and marketing costs. We are configuring some of our existing products for use in the existing vertical markets we serve. For example, we are currently developing a version of Eagle, a Windows-based system which has versions currently targeted at the wholesale distribution, hardware and home center and lumber and building materials vertical markets, that will target the automotive parts aftermarket. If we fail to expand or are unsuccessful in our planned expansion of our product offerings into our existing or adjacent other vertical markets in the timeframe we anticipate, or at all, our future growth and operating results could be materially adversely affected.
The vertical markets in which we operate are competitive and our failure to effectively compete could erode our market share and/or profit margins.
      The vertical markets we serve are highly fragmented and are served by many competitors. In the hardware and home center and lumber and building materials vertical markets we compete primarily with smaller, niche-focused companies, many of which target specific geographic regions. In the automotive parts aftermarket we compete primarily with smaller software companies that operate regionally or in a specific niche of the market. Many of these competitors price their products and services significantly below our prices which over time may impact our pricing and profit margins. We compete with several companies that are larger, or have greater market penetration, than us in the wholesale distribution vertical market, including a division of Infor Global Solutions, Inc. and Intuit Inc.’s Eclipse product line. In addition, there are also several niche competitors in the wholesale distribution vertical market. Further, several large software companies have made public announcements regarding the attractiveness of various small and medium-sized business markets and their intention to expand their focus on these markets, including Intuit Inc., Microsoft Corporation,

Oracle Corporation, SAP AG and The Sage Group plc. To date, we have rarely competed directly with any of these larger software companies; however, there can be no assurance that we will not do so in the future. Our present and future competitors may have greater financial and other resources than we do and may develop better solutions than those offered by us. If increased spending is required to maintain market share or a rapid technological change in the industry occurs, we may encounter additional competitive pressures which could materially adversely affect our market share and/or profit margin.
Future consolidation among our customers and other businesses in the markets in which we operate may reduce our revenues, which would negatively impact our financial performance.
      The markets we serve are highly fragmented. These markets have in the past and are expected to continue to experience consolidation. For example, the hardware and home center and lumber and building materials vertical markets have experienced consolidation as retail hardware stores and lumber and building materials dealers try to compete with mass merchandisers such as The Home Depot Inc., Lowe’s Companies, Inc. and Menard, Inc. In addition, in the automotive parts aftermarket, many large distributors have been acquiring smaller chains and independent stores. We may lose customers as a result of this consolidation. Our customers may be acquired by companies with their own proprietary business software systems or by companies that utilize a competitor’s system, or our customers may be forced to shut-down due to this competition. Additionally, if original equipment manufacturers successfully increase sales into the automotive parts aftermarket, our customers in this vertical market may lose revenues which could adversely affect their ability to purchase and maintain our solutions or stay in business.
If we fail to adequately protect our proprietary rights and intellectual property, we may incur unanticipated costs and our competitive position may suffer.
      Our success and ability to compete effectively depend in part on our proprietary technology. We have approximately 275 registered copyrights, 110 registered trademarks and five registered patents in the United States. We attempt to protect our proprietary technology through the use of trademarks, patents, copyrights, trade secrets and confidentiality agreements with our employees. There can be no assurance, however, that we will be able to adequately protect our technology or that competitors will not develop similar technology independently.
If we become subject to adverse claims alleging infringement of third-party proprietary rights, we may incur unanticipated costs and our competitive position may suffer.
      We are subject to the risk that we are infringing on the proprietary rights of third parties. Although we are not aware of any infringement by our technology on the proprietary rights of others and are not currently subject to any legal proceedings involving claimed infringements, we cannot assure you that we will not be subject to such third-party claims, litigation or indemnity demands and that these claims will not be successful. If a claim or indemnity demand were to be brought against us, it could result in costly litigation or product shipment delays or force us to stop selling such product or providing such services or to enter into royalty or license agreements.
Our software and information services could contain design defects or errors which could affect our reputation, result in significant costs to us and impair our ability to sell our products.
      Our software and information services are highly complex and sophisticated and could, from time to time, contain design defects or errors. Additionally, third-party information supplied to us for inclusion in our electronic automotive parts and applications catalog may not be complete, accurate or timely. We cannot assure you that these defects or errors will not delay the release or shipment of products or, if the defect or error is discovered only after customers have received the products, that these defects or errors will not result in increased costs, litigation, customer attrition, reduced market acceptance of our systems and services or damage to our reputation.

Interruptions in our connectivity applications could disrupt the services that we provide and materially adversely affect our business and results of operations.
      Certain of our customers depend on the efficient and uninterrupted operation of our software connectivity applications, such as AConneX, which are maintained in our data center located in Austin, Texas. These applications are vulnerable to damage or interruption from a variety of sources, including natural disasters, telecommunications failures and electricity brownouts or blackouts. Our insurance policies may not adequately compensate us for any losses that may occur due to any failures in our connectivity applications. We have concluded it is not cost effective at this time to maintain any secondary “off-site” systems to replicate our connectivity applications, and we do not maintain and are not contractually required to maintain a formal disaster recovery plan with respect to these applications. To the extent that any disruptions result in a loss or damage to our data center and our connectivity applications, it could result in damage to our reputation and lost revenues due to adverse customer reactions.
In the event of a failure in a customer’s computer system installed by us, a claim for damages may be made against us regardless of our responsibility for the failure, which could expose us to liability.
      We provide business management solutions that we believe are critical to the operations of our customers’ businesses and provide benefits that may be difficult to quantify. Any failure of a customer’s system installed by us could result in a claim for substantial damages against us, regardless of our responsibility for the failure. Although we attempt to limit our contractual liability for damages resulting from negligent acts, errors, mistakes or omissions in rendering our services, we cannot assure you that the limitations on liability we include in our agreements will be enforceable in all cases, or that those limitations on liability will otherwise protect us from liability for damages. Furthermore, there can be no assurance that our insurance coverage will be adequate or that coverage will remain available at acceptable costs. Successful claims brought against us in excess of our insurance coverage could seriously harm our business, prospects, financial condition and results of operations. Even if not successful, large claims against us could result in significant legal and other costs and may be a distraction to our senior management.
Our success depends in part upon members of our senior management team, and a failure to attract and retain qualified management personnel could have a negative effect on our ability to operate our business.
      Our success and ability to implement our business strategy, including integrating acquisitions, depend upon the continued contributions of our management team and others, including our technical employees. Our future success also depends on our ability to attract and retain qualified personnel. In addition, we may be required to increase compensation in order to attract and retain qualified personnel. A failure to attract and retain members of our senior management team or other qualified personnel could reduce our revenues, increase our expenses and reduce our profitability.
Because of our typical customer base and the markets we serve, prolonged unfavorable general economic and market conditions could negatively impact our sales.
      We sell our systems and services to a large number of small and medium-sized businesses. These businesses may be more likely to be impacted by unfavorable general economic and market conditions than larger and better capitalized companies. Furthermore, the businesses of our customers in the hardware and home center and lumber and building materials vertical markets are affected by trends in the new housing and home improvements market, and those customers in the wholesale distribution vertical market are affected by trends in general construction and industrial production markets, which could be negatively impacted by an increase in interest rates or a decline in the general economy. Therefore, unfavorable general economic and market conditions in the United States (including as a result of terrorist activities) could have a negative impact on our sales.

We are controlled by certain significant stockholders who are able to control the outcome of all matters submitted to our stockholders for approval and whose interest in us may be different than yours.
      All of our common stock is owned by Holdings, which in turn is controlled by affiliates of Hicks Muse. Affiliates of Hicks Muse collectively own 99.9% of Holdings’ outstanding common stock. By virtue of such stock ownership, these persons have the power to:

•	elect our entire board of directors;

•	control our management and policies; and

•	determine the outcome of any corporate transaction or other matters required to be submitted to our stockholders for approval.
      As their interests in us may be different from your interests, Hicks Muse may exercise control over us in a manner detrimental to your interests.
Risks Relating to the Old and New Floating Rate Senior Notes and this Exchange Offer
Our substantial indebtedness could adversely affect our business and prevent us from fulfilling our obligations under the old and new floating rate senior notes.
      We have, and after this offering will continue to have, a substantial amount of indebtedness. As of June 30, 2005, on a pro forma basis after giving effect to the Transactions, we would have had total debt of $420.7 million and $19.5 million would have been available for additional borrowing under our senior secured revolving credit facility, after giving effect to $0.5 million of letters of credit outstanding. Our substantial indebtedness may have important consequences to you, including:

•	making it more difficult for us to satisfy our obligations with respect to the old and new floating rate senior notes;

•	limiting cash flow available to fund our working capital, capital expenditures or other general corporate requirements;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, other general corporate requirements and acquisitions;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and

•	placing us at a competitive disadvantage compared to our competitors with less indebtedness.
      In addition, our senior secured revolving credit facility and the indentures governing our 10 1/2% senior notes due 2011 and the old and new floating rate senior notes permit us to incur substantial additional indebtedness in the future. If new indebtedness is added to our and our subsidiaries’ current debt levels, the risks described above would intensify.
We may be unable to service our indebtedness, including the old and new floating rate senior notes.
      Our ability to make scheduled payments on or to refinance our obligations with respect to our indebtedness, including the old and new floating rate senior notes, will depend on our financial and operating performance, which will be affected by general economic, financial, competitive, business and other factors beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior secured revolving credit facility in an amount sufficient to enable us to service our debt, including the old and new floating rate senior notes, or to fund our other liquidity needs. If we are unable to meet our debt obligations or fund our other liquidity needs, we may need to restructure or refinance all or a portion of our debt, including the old and new floating rate senior notes, or sell certain of our assets on or before the maturity of our debt. We cannot assure you that we will be able to restructure or refinance any of our debt, including the old and new floating rate senior notes, on commercially reasonable terms, if at all, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations.
Our operations will be substantially restricted by the terms of our indebtedness, which could adversely affect us.
      Our senior secured revolving credit facility and the indentures governing our 10 1/2% senior notes due 2011 and the old and new floating rate senior notes contain a number of significant covenants. These covenants will limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness and issue additional preferred stock;

•	make capital expenditures and other investments;

•	merge, consolidate or dispose of our assets or the capital stock or assets of any restricted subsidiary;

•	engage in sale-leaseback transactions;

•	pay dividends, make distributions or redeem capital stock;

•	change our line of business;

•	enter into transactions with our affiliates; and

•	grant liens on our assets or the assets of our restricted subsidiaries.
      Our senior secured revolving credit facility requires us to meet certain financial tests. The failure to comply with any of these covenants or tests would cause a default under our senior secured revolving credit facility. A default, if not waived, could result in acceleration of the outstanding indebtedness under our senior secured revolving credit facility and, as a result, acceleration of the outstanding indebtedness under our 10 1/2% senior notes due 2011 and our old and new floating rate senior notes, in which case the debt would become immediately due and payable. In addition, a default or acceleration of indebtedness under our 10 1/2% senior notes due 2011, our old and new floating rate senior notes or our senior secured revolving credit facility could result in a default or acceleration of our other indebtedness with cross-default or cross-acceleration provisions. If this occurs, we may not be able to pay our debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be available on terms that are acceptable to us. Complying with these covenants and tests may cause us to take actions that we otherwise would not take or not take actions that we otherwise could take.
Our interest expense would increase if interest rates increase.
      As of June 30, 2005, on a pro forma basis after giving effect to the Transactions, we would have had $265.0 million of outstanding floating rate debt and the ability to incur up to $19.5 million of floating rate debt under our senior secured revolving credit facility. Any increase in short-term interest rates would result in higher interest costs which would increase our interest expense. While we may seek to use interest rate swaps or other derivative instruments to hedge portions of our floating rate exposure, we may not be successful in obtaining hedges on acceptable terms, which could have a material adverse effect on our ability to service our outstanding indebtedness, including the old and new floating rate senior notes.
We may not be able to purchase the floating rate senior notes upon a change of control.
      Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding old and new floating rate senior notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our senior secured revolving credit facility or other indebtedness will not allow such repurchase.
An active trading market may not develop for the old and new floating rate senior notes.
      There is no established trading market for the old and new floating rate senior notes and neither the old nor the new floating rate senior notes will not be listed on any securities exchange. The old and new floating rate senior notes are eligible for trading in the PORTAL Market, and the initial purchasers have informed us that they currently intend to make a market in the old and new floating rate senior notes. However, the initial purchasers are not obligated to do so and may discontinue any such market making at any time without notice.
      The liquidity of any market for the old and new floating rate senior notes will depend upon various factors, including:

•	the number of holders of the old and new floating rate senior notes;

•	the interest of securities dealers in making a market for the old and new floating rate senior notes;

•	the overall market for high yield securities;

•	our financial performance or prospects; and

•	the prospects for companies in our industry generally.
      Accordingly, we cannot assure you that a market or liquidity will develop for the old and new floating rate senior notes.
      Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the old and new floating rate senior notes. We cannot assure you that the market for the old and new floating rate senior notes, if any, will not be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the old and new floating rate senior notes.
The old and new floating rate senior notes are unsecured and are effectively subordinated to all of our existing secured obligations to the extent of the collateral securing such obligations.
      The old and new floating rate senior notes are unsecured and will be effectively subordinated to all of our existing and future secured obligations to the extent of the collateral securing such obligations. Our senior secured revolving credit facility is secured by liens on substantially all of our assets and those of our existing and future restricted subsidiaries. As of June 30, 2005, after giving effect to the Transactions, we had $19.5 million of borrowings available under our senior secured revolving credit facility, after giving effect to $0.5 million letters of credit outstanding. If we were to default on our senior secured debt, the lenders could foreclose on the collateral regardless of any default with respect to the old and new floating rate senior notes. Our senior secured lenders will be entitled to receive payment of all amounts due to them before the holders of the old and new floating rate senior notes upon any sale, payment or distribution of our assets constituting collateral in any liquidation or insolvency or reorganization proceedings. As a result, we may not have sufficient assets remaining to make payments on amounts due on any or all of the old and new floating rate senior notes then outstanding. In addition, we also have the ability to incur additional secured indebtedness subject to limitations contained in our senior secured revolving credit facility, and the covenants contained in the indentures governing our 10 1/2% senior notes due 2011 and the old and new floating rate senior notes.
The subsidiary guarantees of the old and new floating rate senior notes may be subject to judicial review under applicable fraudulent conveyance and bankruptcy laws.
      The issuance of the guarantees of the old and new floating rate senior notes may be subject to review under applicable fraudulent conveyance or transfer laws in a bankruptcy or similar proceeding involving one or more of the subsidiary guarantors or in a lawsuit brought by or on behalf of the creditors of one or more of the guarantors. Under these laws, if a court were to find that, at the time a subsidiary guarantor issued its guarantee,

•	the subsidiary guarantor issued the guarantee with the intent to hinder, delay or defraud any of its present or future creditors or that it contemplated insolvency with a design to favor one or more creditors to the exclusion, in whole or in part, of others, or

•	the subsidiary guarantor did not receive fair consideration or reasonably equivalent value for incurring the guarantee and, at the time it issued the guarantee:

•	the subsidiary guarantor was insolvent or rendered insolvent by reason of that issuance,

•	the subsidiary guarantor was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital, or

•	the subsidiary guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured, then the court could determine not to enforce the guarantee, subordinate the guarantee to other indebtedness of the subsidiary guarantor or take other action detrimental to the holders of the old and new floating rate senior notes. Among other things, a legal challenge of a guarantee issued by a subsidiary guarantor on fraudulent conveyance grounds might focus on the benefits, if any, realized by the subsidiary guarantor as a result of our issuance of the old and new floating rate senior notes and its guarantee. Since the issuance of the old and new floating rate senior notes and the guarantees will result in the refinancing of existing indebtedness and the release of existing guarantees of some of the initial subsidiary guarantors under our existing indebtedness, the benefits to each of those initial subsidiary guarantors of the issuance of the old and new floating rate senior notes and the enforceability of any such subsidiary guarantor’s guarantee may depend on whether the issuance of that subsidiary guarantor’s existing guarantee under our existing indebtedness was itself a fraudulent conveyance or was otherwise unenforceable. Furthermore, other subsidiary guarantors may not receive any direct benefit from the issuance of the old and new floating rate senior notes. The indenture governing the old and new floating rate senior notes contains a savings clause, which generally purports to limit the obligations of each guarantor under its guarantee to the maximum amount as will, after giving effect to all the liabilities of such guarantor, result in such obligations not constituting a fraudulent conveyance. To the extent the guarantee of any subsidiary guarantor is voided as a fraudulent conveyance or held unenforceable for any reason, the holders of the old and new floating rate senior notes would cease to have any claim against that subsidiary guarantor and would be creditors solely of the Company and any guarantor whose guarantee is not voided or held to be unenforceable.
      The measure of insolvency for purposes of the considerations described above will vary depending on the law applied in any such proceeding. Generally, however, an entity may be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair market value of all its assets at a fair valuation; or

•	the present fair market value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature.
      Based on historical financial information, recent operating history and other information currently available to us, we believe the guarantees to be issued concurrently with the issuance of the new floating rate senior notes will be issued and granted for proper purposes and in good faith and that, after giving effect to the issuance of such subsidiary guarantees, each subsidiary guarantor will be solvent and will continue to be solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they become absolute and mature. We cannot provide you with any assurance, however, that a court passing on those issues would reach the same conclusions. Furthermore, we cannot provide you with any assurance that those standards would be satisfied in the case of any existing or future subsidiary of the Company that becomes a guarantor after the dates the old and new floating rate senior notes are first issued, because a determination as to whether those standards would be satisfied will depend on, among other circumstances, the financial condition of that guarantor at the time of the incurrence of its obligations in respect of its guarantee.
You may suffer adverse consequences if you fail to exchange your old floating rate senior notes.
      If you do not exchange your old floating rate senior notes for new floating rate senior notes in connection with the exchange offer, you will continue to be subject to the provisions of the indenture regarding transfer and exchange of the old floating rate senior notes and the restrictions on transfer of the old floating rate senior notes. In general, the old floating rate senior notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws. We do not currently intend to register the old floating rate senior notes.

THE TRANSACTIONS
Acquisition of Prophet 21
      On September 13, 2005, we consummated the acquisition of Prophet 21 pursuant to a merger of a newly formed wholly owned subsidiary of the Company with and into Prophet 21, with Prophet 21 continuing as the surviving corporation and our wholly owned subsidiary. The total consideration paid pursuant to the Agreement and Plan of Merger at the closing of the Prophet 21 acquisition was approximately $215.0 million, subject to certain post-closing adjustments. The Prophet 21 acquisition and related fees and expenses were funded with a combination of the proceeds of (i) a $140.0 million senior unsecured bridge loan to us, (ii) a $40.0 million senior unsecured bridge loan to Holdings and (iii) $42.9 million cash on hand (net of cash on hand at Prophet 21).
Senior Secured Revolving Credit Facility
      In connection with the Prophet 21 acquisition, we entered into an amendment and restatement of our senior secured revolving credit facility which, among other things, increased the revolving loan commitments available to us from $15.0 million to $20.0 million. See “Description of Certain Indebtedness—Senior Secured Revolving Credit Facility.”
Issuance of Additional Floating Rate Senior Notes Due 2011
      On October 17, 2005, we issued an additional $145.0 million aggregate principal amount of floating rate senior notes due 2010. Those notes were issued pursuant to the indenture governing the old and new floating rate senior notes and all of the floating rate senior notes constitute a single class of securities. The proceeds of the October offering, together with cash on hand, were used to repay the senior unsecured bridge loan incurred by us in connection with the Prophet 21 acquisition and to pay related transaction fees and expenses.

CAPITALIZATION
      The following table sets forth our consolidated capitalization as of June 30, 2005 on an actual basis, and on an as adjusted basis to give effect to the Transactions. You should read this table in conjunction with the information under the headings “Selected Historical Consolidated Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and the respective notes thereto of the Company and Prophet 21 included elsewhere in this prospectus.

		As
	Actual	Adjusted

	As of	As of
	June 30,	June 30,
	2005	2005

	(Dollars in millions)
Cash and cash equivalents	$48.1	$4.7	(1)

Long-term debt:
Senior secured revolving credit facility(2)	$—	$—
10 1/2% senior notes due 2011(3)	155.5	155.5
Floating rate senior notes due 2010	120.0	265.0
Current portion of long-term debt	0.2	0.2

Total long-term debt	275.7	420.7
Stockholders’ equity (deficit):
Common stock	—	—
Additional paid-in capital	83.2	122.4
Retained deficit and other accumulated comprehensive income (loss)	(89.6)	(95.3)

Total stockholders’ equity (deficit)	(6.4)	27.1

Total capitalization	$269.3	$447.7

(1)	The decrease in the amount of cash between the actual and as adjusted amounts represents cash used to fund a portion of the fees and expenses related to our October 2005 offering of old floating rate senior notes, plus $42.9 million in cash used to pay a portion of the purchase price paid in connection with the Prophet 21 acquisition (net of cash on hand at Prophet 21). Based on our cash and cash equivalents balance of $59.8 million as of August 31, 2005, and Prophet 21’s cash and cash equivalents balance of $0.6 million as of June 30, 2005, our as adjusted cash and cash equivalents balance would have been $16.4 million.

(2)	As of June 30, 2005, no borrowings and $0.5 million in letters of credit were outstanding under the $20.0 million senior secured revolving credit facility.

(3)	Amount shown is net of unamortized discount. The $157.0 million aggregate principal amount of 10 1/2% senior notes due 2011 were issued at a price of 98.692% of principal amount, which discount is being amortized over the life of the 10 1/2% senior notes due 2011. In August 2005, we repurchased $0.2 million principal amount of the 10 1/2% senior notes due 2011 at 101% of principal amount pursuant to an excess cash tender offer required by the terms of the indenture governing those notes.

UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION
      The unaudited pro forma condensed combined income statements for the nine months ended June 30, 2005 and the twelve months ended September 30, 2004 give effect to the Speedware acquisition (including the related offering of $120.0 million principal amount of old floating rate senior notes) and to the Transactions, each as if they had occurred at the beginning of the respective period. The unaudited pro forma condensed combined balance sheet as of June 30, 2005 has been prepared to give effect to the Transactions as if they had occurred on June 30, 2005.
      The unaudited pro forma adjustments are based on preliminary estimates, available information and certain assumptions that we believe are reasonable. The unaudited pro forma condensed combined financial information set forth below should be read in conjunction with “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the audited and unaudited consolidated financial statements, and the related notes thereto, of the Company, Speedware and Prophet 21, each included elsewhere in this prospectus.
      Operating results for businesses acquired by Speedware or Prophet 21 are reflected in the unaudited pro forma financial information only to the extent recorded in Speedware’s or Prophet 21’s historical operating results following the date of the applicable acquisition. No pro forma adjustments have been made to give effect to the operating results of such acquired businesses for any period prior to acquisition. As a result, period to period comparisons may be affected by such acquisitions. See the notes to the historical financial statements of Speedware and Prophet 21 included elsewhere in this prospectus for further information regarding these acquisitions.
      The unaudited pro forma financial information does not purport to be indicative of the results that would have been obtained had the Speedware acquisition and the Transactions been completed as of the assumed dates and for the periods presented or that may be obtained in the future.

Unaudited Pro Forma Condensed Combined
Income Statement for the Nine Months
Ended June 30, 2005

	Company	Speedware	Prophet 21
	Historical	Historical(1)	Historical(2)	Combined	Adjustments		Pro Forma

	(Dollars in thousands)
Revenues	$192,509	$28,931	$61,835	$283,275	$—		$283,275
Cost of revenues	91,240	10,333	23,441	125,014	—		125,014

Gross profit	101,269	18,598	38,394	158,261	—		158,261
Amortization of intangibles	816	733	4,151	5,700	4,796	(3)	10,496
Operating expenses (excluding amortization of intangibles)	62,090	14,195	23,422	99,707	(3,742	) (4)	95,966

Operating income	38,363	3,670	10,821	52,854	(1,054)		51,800
Interest expense	(17,206)	(25)	(3,687)	(20,918)	(14,668	) (5)	(35,586)
Other income	838	68	—	906	—		906
Income tax expense	8,119	1,632	2,822	12,573	(5,503	) (6)	7,070

Net income	$13,876	$2,081	$4,312	$20,269	$(10,219)		$10,050

Depreciation and amortization	10,204	1,094	6,671	17,969	4,796	(3)	22,765

(1)	Represents Speedware operating results for the six months ended March 31, 2005, the period prior to the Speedware acquisition. Operating results for Speedware for the period on and after March 31, 2005 are recorded in the Company’s historical operating results. Effective October 1, 2004, Speedware adopted the U.S. dollar as its reporting currency. Accordingly, Speedware’s historical operating results for the six months ended March 31, 2005 are reported in U.S. dollars. The following adjustments were made to Speedware’s historical operating results to conform Speedware’s financial presentation to our presentation:

•	Revenues and cost of revenues were increased by $2,893 to reflect sales transactions that Speedware, acting as principal, reported on a net revenue basis;

•	Operating expenses were increased by $57 to reclassify research and development tax credits to income tax expense and increased by $361 to reclassify certain amortization expenses to operating expenses;

•	Operating expenses were reduced by $740 to reflect certain adjustments to reconcile Canadian GAAP to U.S. GAAP. See Note 8— Reconciliation to U.S. GAAP in the notes to the unaudited historical consolidated financial statements of Speedware for the six months ended March 31, 2005 included elsewhere in this offering memorandum; and

•	Income tax expense was reduced by $57 to reclassify research and development tax credits from operating expense and increased by $259 to reflect the tax effect of U.S. GAAP adjustments.

(2)	Operating results for Prophet 21 represent the three fiscal quarters from October 1, 2004 through June 30, 2005.

(3)	Reflects a $510 increase in amortization expense related to the Speedware acquisition and a $4,286 increase in amortization expense related to the Prophet 21 acquisition. The $510 increase related to the Speedware acquisition reflects the amortization of $5,100 of additional intangible assets acquired over a five-year period. The $4,286 increase related to the Prophet 21 acquisition reflects the amortization of $40,000 of additional intangible assets acquired over a seven-year period. We are in the process of valuing certain tangible and intangible assets for the Speedware and Prophet 21 acquisitions and as a result the allocation of the purchase price, including intangible assets, is subject to change.

Unaudited Pro Forma Condensed Combined
Income Statement for the Nine Months
Ended June 30, 2005

(4)	Reflects the following adjustments relating to the Speedware and Prophet 21 acquisitions:

Elimination of compensation expense related to the termination of certain employees of Prophet 21 in connection with the Prophet 21 acquisition	$(1,167)
Costs, primarily severance, associated with the Speedware acquisition	(2,114)
Elimination of compensation expense related to the termination of certain employees of Speedware in connection with the Speedware acquisition	(316)
Elimination of annual fees paid to certain Speedware shareholders under a management services agreement, net of management fee increase payable by us associated with the Speedware acquisition	(145)

Total adjustments to operating expenses	$(3,742)

(5) Reflects the following adjustments:

Interest expense on $120,000 aggregate principal amount of old floating rate senior notes based upon an interest rate of 10.05%	$6,033
Amortization of debt financing costs related to $120,000 aggregate principal amount of old floating rate senior notes, amortized over five years	640
Interest expense on $145,000 aggregate principal amount of old floating rate senior notes at an initial interest rate of 10.05%	10,934
Amortization of debt financing costs related to $145,000 aggregate principal amount of old floating rate senior notes, amortized over five years	748
Interest expense on Prophet 21 indebtedness that was repaid on the closing of the Prophet 21 acquisition	(3,687)

Total adjustments to interest expense	$14,668

(6)	Represents the tax effect of the adjustments set forth in the “Adjustments” column above at the federal statutory tax rate of 35%.

Unaudited Pro Forma Condensed Combined
Income Statement for the Twelve Months
Ended September 30, 2004

	Company	Speedware	Prophet 21
	Historical	Historical(1)	Historical(2)	Combined	Adjustments		Pro Forma

	(Dollars in thousands)
Total revenues	$225,806	$40,222	$52,591	$318,619	$—		$318,619
Total cost of revenues	109,773	15,200	21,413	146,386	—		146,386

Gross profit	116,033	25,023	31,178	172,234	—		172,234
Amortization of intangibles	787	703	2,012	3,502	6,734	(3)	10,236
Operating expenses (excluding amortization of intangibles)	74,602	19,113	22,732	116,447	(2,477	)(4)	113,970

Operating income	40,644	5,207	6,434	52,285	(4,257)		48,027
Interest expense	(19,367)	—	(418)	(19,785)	(28,504	) (5)	(48,289)
Other income (expense)	6,051	(265)	—	5,786	—		5,786
Income tax expense	10,561	1,211	1,817	13,589	(11,466	) (6)	2,123

Net income	$16,767	$3,731	$4,199	$24,697	$(21,295)		$3,402

Depreciation and amortization	16,584	1,582	5,309	23,475	6,734	(3)	30,209

(1)	An exchange rate of CDN$1.323 to US$1.00 (which was the average of the noon buying rates on the last day of each month during the twelve months ended September 30, 2004) to US$1.00 was used to convert Speedware’s historical operating results into U.S. dollars. In addition, the following adjustments were made to Speedware’s historical operating results to conform Speedware’s financial presentation to our presentation:

•	Revenues and cost of revenues were increased by $6,689 to reflect sales transactions that Speedware, acting as principal, reported on a net revenue basis;

•	Operating expenses were increased by $503 to reclassify research and development tax credits to income tax expense and increased by $879 to reclassify certain amortization expenses to operating expenses;

•	Operating expenses were increased by $163 to reflect adjustments to reconcile Canadian GAAP to U.S. GAAP. See Note 21— US GAAP Reconciliation to the audited historical financial statements of Speedware for the year ended September 30, 2004 included elsewhere in this offering memorandum; and

•	Income tax expense was reduced by $503 to reclassify research and development tax credits from operating expenses and by $57 to reflect the tax effect of U.S. GAAP adjustments.

(2)	Operating results for Prophet 21 represent results for its fiscal year ended June 30, 2004.

(3)	Reflects a $1,020 increase in amortization expense related to the Speedware acquisition and a $5,714 increase in amortization expense related to the Prophet 21 acquisition. The $1,020 increase related to the Speedware acquisition reflects the amortization of $5,100 of additional intangible assets acquired over a five-year period. The $5,714 increase related to the Prophet 21 acquisition reflects the amortization of $40,000 of additional intangible assets acquired over a seven-year period. We are in the process of valuing certain tangible and intangible assets, and as a result the allocation of the purchase price for the Speedware and Prophet 21 acquisitions, including intangible assets, is subject to change.

Unaudited Pro Forma Condensed Combined
Income Statement for the Twelve Months
Ended September 30, 2004

(4)	Reflects the following adjustments relating to the Speedware and Prophet 21 acquisitions:

Elimination of compensation expense related to the termination of certain employees of Prophet 21 in connection with the Prophet 21 acquisition	$(1,556)
Elimination of compensation expense related to the termination of certain employees of Speedware in connection with the Speedware acquisition	(631)
Elimination of annual fees paid to certain Speedware shareholders under a management services agreement, net of management fee increase payable by us associated with the Speedware acquisition	(290)

Total adjustment to operating expenses	$(2,477)

(5) Reflects the following adjustments:

Interest expense on $120,000 aggregate principal amount of old floating rate senior notes based upon an interest rate of 10.05%	$12,065
Amortization of debt financing costs related to $120,000 aggregate principal amount of old floating rate senior notes, amortized over five years	1,280
Interest expense on $145,000 aggregate principal amount of old floating rate senior notes based upon an initial interest rate of 10.05%	14,579
Amortization of debt financing costs related to $145,000 aggregate principal amount of old floating rate senior notes, amortized over five years	998
Interest expense on Prophet 21 indebtedness that was repaid on the closing of the Prophet 21 acquisition	(418)

Total adjustment to interest expense	$28,504

(6)	Represents the tax effect of the adjustments set forth in the “Adjustments” column above at the federal statutory tax rate of 35%.

Unaudited Pro Forma Condensed Combined Balance Sheet
as of June 30, 2005

	Company	Prophet 21
	Historical	Historical	Combined	Adjustments		Pro Forma

Assets:
Cash and cash equivalents	$48,064	$554	$48,618	$(43,931	) (1)	$4,687
Total current assets	112,486	13,879	126,365	(43,931	) (1)	82,434
Goodwill	180,050	54,495	234,545	104,271	(2)	338,816
Total assets	339,290	101,789	441,079	104,503		545,582
Liabilities and Stockholder’s Equity:
Total current liabilities	$61,476	$53,456	$114,932	$(33,350	) (3)	$81,582
Long-term debt	275,464	36,750	312,214	108,250	(4)	420,464
Total liabilities	345,699	97,935	443,634	74,900		518,534
Total stockholder’s equity (deficit)	(6,409)	3,854	(2,555)	29,603	(5)	27,048
Total liabilities and stockholder’s equity	339,290	101,789	441,079	104,503		545,582

(1)	The following table reflects the impact of the Transactions on cash and cash equivalents and total current assets:

Proceeds from our senior unsecured bridge loan	$(140,000)
Capital contribution by Holdings	(39,200	) (a)
Excess of purchase price over fair value of assets acquired and liabilities assumed	104,271
Fair value adjustment of intangible assets	40,000
Elimination of Prophet 21 stockholders equity	3,854
Repayment of the current portion of Prophet 21’s long term debt	33,350
Repayment of Prophet 21’s long term debt	36,750
Fees and expenses on our senior unsecured bridge loan	3,912
Issuance of $145,000 aggregate principal amount of old floating rate senior notes	(145,000)
Repayment of our senior unsecured bridge loan	140,000
Estimated net fees and expenses related to our offering of $145,000 aggregate principal amount of old floating rate senior notes	3,413
Dividend to Holdings to pay estimated net fees and expenses on $40,000 aggregate principal amount of senior floating rate PIK Notes	750
Accrued and unpaid interest on our senior unsecured bridge loan	1,352
Dividend to Holdings to pay accrued and unpaid interest on the Holdings senior unsecured bridge loan	480

Total impact to cash and cash equivalents and total current assets	$43,931

(a)	Represents the net proceeds, after fees and expenses, of Holdings’ $40,000 senior unsecured bridge loan.

(2)	Represents the excess of purchase price over fair value of assets acquired and liabilities assumed in the Prophet 21 acquisition.

(3)	Represents the repayment of the Prophet 21 revolving credit facility and current portion of long term debt in connection with the Prophet 21 acquisition.

(4)	Represents the incurrence of the bridge financing, the repayment of the bridge financing with the proceeds of the $145,000 aggregate principal amount of old floating rate senior notes, the incurrence of indebtedness associated with the $145,000 aggregate principal amount of old floating rate senior notes and the payoff of Prophet 21’s long term debt.

(5)	Represents the capital contribution by Holdings, the fees and expenses incurred in connection with our bridge financing, the accrued and unpaid interest on our senior unsecured bridge loan while it was outstanding and the dividend to Holdings to pay accrued and unpaid interest on its senior unsecured bridge loan while it was outstanding.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
      The selected historical consolidated statement of operations data and other financial data for each of the fiscal years ended September 30, 2002, 2003 and 2004 and the selected consolidated balance sheet data as of September 30, 2003 and 2004 were derived from our audited historical consolidated financial statements appearing elsewhere in this prospectus. The selected consolidated statement of operations and other financial data for the fiscal years ended September 30, 2000 and 2001 and the selected consolidated balance sheet data as of September 30, 2000, 2001 and 2002 was derived from our audited historical consolidated financial statements that are not included in this prospectus. The selected consolidated financial data and other financial data for the nine-month periods ended June 30, 2004 and 2005 and the selected consolidated balance sheet data as of June 30, 2004 and 2005 were derived from our unaudited consolidated financial statements.
      The selected consolidated financial data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited and unaudited consolidated financial statements, and the respective notes related thereto, of us, Speedware and Prophet 21, each included elsewhere in this prospectus.
      Our results of operations include results of Speedware commencing after the consummation of the Speedware acquisition on March 30, 2005. Accordingly, our results of operations for such periods are not directly comparable to periods ending prior to such date.

								Nine Months Ended
	Fiscal Year Ended September 30,							June 30,

	2000	2001	2002	2003		2004		2004		2005

								(Unaudited)
	(Dollars in thousands)
Statement of operations data:
Revenues	$223,919	$211,035	$218,705	$221,546		$225,806		$169,308		$192,509
Cost of revenues	133,215	113,743	111,764	111,777		109,773		80,776		91,240

Gross profit	90,704	97,292	106,941	109,769		116,033		88,532		101,269

Operating expenses:
Sales and marketing	47,437	39,491	33,909	31,961		31,882		23,320		26,467
Product development	12,209	17,470	17,435	16,997		16,167		11,583		14,752
General and administrative	29,574	26,166	26,420	27,406		27,340		19,556		21,687
Goodwill amortization(1)	11,484	10,589	—	—		—		—		—

Total operating expenses	100,704	93,716	77,764	76,364		75,389		54,459		62,906

Operating income (loss)	(10,000)	3,576	29,177	33,405		40,644		34,073		38,363
Interest expense	(18,872)	(17,804)	(14,054)	(14,782)		(19,367)		(15,194)		(17,206)
Expenses related to debt refinancing and redemption	—	—	—	(6,313	) (2)	(524	) (3)	(524	) (3)	—
Gain on sale of assets	—	—	211 (4)	—		6,270	(5)	6,270	(5)	—
Other income (expense)	1,108	(647)	(91)	(144)		305		127		838

Income (loss) before income taxes	(27,764)	(14,875)	15,243	12,166		27,328		24,752		21,995
Income tax expense (benefit)	(4,691)	(1,932)	5,875	4,351		10,561		9,511		8,119

Net income (loss)	$(23,073)	$(12,943)	$9,368	$7,815		$16,767		$15,241		$13,876

									Nine Months Ended
	Fiscal Year Ended September 30,								June 30,

	2000	2001	2002		2003		2004		2004		2005

									(Unaudited)
	(Dollars in thousands)
Selected balance sheet data (at end of period):
Cash and cash equivalents	$679	$3,897	$398		$10,215		$32,065		$19,192		$48,064
Working capital	1,931	2,756	(8,889)		21,214		28,549		25,972		51,010
Total assets	245,184	222,787	185,787		202,285		188,905		187,167		339,290
Total debt, including current maturities(6)	178,600	176,757	137,997		173,300		155,714		155,750		275,677
Stockholder’s deficit	(11,661)	(24,712)	(14,583)		(36,662)		(20,020)		(21,388)		(6,409)
Other financial data:
Depreciation and amortization	$40,802	$32,176	$19,329		$22,768		$16,584		$12,226		$10,204
Capital expenditures	17,250	15,675	13,161		12,525		10,057		7,226		6,518
Ratio of earnings to fixed charges (7)	—	—	2.0	x	1.8	x	2.3	x	2.5	x	2.2	x

(1)	We adopted SFAS No. 142 as of October 1, 2001 and no longer amortize goodwill.

(2)	Reflects expense related to our June 2003 debt refinancing.

(3)	Reflects expense related to the redemption of the remaining $17,500 of our 9% senior subordinated notes due 2008 in June 2004.

(4)	Reflects the gain on sale of real estate in Newton, New Jersey in fiscal year 2002.

(5)	Reflects the net gain on the October 1, 2003 sale of certain non-core assets consisting of our automotive recycling product line.

(6)	Total debt does not include amounts relating to lease receivables that we have sold.

(7)	For purposes of computing the ratio of earnings to fixed charges, earnings represents the sum of income (loss) before income taxes and fixed charges. Fixed charges represents the sum of interest expense, the interest portion of rental expense and the amortization of debt issuance costs. For the years ended September 30, 2000 and 2001, earnings were insufficient to cover fixed charges by $27,764 and $14,264, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      The following discussion of our financial condition and results of operations should be read in conjunction with our audited and unaudited historical consolidated financial statements and the notes thereto accompanying those statements, which are included elsewhere in this prospectus. The results described below are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on our current expectations, which are inherently subject to risks and uncertainties. Actual results and the timing of certain events may differ significantly from those projected in such forward-looking statements due to a number of factors. We undertake no obligation beyond what is required under applicable securities law to publicly update or revise any forward-looking statement to reflect current or future events or circumstances, including those set forth herein, in the section entitled “Risk Factors” and elsewhere in this prospects.
Overview
      We are a leading provider of business management solutions serving small and medium-sized retail and wholesale distribution businesses in four primary vertical markets: wholesale distribution; the automotive parts aftermarket, which we refer to as Auto; hardware and home centers; and lumber and building materials. Our turnkey business management solutions include enterprise applications and systems, customer support services, connectivity and information services that our customers use to manage their day-to-day business operations through automated point-of-sale functions, inventory management, general accounting, and enhanced data management. Our revenues are derived from our four reporting segments, which are organized around the following business management solutions:

•	Systems, which is comprised primarily of proprietary software applications, implementation and training and third-party software, hardware and peripherals. For the fiscal year ended September 30, 2004 and the nine months ended June 30, 2005, systems revenues accounted for approximately 36.3% and 39.4%, respectively, of our total revenues.

•	Product support, which is comprised primarily of customer support activities, including support through our advice line, software updates, preventive and remedial on-site maintenance and depot repair services. Our product support services are generally provided on a monthly subscription basis, and accordingly, revenues from this segment are generally recurring in nature. For the fiscal year ended September 30, 2004 and the nine months ended June 30, 2005, product support revenues accounted for approximately 35.1% and 35.2%, respectively, of our total revenues.

•	Content and data services, which is comprised primarily of proprietary database and data management products for the vertical markets we serve (such as our comprehensive electronic automotive parts and applications catalog and point of sale business analysis data), connectivity services, e-commerce, networking and security monitoring management solutions. For the fiscal year ended September 30, 2004 and the nine months ended June 30, 2005, content and data services revenues accounted for approximately 25.4% and 22.6%, respectively, of our total revenues.

•	Other services, which is comprised primarily of business products, such as forms and other paper products, and the revenues and earnings from our legacy customer lease portfolio. Subsequent to July 2001, we outsourced all future customer lease origination to a third party and thus have not originated, or had any interest in or contingent obligation in respect of, any new leases since that time. For the fiscal year ended September 30, 2004 and the nine months ended June 30, 2005, other services revenues accounted for approximately 3.2% and 2.9%, respectively, of our total revenues.
      For the fiscal year ended September 30, 2004 and the nine months ended June 30, 2005, our revenues were derived primarily from customers that operate in four vertical markets — wholesale distribution, Auto, hardware and home centers and lumber and building materials — and from sales of our productivity tools.

•	The wholesale distribution vertical market consists of distributors in a range of markets including electrical supply, plumbing, heating and air conditioning, brick, stone and related materials, roofing, siding, insulation, industrial machinery and equipment, industrial supplies, and service establishment equipment vendors, primarily in the United States.

•	Auto consists of customers involved in the manufacture, distribution, sale and installation of new and remanufactured parts used in the maintenance and repair of automobiles and light trucks, and includes manufacturers, warehouse distributors, parts stores, professional installers and service chains in North America and Europe.

•	The hardware and home center vertical market consists of independent hardware retailers, home improvement centers, paint, glass and wallpaper stores, agribusiness and retail nurseries and gardens, primarily in the United States.

•	The lumber and building materials vertical market consists of retailers and distributors to builders and contractors in the lumber and building materials vertical markets, primarily in the United States.

•	The productivity tools business primarily consists of software migration and application development tools which was acquired as a part of the Speedware acquisition.

      Our results of operations include results of Speedware commencing after the consummation of the Speedware acquisition on March 30, 2005. Accordingly, our results of operations for the nine months ended June 30, 2005 and June 30, 2004 are not directly comparable.
Segment reporting and classification
      Prior to fiscal year 2005, we organized our operations around two reportable segments consisting of an automotive segment and a non-automotive segment. We formerly referred to the non-automotive segment as the Industry Solutions Group. In fiscal year 2005, we began establishing a new organizational and reporting structure. Commencing in the second quarter of 2005, we organized the business around four reportable segments consisting of (i) systems, (ii) product support, (iii) content and data services, and (iv) other services. We sell our products and services to four distinct vertical markets consisting of wholesale distribution, Auto, hardware and home centers and lumber and building materials and through our productivity tools business. Revenue for each segment is also reported by each of these four vertical markets and productivity tools.
      Our president and chief executive officer (the “CEO”) has been identified as the chief operating decision maker in assessing the performance of our segments and the allocation of resources to them. Each segment is managed separately. The CEO relies on the information derived directly from our management reporting system. The primary financial measure used by the CEO in assessing performance and allocating resources to the segments is gross profit, a measure that is comprised of revenues less cost of revenues as described below under “Key components of results of operations.”
Trends
      We have noted several trends that we believe are significant in understanding our financial results and condition.

•	Growth in our aggregate revenues from the hardware and home center, lumber and building materials and wholesale distribution vertical markets. Our aggregate systems revenues from the wholesale distribution, hardware and home center and lumber and building materials vertical markets have grown at a compound annual growth rate of approximately 26% since 2001, without giving effect to acquisitions. This growth has been a result of the establishment of stronger relationships and licensing agreements with all three primary cooperatives in the hardware and home center vertical market, increased sales of upgraded software applications to customers and increased demand for our Eagle and Falcon product in the lumber and building materials vertical market. Increased systems revenues generally result in increased product support revenues in future years as we add new customers and new products. In each of the last three fiscal years, product support revenues have increased as we added new customers to our product support business and sold additional add-on modules. In addition to organic growth, our recent acquisitions of Speedware and Prophet 21 have increased our aggregate revenues from the lumber and building materials and wholesale distribution vertical markets.

•	Lower customer retention in Auto. As we stop actively developing and selling several of our older systems, especially in Auto, we have experienced reduced rates of customer retention. We have developed various upgrade paths for these customers and have undertaken a specific customer services campaign to increase retention rates for customers who elect to continue to operate with our older systems. Despite our efforts, we have experienced year-over-year decreases in Auto product support revenues and we expect lower levels of customer retention to continue. We are developing our Eagle platform as an upgrade path for our Auto customers on our J-CON system.

•	Consolidation of our customers’ vertical markets. Our customers are undergoing consolidation. When one of our customers acquires a company that does not currently use our systems, we typically benefit from new systems sales and increased services revenues associated with that customer. When a company not currently using our systems acquires one of our customers, we typically lose services revenues. We believe that consolidation has been neither a material benefit nor a material detriment to our operating results over the past three years. Recent trends in the automotive marketplace may cause additional consolidation to become detrimental in future years.

Acquisition of Prophet 21
      On September 13, 2005, we acquired all of the outstanding capital stock of Prophet 21 for approximately $215.0 million, subject to certain post-closing adjustments. Prophet 21 is a leading provider of business management solutions to the wholesale distribution vertical market. We believe that the integration of Prophet 21 into our operations will significantly enhance our position and expertise serving the wholesale distribution vertical market as well as provide additional systems and service offerings for our customers.
      As part of the Prophet 21 acquisition, we paid a purchase price of approximately $215.0 million in cash at the closing, which is subject to certain post-closing adjustments. The preliminary allocation of the purchase price to the assets acquired and liabilities assumed in connection with the Prophet 21 acquisition is based upon our best estimates of the relative fair values of the identifiable assets acquired and liabilities assumed, and we believe our preliminary estimates and assumptions are reasonable under the circumstances. We are in the process of determining valuations of certain tangible and intangible assets; thus, the allocation of the purchase price is subject to change.
      As of June 30, 2005, Prophet 21 had approximately 3,400 customers. For the fiscal year ended June 30, 2005, Prophet 21’s total revenues were $77.3 million. Since 2003, Prophet 21 has completed seven acquisitions of businesses serving the wholesale distribution vertical market.
Other Acquisitions
      On March 30, 2005, we acquired approximately 96% of the common stock of Speedware. We acquired all of the remaining common stock of Speedware on April 7, 2005. Speedware is a leading vendor of vertical market-focused enterprise software solutions. The acquisition of Speedware solidifies our position as a leading provider of business management solutions to the lumber and building materials market through the addition of over 700 customers in this vertical market. In addition, the Speedware acquisition strengthened our position as one of the leading providers of business management solutions to distributors in the wholesale distribution vertical markets in the United States.
      The total consideration that we paid for the Speedware acquisition was $99.9 million. The allocation of the purchase price to the assets acquired and liabilities assumed in connection with the Speedware acquisition is based upon our best estimates of the relative fair values of the identifiable assets acquired and liabilities assumed, and we believe our preliminary estimates and assumptions are reasonable under the circumstances. We are in the process of determining valuations of certain tangible and intangible assets; thus, the allocation of the purchase price is subject to change.

      On May 16, 2005, we purchased substantially all of the assets of The Systems House, Inc., an Illinois corporation that provides next generation technology solutions for distributions primarily in the automotive aftermarket and office product industries. The Systems House next generation business management solution, Vision, is based on .NET technology and is designed for warehouse distributors in the automotive parts aftermarket. Total consideration for the acquisition was approximately $2.6 million, and was paid in cash at the closing of the acquisition.
General Parts, Inc. Relationship
      In June 2004, General Parts, Inc., or GPI, our largest Auto customer, informed us of its intention to replace our J-CON parts store system with its own branded product at its company-owned stores and to recommend that its independent affiliated stores also replace the J-CON system. We believe the majority of this transition will be completed by the end of calendar year 2006. J-CON system sales revenues and product support revenues for all of GPI’s company-owned stores and independent affiliated stores were approximately $1.8 million and $7.5 million, respectively, for fiscal year 2004.
Sale of Assets
      On October 1, 2003, we sold certain non-core assets consisting of our automotive recycling product line. The total sales price was $6.7 million plus net working capital of $0.5 million, which resulted in a gain of $6.3 million in the first quarter of fiscal year 2004.
Key Components of Results of Operations
      Revenues. We derive revenues primarily from three of our four reporting segments: systems, product support and content and data services. Systems revenues include the sale of our proprietary software applications, implementation and training and third-party software, hardware and peripherals. These revenues are generally derived from one-time sales. Product support revenues generally consist of revenues associated with the software and hardware support and maintenance of our systems. Content and data services revenues consist of the sale of proprietary database and data management products, including our electronic automotive parts and applications catalog, exchanges and other information services. Product support and content and data services are provided on a monthly subscription basis and, accordingly, the revenues are generally recurring in nature.
      Cost of Revenues. Cost of systems revenues primarily includes computer hardware and peripherals purchased from third parties, the labor and overhead associated with integrating, shipping, installing and training customers on our systems and the amortization of capitalized software costs. Cost of product support revenues primarily includes personnel costs associated with the software and hardware support and maintenance of our systems. Cost of content and data services revenues primarily includes personnel costs associated with data entry into our information databases, the amortization of capitalized databases, telecommunications costs and facility costs.
      Sales and Marketing Expense. Sales and marketing expense primarily consists of personnel costs associated with our sales and marketing efforts, commissions, bad debt expense related to our accounts receivable, depreciation, amortization, telecommunication costs and facility costs.
      Product Development Expense. Product development expense primarily consists of personnel costs and contract services associated with the development and maintenance of our software and databases, depreciation, amortization, telecommunication costs and facility costs.
      General and Administrative Expense. These costs include departmental costs for executive, legal, administrative services, finance, telecommunications, facilities and information technology.

Historical Results of Operations
     Nine Months Ended June 30, 2005 Compared to Nine Months Ended June 30, 2004
      Revenues. The following table sets forth, for the periods indicated, our segment revenues by vertical market and for productivity tools, and the variance thereof.

	Nine Months Ended
	June 30,

	2004	2005	Variance $	Variance %

	(Dollars in thousands)
Systems Revenues:
Auto	$13,250	$10,957	$(2,293)	(17.3)%
Hardware and Home Centers	29,489	37,514	8,025	27.2%
Lumber and Building Materials	16,684	22,643	5,959	35.7%
Wholesale Distribution	1,974	3,851	1,877	95.1%
Productivity Tools	—	827	827	—

Total Systems Revenues	$61,397	$75,792	$14,395	23.4%

Product Support Revenues:
Auto	$28,632	$26,249	$(2,383)	(8.3)%
Hardware and Home Centers	20,457	21,504	1,047	5.1%
Lumber and Building Materials	9,479	14,064	4,585	48.4%
Wholesale Distribution	1,217	3,712	2,495	205.0%
Productivity Tools	—	2,198	2,198	—

Total Product Support Revenues	$59,785	$67,727	$7,942	13.3%

Content and Data Services Revenues:
Auto	$38,297	$37,964	$(333)	(0.9)%
Hardware and Home Centers	2,826	3,335	509	18.0%
Lumber and Building Materials	429	636	207	48.3%
Wholesale Distribution	1,272	1,564	292	23.0%
Productivity Tools	—	2	2	—

Total Content and Data Services Revenues	$42,824	$43,501	$677	1.6%

Other Services Revenues:
Auto	$696	$212	$(484)	(69.5)%
Hardware and Home Centers	2,749	2,722	(27)	(1.0)%
Lumber and Building Materials	1,615	2,316	701	43.4%
Wholesale Distribution	242	239	(3)	(1.2)%
Productivity Tools	—	—	—	—

Total Other Services Revenues	$5,302	$5,489	$187	3.5%

	Nine Months Ended
	June 30,

	2004	2005	Variance $	Variance %

	(Dollars in thousands)
Total Revenues:
Auto	$80,875	$75,382	$(5,493)	(6.8)%
Hardware and Home Centers	55,521	65,075	9,554	17.2%
Lumber and Building Materials	28,207	39,659	11,452	40.6%
Wholesale Distribution	4,705	9,366	4,661	99.1%
Productivity Tools	—	3,027	3,027	—

Total Revenues	$169,308	$192,509	$23,201	13.7%

      Total Revenues. Total revenues for the nine months ended June 30, 2005 increased by $23.2 million, or 13.7%, compared to the nine months ended June 30, 2004. This increase was comprised of $15.0 million in revenues attributable to the Speedware acquisition and an $8.7 million increase in systems revenues.
     Factors Affecting Systems Revenues for the Nine Months Ended June 30, 2005.

•	Systems revenues for the hardware and home centers vertical market increased by $8.0 million, or 27.2%, as a result of increased sales of new and upgraded software applications to new and existing customers affiliated with all three of the primary cooperatives in the retail hardware market. During March 2004, we signed a new systems licensing and marketing agreement with the second largest hardware cooperative in the hardware and home center vertical market, which has increased systems revenue.

•	Systems revenues for the lumber and building materials vertical market increased by $6.0 million, or 35.7%, for the nine months ended June 30, 2005 compared to the nine months ended June 30, 2004. Approximately $3.3 million of the increase is from revenues attributable to the Speedware acquisition. The remaining $2.3 million increase is due to increased sales of our Falcon and Eagle product in the lumber and building materials vertical market.

•	Systems revenues for the wholesale distribution vertical market increased by $1.9 million for the nine months ended June 30, 2005 compared to the nine months ended June 30, 2004. The increase is from revenues attributable to the Speedware acquisition.

•	The $0.8 million increase in productivity tools systems revenues is attributable to the Speedware acquisition.

•	Systems revenues for Auto decreased by $2.3 million, or 17.3%, primarily due to lower sales to GPI, our largest automotive customer, associated with the replacement of our J-CON system with their own branded system.
     Factors Affecting Product Support Revenues for the Nine Months Ended June 30, 2005.

•	The $1.0 million increase in product support revenues for the hardware and home center vertical market was primarily due to an increase in software and hardware support and maintenance revenues from new and existing customers.

•	Product support revenues for the lumber and building materials vertical market increased by $4.6 million, or 48.4%, for the nine months ended June 30, 2005 compared to the nine months ended June 30, 2004. Approximately $4.2 million of the increase is from revenues attributable to the Speedware acquisition. The remaining $0.7 million increase is a result of increased sales of our Falcon and Eagle product in the lumber and building materials vertical market.

•	Product support revenues for the wholesale distribution vertical market increased by $2.5 million for the nine months ended June 30, 2005 compared to the nine months ended June 30, 2004. Approximately $2.4 million of the increase is from revenues attributable to the Speedware acquisition.

•	The $2.2 million increase in productivity tools product support revenues is attributable to the Speedware acquisition.

•	Auto product support revenue declined almost $2.4 million. Auto experienced a decline of $1.5 million in product support revenues associated with customer attrition from our older systems. We expect that services revenues from our older systems will continue to decline. About $0.9 million of the decline was primarily associated with our largest Auto customer’s decision to begin replacing our parts store system with their own branded store product.
     Factors Affecting Content and Data Services Revenues for the Nine Months Ended June 30, 2005.

•	The $0.5 million increase in the hardware and home center vertical market content and data services revenues was primarily due to an increase in manufacturers’ acceptance of our information point-of-sale database. During fiscal 2004, two large mass merchandisers decided to no longer provide point-of-sale data to the market, which negatively affected our information database. We subsequently expanded our point-of-sale database to include new sources of data, which has resulted in greater sales during the nine months ended June 30, 2005.

•	The $0.3 million decrease in Auto content and data services revenues is primarily associated with customer attrition from our older systems, partially offset by new sales to non-systems customers. We expect that content and data services revenues from our older systems will continue to decline.
     Factors Affecting Other Services Revenues for the Nine Months Ended June 30, 2005.

•	The $0.5 million decrease in other revenues in Auto was a result of declining revenues from leasing operations that were discontinued in 2001. The $0.7 million increase in other revenues in the lumber and building materials vertical market are from the sales of business products by the acquired Speedware companies.
      Cost of Revenues and Gross Margin as a Percentage of Revenues. The following table sets forth, for the periods indicated, our cost of revenues and the variance thereof.

	Nine Months Ended
	June 30,

	2004	2005	Variance $	Variance %

	(Dollars in thousands)
Cost of Revenues:
Systems	$36,046	$45,207	$9,161	25.4%
Product Support	27,672	30,485	2,813	10.2%
Content & Data Services	13,924	11,934	(1,990)	(14.3)%
Other Services	3,134	3,614	480	15.3%

Total Cost of Revenues	$80,776	$91,240	$10,464	13.0%

      The following table sets forth, for the periods indicated, the gross margin as a percentage of revenues.

	Nine Months
	Ended June 30,

	2004	2005

Gross Margin as a Percentage of Revenues:
Systems	41.3%	40.3%
Product Support	53.7%	55.0%
Content & Data Services	67.5%	72.6%
Other Services	40.9%	34.1%
Total Gross Margin	52.3%	52.6%
      Cost of Revenues. Total cost of revenues for the nine months ended June 30, 2005, increased by $10.5 million, or 13.0%, compared to the nine months ended June 30, 2004. This increase was comprised primarily of $6.0 million in costs attributable to Speedware product sales. The remainder of the increase was due to an increase in systems revenues, which was partially offset by a decrease in content and data services costs. Gross margin as a percentage of revenues improved from 52.3% for the nine months ended June 30, 2004 to 52.6% for the nine months ended June 30, 2005 due to increased sales of higher margin products.
      Cost of Systems Revenues. Total cost of systems revenues for the nine months ended June 30, 2005, increased by $9.2 million, or 25.4%, compared to the nine months ended June 30, 2004. The increase in cost of systems revenues is predominantly due to increased sales of systems during the nine months ended June 30, 2005. Gross margin as a percentage of sales declined from 41.3% for the nine months ended June 30, 2004 to 40.3% for the nine months ended June 30, 2005. The decline in systems gross margin is predominantly due to higher installation costs in the nine-month period ended June 30, 2005.
      Cost of Product Support Revenues. Cost of product support revenues for the nine months ended June 30, 2005, increased by $2.8 million, or 10.2%, compared to the nine months ended June 30, 2004. This increase was comprised primarily of $3.4 million in costs attributable to Speedware product sales. Gross margin as a percentage of sales improved from 53.7% for the nine months ended June 30, 2004 to 55.0% for the nine months ended June 30, 2005 primarily as a result of lower facility and telecommunication costs, lower costs of replacement parts and service and reduced bad debt expense.
      Cost of Content and Data Services Revenues. Cost of content and data services revenues for the nine months ended June 30, 2005, decreased by $2.0 million, or 14.3%, compared to the nine months ended June 30, 2004. Gross margin as a percentage of sales improved from 67.5% for the nine months ended June 30, 2004 to 72.6% for the nine months ended June 30, 2005. These changes for the nine months ended June 30, 2005, are the result of $1.3 million lower database amortization costs, a reduction in third party services and lower database maintenance costs associated with producing our data products. We expect our cost of content and data services revenues to increase as we raise our investment in our electronic catalog for Auto.
      Operating Expenses. The following table sets forth, for the periods indicated, our operating expenses and the variance thereof.

	Nine Months Ended
	June 30,

	2004	2005	Variance $	Variance %

	(Dollars in thousands)
Operating Expenses:
Sales and Marketing Expense	$23,320	$26,467	$3,147	13.5%
Product Development Expense	11,583	14,752	3,169	27.4%
General and Administrative Expense	19,556	21,687	2,131	10.9%

Total Operating Expenses	$54,459	$62,906	$8,447	15.5%

      Operating expenses increased by $8.4 million, or 15.5%, for the nine months ended June 30, 2005, compared to the nine months ended June 30, 2004. The increase was partially a result of the Speedware acquisition and the related operating expenses of $4.5 million.

•	Sales and Marketing Expense. Sales and marketing expense increased by $3.1 million in the nine months ended June 30, 2005 compared to the same period ended June 30, 2004. Approximately $1.2 million of the increase was from the acquisition of Speedware and the related sales and marketing personnel costs. In addition, we reduced our lease loss reserve by approximately $1.5 million in the nine months ended June 30, 2004 as a result of selling, without any recourse, approximately $1.8 million, or 55%, of our owned leases to a third-party lease financing provider and due to more favorable lease loss experience compared to previous periods.

•	Product Development Expense. Product development expense increased by $3.2 million, or 27.4% in the nine months ended June 30, 2005 compared to the same period ended June 30, 2004. The increase was partially a result of the Speedware acquisition and the related product development costs of $1.7 million. The remaining increase of $1.5 million is due to higher activity associated with projects in early stage development that have not reached technical feasibility and thus, are not being capitalized.

•	General and Administrative Expense. General and administrative expense increased by $2.1 million, or 10.9%, for the nine months ended June 30, 2005, compared to the nine months ended June 30, 2004. The increase was primarily a result of the Speedware acquisition and the related general and administrative costs of $1.5 million. In addition, the first quarter of fiscal year 2005 included $1.0 million of severance costs associated with the termination of our former Chairman, President and Chief Executive Officer.
      Interest Expense. Interest expense for the nine months ended June 30, 2005 was $17.2 million, compared to $15.2 million for the nine months ended June 30, 2004, an increase of $2.0 million. The increase is a result of $2.7 million interest expense associated with the $120.0 million floating rate senior notes offered on March 30, 2005. The nine months ended June 30, 2004 included $1.2 million interest expense on the remaining $17.5 million of 9% senior subordinated notes, which were redeemed in June 2004. See “Liquidity and Capital Resources.”
      Expenses Related to Debt Refinancing and Redemption. We incurred $0.5 million of expenses related to the June 2004 redemption of $17.5 million aggregate principal amount of our 9% senior subordinated notes due 2008.
      Gain on Sale of Assets. The first quarter of fiscal year 2004 includes a gain on sale of assets of $6.3 million related to the sale of certain non-core assets consisting of our automotive recycling product line on October 1, 2003.
      Net Income. As a result of the above factors, we realized net income of $13.9 million for the nine months ended June 30, 2005, compared to a net income of $15.2 million for the nine months ended June 30, 2004. Excluding the gain on the sale of non-core assets consisting of our automotive recycling product line, net income before income taxes increased by $3.5 million, or 19.0%, from $18.5 million for the nine months ending June 30, 2004 to $22.0 million for the nine months ending June 30, 2005.

     Year Ended September 30, 2004 Compared to Year Ended September 30, 2003
      The following table sets forth, for the periods indicated, our Segment revenues by vertical market and the variance thereof. Prior to fiscal year 2004 we did not track revenues generated separately in the hardware and home center, lumber and building materials and wholesale distribution vertical markets. Instead, these revenues are presented in a combined vertical market consisting of the hardware and home center, lumber and building materials and wholesale distribution vertical markets, which we refer to as Hardware/ Lumber/ Wholesale.

	Year Ended
	September 30,

	2003	2004	Variance $	Variance %

	(Dollars in thousands)
Systems Revenues:
Hardware/ Lumber/ Wholesale	$49,739	$65,873	$16,134	32.4%
Auto	18,969	16,083	(2,886)	(15.2)%

Total Systems Revenues	$68,708	$81,956	$13,248	19.3%

Product Support Revenues:
Hardware/ Lumber/ Wholesale	$40,239	$41,477	$1,238	3.1%
Auto	45,531	37,716	(7,815)	(17.2)%

Total Product Support Revenues	$85,770	$79,193	$(6,577)	(7.7)%

Content and Data Services Revenues:
Hardware/ Lumber/ Wholesale	$8,748	$6,152	$(2,596)	(29.7)%
Auto	50,805	51,193	388	0.8%

Total Content and Data Services Revenues	$59,553	$57,345	$(2,208)	(3.7)%

Other Services Revenues:
Hardware/ Lumber/ Wholesale	$6,721	$6,380	$(341)	(5.1)%
Auto	794	932	138	17.4%

Total Other Services Revenues	$7,515	$7,312	$(203)	(2.7)%

Total Revenues:
Hardware/ Lumber/ Wholesale	$105,447	$119,882	$14,435	13.7%
Auto	116,099	105,924	(10,175)	(8.8)%

Total Revenues	$221,546	$225,806	$4,260	1.9%

      Total Revenues. Total revenues for fiscal year 2004 increased by approximately $4.3 million, or 1.9%, compared to fiscal year 2003. The $13.2 million increase in total systems revenues for fiscal year 2004 was partially offset by a decline in total product support revenues due to the sale of our automotive recycling product line on October 1, 2003 and a decline in content and data services revenues.
      Excluding revenues generated by our automotive recycling product line in fiscal year 2003, total revenues increased by $12.4 million, or 5.8%, from $213.4 million in fiscal year 2003 to $225.8 million in fiscal year 2004, and Auto revenues declined by $2.0 million, or 1.9%, from $108.0 million in fiscal year 2003 to $105.9 million in fiscal year 2004.

Factors Affecting Our Systems Revenues for the Fiscal Year Ended September 30, 2004.

•	Hardware/ Lumber/ Wholesale systems revenues increased $16.1 million, or 32.4%, due primarily to increased sales of Eagle systems to members of the three major hardware cooperatives, as well as to increased sales of our Falcon and Eagle products.

•	The decrease in Auto systems revenues was primarily due to the sale of certain non-core assets consisting of our automotive recycling product line, lower fiscal year 2004 J-CON systems sales to General Parts and higher systems sales in fiscal year 2003 related to the sale of A-DIS back-up systems to General Parts. Excluding revenues from the sale of certain non-core assets consisting of our automotive recycling product line in fiscal year 2003, systems revenues for Auto decreased by $1.8 million, or 10.1%, from $17.9 million to $16.1 million in fiscal year 2004.

Factors Affecting Our Product Support Revenues for the Fiscal Year Ended September 30, 2004.

•	The $1.2 million, or 3.1%, increase in Hardware/ Lumber/ Wholesale product support revenues was due to an increase in software and hardware support and maintenance revenues from new and existing customers.

•	The $7.8 million, or 11.2%, decline in Auto product support revenues was largely due to the sale of certain non-core assets consisting of our automotive recycling product line, which accounted for $6.7 million of product support revenues for the fiscal year 2003. Auto also continued to experience a decline in product support revenues associated with customer attrition from our older systems. Excluding revenues generated by our automotive recycling product line in fiscal year 2003, product support revenues decreased by $1.1 million, or 2.9%, from $38.8 million in fiscal year 2003 to $37.7 million in fiscal year 2004.

Factors Affecting Our Content and Data Services Revenues for the Fiscal Year Ended September 30, 2004.

•	The $2.6 million, or 29.7%, decline in Hardware/ Lumber/ Wholesale content and data services revenues was primarily due to a reduction in information point-of-sale data sales to manufacturers as a result of the decision by two large mass merchandisers to no longer provide point-of-sale data to the market, including us, beginning in fiscal year 2003. We previously included this data in our point-of-sale data product.

•	Auto content and data services revenues increased by $0.4 million, or 0.8%, due to increased use of our AConneX product, networking and catalog sales to non-systems customers. Excluding revenues generated by our automotive recycling product line in fiscal year 2003, Auto content and data services revenues increased by $0.8 million, or 1.5%.
      Total Cost of Revenues and Gross Profit as a Percentage of Revenues. The following table sets forth, for the periods indicated, our cost of revenues and the variance thereof.

	Year Ended
	September 30,

	2003	2004	Variance $	Variance %

	(Dollars in thousands)
Cost of Revenues:
Systems	$40,171	$49,853	$9,682	24.1%
Product Support	43,007	37,158	(5,849)	(13.6)%
Content and Data Services	24,361	18,460	(5,901)	(24.2)%
Other Services	4,238	4,302	64	1.5%

Total Cost of Revenues	$111,777	$109,773	$(2,004)	(1.8)%

      The following table sets forth, for the periods indicated, our gross profit as a percentage of revenues.

	Year Ended
	September 30,

	2003	2004

Gross Profit as a Percentage of Revenues by Segment:
Systems	41.5%	39.2%
Product Support	49.9%	53.1%
Content and Data Services	59.1%	67.8%
Other Services	43.6%	41.2%
Total Gross Profit as a Percentage of Revenues	49.6%	51.4%
      Total cost of revenues for fiscal year 2004 decreased by $2.0 million, or 1.8%, compared to fiscal year 2003 due to a decrease in product support and content and data services costs which more than offset the increases in systems costs. Gross profit as a percentage of revenues increased from 49.6% in fiscal year 2003 to 51.4% in fiscal year 2004.
      Cost of Systems Revenues. Total cost of systems revenues for fiscal year 2004 increased by $9.7 million, or 24.1%, compared to the previous fiscal year primarily as a result of increased systems revenues. Gross profit as a percentage of revenues declined from 41.5% for fiscal year 2003 to 39.2% for fiscal year 2004. The decline in systems gross profit as a percentage of revenues was predominantly due to higher materials costs and higher installation costs associated with higher system sales volume which was partially offset by lower depreciation and amortization expense.
      Cost of Product Support Revenues. Cost of product support revenues for fiscal year 2004, decreased by $5.8 million, or 13.6%, compared to fiscal year 2003. Gross profit as a percentage of revenues improved from 49.9% for fiscal year 2003 to 53.1% for fiscal year 2004 primarily as a result of lower personnel and consulting service expenses, lower bad debt expense and lower facility and telecommunication costs.
      Cost of Content and Data Services Revenues. Cost of content and data services revenues for fiscal year 2004 decreased by $5.9 million, or 24.2%, compared to cost of content and data services revenues for fiscal year 2003. Cost of content and data services revenues for fiscal year 2004 did not include any information point-of-sale database amortization costs compared to the previous period, which included $3.3 million of such database amortization costs. The information point-of-sale database was fully amortized during fiscal year 2003 due to the decision by two large mass merchandisers, beginning in fiscal year 2003, to cease providing point-of-sale data to the market, including us, and due to a subsequent reduction in realized product services revenues from the database which we ceased providing. We previously included this data in our point-of-sale data product. We also had lower information point-of-sale acquisition, personnel and processing costs. Further, personnel and consulting costs associated with our Auto catalog production decreased.
      Total Operating Expenses. The following table sets forth, for the periods indicated, our operating expenses and the variance thereof.

	Year Ended
	September 30,

	2003	2004	Variance $	Variance %

	(Dollars in thousands)
Operating Expenses:
Sales and Marketing Expense	$31,961	$31,882	$(79)	(0.2)%
Product Development Expense	16,997	16,167	(830)	(4.9)%
General and Administrative Expense	27,406	27,340	(66)	(0.2)%

Total Operating Expenses	$76,364	$75,389	$(975)	(1.3)%

      Total operating expenses declined by $1.0 million, or 1.3%, for fiscal year 2004 compared to fiscal year 2003.

•	Sales and Marketing Expense. Sales and marketing expense was slightly lower for fiscal year 2004 compared to fiscal year 2003. Higher personnel expenses associated with our increased systems sales were offset by lower telecommunication and facility costs.

•	Product Development Expense. Product development expense declined due to the sale of certain non-core assets consisting of our automotive recycling product line, lower depreciation and amortization and lower allocations of telecommunications costs due to more favorable telecommunication contracts. This decline was partially offset by increased product development spending during fiscal year 2004.

•	General and Administrative Expense. General and administrative expense for fiscal year 2004 decreased slightly compared to fiscal year 2003. Higher legal and professional services expenses incurred in connection with contemplated financing transactions were more than offset by reduced telecommunications costs and lower consulting expenses.
      Interest Expense. Interest expense for fiscal year 2004 was $19.4 million, compared to $14.8 million for fiscal year 2003, an increase of $4.6 million, or 31.1%. In June 2003, we completed a debt refinancing which resulted in higher average debt balances and higher effective interest rates for fiscal year 2004.
      Expenses Related to Debt Refinancing and Redemption. We incurred $0.5 million of expenses related to the June 2004 redemption of $17.5 million aggregate principal amount of our 9% senior subordinated notes due 2008 and incurred $6.3 million of expenses related to our June 2003 debt refinancing.
      Gain on Sale of Assets. On October 1, 2003, we sold certain non-core assets consisting of our automotive recycling product line for $6.7 million plus net working capital of $0.5 million, which resulted in a gain of $6.3 million in fiscal year 2004.
      Net Income. As a result of the above factors, we realized net income of $16.8 million for fiscal year 2004 compared to net income of $7.8 million for fiscal year 2003, an improvement of $9.0 million, or 115.4%. Excluding the one-time gain on the sale of certain non-core assets consisting of our automotive recycling product line, our net income increased by $2.7 million, or 34.6%, to $10.5 million for fiscal year 2004 compared to fiscal year 2003.

     Year Ended September 30, 2003 Compared to Year Ended September 30, 2002
      The following table sets forth, for the periods indicated, our Segment revenue, by vertical market and the variance thereof. Prior to fiscal year 2004 we did not track revenues generated separately in the hardware and home center, lumber and building materials and wholesale distribution vertical markets. Instead, these revenues are presented in a combined vertical market consisting of the hardware and home center, lumber and building materials and wholesale distribution vertical markets, which we refer to as Hardware/ Lumber/ Wholesale.

	Year Ended
	September 30,

	2002	2003	Variance $	Variance %

	(Dollars in thousands)
Systems Revenues:
Hardware/ Lumber/ Wholesale	$38,689	$49,739	$11,050	28.6%
Auto	20,763	18,969	(1,794)	(8.6)%

Total Systems Revenues	$59,452	$68,708	$9,256	15.6%

Product Support Revenues:
Hardware/ Lumber/ Wholesale	$39,594	$40,239	$645	1.6%
Auto	48,161	45,531	(2,630)	(5.5)%

Total Product Support Revenues	$87,755	$85,770	$(1,985)	(2.3)%

Content and Data Services Revenues:
Hardware/ Lumber/ Wholesale	$13,337	$8,748	$(4,589)	(34.4)%
Auto	49,260	50,805	1,545	3.1%

Total Content and Data Services Revenues	$62,597	$59,553	$(3,044)	(4.9)%

Other Services Revenues:
Hardware/ Lumber/ Wholesale	$7,725	$6,721	$(1,004)	(13.0)%
Auto	1,176	794	(382)	(32.5)%

Total Other Revenues	$8,901	$7,515	$(1,386)	(15.6)%

Total Revenues:
Hardware/ Lumber/ Wholesale	$99,345	$105,447	$6,102	6.1%
Auto	119,360	116,099	(3,261)	(2.7)%

Total Revenues	$218,705	$221,546	$2,841	1.3%

      Total Revenues. Total revenues for fiscal year 2003 increased by approximately $2.8 million, or 1.3%, compared to fiscal year 2002. Increases in systems revenues were offset by a decline in product support, content and data services and other revenues.

Factors Affecting Our Systems Revenues for the Fiscal Year Ended September 30, 2003.

•	The $11.0 million, or 28.6%, increase in Hardware/ Lumber/ Wholesale systems revenues was principally due to increased sales of productivity tools and add-on modules to existing customers, sales to new customers and the completion of a custom software project for a large retail hardware cooperative in fiscal year 2003.

•	The $1.8 million, or 8.6%, decline in Auto systems revenues was primarily due to a decrease in J-CON systems sales in fiscal year 2003.

Factors Affecting Our Product Support Revenues for the Fiscal Year Ended September 30, 2003.

•	The $0.6 million, or 1.6%, increase in Hardware/ Lumber/ Wholesale product support revenues was due to an increase in software and hardware support and maintenance revenues from new and existing customers in fiscal year 2003.

•	The $2.6 million, or 5.5%, decline in Auto product support revenues was due to lower customer retention on our older systems and decreases in our Automotive Recycling Division revenues in fiscal year 2003.

Factors Affecting Our Content and Data Services Revenues for the Fiscal Year Ended September 30, 2003.

•	The $4.6 million, or 34.4%, decline in Hardware/ Lumber/ Wholesale content and data services revenues was primarily due to a reduction in information point-of-sale data sales to manufacturers as a result of the decision by two large mass merchandisers to cease providing point-of-sales data to the market, including us, beginning in fiscal year 2003. We previously included this data in our point-of-sale data product.

•	Auto content and data services revenues increased by $1.5 million, or 3.1%, due to additional sales of our data warehouse products to a large automotive aftermarket program group and increased networking product revenues in fiscal year 2003.
      Total Cost of Revenues and Gross Profit as a Percentage of Revenues. The following table sets forth, for the periods indicated, our cost of revenues and the variance thereof.

	Year Ended
	September 30,

	2002	2003	Variance $	Variance %

	(Dollars in thousands)
Cost of Revenues:
Systems	$38,030	$40,171	$2,141	5.6%
Product Support	46,367	43,007	(3,360)	(7.2)%
Content and Data Services	22,868	24,361	1,493	6.5%
Other Services	4,499	4,238	(261)	(5.8)%

Total Cost of Revenues	$111,764	$111,777	$13	0.0%

      The following table sets forth, for the periods indicated, our gross profit as a percentage of revenues.

	Year Ended
	September 30,

	2002	2003

Gross Profit as a Percentage of Revenues by Segment:
Systems	36.0%	41.5%
Product Support	47.2%	49.9%
Content and Data Services	63.5%	59.1%
Other Services	49.5%	43.6%
Total Gross Profit as a Percentage of Revenues	48.9%	49.6%
      Total gross margin as a percentage of revenues increased from 48.9% in fiscal year 2002 to 49.6% in fiscal year 2003. Total cost of revenues for fiscal year 2003 remained flat compared to fiscal year 2002. During fiscal year 2003, higher systems and content and data services cost of revenues were offset by lower product support and other cost of revenues causing total cost of revenues to remain constant.
      Cost of Systems Revenues. The $2.1 million, or 5.6%, increase in cost of systems revenues is primarily due to increased sales of systems recorded during fiscal year 2003. Gross profit as a percentage of systems revenues increased from 36.0% in fiscal year 2002 to 41.5% in fiscal year 2003 due to a more favorable price and volume mix of higher-end systems sales in addition to lower hardware material costs.
      Cost of Product Support Revenues. Cost of product support revenues for fiscal year 2003 decreased by $3.4 million, or 7.2%, compared to fiscal year 2002. Gross profit as a percentage of product support revenues increased from 47.2% in fiscal year 2002 to 49.9% in fiscal year 2003 primarily due to our decision to rationalize our support services, especially those related to older systems, lower depreciation and amortization and lower facility and telecommunication costs.
      Cost of Content and Data Services Revenues. Cost of content and data services revenues for fiscal year 2003 increased by $1.5 million, or 6.5%, compared to fiscal year 2002. Gross profit as a percentage of content and data services revenues decreased from 63.5% in fiscal year 2002 to 59.1% in fiscal year 2003, primarily due to an increase in database amortization of $3.1 million. The information point-of-sale database was fully amortized during fiscal year 2003 due to the decision by two large mass merchandisers to cease providing point-of-sale data to the market, including us, and the subsequent projected reduction in information product revenues to be obtained from the database. Lower facility and telecommunications costs offset the additional database amortization.
      Total Operating Expenses. The following table sets forth, for the periods indicated, our operating expenses and variance thereof.

	Year Ended
	September 30,

	2002	2003	Variance $	Variance %

	(Dollars in thousands)
Operating Expense
Sales and Marketing Expense	$33,909	$31,961	$(1,948)	(5.7)%
Product Development Expense	17,435	16,997	(438)	(2.5)%
General and Administrative Expense	26,420	27,406	986	3.7%

Total Operating Expenses	$77,764	$76,364	$(1,400)	(1.8)%

      Total operating expenses declined $1.4 million, or 1.8%, in fiscal year 2003 compared to fiscal year 2002.

•	Sales and Marketing Expense. Sales and marketing expense decreased $1.9 million, or 5.7%, in fiscal year 2003 as compared to fiscal year 2002. During fiscal year 2001 we outsourced our future leasing originations to an independent third party, and thus have not originated, nor had any interest in or contingency on, any new leases since that time. This combined with subsequent improvement in the performance of our legacy lease portfolio resulted in a $1.4 million reversal of our lease loss reserve during fiscal year 2003.

•	Product Development Expense. Product development expense declined by $0.4 million, or 2.5%, in fiscal year 2003 as compared to fiscal year 2002 primarily due to a reduction in development personnel costs.

•	General and Administrative Expense. General and administrative expense increased by approximately $1.0 million, or 3.7%, in fiscal year 2003 compared to fiscal year 2002 primarily due to higher consulting costs associated with implementing a new enterprise resource planning system in fiscal year 2003 and consulting and marketing costs related to our corporate name change.
      Interest Expense. Interest expense for fiscal year 2003 was $14.8 million, compared to $14.1 million for fiscal year 2002, an increase of $0.7 million, or 5.0%. In June 2003, we completed a debt refinancing which resulted in higher average debt balances and higher effective interest rates for fiscal year 2003.
      Expenses Related to Debt Refinancing and Redemption. We incurred $6.3 million of expenses related to the June 2003 debt refinancing which included the write-off of $4.1 million of previously deferred debt issuance costs.
      Net Income. As a result of the above factors, we realized net income of $7.8 million for fiscal year 2003, compared to net income of $9.4 million for fiscal year 2002, a decrease of $1.6 million, or 17.0%.

Liquidity and Capital Resources
      As of June 30, 2005, we had $275.7 million in outstanding indebtedness comprised of $155.5 million of 10 1/2% senior notes due 2011, net of a $1.5 million discount, $120.0 million of floating rate senior notes due 2010 and $0.2 million of non-recourse debt related to lease financing that matures in varying amounts over the next three years. As of June 30, 2005, on a pro forma basis after giving effect to the Transactions, we would have had approximately $420.7 million of outstanding indebtedness, approximately $0.2 million of which was secured. Our senior secured revolving credit facility provides for maximum borrowings of up to $20.0 million, including letters of credit up to a maximum limit of $5.0 million. As of June 30, 2005 and as of the date of this offering memorandum, there were no borrowings outstanding under the senior secured revolving credit facility; however, there were $0.5 million of letters of credit issued under the facility on such dates. Our floating rate senior notes due 2010 bear interest at LIBOR plus 6.00%. Borrowings under the senior secured revolving credit facility also bear interest at floating rates. As a result, our results of operations could be affected by changes in prevailing rates.
      Our senior secured revolving credit facility and our indentures governing the 10 1/2% senior notes due 2011 and the old and new floating rate senior notes imposes certain restrictions on us, the most significant of which include limitations on additional indebtedness, liens, guarantees, payment or declaration of dividends, sale of assets, investments, capital expenditures and transactions with affiliates. In addition, under the senior secured revolving credit facility, we are obligated to meet certain quarterly tests relating to certain financial amounts and ratios as defined in the senior secured revolving credit facility. At June 30, 2005, we were in compliance with these covenants.
      Our principal liquidity requirements are for debt service, capital expenditures and working capital.
      Our ability to service our indebtedness will depend on our ability to generate cash in the future. Our net cash provided by operating activities was $11.5 million and $26.7 million for the nine months ended June 30, 2005 and 2004, respectively. The decrease in cash flow provided by operating activities for the nine months ended June 30, 2005 compared to the nine months ended June 30, 2004 was primarily due to a $12.7 million change in working capital compared to the prior year, principally due to an increase in the trade receivable balance in 2005.
      Our investing activities used net cash of $108.8 million and provided net cash of $0.1 million during the nine months ended June 30, 2005 and 2004, respectively. During the nine months ended June 30, 2005, we used $99.9 million in cash to acquire the outstanding stock of Speedware. The cash provided in investing activities for the nine months ended June 30, 2004 included the $7.2 million received from the sale of certain non-core assets consisting of our automotive recycling product line. Our capital expenditures were $6.5 million and $7.2 million for the nine months ended June 30, 2005 and 2004, respectively. These amounts included capitalized computer software and database costs of $3.7 million and $4.4 million for the nine months ended June 30, 2005 and 2004, respectively.
      Our financing activities generated cash of $113.3 million for the nine months ended June 30, 2005, primarily consisting of issuing $120.0 million of floating rate senior notes, net of $6.4 million of related fees.
      We believe that cash flows from operations, together with amounts available under our senior secured revolving credit facility, will be sufficient to fund our working capital, capital expenditures and debt service requirements for at least the next twelve months. Our ability to meet our working capital and debt service requirements, however, is subject to future economic conditions and to financial, business and other factors, many of which are beyond our control. If we are not able to meet such requirements, we may be required to seek additional financing. There can be no assurance that we will be able to obtain financing from other sources on terms acceptable to us, if at all.

Contractual Obligations and Commercial Commitments
      The following table summarizes our contractual obligations and payments as of September 30, 2004:

	Payment Due or Expiration by Fiscal Year

	Total	2005	2006-7	2008-9	2010+

	(Dollars in thousands)
Debt(1):
Principal obligations on 10 1/2% senior notes due 2011	$157,000	$—	$—	$—	$157,000
Interest obligations on 10 1/2% senior notes due 2011	110,562	16,485	32,970	32,970	28,137
Other(2)	442	276	166	—	—

Total debt	268,004	16,761	33,136	32,970	185,137
Other lease financing obligations(2)	1,366	1,036	330	—	—
Operating leases(3)	22,317	5,759	6,551	4,485	5,522

Total	$291,687	$23,556	$40,017	$37,455	$190,659

(1)	This table does not reflect our principal and interest obligations under the $120.0 million aggregate principal amount of old floating rate senior notes issued in March 2005 and the $145.0 million aggregate principal amount of old floating rate senior notes issued in October 2005.

(2)	These obligations reflect leases originated and financed subsequent to the March 31, 2001 effective date of SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. These obligations are expected to be funded by amounts received from lessees party to certain lease financing agreements. We have contingent liability for losses in the event of lessee nonpayment up to stated recourse limits and full recourse on lease receivables discounted that did not meet the bank or lending institutions credit guidance. As of September 30, 2004, we had no lease receivables discounted that are subject to the full recourse provision. See the discussion in Note 4 — Lease receivables in the Notes to our financial statements included elsewhere in this prospectus.

(3)	See the discussion in Note 12 — Commitments and contingencies in the Notes to our financial statements included in this prospectus.
      Our current sources of short-term funding are our operating cash flows and our senior secured revolving credit facility. Our senior secured revolving credit facility contains customary terms and conditions, including minimum levels of debt and interest coverage and limitations on leverage. As of June 30, 2005, we were in compliance with all of the terms and conditions of our senior secured revolving credit facility and the indentures governing our 10 1/2% senior notes due 2011 and our old floating rate senior notes.
      The following table summarizes our commercial commitments as of September 30, 2004:

	Expiration by Fiscal Year

	Total	2005	2006-7	2008-9	2010

	(Dollars in thousands)
CCI/ Triad Financial Holding Corporation notes payable(1)	$979	$979	$—	$—	$—
Standby letters of credit(2)	465	465	—	—	—
Guarantees(3)	14	14	—	—	—

Total	$1,458	$1,458	$—	$—	$—

(1)	These obligations are reflected on the financial statements of CCI/ Triad Financial Holding Corporation (“Financial Holding”), one of our subsidiaries, as discussed in “Off-Balance Sheet Arrangements” below. These obligations are expected to be funded by amounts received from lessees to these lease agreements. We have contingent liability for losses in the event of lessee nonpayment up to stated recourse limits and full recourse on lease receivables discounted that did not meet the bank or lending institutions credit guidance. At September 30, 2004, we had no lease receivables discounted that are subject to the full recourse provision. See discussion in Note 4 — Lease receivables in the Notes to our financial statements included in this prospectus.

(2)	There is one standby letter of credit which secures certain demand deposit accounts belonging to our European subsidiaries.

(3)	The guarantees relate to automobiles leased for general corporate purposes by our European subsidiaries.

Income From Partnership Investments
      We own an approximate 20% general partnership interest in four separate partnerships, that have been in existence for approximately 20 years, each with certain customers, and which expire in 2007. We provide management information systems and services to these partnerships. During the fiscal years 2002, 2003 and 2004, we recorded services revenues from these partnerships of $4.0 million, $3.9 million and $3.9 million, respectively. During the fiscal years ended September 30, 2002, 2003 and 2004, we recorded investment income from these partnerships of $0.3 million, $0.3 million and $0.3 million, respectively.
Off-Balance Sheet Arrangements
      Our wholly owned subsidiary, Financial Holding, maintains lease receivables sold via short-term lending arrangements along with its corresponding notes payable. In accordance with GAAP, Financial Holding is excluded from our consolidated financial statements.
      Prior to March 2001, we sold lease receivables via short-term lending agreements with banks and other financial institutions. At the time of sale, we recorded the newly-created servicing liabilities (lease servicing obligation and recourse obligation) at their estimated fair value and Financial Holding recorded the lease receivables from the lessees and the corresponding notes payable to the lenders. On September 30, 2004, Financial Holding held $1.2 million in leases and $1.0 million in related notes payable.
      The short-term lease financing agreements contain restrictive covenants which allow us to sell new leases and service existing leases only while in compliance with those covenants. In the event of non-compliance, the banks and lending institutions could assume administrative control (servicing) of the lease portfolio and could prohibit further sales under the short-term lease financing arrangements. As of June 30, 2005, we were in compliance with the covenants.
      Subsequent to March 2001, Financial Holding has not entered into any new lending arrangements. Furthermore, we do not anticipate that Financial Holding will enter any new lending arrangements. The remaining lease assets and associated notes payable amortize through December 2005. These off-balance sheet arrangements will run-off by the end of fiscal year 2006 and are not material to us.
      Summarized financial information of Financial Holding for fiscal years 2002, 2003 and 2004 is as follows:

	Fiscal Year Ended
	September 30,

	2002	2003	2004

	(Dollars in thousands)
Lease revenue	$2,329	$1,103	$326
Interest expense	2,350	1,066	355

Net income (loss)	$(21)	$37	$(29)

Critical Accounting Policies and Estimates
      The preparation of financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an on-going basis, management evaluates estimates, including those discussed below. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.
     Software and Database Development Costs
      In accordance with SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, costs incurred internally in creating computer software products are expensed until technological feasibility has been established, which is typically evidenced by a completed program design. Thereafter, applicable software development costs are capitalized and subsequently reported at the lower of amortized cost or net realizable value. Costs incurred related to the accumulation of data for the development of databases are capitalized and subsequently reported at the lower of amortized cost or net realizable value. Capitalized costs are amortized using the greater of the amount computed using (a) the ratio that current gross revenues bear to the total anticipated future gross revenues or (b) the straight-line method over the estimated economic life of the product not to exceed five years. We are required to use our professional judgment in determining whether software development costs meet the criteria for immediate expense or capitalization using the criteria described above and evaluate software and database development costs for impairment at each balance sheet date by comparing the unamortized capitalized costs to the net realizable value. The amount by which unamortized capitalized costs exceed the net realizable value of the asset is written off and recorded in results of operations during the period of such impairment. The net realizable value is the estimated future gross revenue from that product reduced by the estimated future costs of completing, maintaining and disposing of the product.
     Revenue Recognition
      We recognize revenue in accordance with Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, as amended by Staff Accounting Bulletin No. 104, Revenue Recognition, Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts, and Statement of Position 97-2, Software Revenue Recognition. We derive revenue from software license fees, computer hardware, implementation and training, software and hardware maintenance and support, content and data services and other services. We generally utilize written contracts as the means to establish the terms and conditions by which our licenses, products, maintenance and services are sold to our customers. Revenue is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant obligations remain, the fee is fixed and determinable and collection is probable.
      We use the following revenue recognition policies for sales of our systems, which generally consist of software, hardware, implementation and training:

•	Residual Method. For the majority of systems sales, we use the residual method of revenue recognition. Under the residual method, we have established vendor specific objective evidence of fair value for each undelivered element of the system sale (i.e., maintenance, product support, and implementation and training). We have determined that undelivered elements are not essential to the functionality of the delivered elements. The revenues of the undelivered elements of the system sale are deferred based upon their fair values until provided with maintenance and support being recognized ratably over the respective term. The revenue for the hardware and software portion of the system sale are recognized upon shipment, using their residual value of the contract.

•	Percentage of Completion. For those systems that include significant customization or modification of the software and where estimates of costs to complete and monitor the progress of the customization or modification are reasonably dependable, percentage of completion contract accounting is applied to both the software and implementation and training elements of the sale. Systems revenue from the software and implementation and training elements are recognized on a percentage-of-completion method with progress-to-completion measured based upon installation hours incurred. For example, a system that is 50% complete will have 50% of the software and implementation and training revenue and 50% of the expense recognized.

•	Completed Contract. For those systems that include significant customization or modification of the software and where costs or estimates are not dependable, systems revenue from these sales are recognized at completion of the implementation and training based upon the completed contract method.

•	Upon Shipment. When products are shipped to a customer and no contractual obligation exists that would warrant the percentage of completion method or the completed contract method, the revenue is recognized at time of shipment. For example, we recognize revenues when a current customer purchases additional hardware or software licenses.
      Product support and data and content services are primarily provided on a monthly subscription basis and are therefore recognized on the same monthly basis.
      These policies require our management, at the time of the transaction, to assess whether the amounts due are fixed and determinable, collection is reasonably assured and future performance obligations exist. These assessments are based on the terms of the agreement with the customer, past history and the customer’s credit worthiness. If management determines that collection is not reasonably assured or future performance obligations exist, revenue recognition is deferred until these conditions are satisfied.
     Allowance for Doubtful Accounts
      In accordance with SFAS No. 5, Accounting for Contingencies, we maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. If the financial condition of our customers was to deteriorate due to industry factors, general economic factors or otherwise, resulting in an impairment of their ability to make payments, additional allowances may be required.
     Valuation of Goodwill and Other Intangibles
      We account for intangible assets in accordance with SFAS No. 141, Business Combinations, SFAS No. 142, Goodwill and Other Intangible Assets, and SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Business acquisitions typically result in goodwill and other intangible assets, and the recorded values of those assets may become impaired in the future. The determination of the value of these intangible assets requires management to make estimates and assumptions that affect our consolidated financial statements. We assess potential impairments to intangible assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. Our judgments regarding the existence of impairment indicators and future cash flows related to intangible assets are based on the operational performance of the acquired businesses, market conditions and other factors. Future events could cause us to conclude that impairment indicators exist and that goodwill associated with the acquired businesses is impaired. Any resulting impairment loss could have a material adverse impact on our results of operations.
Recently Issued Accounting Pronouncements
      In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment, which supersedes APB No. 25, Accounting for Stock Issued to Employees, SFAS No. 123, Accounting for Stock Based Compensation, and related implementation guidance. Under this pronouncement, share-based compensation to employees is required to be recognized as a charge to the statement of operations and such charge is to be measured according to the fair value of the stock options. In the absence of an observable market price for the stock awards, the fair value of the stock options would be based upon a valuation methodology that takes into consideration various factors, including the exercise price of the option, the expected term of the option, the current price of the underlying shares, the volatility of our stock and the risk free interest rate. Our current policy is not to expense share-based compensation, based upon the fair value method; however, we do disclose the affect of this item as currently required by SFAS 123. SFAS No. 123R allows for either modified prospective recognition of compensation expense or modified retrospective recognition, which may be back to the original issuance of SFAS No. 123 or only to the beginning of the year of adoption. We currently intend to adopt the modified prospective method of adoption, utilizing the Black-Scholes-Merlton formula to estimate the value of stock options. We expect the adoption will not have a significantly negative impact on our results of operations. We do not expect the adoption to significantly impact our overall financial position. The pronouncement will be effective for fiscal years beginning after June 15, 2005 based on the new rule adopted by the SEC in April 2005. We will adopt this pronouncement beginning in fiscal year 2006, which begins October 1, 2005.
Quantitative and Qualitative Disclosures About Market Risk
     Interest Rate Risk
      At June 30, 2005, we had outstanding $155.5 million aggregate principal amount of 10 1/2% senior notes due 2011, net of a $1.5 million discount, $120.0 million aggregate principal amount of old floating rate senior notes, $0.2 million of non-recourse debt related to lease financing that matures in varying amounts over the next three years and no borrowings under our senior secured revolving credit facility. The senior notes due 2011 bear interest at a fixed rate of 10.5%. The old floating rate senior notes and our senior secured revolving credit facility bear interest at floating rates.
     Foreign Currency Risk
      The majority of our operations are based in the United States and, accordingly, the majority of our transactions are denominated in U.S. dollars; however, we do have foreign based operations where transactions are denominated in foreign currencies and are subject to market risk with respect to fluctuations in the relative value of currencies. Currently, we have operations in Canada, the United Kingdom, Ireland and France and conduct transactions in the local currency of each location.
      We monitor our foreign currency exposure and, from time to time, will attempt to reduce our exposure through hedging. At June 30, 2005, we had no foreign currency contracts outstanding.

BUSINESS
Overview
      We are a leading provider of business management solutions serving small and medium-sized retail and wholesale distribution businesses in four primary vertical markets: wholesale distribution, the automotive parts aftermarket, hardware and home centers and lumber and building materials. Using a combination of proprietary software and extensive expertise in these vertical markets, we provide complete business management solutions consisting of tailored systems, product support and content and data services designed to meet the unique requirements of our customers. We provide fully integrated systems and services including point-of-sale, inventory management, general accounting and enhanced data management that enable our customers to manage their day-to-day operations. We believe our solutions allow our customers to increase sales, boost productivity, operate more cost efficiently, improve inventory turns and enhance trading partner relationships.
      With over 25 years of operating history, we have built a large base of approximately 13,500 product support customers operating in approximately 30,000 business locations. Our electronic automotive parts and applications catalog is used in approximately 27,000 business locations (a subset of which includes certain product support customers). We have developed strategic relationships with many well known market participants in the hardware and home center and lumber and building materials vertical markets and the automotive parts aftermarket. For example, we are a preferred or recommended business management solutions provider for the members of the Ace Hardware Corp., True Value Company and Do it Best Corp. cooperatives and for Aftermarket Auto Parts Alliance, Inc. In addition, we have licensing agreements with many well known participants in each of the vertical markets we serve, including O’Reilly Automotive, Inc., Central Garden & Pet Company and Parr Lumber Company. Based on number of customers and revenues, we believe we have the leading position in the United States serving the hardware and home center and lumber and building materials vertical markets and the automotive parts aftermarket.
      The Prophet 21 acquisition significantly enhanced our position in the wholesale distribution vertical market through the addition of over 3,400 customers and approximately $77.3 in annual revenues, based on Prophet 21’s revenues for its fiscal year ended June 30, 2005. Prophet 21 has focused exclusively on the wholesale distribution market for over 30 years and has a well-established brand, systems and services offering, and customer base. Based on number of customers, Prophet 21 is a leading provider of business management solutions to the wholesale distribution vertical market, with a particular focus on the industrial, electrical, fastener, fluid power, medical supply, and tile and floor covering sub-markets. Following the Prophet 21 acquisition, we believe we are one of the leading providers of business management solutions to the wholesale distribution vertical market.
Market Opportunity
      We focus our products and services on distribution customers that operate in four primary vertical business markets: wholesale distribution, the automotive parts aftermarket, hardware and home centers and lumber and building materials. The vast majority of our customer base is comprised of small and medium-sized businesses. We believe that these businesses are increasingly taking advantage of information technology to more effectively compete and manage their operations. According to the Forrester Report, information technology spending, including spending on systems and services such as ours and other technology, by businesses with less than 1,000 employees is expected to grow approximately 8.0% in 2005, outpacing the growth in spending by larger enterprises. In addition, according to the Forrester Report, small and medium-sized businesses in the retail and wholesale trade vertical markets spent approximately 1.5% to 2.0% of their total revenues in 2004 on information technology.
      We have identified a number of common factors driving demand for technology solutions within the vertical markets we serve:

•	Need for Turnkey Business Management Solutions. To meet the challenges of today’s competitive environment, small and medium-sized businesses demand products and services designed to fulfill unique business needs within a particular vertical market. We believe that software applications from vendors such as Intuit Inc., Microsoft Corporation, Oracle Corporation, The Sage Group PLC and SAP AG, with a broad, general or horizontal approach, do not adequately address the needs of businesses that have specific functionality requirements. In addition, small and medium-sized businesses generally do not have dedicated technology teams to plan, purchase, integrate and manage information technology solutions. As a result, these businesses prefer a single vendor to provide and support their technology infrastructure that includes software, hardware, product support and content and data services.

•	Complex Supply Chains. Our customers operate in markets that have multi-level supply chains consisting of service dealers, builders and other professional installers and do-it-yourselfers that order parts or products from local or regional stores and distributors. These stores, in turn, are connected to one or more warehouses or distributors, which, in turn, are connected to manufacturers. Many of these connections are now Internet-based to facilitate e-commerce. Businesses with complex supply chains require more sophisticated systems to operate efficiently.

•	Inventory Management. Our customers operate in complex distribution environments and manage, market and sell large quantities of diverse types of products, requiring them to manage extensive inventory. Their ability to track and manage that inventory more efficiently can improve their operational and financial performance.

•	Under-Utilization of Technology. We believe small and medium-sized businesses are under-utilizing technology and need to upgrade their older systems or purchase new systems in order to remain competitive. Many of the systems currently in use in the vertical markets we serve are older, character-based or in-house systems with limited functionality. These businesses will need to replace their older systems with more modern, comprehensive business management solutions.

•	High Customer Service Requirements. Our customers seek to differentiate themselves in their respective marketplaces by providing a high degree of customer service. For example, professional contractors expect on-time delivery of complex orders to their building sites, the ability to charge the orders to their account and the ability to receive a credit for any unused materials. In order to meet these high service requirements, businesses in the vertical markets we serve are increasingly adopting more advanced business management solutions.

      We believe an opportunity exists for technology providers offering turnkey business management solutions and a high degree of services tailored for specific vertical markets. We believe the small to medium-sized business sector will continue to upgrade technology to be more competitive, which allows customers to be more competitive by improving sales, reducing operating costs, increasing productivity and streamlining inventory management and supply chain processes.
Our Business Model
      Our products and services provide turnkey business management solutions tailored to each of the vertical markets we serve. The majority of the customers within the vertical markets we serve are small to medium-sized businesses that are increasingly utilizing technology to more effectively manage their operations and supply chains. Our business management solutions allow our customers to improve sales, operate more cost efficiently, increase productivity, increase inventory turns and improve trading partner relationships. We deliver a combination of vertically focused systems and services that our customers use to manage their day-to-day operations. Our systems revenues are generally derived from one-time sales while our services revenues generally consist of subscription-based sales that are generally recurring in nature. For the nine months ended June 30, 2005, our systems revenues were 39% of our total revenues and our services revenues accounted for 61% of our total revenues. Our services revenues consist of product support, content and data and other services. The key components of our business management solutions include:

     Systems
      We provide proprietary vertical-specific software applications, implementation and training and third-party software, hardware and peripherals. Our software applications are tailored to the unique business processes of our target vertical markets. Depending on the vertical market and specific customer requirements, these systems can provide in-store, retail, contractor and distributor-based solutions with fully integrated applications that manage the workflows of a customer’s business operations. In addition, our systems include productivity tools, add-on modules, replacement hardware and upgrade applications for our existing installed base of customers. Our selling prices for systems can range from $15,000 to $900,000 depending on the size of the customer, the software applications needed and the complexity of the implementation.
     Product Support
      We provide comprehensive maintenance and customer support. Because our customers are principally small and medium-sized businesses, they require a high level of service, training and customer support to maintain and improve their systems. We sell a variety of post-sale support programs that can include customer support activities, including support through our advice line, software updates, preventive and remedial on-site maintenance and depot repair services. Our product support is generally provided on a monthly subscription basis, and accordingly, revenues are generally recurring in nature. Virtually all new systems customers subscribe to product support and continue to subscribe as long as they use the system.
     Content and Data Services
      We provide a full range of additional value-added products and services to our customers. Our content and data services include proprietary database and data management products for the vertical markets we serve (such as our comprehensive electronic automotive parts and applications catalog and point-of-sale business analysis data), connectivity services, e-commerce, networking and security monitoring management solutions. We sell a majority of these content and data services on a monthly subscription basis.
     Other Services
      Our other services are comprised primarily of business products, such as forms and other paper products, and income from our legacy customer lease portfolios. Subsequent to June 2001, we outsourced all future customer leasing originations to an independent third party and thus have not originated, or had any interest in or contingency on, any new leases since that time.
Vertical Market Focus
      Our business management solutions serve customers that operate in four primary vertical markets where we have developed specific expertise and have a significant presence as a provider of business management solutions. According to the Forrester Report, small and medium-sized retail and wholesale trade businesses spent approximately 1.5% to 2.0% of their total revenues in 2004 on information technology. The vertical markets in which our customer base operates consist of:
     Wholesale Distribution
      The wholesale distribution vertical market includes distributors of a range of products including electrical supply, plumbing, heating and air conditioning, brick, stone and related materials, roofing, siding, insulation, industrial machinery and equipment, industrial supplies and service establishment equipment.
      The business of wholesale distributors revolves around tracking and managing product inventory and servicing customers with high service level requirements, such as product knowledge and availability, flexible delivery schedules, returns management and complex invoicing. In addition, wholesale distributors operate in multiple locations. The ability to manage these distributed operations with a single inventory management system is essential to the success of their business. Wholesale distributors are increasingly using more sophisticated information technology systems to improve merchandising, increase sales, reduce carrying and other operating costs and improve customer service.
      We believe that growth in this vertical market is being driven by increased spending on commercial and residential construction, industrial production and generally positive economic conditions, among others. According to the D&B Reports, the wholesale distribution vertical market generates approximately $458.3 billion in annual revenues of which approximately $300.3 billion are generated by small and medium-sized businesses (as we define for this vertical market by annual revenues ranging from $2.5 million to $1.0 billion).
     Automotive Parts Aftermarket
      There are three distinct distribution channels through which automotive parts distribution occurs: the wholesale, retail and new car manufacturer channels. The automotive parts aftermarket consists of the manufacture, distribution, sale and installation of new and remanufactured parts used in the maintenance and repair of automobiles and light trucks. Our systems solutions target primarily the wholesale channel and our data and content services target the wholesale and retail channel.
      There is substantial inefficiency in the automotive parts aftermarket supply chain. Based on statistical data analysis of parts stores’ inventory from our ePartInsight Data Warehouse product, approximately 20% of parts sold are not stocked locally and approximately 22% of parts stocked are not sold within 24 months. In addition, according to industry sources, approximately 27% of parts sold are eventually returned. Participants in the automotive parts aftermarket are required to manage large quantities of data. There are over 4.5 million different stock-keeping units, or SKUs, available to parts sellers. As a result, most automotive parts aftermarket participants require comprehensive inventory management systems and catalogs to keep track of these parts. Also, consumer demand for same-day repair service and the need to quickly turn repair bays encourage professional installers to require prompt delivery of specific parts from their suppliers. Therefore, the ability of either a warehouse distributor or parts store to access information about a part’s availability and price and to promptly supply the required product is critical to its success.
      We believe that growth in the automotive parts aftermarket in the United States will be driven by a number of factors, including growth in the aggregate number of vehicles in use, increases in the average age of vehicles in operation and increased vehicle complexity. According to the D&B Reports, the automotive parts aftermarket generates approximately $125.3 billion in annual revenues of which approximately $72.8 billion are generated by small and medium-sized businesses (as we define for this vertical market by annual revenues ranging from $300,000 to $1.0 billion).
     Hardware and Home Centers
      The hardware and home center vertical market consists of independent hardware retailers, home improvement centers, paint, glass and wallpaper stores, agribusiness, and retail nurseries and gardens. Hardware stores predominately sell a large variety of hardware, hand and power tools, plumbing and electrical supplies, paint and home décor and lawn and garden supplies to consumers. Home centers carry a much broader product line than hardware retailers and specialize in home improvements and repairs. In addition to hardware items, home centers generally also stock lumber and building materials. The independent hardware retailers are usually affiliated with cooperatives and buying groups, such as Ace Hardware Corp., True-Value Company or Do it Best Corp., that enable members to compete through optimized product assortment, buying power, brand and member-wide customer loyalty programs and promotions. These cooperatives also influence the information technology buying decisions of their large groups of members. Due to their size, chain home centers, such as The Home Depot Inc., Lowe’s Companies, Inc. and Menard, Inc., generally customize and support their own information technology systems. These chain home centers represented approximately 55% of revenues in this vertical market in 2004. Small and medium-sized businesses in this vertical market have remained competitive by implementing technology solutions and focusing on customer service for a broad range of consumers and professionals. The number of hardware stores has remained generally stable in the United States for the past few years.

      We believe that growth in this vertical market is being driven by a number of recent trends, including new home construction and sales, increased spending on home improvement, favorable demographic trends and generally positive economic conditions, among others. According to the D&B Reports, the hardware and home center vertical market generates approximately $230.4 billion in annual revenues of which approximately $60.8 billion are generated by small and medium-sized businesses (as we define for this vertical market by annual revenues ranging from $300,000 to $1.0 billion).
     Lumber and Building Materials
      Lumber and building materials dealers operate independent lumber and building material yards and purchase directly from mills or buying groups. These businesses carry a broad assortment of products including commodity lumber items, engineered wood products and high value assembled products including doors, windows and trusses. Lumber and building materials dealers are primarily focused on meeting the needs of professional builders and contractors that have specific service requirements, including estimating services, job site specific information, delivery services and installed sales services. To remain competitive, we believe small and medium-sized lumber and building materials dealers are utilizing information technology to meet the servicing requirements of their customer base of professional builders. This focus on servicing the professional segment of this vertical market is in contrast to large home centers that primarily serve the consumer segment.
      We believe that growth in this vertical market is being driven by a number of recent trends, including new home construction and sales and increased spending on home improvement. According to the D&B Reports, the lumber and building materials vertical market generates approximately $101.6 billion in annual revenues of which approximately $42.1 billion are generated by small and medium-sized businesses (as we define for this vertical market by annual revenues ranging from $1.0 million to $1.0 billion).
Competitive Strengths
      Provide a Turnkey Business Management Solution to the Vertical Markets We Serve. Using a combination of proprietary software and extensive expertise in the vertical markets we serve, we provide complete solutions for our customers. Our solutions provide tailored systems, product support and content and data services that are designed to meet the unique requirements of our customers and enable them to interact with a single vendor for their business management solutions. For this reason, many of our customers have chosen to outsource their information technology requirements to us because they do not have significant in-house information technology capabilities. We believe that our focus on specific vertical markets makes our sales, marketing and product development efforts more efficient, knowledgeable and effective in our target vertical markets.
      Leading Market Position with Extensive Vertical Expertise in Each Vertical Market. With over 25 years of operating history, we have developed substantial expertise in serving distributors in specific vertical markets. Our solutions have been tailored to meet the specific needs of distributors in each of our targeted vertical markets. Based on number of customers and revenues, we believe we have the leading position in the hardware and home center and lumber and building materials vertical markets and the automotive parts aftermarket. Following the acquisition of Prophet 21, we believe we are one of the leading providers of business management solutions to the wholesale distribution vertical market.
      Large Base of Customers with High Retention. We have built a large base of approximately 13,500 product support customers operating in approximately 30,000 business locations. Our electronic automotive parts and applications catalog is used in approximately 27,000 business locations (a subset of which includes certain product support customers). In our experience, our systems and services are integral to the operations of our customers’ businesses and switching from our systems generally requires a great deal of time and expense and may present a significant operating risk for our customers. As a result, we have high levels of customer retention. For example, our average annual product support retention rate for the last three fiscal years for our Eagle product, one of our key business management solutions platforms, has been greater than

95%. The average annual product support retention rate for Prophet 21’s last three fiscal years for its key product, CommerceCenter, has been approximately 94%.
      Relationships with Key Market Participants. We have developed strategic relationships with many well known market participants in the hardware and home center and lumber and building materials vertical markets and the automotive parts aftermarket. For example, we are a preferred or recommended business management solutions provider for members of the Ace Hardware Corp., True Value Company and Do it Best Corp. cooperatives and for Aftermarket Auto Parts Alliance, Inc. In addition, we have licensing agreements with many well known participants in each of the vertical markets we serve, including O’Reilly Automotive, Inc., Central Garden & Pet Company and Parr Lumber Company. We believe that these relationships are evidence of the strength of our solutions and differentiate us from our competitors within these vertical markets.
      Flexible Systems Offerings. Depending on our customers’ size, complexity of business and technology requirements, we have a range of systems offerings. In our hardware and home center, lumber and building materials and wholesale distribution vertical markets, we provide our Eagle product that, while still tailored to the vertical market it serves, has a more standard functionality for customers with lower complexity of operations and technology needs. This product is currently being adapted as a replacement for our J-CON product in the automotive parts aftermarket with expectation for a 2006 introduction to our customers in this market. In each of the vertical markets we serve, we also provide a higher-end business management solution for customers with more complex operations and technology needs. By providing flexible systems offerings, we are able to access a broader segment of the addressable market in each of the vertical markets we serve. In addition, the modular design of our productivity tools and add-on modules provides our customers with flexibility to deploy all of our add-on offerings at once or to implement our offerings individually or incrementally.
      Large Base of Recurring Subscription Revenues. Product support and content and data services revenues comprise nearly all of our services revenues. These revenues are generally recurring in nature since they are derived primarily from monthly subscriptions to our support and maintenance services, our electronic automotive parts and applications catalog, databases, connectivity and other services. Services revenues accounted for approximately 61% of our total revenues for the nine months ended June 30, 2005. Furthermore, Prophet 21’s services revenues, which are generally recurring in nature, constituted approximately 59% of its total revenues for its fiscal year ended June 30, 2005. We believe that the generally recurring nature of our product support and content and data service revenues provides us with a more predictable and stable stream of revenues relative to systems revenues that are primarily one-time purchases. Virtually all new systems customers subscribe to product support and continue to subscribe as long as they use the system.
Business Strategy
      Grow Our Customer Base. We intend to expand our customer base across the vertical markets we serve. While we believe we have established leadership positions in the vertical markets we serve, the fragmented nature of these vertical markets presents an opportunity to increase our penetration. Examples of ways we intend to expand our customer base include:

•	Wholesale Distribution. As a result of the Speedware acquisition and the Prophet 21 acquisition, we acquired a solid base of customers and several key products in the wholesale distribution vertical market. We plan to further penetrate specific sub-verticals of the wholesale distribution vertical market, including industrial supply, electrical supply, plumbing and heating and air-conditioning by marketing our Eagle platform to smaller distributors and our Prelude system to larger distributors.

•	Hardware and Home Center. In March 2004, we entered into an endorsement and marketing agreement with Do it Best Corp., one of the largest member-owned hardware and lumber cooperatives in the United States. As part of this relationship, we intend to sell business management solutions to many of the cooperative’s 4,100 independent hardware and building materials retailers.

•	Lumber and Building Materials. We intend to continue to focus on further penetrating the professional segment that services the needs of professional builders and contractors. Our sales strategy focuses on the top 900 businesses that are not currently customers of ours.
      Re-Establish Growth in the Automotive Parts Aftermarket Through the Introduction of New Systems and Services. We are pursuing a number of technology and service improvements that we believe will provide a foundation for growth in the automotive parts aftermarket. We are currently developing our Eagle platform as an upgrade path for our J-CON customers. We expect to begin offering this product to our customer base in 2006. In April 2005, we entered into an agreement with Aftermarket Auto Parts Alliance, Inc. in which they will use our electronic automotive parts and applications catalog through 2008 and have committed to install our Eagle platform as their next generation system. Furthermore, we are launching a next generation version of our electronic automotive parts and applications catalog which will reduce the time it takes to input new parts into the catalog, approximately doubling the number of annual updates and adding significant additional parts information.
      Cross-Sell Additional Products and Services to Our Installed Base of Customers. We plan to continue to capitalize on our existing customer base by increasing the number of products and services they use. We have developed a range of productivity tools and add-on modules, such as business intelligence, credit card signature capture and delivery tracking tools, that can be sold into our customer base as incremental solutions. We sell to our installed base of customers through an inside sales force of over 90 sales professionals. We also intend to enhance our service value by making improvements to our service processes, offering incremental service plans and selling additional catalog and data services to our customers. Such services are typically subscription-based and will reinforce the portion of our revenues that are generally recurring in nature. In addition, we have recently deployed a new customer relationship management system to improve our call center infrastructure and provide better service to our customers.
      Upgrade Existing Customers Operating Older Products. We have developed our current generation of products based on Intel platforms with Windows, Linux, AIX and several UNIX platforms. A large number of our existing customers currently operate older systems that we service and maintain but do not actively sell. Our current generation of products has been developed to provide an efficient migration path while preserving existing embedded, vertical functionality. We believe there is a significant opportunity to upgrade these customers operating older systems to our current generation of new products. For example, over 1,100 customers have upgraded to our Eagle for Windows platform in the last five years.
      Invest in Product Development. We will continue to invest in product development and technology that can be combined with our extensive knowledge and experience in the vertical markets we serve to better serve our customers. We are developing additional innovative software applications and proprietary content that will allow our customers to manage their business operations more efficiently. For example, we have developed a range of productivity tools, such as delivery tracking, estimating and business intelligence solutions that will allow our customers to more effectively operate their supply chains. In addition, we are enhancing e-commerce and connectivity services to allow our customers to interact with their trading partners more efficiently.
      Selectively Pursue Strategic Acquisitions. We intend to continue to grow our business through select, strategic acquisitions. Our recent acquisition of Prophet 21 significantly enhanced our market expertise and leadership in the wholesale distribution vertical markets, while our acquisition of Speedware enhanced our already strong position in the lumber and building materials vertical market. We believe that there are other companies providing products and services in our target vertical markets that may be attractive acquisition candidates. We expect to continue to use acquisitions to expand our products and services offerings, reinforce our technology base, enhance our leadership position within our target vertical markets and expand our geographic presence and/or distribution channels. We also plan to pursue acquisitions that extend our presence into other complementary vertical markets with similar challenges and requirements of those that we currently serve.

Products and Services
      Our principal products and services offerings consist of:

•	Systems. We provide vertical-specific proprietary software applications, implementation and training and third-party software, hardware and peripherals.

•	Product Support. We sell a variety of post-sale support programs that include daily operating support through our advice line, software updates, preventive and remedial on-site maintenance and depot repair services.

•	Content and Data Services. Our content and data services include proprietary database and data management products for the vertical markets we serve (such as our comprehensive electronic automotive parts and applications catalog and point-of-sale business analysis data), connectivity services, e-commerce, networking and security monitoring management solutions.
     Systems
      We offer systems consisting of proprietary vertical-specific software applications, implementation and training and third-party software, hardware and peripherals. Our systems provide in-store, retail, distributor and warehouse-based solutions with fully-integrated applications that manage the workflows and data relating to a customer’s typical sales transaction and, automate and streamline a customer’s inventory, sales and distribution operations. These applications include order management and fulfillment, barcode scanning and processing, inventory control, pricing, purchasing, accounts receivables and payables, special order processing, quote and bid processing, vendor and manufacturer communications, payroll, general ledger and credit and debit card authorization. The selling price of our systems depends on a variety of factors, including the number of locations and users and the system requirements of the customer.
      In addition, we offer productivity tools and add-on modules to our customers to enhance the capabilities of our systems. The modular design of our productivity tools and add-on modules, such as business intelligence, credit card signature capture and delivery tracking, provides our customers with flexibility to deploy or implement our offerings individually or incrementally.
      When we sell a new system or add-on module, our education and training team works to minimize disruption during the conversion process and to optimize our customers’ use of the system by training them to use the primary and specialized features of the software. In addition, we integrate most of our products with hardware components and software products of third-party vendors prior to distributing the systems to our customers. We primarily use Dell Inc.’s industry standard server and workstation hardware to power of our software solutions. In addition, we offer hardware solutions from International Business Machines Incorporated and Hewlett-Packard Company for certain of our solutions.
      Our primary systems offerings serve customers with varying operations and technical requirements. Customers with lower complexity of operations typically operate fewer than 50 locations, and often operate a single location. Customers with higher complexity of operations often operate multiple locations, have complex inventory requirements and have more advanced in-house information technology resources.

      The following table outlines our primary systems offerings:

Vertical Market	Lower Customer Complexity	Higher Customer Complexity

Hardware and home center	Eagle	Eagle
Lumber and building materials	Eagle	Falcon ECS Pro
Automotive parts aftermarket	Prism Eagle for J-CON*	A-DIS Vision
Wholesale distribution	Eagle for Distribution CommerceCenter	Prelude CommerceCenter

*	Eagle will replace J-CON as a system offering in the automotive parts aftermarket in mid-2006.
      Eagle. Our Eagle platform is designed for small and medium-sized retail stores across multiple vertical markets, including hardware and home center, lumber and building materials and wholesale distribution. Eagle is generally designed for customers with less complex business needs. While the majority of Eagle’s systems are used by single store locations, the Eagle platform can operate up to 50 locations. We are currently developing a version of Eagle targeted at the automotive parts aftermarket and expect to release the product in 2006. The selling price of our Eagle system ranges from $15,000 to $300,000.
      CommerceCenter. Our CommerceCenter product, which we obtained through the Prophet 21 acquisition, is designed for distributors across multiple sub-vertical markets in the wholesale distribution vertical market including, industrial, electrical, fastener, fluid power, tile & floor covering, and medical supply. CommerceCenter can be used by wholesale distributors across the spectrum of lower customer complexity systems to higher customer complexity systems. CommerceCenter is a feature-intense solution that includes order management, inventory management, warehouse management, purchasing, financial management and data reporting & analysis. The selling price of our CommerceCenter system typically ranges from $30,000 to $500,000.
      Prism. Our Prism product is designed to meet the needs of both national and independent stores as well as smaller businesses in the automotive parts aftermarket. Prism is a distribution management system designed to improve point-of-sale operations, fine-tune pricing, optimize inventory and manage cash flow. The selling price of our Prism system typically ranges from $10,000 to $90,000.
      Falcon. Our Falcon system is designed for large multi-location lumber and building materials and hardware and home center retail operations. Falcon provides flexibility in tailoring the system to meet the separate needs of individuals, groups, departments and single or multiple retail store locations. The selling price of our Falcon system typically ranges from $90,000 to $850,000.
      ECS Pro. ECS Pro, a product that we obtained through the Speedware acquisition, is targeted at the lumber and building materials vertical market. The selling price of our ECS Pro system typically ranges from $20,000 to $250,000.
      A-DIS. Our A-DIS system is designed for large warehouse distributors in the automotive parts aftermarket. A-DIS is fully integrated to our J-CON product, which is used primarily by parts stores and is described above. The selling price of our A-DIS system typically ranges from $100,000 to $250,000.
      Prelude. Prelude, a product that we obtained through the Speedware acquisition, provides comprehensive business management software solutions to wholesale distributors with more complex business needs. Prelude is a feature-intense solution that includes integrated customer relationship management, returned goods processing, accounts receivable collections and forecasting, requisition, purchasing and vendor invoice reconciliation. The selling price of our Prelude system typically ranges from $90,000 to $900,000.
      Vision. Our Vision system, which we obtained in our acquisition of The Systems House, Inc. in May 2005, is designed for, and targeted to, local, regional and national warehouse distributors in the automotive parts aftermarket and office product market. The selling price of our Vision system typically ranges from $50,000 to $250,000.
      Systems We Continue to Support. In addition to our primary system offerings, we also service and maintain, but do not actively sell, additional systems including:

•	J-CON. Our J-CON system is designed to manage stores that are members of a national account program in the automotive parts aftermarket. J-CON serves as an inventory management and electronic purchasing tool, trading principally with a single warehouse distributor or multiple warehouse distributors on an A-DIS system.

•	CSD and Gemini. These systems were designed for medium to large-sized hardware and home center and lumber and building materials distributors.

•	Loadstar/ S-12/ Service Dealer/ Eclipse. These systems were designed for independent distributors and professional service installers in the automotive parts aftermarket.

•	Dimensions/ Version 2/4GL. Acquired in the Speedware acquisition, these systems are older character-based systems that have broad functionality and are actively used by customers in our lumber and building materials vertical market.

•	Prophet 21 UNIX-based systems. Acquired in the Prophet 21 acquisition, these systems operate on UNIX platforms and are designed for specific sub-verticals of the wholesale distribution vertical market. These products include Acclaim (industrial, fastener, electrical, plumbing and HVAC), Array (electrical), D2K, DISC (fluid power), Faspac (fastener), Prism (tile and flooring) and Turns (medical supply).

•	Ultimate. Our Ultimate system is designed for local, regional and national warehouse distributors in the automotive parts aftermarket.
      Currently, we realize significant product support revenues from customers using these systems. We have built upgrade and conversion paths for the customers of our CSD and Gemini systems to our Eagle or Falcon systems. Similarly, we are building upgrade and conversion paths for the customers of our Dimensions, Version 2 and 4GL systems to our Falcon system. In addition, we have built upgrade paths for S-12 and Eclipse systems to migrate to our Prism system. We are targeting our sales and marketing efforts to these customers and expect many of them to continue to upgrade to our current systems over the next five years.
     Product Support
      We provide comprehensive maintenance and customer support for each of our systems. Our customers are principally small and medium-sized businesses that require a high level of service, training and customer support to train users and to maintain their systems. We believe that we offer the broadest set of implementation and support services to businesses in the vertical markets we serve. Our product support offerings include:

•	Access to Software Updates. We provide our product support customers with regular software updates which, among other things, provide bug fixes, general functionality enhancements and efficiency improvements.

•	Advice Line Support. Our team of software and applications specialists provides customers with telephonic and internet training, troubleshooting and other support related to our software and hardware. This team provides technical and industry specific support for our systems through real-time diagnostics, access to our extensive knowledge-base and assistance in optimizing our customers’ usage of our systems for their businesses. We offer our customers several service plan options to accommodate their support needs and requirements for their businesses. In addition, our product development team is available to address the most complex systems issues.

•	Nationwide Hardware and Networking Specialists. Our field service team can be dispatched throughout the United States, Canada and Puerto Rico to diagnose and repair hardware and software on-site. We believe that this team of service professionals provides us with a competitive advantage. Because these services are provided on site, the customer often develops a working relationship with its hardware and networking specialist. We do not believe any primary competitor offers nationwide on-site support and service.

•	Server and Peripheral Repair. We support server and peripheral repair via overnight exchange and other programs from our repair facility in Tracy, California and through outsourced peripheral repair services.

      We have web-based product support that allows customers direct access to a call tracking system, on-line product training courses and an on-line knowledge base. These features allow customers to request support services, review specific calls or their entire call history, increase employee system knowledge through on-line coursework or search a knowledge base to obtain immediate answers to questions. In addition, we have recently deployed a new customer relationship management system to improve our call center infrastructure and provide better service to our customers.
      Virtually all new systems customers subscribe to product support and continue to subscribe as long as they use the system. Product support revenues are generally month-to-month and monthly fees vary with system size and configuration. In addition, we offer seminars and workshops to assist customers in understanding the capabilities of their systems. We strive to provide comprehensive information technology support to small and medium-sized business customers to build customer relationships, enhance customer satisfaction and maximize customer retention rates.

Content and Data Services
      Our content and data services include information services, such as database services with information and reports related to point-of-sale activity and connectivity services. These services are specific to the vertical markets we serve and complement our systems offerings.
      Automotive Parts Aftermarket: We provide electronic catalogs, bar codes, related repair information and reports based on point-of-sale activity through a variety of data services. These proprietary database products and services generate recurring revenues through monthly subscription fees and differentiate our products from those of our competitors. We offer data services to our automotive parts aftermarket customers, including warehouse distributors, manufacturers and parts stores and professional installers. Our principal content and data services are:

•	PartExpert. Our electronic automotive parts and application catalog provides access to a database of over 72 million unique automobile part applications for approximately 6,500 automotive parts aftermarket product lines. These products significantly reduce the time-consuming and cumbersome use of printed catalogs and are designed to increase productivity and accuracy in parts selection and handling. Our systems are integrated with PartExpert. For our PartExpert product, we acquire, enter, clean, standardize and format data from over 800 automotive parts manufacturers in an original, creative and unique manner. This data comes from manufacturers in paper or electronic format. We generally produce catalog updates on compact discs approximately ten to twelve times per year from our facilities in Livermore, California, Austin, Texas and Longford, Ireland.

•	ePartExpert. ePartExpert enables service professionals and consumers to access our automotive parts database online. This product is used by the manufacturer, warehouse distributor and professional installer segments of the automotive parts aftermarket.

•	ePartInsight. ePartInsight provides data hub capability that allows large buying groups to access inventory and sales information throughout the buying group simultaneously, which allows better visibility into product sales and inventory trends. This data warehouse product can be connected to all of our automotive parts aftermarket warehouse distributor and parts store products as well as third-party software.

•	Manufacturer Services. We provide a number of fee-based services to the manufacturer segment of the automotive parts aftermarket. These services include catalog content comparisons to similar product groups from other manufacturers, pricing comparisons to similar parts available in the market and electronic catalog data mapping and format conversion.

•	Connectivity Services. We offer Internet and modem-based communication services that connect the automotive parts aftermarket from manufacturers through warehouse distributors and parts stores to professional installers. Our flagship service, AConneX, uses the Internet to allow communication between and among our software systems and other companies’ software systems. AConneX enables parts to be ordered by professional installers from eStore partners and creates a trading network among parts stores and warehouse distributors. In addition, we offer an electronic data interchange interface between warehouse distributors and manufacturers.
      We also market the following content and data services to the vertical markets we serve:

•	Trading Partner Connect. Our Trading Partner Connect offering, which we obtained through the Prophet 21 acquisition, is an Internet trading network that streamlines the commerce process between distributors, their manufacturers and/or suppliers, and end-users, thereby increasing sales and improving customer service while reducing operating costs. Through Trading Partner Connect, distributors can access millions of items, enabling them to compete on a larger scale and improve customer service. Distributors further benefit from eliminated EDI Value Added Network charges and reduced surplus inventory. Trading Partner Connect also provides distributors with a Web-based storefront to give end-users online customer service as well as ordering capabilities 24 hours a day, seven days a week. Trading Partner Connect offers several components, including B2B Marketplace, B2B Buyer, B2B Alliance, B2B Gateway and B2B Seller.

•	Networking Support & Security Monitoring. Our Networking Support & Security Monitoring offerings are targeted primarily at the hardware and home center vertical market and the automotive parts aftermarket, but are applicable to all of our four vertical markets. These offerings provide network installation, provisioning, troubleshooting and problem resolution, fire wall installation and configuration and virus protection services.

•	VISTA. Our VISTA offering is targeted for manufacturers in the hardware and home center vertical market. VISTA provides ongoing measurement of brand and item movement with major product classifications using point-of-sale business analysis data from independent hardware stores and consumer survey data. Information provided by VISTA gives manufacturers insight into how a specific product or brand performs against its competitors and the market in general. For our VISTA product, we partner with a third-party provider to identify, query and receive information from customer survey participations. We provide this data to our customers in a variety of formats.

•	IDW and IDX. Our IDW and IDX offerings are targeted at the wholesale distribution vertical market. They enable electrical parts manufacturers and warehouse distributors to exchange purchase order and related documents using electronic data interchange and internet technologies.

•	INet. Our INet offering is targeted at the hardware and home center, lumber and building materials and wholesale distribution vertical markets. INet provides e-commerce capabilities to our customers such as the ability to conduct business online with their vendors and customers, including e-store ordering, invoicing and e-statement functionality.

Other Offerings
      In addition to systems, product support and content and data services offerings, we offer our customers migration and application development tools, OpenERP solutions and other business products.

•	Migration and Application Development Tools. We provide a complete suite of professional services and software tools for customers who wish to migrate their applications and databases from the HP e3000 to other HP platforms. In November 2001, the Hewlett-Packard Company announced that it is ending sale and support for this platform over a five-year period, that will likely result in the decline of our migration business. Our application development tools are designed for use by software programmers for the design and development of computer applications which can be executed on a variety of computer systems other than those platforms used to develop the software application. These application tools substantially improve programmer productivity by facilitating the development of better quality business applications in much less time than traditional tools.

•	OpenERP Solutions. OpenERP Solutions was launched in 2004 as a solution for discrete manufacturers with the simultaneous acquisition of the legacy enterprise resource planning, or ERP, applications and related customer base from eXegeSys, Inc. and licensing of a brand new open-source-based ERP application. These modules have been utilized by customers as building blocks of internally-developed ERP systems. OpenERP Solutions has developed a program to retain as many ERP customers as possible by offering a lower-risk and lower-cost upgrade from ERP to OpenERP.

•	Business Products. We offer both standard and custom third-party record-keeping and sales forms and other office supplies, primarily to our existing customer base. These forms and supplies include purchase order forms, checks, invoices, ink, toner and ribbons that are compatible with our software and hardware systems.

Sales and Marketing
      We have dedicated sales groups to each of the hardware and home center, lumber and building materials and wholesale distribution vertical markets and the automotive parts aftermarket. We have approximately 220 commission-based sales employees. Our sales and marketing strategy is to provide relevant business expertise to target customers by using sales representatives with strong industry-specific knowledge.
      Within these vertical markets, we use a combination of field sales, inside sales, value-added resellers and national account programs. We seek to partner with large customers or groups of customers and leverage these program groups to sell to their members. Incentive pay is a significant portion of the total compensation package for all sales representatives and sales managers. Our field sales teams generally focus on identifying and selling to new customers, while our inside sales team focuses on selling upgrades and new software applications to our installed base of customers.
      Our marketing approach is to develop strategic relationships with many well known market participants in the hardware and home center and lumber and building materials vertical markets. For example, we are a preferred or recommended business management solutions provider for the members of the Ace Hardware Corp., True Value Company and Do it Best Corp. cooperatives, and the Aftermarket Auto Parts Alliance, Inc. In addition, we have licensing agreements with many well known participants in each of the vertical markets we serve, including O’Reilly Automotive, Inc., Central Garden & Pet Company and Parr Lumber Company. This strategy includes obtaining endorsements and developing exclusive relationships, warehouse distributor partnerships and other alliances. The goal of these programs is to enhance the productivity of the field sales team and to create leveraged selling opportunities for system sales and content and data services. These relationships have allowed us to streamline the distribution channel and to reduce our direct sales costs.
Product Development
      Our product development strategy combines innovation and the introduction of new technology with our commitment to the long-term support of the unique needs of our customers. We seek to enhance our existing product lines, offer streamlined upgrade and migration options for our existing customers and develop compelling new products for our existing customer base and prospective new customers.
      Our customer base includes long-term customers using our older, character-based systems (which we no longer actively sell), as well as those who have upgraded to our most recently developed products running on Intel platforms with Windows, Linux, AIX and several other UNIX platforms. A large portion of our current installed customer base is using older character-based systems, especially in the automotive parts aftermarket. We believe there is a significant opportunity for us to migrate these customers to our current generation of systems offerings running on more modern technology platforms. We have developed our current generation of products to provide an efficient migration path for customers operating older systems while preserving existing functionality and offering significant advantages in ease of use and new e-commerce capabilities.
      In the development of our software, we use industry standard tools such as, JAVA, Microsoft toolsets, Progress, and variety of open source-based technologies. The recent Speedware acquisition has further enriched our technology offerings with new add-on modules, innovative technologies such as OpenERP, new Java-based ERP modules, CommerceCenter and an experienced, vertically focused engineering team. We are also developing a next generation industry catalog and continuing to expand our next generation e-commerce and connectivity offerings.
      We also leverage a set of key technology relationships with third-party vendors to offer a complete turnkey business management solution to our customers. We have relationships with several third-party vendors including (i) Dell Inc., International Business Machines Incorporated, Hewlett-Packard Company and Symbol Technologies Inc. for hardware platforms, (ii) Microsoft for tools, operating systems and databases, (iii) Progress Software for development tools, (iv) Sterling Commerce for EDI, and (iv) SonicWALL, Inc. for security solutions.
      We have a centrally managed development organization of approximately 375 employees designed to develop shared products and technologies that are used across multiple vertical markets as well as specific vertical markets.
Customers
      Our diversified customer base consists primarily of small and medium-sized distribution businesses. For fiscal year 2004, no single customer accounted for more than 10% of our total revenues, and our top ten customers accounted for 23.7% of our total revenues. Some of our top ten customers included (i) Ace Hardware Corp. and True Value Company in the hardware and home center and lumber and building materials vertical markets, (ii) General Parts, Inc., the Aftermarket Auto Parts Alliance, Inc. and O’Reilly Automotive, Inc. in the automotive parts aftermarket and (iii) the Industry Data Exchange Association, a joint venture formed by the National Electrical Manufacturers Association and the National Association of Electrical Distributors, in the wholesale distribution vertical market. We have approximately 13,500 customers, of which approximately 3,400 were added as a result of the Prophet 21 acquisition.
      We believe that our ability to increase revenue depends in part upon maintaining our relationships with key customers. One of our larger customers, General Parts, informed us of its intention to replace our J-CON parts store system with its own brand product. See “Risk Factors — General Parts, Inc., One of Our Largest Customers, Intends to Discontinue the Use of Certain of Our Products and, as a Result, Our Revenues in the Automotive Parts Aftermarket Could Decline Significantly and Our Operating Results Could be Materially Adversely Affected.”
Competition
      The vertical markets we serve are highly fragmented and are served by many competitors. In all of the vertical markets we serve, we primarily compete against smaller software companies with solutions for a single vertical market. Many of our niche competitors price their products and services significantly below our prices which over time may impact our pricing and profit margins. The key factors influencing customers’ technology purchase decisions in the vertical markets we serve include, among others: ability to provide a turnkey business management solution, depth of vertical expertise, pricing, level of services offered and credibility and scale of the technology vendor.
      We compete with several other vertically-focused software providers in the wholesale distribution vertical market, including a division of Infor Global Solutions, Inc. and Intuit Inc.’s Eclipse product line. Other competitors include vertically-focused software vendors in the building material, distribution and manufacturing markets, as well as independent software vendors, software tool developers and vendors and database vendors in other markets.

      In the automotive parts aftermarket we compete primarily with smaller software and content companies that operate regionally or in a specific niche of the market. Some of our competitors in this vertical market include icarz, Inc. and Autologue Computer Systems Inc., in systems and with Wrenchead, Inc. in systems and content and data services. Additionally, we are working to displace in-house systems or catalogs. For example, AutoZone, Inc. and Genuine Parts Company’s NAPA Parts Group both produce their own systems and electronic automotive parts catalogs for their stores and members.
      In the hardware and home center and lumber and building materials vertical markets we compete primarily with smaller, niche-focused companies, many of which target specific geographic regions. Some of our competitors in this vertical market include Spruce Computer Systems, Inc., Advantage Business Computer Systems, Inc. and Distribution Management Systems, Inc.
      Several large software companies have made public announcements regarding the attractiveness of various small and medium-sized business markets and their intention to expand their focus on these markets, including Intuit Inc., Microsoft Corporation, Oracle Corporation, SAP AG and The Sage Group plc. These large software companies have rarely competed directly with us. However, there can be no assurance that they will not do so in the future.
Suppliers
      For fiscal year 2004, Dell Inc. was our largest supplier of hardware supplies used in our solutions, and we paid approximately $6.9 million to Dell Inc. for such supplies. No other supplier accounted for more than 10% of our total hardware supply expense. We have a number of competitive sources of supply for these and other supplies used in our operations.
Employees
      We have approximately 2,100 employees. None of our employees are represented by unions. We have not experienced any labor problems resulting in a work stoppage and believe we have good relations with our employees.
Joint Venture
      We own 48% of the outstanding common stock of Internet Autoparts, Inc., or Internet Autoparts, a joint venture among us and some of our key customers and other investors, which was formed in May 2000. Internet Autoparts provides the automotive parts aftermarket with a web-based parts ordering and communications platform linking automotive service providers with wholesale distributors and other trading partners.
      We granted certain non-exclusive, perpetual, non-transferable licenses to Internet Autoparts in return for our initial one-third interest in Internet Autoparts. Internet Autoparts agreed, subject to certain exceptions, not to compete with us in the businesses in which we are engaged. In addition, we agreed, subject to certain exceptions, not to compete with Internet Autoparts in the business of selling new or rebuilt automotive parts over the Internet to professional installers and consumers.
      Internet Autoparts utilizes our web-based parts catalog, ePartExpert, and has access to our Internet communications gateway, AConneX, which provides seamless communications among its various business platforms and third-party management systems. AConneX is available for licensing to third-party management systems in addition to Internet Autoparts. The licenses granted to Internet Autoparts provide for the payment to us of royalties based upon a percentage of net sales made by Internet Autoparts using the licensed technology. We have no commitment to invest additional funds in Internet Autoparts, although, we are obligated to provide service and support for AConneX.
Properties
      Our properties are leased, and include integration and distribution, software development and data entry facilities and administrative, executive, sales and customer support offices. Our principal executive offices are located at 804 Las Cimas Parkway, Austin, Texas 78746. We consider our properties to be suitable for their present and intended purposes and adequate for our current level of operations.
      Our facilities consist of the principal properties listed in the table below.

	Approx.
	Size		Lease
Location	(sq. ft.)	Description of Use	Termination

Livermore, California	79,000	Management offices; software development; data entry; sales; administrative	2012
Austin, Texas	70,000	Principal and management offices; software development; sales; administrative	2015
Yardley, Pennsylvania	65,000	Management, sales, product support and development	2007
Tracy, California	36,500	Hardware computer repair	2006
Westminster, Colorado	30,000	Administrative; sales; software development	2005
Greenville, South Carolina	23,400	Sales, product support	2007
Austin, Texas	23,000	Systems integration and distribution	2008
Longford, Ireland	21,000	Data entry; administrative; sales	2027
Plano, Texas	21,000	Sales, product support	2007
Westminster, Colorado	17,500	Product support	2008
Montreal, Quebec	14,800	Management, sales product support	2010
Austin, Texas	9,000	Data Center	2008
      We are currently in the process of obtaining a new lease with respect to our administrative office in Westminster, Colorado.
      In addition, we have leases on over 40 offices and field service locations in the United States, Canada, the United Kingdom and France.
Legal Proceedings
      We are a party to various legal proceedings and administrative actions, all of which are of an ordinary or routine nature incidental to our operations. We do not believe that such proceedings and actions should, individually or in the aggregate, have a material adverse effect on our results of operations, financial condition or cash flows.
History
      We were incorporated in 1972 under the name of Triad Systems Corporation. In 1997 we merged into CCI Acquisition Corp., becoming a Delaware corporation named Cooperative Computing, Inc., and in October 2003, we changed our name to Activant Solutions Inc.

MANAGEMENT
      The following table sets forth certain information with respect to our directors and executive officers.
Directors and Executive Officers

Name	Age	Position

A. Laurence Jones	52	Director, President and Chief Executive Officer
Pervez Qureshi	48	Senior Vice President and Chief Operating Officer
Greg Petersen	42	Senior Vice President and Chief Financial Officer
Mary Beth Loesch	44	Senior Vice President of Business Development
Christopher Speltz	42	Vice President of Finance, Treasurer and Assistant Secretary
Richard Rew II	37	General Counsel and Secretary
Peter S. Brodsky(1)(2)	34	Director
Jason Downie(1)(2)	34	Director
Jack D. Furst	45	Chairman of the Board of Directors
James R. Porter(1)	69	Director
Robert Shaw	58	Director

(1)	Denotes a member of our Audit Committee and Compensation Committee.

(2)	Denotes a Financial Expert serving on the Audit Committee.
      Mr. Jones was elected by us as our President and Chief Executive Officer in October 2004. Mr. Jones has been one of our directors since July 1997. Prior to joining us, Mr. Jones was Chairman and Chief Executive Officer of Interelate, Inc., a private CRM services company. He also serves as a director of Exabyte, Inc. From 1999 to 2003, Mr. Jones was President and Chief Executive Officer of MessageMedia, Inc., a public email marketing company. From January 1998 until February 1999 Mr. Jones served as an Operating Affiliate of McCown DeLeeuw & Co. From August 1993 to August 1997, Mr. Jones served as the Chief Executive Officer of Neodata Services Inc., a provider of marketing services. Prior to his employment by Neodata Services Inc., Mr. Jones served as Chief Executive Officer of GovPX, a provider of U.S. Treasury data and pricing services from 1991 to August 1993. Mr. Jones has an M.B.A. from Boston University and a B.S. from Worcester Polytechnic Institute.
      Mr. Qureshi currently serves as our Senior Vice President and Chief Operating Officer. Mr. Qureshi joined us as Director of Marketing in 1994. He became General Manager of our non-automotive vertical markets in 1999 and was elected our Senior Vice President in 2003. He became Group President of our vertical markets in 2004, and was elected Chief Operating Officer in April 2005. Prior to joining us, Mr. Qureshi was President of a management consulting company he founded and was Vice President of Marketing at Harvest Software. He has also held management positions at Metaphor Computer Systems, Hewlett-Packard Company and International Business Machines Incorporated. Mr. Qureshi holds an M.B.A. from the Darden Graduate School of Business at the University of Virginia and a B.S.E.E. degree from the University of Lowell, in Lowell, Massachusetts.
      Mr. Petersen has served as our Senior Vice President and Chief Financial Officer since September 2001. Prior to joining us, Mr. Petersen served as Vice President of Finance for Trilogy Software from 2000 until 2001 and as its Treasurer from 1999 until 2000. From 1997 to 1999, Mr. Petersen was Senior Vice President of Planning and Business Development for RailTex. From 1989 to 1997, Mr. Petersen held various finance and strategy positions at American Airlines, most recently as managing director of corporate development. Mr. Petersen has an M.B.A. from Fuqua School of Business at Duke University and a B.A. in Economics from Boston College.

      Ms. Loesch currently serves as our Senior Vice President of Business Development. Ms. Loesch joined us as Vice President of Business Development in November 2004, and was promoted to Senior Vice President in April 2005. Prior to joining us, Ms. Loesch served as Senior Vice President of Mergers and Acquisitions for Interelate, Inc. from 2003 until 2004. From 1999 to 2002, Ms. Loesch was Senior Vice President of Corporate Development for MessageMedia, and from 1998 to 1999, Ms. Loesch served as President of Advanced Network Operations for Internet Communications Corporation. She also has held various executive operating and strategy positions with KPMG Consulting, CSG Systems and USWest. Ms. Loesch has an M.B.A. and a B.S.B.A. from Creighton University.
      Mr. Speltz joined us as Vice President and Treasurer in 1999 and became Vice President of Finance and Treasurer in 2001. Prior to joining us, from 1990 through 1999, Mr. Speltz worked at the investment and commercial banking firm Societe Generale, most recently as Director and Manager of the Dallas office. Mr. Speltz has an M.B.A. from the University of Texas at Arlington and a B.S. from Indiana University.
      Mr. Rew served as our Assistant Secretary from December 2000 until September 2002, and as our Secretary since September 2002. Since April of 2000, Mr. Rew has also served as our General Counsel. Prior to joining us, Mr. Rew held various positions in the legal department at EZCORP, Inc., a publicly traded company engaged in sub-prime and collateral lending businesses. Those positions included serving as Assistant General Counsel from 1994 to 1995 and as General Counsel from 1996 to 2000. Mr. Rew is a member of the State Bar of Texas. Mr. Rew has a J.D. from the University of Oklahoma and a B.A. from the University of Texas at Austin.
      Mr. Brodsky has been one of our directors since April 2002. Mr. Brodsky is a partner of Hicks Muse and has been with the firm since 1995. At Hicks Muse, Mr. Brodsky has focused on the firm’s media investments, specifically in radio, television, sports and software. Prior to joining Hicks Muse, Mr. Brodsky was employed in the investment banking department of CS First Boston Corporation in New York from 1993 to 1995. Mr. Brodsky serves as a director of several of the firm’s portfolio companies. He received his B.A. from Yale University.
      Mr. Downie has been one of our directors since October 2004. Mr. Downie is a principal of Hicks Muse and has been with the firm since September 2000. From June 1999 to August 2000, Mr. Downie was an associate at Rice Sangalis Toole & Wilson, a mezzanine private equity firm based in Houston, Texas, and from June 1992 through June 1997, Mr. Downie served in various capacities with Donaldson, Lufkin & Jenrette in New York, most recently as an Associate Position Trader in their Capital Markets Group. Mr. Downie has a B.B.A. and M.B.A. from the University of Texas at Austin.
      Mr. Furst has been one of our directors since February 1997 and became chairman of our Board of Directors in September 2004. Mr. Furst has served as a Partner and Principal of Hicks Muse since 1989, the year in which it was formed. Mr. Furst has approximately 20 years of experience in leveraged acquisitions and private investments. Mr. Furst is involved in all aspects of Hicks Muse’s business and has been actively involved in originating, structuring and monitoring its investments. Prior to joining Hicks Muse, Mr. Furst served as a Vice President and subsequently a Partner of Hicks & Haas from 1987 to 1989. From 1984 to 1986, Mr. Furst was a Merger and Acquisitions/ Corporate Finance Specialist for The First Boston Corporation in New York. Before joining First Boston, Mr. Furst was a Financial Consultant at PricewaterhouseCoopers. Mr. Furst serves on the Boards of Directors of Home Interiors & Gifts, Inc. and Viasystems Group, Inc. Mr. Furst has an M.B.A. from the graduate school of business at the University of Texas at Austin and a B.S. from the college of business administration at Arizona State University.
      Mr. Porter has been one of our directors since September 1985. In February 1998, Mr. Porter retired as an employee and is no longer involved in our day-to-day management. He served as President and Chief Executive Officer of Triad Systems Corporation from September 1985 to February 1997. Mr. Porter also serves as a director of Silicon Valley Bank, and Cardone Industries, Inc. He also serves on the Board of Regents of Pepperdine University as well as the Board of Trustees of Abilene Christian University. Mr. Porter received an Engineering Degree from Texas A&M.

      Mr. Shaw has been a director since July 2005. From August 2001 to present, Mr. Shaw has also served as Chairman and Chief Executive Officer of ArcSight, Inc. From November 1998 to March 2001, Mr. Shaw was the Chief Executive Officer of USWeb Corporation. Prior to that, Mr. Shaw served as Executive Vice President of worldwide consulting services and vertical markets for Oracle Corporation from May 1992 to August 1998. Mr. Shaw has a B.B.A. from the University of Texas.
Code of Ethics
      We have adopted a Code of Ethics that applies to all of our directors, officers and employees. Our Code of Ethics has been filed with the SEC. See “Where You Can Find More Information.”
Director Compensation
      Directors who are officers, employees or otherwise affiliated with us receive no compensation for their services as directors. Each director who is not also an officer, employee or our affiliate receives an annual retainer of $15,000 and a fee of $1,500 for each in person meeting of the Board of Directors at which the director is present and a fee $500 for each telephonic meeting or committee meeting in which such director participates. In addition, in fiscal year 2004, we paid an additional $20,000 retainer to Mr. Jones in consideration of his service on the board of directors of IAP. Directors are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. Mr. Jones and Mr. Porter were each granted options to purchase 100,000 shares of Holdings’ common stock in fiscal year 2000, options to purchase 25,000 shares of Holdings’ common stock in fiscal year 2003 and options to purchase 1,250 shares of Holdings’ common stock in fiscal year 2004 at exercise prices of $1.00, $1.00 and $2.25 per share, respectively. In addition, in connection with his election to the Board of Directors in July 2005, Mr. Shaw was granted an option to purchase up to 50,000 shares of Holdings’ common stock at $3.50 per share.
Executive Compensation
     Summary Compensation
      The following table summarizes the compensation earned by our Chief Executive Officer and the four other most highly compensated executive officers during fiscal years 2003, 2004 and 2005 (each such person is referred to as a “named executive officer”).

					Long-Term
					Compensation
		Annual Compensation
					Securities
	Fiscal				Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)		Options(1)	Compensation

A. Laurence Jones(2)	2005	365,000	753,000	(4)	3,000,000	—
President and Chief	2004	—	—		—	—
Executive Officer	2003	—	—		—	—
Michael A. Aviles(3)	2005	58,218	—			667,672	(6)
Former Chairman of the	2004	375,000	2,130,800	(5)	—	—
Board, President and Chief	2003	375,210	2,162,800	(5)	—	—
Executive Officer
Pervez Qureshi	2005	308,846	323,000	(5)	500,000	—
Chief Operating Officer	2004	250,004	226,750	(5)	50,000	—
	2003	250,648	275,500	(5)	25,000	—
Greg Petersen	2005	259,615	243,000	(5)	400,000	—
Senior Vice President and	2004	250,000	211,750	(5)	25,000	—
Chief Financial Officer	2003	247,846	232,500	(5)	25,000	—
Mary Beth Loesch	2005	176,923	149,400	(5)	300,000	—
Senior Vice President	2004	—	—		—	—
of Business Development	2003	—	—		—	—
Christopher Speltz	2005	173,308	115,000	(5)	100,000	—
Vice President of Finance,	2004	154,769	101,900	(5)	10,000	—
Treasurer and Assistant	2003	150,657	149,500	(5)	8,000	—
Secretary

(1)	Represents grants of options to purchase shares of Holdings’ common stock. See “1998 Stock Option Plan” and “2000 Stock Option Plan.”

(2)	Mr. Jones was appointed President and Chief Executive Officer on October 7, 2004. Pursuant to Mr. Jones’s employment agreement, Mr. Jones receives a base salary of $375,000 and is eligible for an annual bonus of up to 100% of his base salary. See “Management — Employment Agreements.”

(3)	Includes a 401(k) matching contribution of $3,000 and a signing bonus of $150,000.

(4)	Includes a 401(k) matching contribution of $3,000.

(5)	Mr. Aviles served as Chairman of the Board, President and Chief Executive Officer until October 7, 2004. In fiscal year 2005, Mr. Aviles received severance in the amount of $667,672. See “Management — Employment Agreements.”
Option Grants In Fiscal Year 2005
      The following named executive officers were granted options to purchase shares of Holdings stock during fiscal year 2005.

	Individual Grants				Potential Realizable
					Value at Assumed
		Percentage of			Annual Rates of Stock Price
	Number of	Total			Appreciation For Option
	Securities	Options			Term(1)
	Underlying	Granted to
	Options	Employees in	Exercise	Expiration
Name	Granted	Fiscal Year	Price	Date	5%	10%

A. Laurence Jones	3,000,000	57.32%	$2.25	12/15/2004	4,245,038	10,757,762
Pervez Qureshi	500,000	9.56%	2.25	02/01/2015	707,507	1,792,960
Greg Petersen	400,000	7.65%	2.25	02/01/2015	566,005	1,434,369
Christopher Speltz	100,000	1.91%	2.25	02/01/2015	141,501	358,592
Mary Beth Loesch	300,000	5.74%	2.25	02/01/2015	424,504	1,075,777

(1)	The dollar amounts set forth under these columns are the result of calculations at the five percent and ten percent assumed rates set by the SEC. These assumed annual rates of appreciation would result in a stock price in ten years of $3.67 and $5.84, respectively.

Aggregate Option Exercises in Fiscal Year 2005 and Fiscal Year End Option Values
      No options were exercised by the named executive officers in fiscal year 2005. The following table sets forth information concerning the fiscal year end number of unexercised options with respect to the named executive officers as of September 30, 2005.

	Number of
	Securities Underlying
	Unexercised Options at
	September 30, 2005

Name	Exercisable	Unexercisable

Michael A. Aviles	800,000	—
A. Laurence Jones	132,082	3,004,168
Pervez Qureshi	276,332	541,668
Greg Petersen	200,000	425,000
Christopher Speltz	138,667	109,333
Mary Beth Loesch	—	300,000
Employment Agreements
      Effective as of October 7, 2004, we terminated the employment of Michael A. Aviles as our President and Chief Executive Officer, and Mr. Aviles was removed as a member of the Board of Directors and as Chairman of the Board. In connection with the termination of Mr. Aviles, we terminated his executive employment agreement, which provided for an initial base salary of $375,000 (subject to increases as determined by the Board of Directors), annual incentive bonuses with a target of at least $300,000 and severance in an amount equal to 18 months base salary and the target annual incentive bonus for the fiscal year in which the termination occurred, payable monthly in arrears over the 18 months following the effective date of termination, if Mr. Aviles was terminated without good cause. Mr. Aviles’s base salary for fiscal year 2004 was $375,000 per annum, and his target annual incentive bonus for fiscal year 2004 was $300,000. The employment agreement also provided Mr. Aviles the opportunity to earn up to $2.0 million annually in additional special cash incentives if we met certain cash flow improvement hurdles. Under a separate change of control bonus agreement, Mr. Aviles was entitled to a cash bonus in the event a change of control or significant divestiture occurred during the term of his employment or, under certain circumstances (including circumstances involving a termination of Mr. Aviles without good cause), in the event a change of control or significant divestiture occurred within 180 days following such termination (which period has expired).
      Pursuant to his employment agreement, Mr. Aviles is receiving severance payments from us over an 18 month period following the effective date of his termination as described above. In addition, as provided in Mr. Aviles’ employment agreement, Mr. Aviles was paid an annual incentive bonus of $477,000 for fiscal year 2004, which amount was determined based upon our achievement of certain performance objectives for such period. In addition, Mr. Aviles received a special cash bonus of $1.7 million pursuant to his employment agreement for fiscal year 2004 as a result of the achievement of certain performance hurdles established by the Board of Directors for such fiscal year.
      On October 7, 2004 we elected A. Laurence Jones to replace Mr. Aviles as our President and Chief Executive Officer. On December 15, 2004, and effective as of October 7, 2004, we entered into a written employment agreement with Mr. Jones. The employment agreement provides for a signing bonus in the amount of $150,000, an initial base salary of $375,000 subject to increases as determined by the Board of Directors, and eligibility to receive an annual bonus of 100% of his base salary (which annual bonus may exceed 100% of his base salary if we exceed certain revenue and other financial targets in our budget for the applicable fiscal year). Mr. Jones will be entitled to a minimum annual bonus of 50% of his base salary for fiscal year 2005, provided Mr. Jones continues to be employed by us as of the end of such fiscal year. In the event Mr. Jones’s employment is terminated without cause or in the event he resigns for good reason, in addition to the salary and benefits listed above, Mr. Jones, subject to his execution of a release in our favor, is entitled to a severance payment equal to 18 months of his then effective base salary, payable in a lump sum in cash, a pro-rated annual bonus, and any earned but unpaid annual bonus in respect of any full fiscal year ended prior to his termination. If Mr. Jones’s employment is terminated by us for cause or by Mr. Jones other than for good reason, or if his employment is terminated by reason of his death or disability, we have no further payment obligations other than for payment of any accrued benefits, salary and bonus. Mr. Jones’s employment agreement provides for an 18-month non-competition and non-solicitation requirement after his employment with us is terminated.
      Concurrently with the execution of Mr. Jones’s employment agreement, we entered into a stock option agreement with Mr. Jones pursuant to which we granted to Mr. Jones stock options under our 2000 stock option plan, exercisable for an aggregate of 3,000,000 shares of our common stock at an exercise price of $2.25 per share. The stock options:

•	vest in four equal installments over four years from October 7, 2004;

•	become fully vested upon the occurrence of a change of control of the Company; and

•	provide that upon Mr. Jones’s voluntary termination of his employment or upon termination of his employment by us, Mr. Jones will have 360 days following such termination to exercise any vested but unexercised options.
      In addition, if Mr. Jones’s employment is terminated without cause or if he resigns for good reason, Mr. Jones will receive accelerated vesting of stock options covering the lesser of 1,125,000 shares or all remaining unvested stock options. All other unvested stock options will be cancelled.

      On February 1, 2005, we entered into a letter agreement with Mr. Qureshi to amend the severance terms described in that certain letter agreement, dated October 27, 1999, by and between us and Mr. Qureshi. The agreement with Mr. Qureshi provides that if his employment is involuntarily terminated by us without cause or if he voluntarily terminates his employment for good reason, Mr. Qureshi will be entitled to receive severance in a lump sum amount equal to the sum of (i) twelve months of his base salary, (ii) twelve months of his target incentive bonus, and (iii) twelve months of COBRA payments, subject to the terms of our severance plans.
      On February 1, 2005, we entered into a letter agreement with Greg Petersen to amend the severance terms described in that certain letter agreement, dated August 22, 2001, by and between us and Mr. Petersen. The agreement with Mr. Petersen provides that if his employment is involuntarily terminated by us without cause or if he voluntarily terminates his employment for good reason, Mr. Petersen will be entitled to receive severance in a lump sum amount equal to the sum of (i) twelve months of his base salary, (ii) twelve months of his target incentive bonus, and (iii) twelve months of COBRA payments, subject to the terms of our severance plans.
      On February 1, 2005, we entered into a letter agreement with Mary Beth Loesch, effective as of November 1, 2004, containing the terms of Ms. Loesch’s employment as our Vice President of Business Development. The agreement with Loesch provides for (i) an initial annual base salary of $200,000, (ii) an annual incentive bonus with an annualized target of $100,000, (iii) a grant of 300,000 stock options (subject to the approval of our Board of Directors) at an exercise price of $2.25 per share and vesting in four equal annual installments beginning on November 2, 2005 and (iv) severance payable in a lump sum amount equal to the sum of (A) nine months of base salary; (B) nine months pro-rated target incentive bonus; and (C) nine months of COBRA payments, if Ms. Loesch is involuntarily terminated by us without cause or if Ms. Loesch voluntarily terminates her employment for good reason.
Severance Plans
      On February 1, 2005, we adopted the Activant Executive Severance Plan (the “Executive Plan”) effective as of January 1, 2005. The Executive Plan is available to each employee who is an officer, vice president or other senior executive employee of us (other than our Chief Executive Officer) and who is designated as an “Eligible Employee” by and in the discretion of the plan administrator. An Eligible Employee is entitled to severance under the Executive Plan if such Eligible Employee is involuntarily terminated without cause and not as a result of such Eligible Employee’s death or disability (a “Qualified Termination”). Upon a Qualified Termination, an Eligible Employee is entitled to receive a single lump sum severance payment equal to six months base salary. Notwithstanding the foregoing, in no event will such severance payment, when aggregated with all other payments to such Eligible Employee on account of the same Qualified Termination under any of our other sponsored severance arrangements, exceed twice the annual compensation of such Eligible Employee for the calendar year immediately preceding the calendar year during which the Qualified Termination occurred. Mr. Speltz and Mr. Rew have severance benefits granted pursuant to the Executive Plan.
      On February 1, 2005, we amended and restated the Activant Severance Plan for Select Employees (as amended, the “Select Plan”). The Select Plan is a broad-based plan available to each employee who is designated as an “Eligible Employee” in the sole and absolute discretion of the plan administrator. An Eligible Employee is entitled to severance under the Select Plan if such Eligible Employee’s termination is designated by the plan administrator in its discretion as a qualified termination and such termination is not as a result of the death of such Eligible Employee (a “Qualified Termination”). Upon a Qualified Termination, an Eligible Employee is entitled to a severance payment in an amount determined by the plan administrator in its sole and absolute discretion and approved by our Chief Executive Officer, to be paid as quickly as administratively practicable after termination. Notwithstanding the foregoing, in no event will such severance payment, when aggregated with all other payments to such Eligible Employee on account of the same Qualified Termination under any of our other sponsored severance arrangements, exceed twice the annual compensation of such Eligible Employee for the calendar year immediately preceding the calendar year during which the Qualified

Termination occurred. Mr. Jones, Mr. Petersen, Mr. Qureshi and Ms. Loesch have severance benefits pursuant to their employment agreements granted pursuant to the Select Plan.
1998 Stock Option Plan
      Our 1998 Stock Option Plan, as amended (the “1998 Plan”), provides for the grant of options to key employees and eligible non-employees of us and our subsidiaries for the purchase of shares of Holdings’ common stock.
      The employees and non-employees eligible for options under the 1998 Plan are those persons who the Board of Directors (or a committee thereof) (in either case, the “Committee”) identifies as having a direct and significant effect on the performance or financial development of us and our subsidiaries. The 1998 Plan provides that, notwithstanding the foregoing, no grants of options may be made under the 1998 Plan to any officer or employee who received “founder’s shares” or any officer or employee who is a member of our Board of Directors. A total of 5,050,000 shares of Holdings’ common stock are available in respect of options granted under the 1998 Plan, and the maximum number of shares that may be granted to any employee or eligible non-employee in respect of options granted under the 1998 Plan is 500,000. Generally, options granted under the 1998 Plan may not have a term in excess of ten years from the date the option is granted.
      Although the Committee has discretion in determining the terms of any option, it is expected that options will generally vest and become exercisable over a five-year period beginning on the last day of the fiscal year in which the option was granted, such that:

•	10% would become vested on the first anniversary of the date of grant;

•	20% would become vested on the second anniversary of the date of grant;

•	30% would become vested on the third anniversary of the date of grant;

•	65% would become vested on the fourth anniversary of the date of grant; and

•	100% would become vested on the fifth anniversary of the date of grant.
      Notwithstanding the foregoing, in the event of a public offering (as defined in the 1998 Plan) all options that were not exercisable at the time of the public offering will vest ratably over a period of years equal to five minus the number of complete years of vesting that had occurred prior to the public offering. Nonvested options vest upon the occurrence of a change of control (as defined in the 1998 Plan). Both incentive stock options and nonqualified stock options may be granted under the 1998 Plan.
      We have the right, under certain circumstances, to repurchase from any optionee at the Fair Market Value (as defined in the 1998 Plan) any options held by such optionee or any shares of Holdings’ common stock issued on exercise of any such options. The circumstances under which we may exercise this option generally include:

•	the termination of the optionee’s employment or other relationship;

•	the occurrence of a Change of Control; or

•	we engage in a transaction (such as a merger or share exchange) whereby the optionee would receive securities and the optionee is not qualified as an “accredited investor” within the meaning of the Securities Act of 1933.
      In addition to the foregoing, if an optionee’s employment or other relationship terminates as a result of the death of such optionee, the estate of such optionee or other person who inherits the right to exercise the option or the shares of Holdings’ common stock issued on exercise of options granted under the 1998 Plan, is entitled to require us to purchase, for Fair Market Value, all or any portion of the optionee’s options or shares of Holdings’ common stock issued on exercise of such options. A deceased optionee’s repurchase, or “put,” right may be exercised at any time prior to the first anniversary of the optionee’s death.

      The Board of Directors may amend, modify, suspend or terminate the 1998 Plan without the approval of our stockholders, except that, without stockholder approval, the Board of Directors will not have the power or authority to increase the number of shares of Holdings’ common stock that may be issued pursuant to the exercise of options under the 1998 Plan, decrease the minimum exercise price of any incentive stock option or modify requirements relating to eligibility with respect to incentive options. As of June 30, 2005, options covering an aggregate of 1,351,700 shares were outstanding under the 1998 Plan.
2000 Stock Option Plan for Key Employees
      Our 2000 Stock Option Plan for Key Employees, as amended (the “2000 Plan”), provides for the grant of options to key employees and eligible non-employees of ours and our subsidiaries for the purchase of shares of Holdings’ common stock.
      The employees and non-employees eligible for options under the 2000 Plan are those persons who the Board of Directors or the Committee identifies as having a direct and significant effect on the performance or financial development of us and our subsidiaries. A total of 10,000,000 shares of Holdings’ common stock are available in respect of options granted under the 2000 Plan, and the maximum number of shares that may be granted to any employee or eligible non-employee in respect of options granted under the 2000 Plan is 800,000. Generally, options granted under the 2000 Plan may not have a term in excess of ten years from the date the option is granted.
      Although the Committee has discretion in determining the terms of any option, it is expected that options will generally vest and become exercisable over a four-year period from the grant date as follows:

•	25% would become vested on the first anniversary of the date of grant;

•	50% would become vested on the second anniversary of the date of grant;

•	75% would become vested on the third anniversary of the date of grant;

•	100% would become vested on the fourth anniversary of the date of grant.
      We have the right, under certain circumstances, to repurchase from any optionee at the fair market value (as defined in the 2000 Plan) any options held by such optionee or any shares of Holdings’ common stock issued on exercise of any such options. The circumstances under which we may exercise this option generally include:

•	the termination of the optionee’s employment or other relationship; or

•	the occurrence of a change of control (as defined in the 2000 Plan).
      The Board of Directors may amend, modify, suspend or terminate the 2000 Plan without the approval of our stockholders, except that, without stockholder approval, the Board of Directors will not have the power or authority to increase the number of shares of Holdings’ common stock that may be issued pursuant to the exercise of options under the 2000 Plan, decrease the minimum exercise price of any incentive stock option or modify requirements relating to eligibility with respect to incentive options. As of June 30, 2005, options covering an aggregate of 9,178,450 shares were outstanding under the 2000 plan.
2001 Broad-Based Stock Option Plan
      Our 2001 Broad-Based Stock Option Plan, as amended (the “2001 Plan”), provides for the grant of options to employees and eligible non-employees of us and our subsidiaries for the purchase of shares of Holdings’ common stock.
      The employees and non-employees eligible for options under the 2001 Plan are our employees and employees of any direct or indirect subsidiary or parent corporation thereof now existing or hereafter formed or acquired who are responsible for our continued growth. A total of 600,000 shares of Holdings’ common stock are available in respect of options granted under the 2001 Plan, and the maximum number of shares that may be granted to any employee or eligible non-employee in respect of options granted under the 2001 Plan is 5,000. Generally, options granted under the 2001 Plan may not have a term in excess of ten years from the date the option is granted.

      Although the Committee has discretion in determining the terms of any option, it is expected that options will generally vest over a five-year period from the grant date as follows:

•	20% would become vested on the first anniversary of the date of grant;

•	40% would become vested on the second anniversary of the date of grant;

•	60% would become vested on the third anniversary of the date of grant;

•	80% would become vested on the fourth anniversary of the date of grant; and

•	100% would become vested on the fifth anniversary of the date of grant.
      The vesting of an option may be accelerated by the Committee at a rate not to exceed 13.3333% of the shares of Holdings’ common stock subject to such option per year if we meet certain performance goals attributed to such option by the Committee.
      Stock options issued under the 2001 Plan become exercisable upon the first to occur of six months following a public offering (as defined in the 2001 Plan) or on January 1, 2008. Notwithstanding the foregoing, in the event of a public offering, all options that were not exercisable at the time of the public offering will vest automatically on January 1, 2008. All options outstanding under the plan also automatically vest immediately prior to the consummation of a change of control (as defined in the 2001 Plan). Both incentive stock options and nonqualified stock options may be granted under the 2001 Plan.
      If the options granted under the 2001 Plan become exercisable on January 1, 2008, we have the right, between July 1, 2008 and December 31, 2008, to repurchase from any optionee at the fair market value (as defined in the 2001 Plan) any options held by such optionee or any shares of Holdings’ common stock issued on exercise of any such options.
      If prior to January 1, 2008, we sell a related entity (as defined in the 2001 Plan) then the option held by each optionee who continues his or her employment with such related entity shall immediately terminate. If after January 1, 2008, we sell a related entity then, subject to certain provisions, the optionee who continues his or her employment with the related entity will have the right to exercise the vested portion of such optionee’s option within 30 days after the date of such transaction.
      The Board of Directors may amend, modify, suspend or terminate the 2001 Plan without the approval of our stockholders, except that, without stockholder approval, the Board of Directors will not have the power or authority to increase the number of shares of Holdings’ common stock that may be issued pursuant to the exercise of options under the 2001 Plan, decrease the minimum exercise price of any incentive stock option or modify requirements relating to eligibility with respect to incentive options. As of June 30, 2005, options covering an aggregate of 233,025 shares were outstanding under the 2001 Plan.
Stock Option Bonus Plan
      Our Amended and Restated Stock Option Bonus Plan (the “Stock Option Bonus Plan”) provides for a bonus payment in connection with a Change of Control, as defined by the Stock Option Bonus Plan, and serves to offset the dilution caused by the accretion of the Class A common stock of Holdings.
      The Board of Directors generally may amend, modify, suspend or terminate the Stock Option Bonus Plan without the approval of our stockholders and without the approval of any of the participants in the Stock Option Bonus Plan.

Compensation Committee Interlocks and Insider Participation
      Compensation decisions are made by our Board of Directors and the compensation committee. The compensation committee is currently composed of Messrs. Brodsky, Downie and Porter. None of our executive officers has served as a member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of our company or member of our compensation committee.
      Mr. Brodsky is a partner and Mr. Downie is a principal of Hicks Muse, affiliates of which control approximately 99% of the outstanding common stock of Holdings. We are a party to a financial advisory agreement, monitoring and oversight agreement, and stockholders agreement with affiliates of Hicks Muse. See “Certain Relationships and Related Transactions.”

PRINCIPAL STOCKHOLDERS
      All of our issued and outstanding shares of capital stock are held by Holdings. The following table sets forth certain information with respect to the beneficial ownership of the voting capital stock of Holdings as of September 30, 2005 by:

•	each person or entity who owns five percent or more of any class of Holdings’ capital stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.

	Shares of
	Holdings Class A		Shares of
	Common Stock(1)		Holdings Common Stock

	Number	Percent	Number		Percent
Name and Address	of Shares	of Class	of Shares		of Class

Hicks Muse Parties(2)	25,000,000	100%	19,200,000		99.5%
c/o Hicks, Muse, Tate & Furst Incorporated 200 Crescent Court, Suite 1600 Dallas, Texas 75201
Michael A. Aviles	—	—	300,000	(4)	1.5%
Peter S. Brodsky	—	—	—		—
Jack D. Furst(3)	—	—	—		—
Jason Downie	—	—	—		—
Pervez Qureshi	—	—	401,332	(4)	2.0%
Greg Petersen	—	—	299,999		1.5%
Christopher Speltz	—	—	163,666	(4)	0.8%
A. Laurence Jones	—	—	902,082	(5)	4.5%
James R. Porter	—	—	132,082	(4)	0.7%
Robert Shaw	—	—	—		—
Mary Beth Loesch	—	—	75,000		0.4%
All executive officers and directors as a group (twelve persons)	—	—	2,019,577	(6)	9.5%

(1)	The class A common stock is senior to Holdings’ existing common stock upon liquidation, but votes on an as-converted basis with the existing common stock as a single class. The class A common stock is convertible, in whole or in part, into common stock of Holdings at a conversion price of $1.875 per share. Upon dissolution of Holdings, holders of class A common stock are to receive the Stated Value (as defined) of their shares before any distribution to common stockholders. Once the holders of class A common stock receive the Stated Value (as defined), the remaining assets are distributed among the common stockholders pro rata. As long as the class A common stock is outstanding, there may be no dividends, stock splits, or other distributions declared or paid on Holdings’ common stock, as well as no redemptions or other repurchases.

(2)	Includes (i) shares owned of record by Hicks, Muse, Tate & Furst Equity Fund III, L.P. (“Fund III”), of which the ultimate general partner is Hicks, Muse Fund III Incorporated, an affiliate of Hicks Muse, and (ii) shares owned of record by HM3 Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund III Incorporated. Messrs. Thomas O. Hicks, John R. Muse and Jack D. Furst are members of a committee which exercises voting and dispositive powers over the shares of stock of Holdings that are held by the Hicks Muse Parties. Mr. Hicks is a former partner, and Messrs. Muse and Furst are current partners, of Hicks Muse. As a result of the foregoing, each of Messrs. Hicks, Muse and Furst may be deemed to beneficially own all or a portion of the shares of

Holdings’ common stock beneficially owned by the Hicks Muse Parties described above. Each of Messrs. Hicks, Muse and Furst disclaims the existence of a group and disclaims beneficial ownership of shares of Holdings’ common stock not owned of record by him.

(3)	Mr. Furst is a partner of Hicks Muse and a member of a committee which exercises voting and dispositive powers over the shares of common stock of Holdings that are held by the Hicks Muse Parties. Accordingly, Mr. Furst may be deemed to beneficially own all or a portion of the shares of Holdings’ common stock and class A common stock beneficially owned by the Hicks Muse Parties described above. Mr. Furst disclaims beneficial ownership of shares of Holdings’ common stock and class A common stock not owned of record by him.

(4)	Represents shares of Holdings’ common stock issuable upon the exercise of currently exercisable stock options.

(5)	Includes 20,000 shares owned of record and 882,082 shares of Holdings’ common stock issuable to Mr. Jones upon the exercise of currently exercisable stock options.

(6)	Includes 1,999,577 shares of Holdings’ common stock issuable to our directors and executive officers upon the exercise of currently exercisable stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Advisory Agreements

Monitoring and Oversight Agreement
      We are party to a ten-year agreement (the “Monitoring and Oversight Agreement”) with Hicks, Muse & Co. Partners, L.P. (“Hicks Muse Partners”), an affiliate of Hicks Muse, pursuant to which we pay Hicks Muse Partners an annual fee payable quarterly for oversight and monitoring services to us. The annual fee is adjustable on January 1 of each calendar year to an amount equal to the (i) sum of (A) the fee in effect at the beginning of the immediately preceding calendar year plus (B) the aggregate amount of all Acquisition Increments (as defined) with respect to such immediately preceding calendar year, multiplied by (ii) the percentage increase in the Consumer Price Index during the immediately preceding calendar year. Upon the acquisition by us or any of our subsidiaries of another entity or business, the fee is increased by an amount equal to 0.2% of the consolidated annual net sales of the acquired entity or business and its subsidiaries for the trailing twelve-month period. In fiscal years 2003, 2004 and 2005, we paid Hicks Muse Partners a fee of $384,000, $390,000 and $393,500, respectively, for services under the Monitoring and Oversight Agreement.
      Three of our directors, Jack D. Furst, Peter S. Brodsky and Jason Downie, are each principals of Hicks Muse Partners. Hicks Muse Partners is also entitled to reimbursement for any expenses incurred by it in connection with rendering services allocable to us under the Monitoring and Oversight Agreement. In addition, we have agreed to indemnify Hicks Muse Partners, its affiliates and their respective directors, officers, controlling persons, agents and employees from and against all claims, liabilities, losses, damages, expenses, fees and disbursement of counsel related to or arising out of or in connection with the services rendered by Hicks Muse Partners under the Monitoring and Oversight Agreement and not resulting primarily from the bad faith, gross negligence or willful misconduct of Hicks Muse Partners. The Monitoring and Oversight Agreement makes available the resources of Hicks Muse Partners concerning a variety of financial and operational matters. In our opinion, the fees and other obligations provided for under the Monitoring and Oversight Agreement reasonably reflect the benefits received and to be received by us and our subsidiaries.
     Financial Advisory Agreement
      We are party to a ten-year agreement (the “Financial Advisory Agreement”) with Hicks Muse Partners pursuant to which Hicks Muse Partners receives a fee equal to 1.5% of the “Transaction Value” for each “Add-on Transaction” in which we are involved. The term “Transaction Value” means the total value of the Add-on Transaction, including, without limitation, the aggregate amount of the funds required to complete the Add-on Transaction, including the amount of any indebtedness, preferred stock or similar items assumed (or remaining outstanding). The term “Add-on Transaction” means any tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring or similar transaction involving us, or any of our subsidiaries, and any other person or entity, excluding, however, any acquisition that does not involve the use of (or any waiver or consent under) any debt or equity financing and in which neither Hicks Muse Partners nor any other person or entity provides financial advisory, investment banking or similar services. In addition, we have agreed to indemnify Hicks Muse Partners, its affiliates and their respective directors, officers, controlling persons, agents and employees from and against all claims, liabilities, losses, damages, expenses and fees related to or arising out of or in connection with the services rendered by Hicks Muse Partners under the Financial Advisory Agreement and not resulting primarily from the bad faith, gross negligence, or willful misconduct of Hicks Muse Partners. The Financial Advisory Agreement makes available the resources of Hicks Muse Partners concerning a variety of financial and operational matters. In our opinion, the fees provided for under the Financial Advisory Agreement reasonably reflect the benefits received and to be received by us. We paid no fees to Hicks Muse Partners for services provided by Hicks Muse Partners under the Financial Advisory Agreement in fiscal years 2003 and 2004. In March 2005, we paid a fee of $1.8 million to Hicks Muse Partners for financial advisory services related to the Speedware acquisition and in September 2005, we paid a fee of $3.2 million to Hicks Muse Partners for financial advisory services related to the Prophet 21 acquisition.

Stockholders Agreement
      Hicks Muse and A. Laurence Jones are parties to a stockholders agreement (the “Stockholders Agreement”). The Stockholders Agreement, among other things, grants preemptive rights and certain registration rights to the parties thereto and contains provisions requiring the parties thereto to sell their shares of Holdings’ common stock in connection with certain sales of Holdings’ common stock by the HMC Group (as defined therein) (“drag-along rights”) and granting the parties thereto the right to include a portion of their shares of Holdings’ common stock in certain sales in which other holders may engage (“tag-along rights”). Pursuant to the Stockholders Agreement, the HMC Group is entitled to designate four individuals to our Board of Directors so long as the HMC Group owns at least 10% of the outstanding shares of the voting capital stock of Holdings or one individual so long as the HMC Group owns at least five percent but than less than ten percent of the outstanding shares of the voting capital stock of Holdings.
      In addition, all parties to the Stockholders Agreement agreed to vote any shares that they may vote on any particular matter that comes before our stockholders as a separate class or series, on such matter as holders of a majority of the outstanding shares of Holdings’ common stock voted thereon.
Internet Autoparts, Inc.
      On May 31, 2000, we, along with affiliates of Hicks Muse, entered into a joint venture arrangement with some of our customers and other investors to form Internet Autoparts. In June 2003, we purchased all of the common stock of Internet Autoparts owned by affiliates of Hicks Muse for an aggregate purchase price of $1.8 million. Mr. Brodsky, one of our directors, and Mr. Jones, our President and Chief Executive Officer, also serve on the Board of Directors of Internet Autoparts.
Modification of Terms of Class A Common Stock
      On May 27, 1999, Holdings issued 25,000,000 shares of its existing class A common stock to affiliates of Hicks Muse for net proceeds of $23.9 million, which were contributed to us and used primarily to pay outstanding indebtedness.
      The class A common stock is senior to Holdings’ common stock upon liquidation, but votes with its common stock as a single class. Upon dissolution, holders of existing class A common stock are entitled to receive the Stated Value (as defined below) of their shares before any distribution to common stockholders. Once the holders of class A common stock receive the Stated Value, the remaining assets would be distributed among the common stockholders pro rata. The Stated Value of a share of class A common stock is defined as $1.00 (which represents $25.0 million of the gross proceeds received by Hicks Muse divided by the 25,000,000 shares of common stock received by Hicks Muse), plus notional interest of 35% per annum, accrued daily and compounded annually. As long as the existing class A common stock is outstanding, there may be no dividends, stock splits, or other distributions declared or paid on its common stock, and no redemptions or other repurchases.
      In June 2003, Holdings amended the terms of its existing class A common stock to:

•	eliminate any further accumulation of any additional interest or accretion on the liquidation preference (which is approximately $86.9 million);

•	provide that the holders of the class A common stock will no longer have any right to cause us to purchase the class A common stock, and Holdings will no longer have a right to redeem the existing class A common stock; and

•	provide that the class A common stock will be convertible (together with the accrued liquidation preference therein), in whole or in part, into Holdings’ common stock at a conversion price of $1.875 per share, and vote with the shares of its common stock on an as-converted basis.

      The conversion price for the class A common stock was based upon the price paid by us on June 5, 2003, to Glenn Staats and Preston Staats, Jr. for their outstanding shares of Holdings’ common stock as described below.
Purchase of Holdings’ Common Stock from Glenn Staats and Preston Staats, Jr.
      On June 5, 2003, we entered into a Securities Repurchase Agreement with Glenn Staats and Preston Staats, Jr., both former members of our Board of Directors, pursuant to which (i) we purchased all of the outstanding shares of its common stock held by Glenn Staats and Preston Staats, Jr. in exchange for $30.0 million in cash; (ii) Glenn Staats and Preston Staats, Jr. each resigned from our Board of Directors; (iii) Glenn Staats and Preston Staats, Jr. agreed for a period of seven years from the date of such purchase to not compete with us subject to certain exceptions; and (iv) we and Preston Staats, Jr. settled certain legal proceedings. The foregoing payments by us to Glenn Staats and Preston Staats, Jr. were made by Holdings from the proceeds of a $30.0 million dividend from the Company.

DESCRIPTION OF CERTAIN INDEBTEDNESS
Senior Secured Revolving Credit Facility
      We entered into a senior secured revolving credit facility on June 27, 2003 with JPMorgan Chase Bank, N.A., as administrative agent, and a syndicate of banking and financial institutions party thereto, which we amended and restated on September 13, 2005, to, among other things, increase our borrowing capacity from $15.0 million to $20.0 million. This description of our senior secured revolving credit facility does not purport to be complete and is qualified in its entirety by reference to the definitive agreements setting forth the principal terms and conditions of the senior secured revolving credit facility.
      General. The senior secured revolving credit facility provides for borrowings of up to $20.0 million, up to $5.0 million of which may be available for use in the form of letters of credit. The proceeds of the undrawn portion of the senior secured revolving credit facility will be used for working capital purposes and other general corporate purposes.
      Interest and Fees. We may elect that all or a portion of the loans under the senior secured revolving credit facility bear interest at the Alternate Base Rate (as defined) plus the Applicable Margin (as defined) or at the Eurodollar Rate (as defined) plus the Applicable Margin. As of the date of this offering memorandum, the Applicable Margin for ABR Loans (as defined) and Eurodollar Loans (as defined) is 2.50% and 3.50%, respectively. We will pay a commitment fee calculated at a rate on the unused commitments.
      Prepayment. We may repay the loans and terminate the commitments under the senior secured revolving credit facility at any time in certain minimum amounts. Loans under the senior secured revolving credit facility are required to be repaid to the extent all loans and letters of credit thereunder exceed the amount of commitments under the senior secured revolving credit facility.
      Security. Borrowings and other extensions of credit under the senior secured revolving credit facility and guarantees thereof are secured by a first priority perfected security interest in substantially all of our and certain of our guarantors’ assets, including after-acquired property.
      Guarantees. Our payment obligations under the senior secured revolving credit facility are jointly and severally guaranteed, on a senior secured basis, by Holdings and our subsidiaries that guarantee the old floating rate senior notes.
      Covenants. The senior secured revolving credit facility contains financial covenants pursuant to which we and our direct and indirect subsidiaries must, on a consolidated basis, not to exceed a certain maximum consolidated total debt to consolidated EBITDA, and minimum consolidated EBITDA less capital expenditures to consolidated cash interest expense tests.
      In addition, the senior secured revolving credit facility contains covenants pertaining to our and our subsidiary management and operation. These covenants include, among others, requirements that each of us and our subsidiaries:

•	preserve our corporate existence and not amend our charter or bylaws;

•	maintain adequate insurance coverage;

•	maintain our properties and all necessary licenses, permits and intellectual property;

•	perform our obligations under leases, related documents, material contracts and other agreements; and

•	comply with applicable laws and regulations, including those related to tax, employee, pension and environmental matters.
      The senior secured revolving credit facility also subjects us and our subsidiaries to significant limitations on indebtedness, guarantees, capital expenditures, liens or encumbrances, mergers, consolidations, divestitures, acquisitions, investments, capital contributions, joint ventures, partnerships, changes of business, loans and advances, dividends and other stock payments, repurchases or redemptions of equity, asset sales or transfers, leases, sales and leasebacks, voluntary prepayments or repurchases or redemptions of debt, transactions with affiliates, changes in accounting treatment, maintenance of holding company status and provision of licenses.
      Events of Default. The senior secured revolving credit facility provides for events of default customarily found in facilities of this type, including, but not limited to:

•	failure to pay principal when due or interest or fees within five days of when due;

•	any representation or warranty proving to have been materially incorrect when made;

•	failure to perform or observe covenants or guarantees after any applicable grace period;

•	cross-defaults to other material indebtedness;

•	bankruptcy defaults;

•	material judgment defaults;

•	change of control;

•	ERISA defaults;

•	environmental liabilities;

•	any loan document ceasing to be in full force and effect; and

•	any interest created by the related security documents ceasing to be enforceable and of the same effect and priority purported to be created thereby.
10 1/2% Senior Notes Due 2011
      We issued $157.0 million aggregate principal amount of 10 1/2% senior notes due 2011 pursuant to an indenture dated as of June 27, 2003 between us and Wells Fargo Bank, N.A., as successor by merger to Wells Fargo Bank Minnesota, N.A., as trustee (the “2003 Indenture”). On August 5, 2005, we repurchased $0.2 million principal amount of the Notes issued under the 2003 Indenture at 101% of principal amount pursuant to an excess cash tender offer required by the terms of the 2003 Indenture. The 10 1/2% senior notes issued pursuant to the 2003 Indenture are subject to the following covenants and events of default. The payment of principal, premium (if any) and interest on the 10 1/2% senior notes is senior in right of payment to all of our subordinated indebtedness and pari passu in right of payment to all of our other senior unsecured indebtedness.
      Covenants. The 2003 Indenture contains covenants limiting our ability to, among other things, incur additional indebtedness, make certain payments in respect of its shares of capital stock, merge or consolidate with any other person and sell, lease, transfer or dispose of its properties or assets.
      Events of Default. The following events would be an event of default under the 2003 Indenture:

•	We fail to pay interest on the 10 1/2% senior notes when it becomes due and payable and the default continues for a period of 30 days;

•	We fail to pay the principal or premium, if any, on any 10 1/2% senior note when due;

•	We fail to comply with any of the agreements contained in the 10 1/2% senior notes or the 2003 Indenture, which default continues for a period of 30 days after we receive receives written notice specifying the default from the trustee or the holders of at least 25% in aggregate principal amount of outstanding 10 1/2% senior notes;

•	We fail to pay at the final stated maturity (giving effect to any extension thereof) the principal amount of any of our indebtedness, or the acceleration of the final stated maturity of such indebtedness, if the aggregate principal amount of any such indebtedness in default aggregates $10.0 million or more at any time in each case after a 10-day period during which such default shall not have been cured or such acceleration rescinded;

•	the guarantee of any significant subsidiary ceases to be in full force and effect except as otherwise permitted in the 2003 Indenture or is declared null and void and unenforceable or any guarantee of a significant subsidiary denies its liability under its guarantee;

•	one or more judgments in an aggregate amount in excess of $10.0 million are rendered against us and such judgment remains undischarged or unstayed for a period of 60 days; and

•	certain events of bankruptcy.

Floating Rate Senior Notes Due 2010
      We issued $120.0 million aggregate principal amount of old floating rate senior notes pursuant to an indenture dated as of March 30, 2005 between us and Wells Fargo Bank, National Association, as trustee. On October 17, 2005, we issued an additional $145.0 million aggregate principal amount of old floating rate senior notes due 2010 pursuant to the same indenture. The new senior floating rate senior notes will be governed by the same indenture that governs the old floating rate senior notes. See “Description of the New Floating Rate Senior Notes.”

THE EXCHANGE OFFER
Purpose and effect
      The old floating rate senior notes were sold by us on March 30, 2005 and October 17, 2005, and in connection with such offerings, we, and certain of our subsidiaries, as guarantors, entered into an Exchange and Registration Rights Agreement dated March 30, 2005 and an Exchange and Registration Rights Agreement dated October 17, 2005. The Registration Rights Agreements requires us to file a registration statement under the Securities Act with respect to the new floating rate senior notes and, upon the effectiveness of that registration statement, offer to the holders of the old floating rate senior notes the opportunity to exchange their old floating rate senior notes for a like principal amount, or principal amount at maturity, of new floating rate senior notes, which will be issued without a restrictive legend and may be reoffered and resold by the holder without registration under the Securities Act. The Registration Rights Agreements governing the old floating rate senior notes issued in March 2005 further provide that we must use our reasonable best efforts to cause the registration statement with respect to the exchange offer to be filed on or before September 26, 2005 and be declared effective no later than December 25, 2005. Except as provided below, upon the completion of the exchange offer, our obligations with respect to the registration of the old floating rate senior notes and the new floating rate senior notes will terminate. Copies of the Registration Rights Agreements have been filed as an exhibit to the registration statement of which this prospectus is a part and, although we believe that the summary herein of certain provisions thereof describes all material elements of the Registration Rights Agreements, this summary may not be complete and is subject to, and is qualified in its entirety, by reference to the Registration Rights Agreements. As a result of the filing of the registration statement after September 26, 2005, certain liquidated damages provided for in the Registration Rights Agreement became payable by us in respect of the periods following September 26, 2005 but prior to the date hereof (but only in respect of the old floating rate senior notes issued in March 2005).
      In order to participate in an exchange offer, a holder must represent to us, among other things, that:

•	the new floating rate senior notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new floating rate senior notes;

•	neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such new floating rate senior notes;

•	neither the holder nor any such other person is an “affiliate,” as defined under Rule 405 promulgated under the Securities Act, of us or any guarantor; and

•	if such holder or other person is an affiliate, that it will comply with the registration and prospectus delivery requirements under the Securities Act to the extent applicable.
      Pursuant to the Registration Rights Agreements, we are required to file a “shelf” registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the old floating rate senior notes if:

•	because of any change in law or applicable interpretations of the staff of the SEC, we are not permitted to effect the exchange offer;

•	the exchange offer is not consummated within 300 days of the original offering;

•	any initial purchaser so requests in writing within 180 days after the exchange offer with respect to Private Exchange Securities, as defined;

•	any applicable law or interpretations do not permit any holder of old floating rate senior notes to participate in the exchange offer;

•	any holder of old floating rate senior notes participates in the exchange offer and does not receive freely transferable new floating rate senior notes in exchange for old floating rate senior notes; or

•	we so elect. In the event that we are obligated to file a “shelf” registration statement, we will be required to keep such “shelf” registration statement effective for up to two years.
      Other than as set forth in this paragraph, no holder will have the right to participate in the “shelf” registration statement or otherwise to require that we register such holder’s shares of old floating rate senior notes under the Securities Act. See “— Procedures for tendering.”
      Based on an interpretation by the SEC’s staff set forth in no-action letters issued to third-parties unrelated to us, we believe that new floating rate senior notes issued pursuant to the exchange offer may be offered for resale, sold and otherwise transferred by any person receiving such new floating rate senior notes, whether or not such person is the holder, other than any such holder or such other person which is an “affiliate” of Activant Solutions Inc. or any of the guarantors within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	the new floating rate senior notes are acquired in the ordinary course of business of that holder or such other person;

•	neither the holder nor such other person is engaging in or intends to engage in a distribution of the new floating rate senior notes; and

•	neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the new floating rate senior notes.
      Any holder who tenders in an exchange offer for the purpose of participating in a distribution of new floating rate senior notes cannot rely on this interpretation by the SEC’s staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives new floating rate senior notes for its own account in exchange for old floating rate senior notes, whether the old floating rate senior notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new floating rate senior notes. See “— Plan of distribution.”
Consequences of failure to exchange
      Following the completion of the exchange offer, except as set forth in the third paragraph under “— Purpose and effect” above, holders of old floating rate senior notes not tendered will not have any further registration rights and such untendered old floating rate senior notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for a holder’s old floating rate senior notes could be adversely affected upon completion of the exchange offer if the holder does not participate in the exchange offer.
Terms of the exchange offer
      Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old floating rate senior notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of new floating rate senior notes in exchange for each $1,000 principal amount of outstanding old floating rate senior notes accepted in the exchange offer. Holders may tender some or all of their old floating rate senior notes pursuant to the exchange offer. However, old floating rate senior notes may be tendered only in integral multiples of $1,000 in principal amount.
      The form and terms of the new floating rate senior notes will be substantially the same as the form and terms of the old floating rate senior notes except that:

•	interest on the new floating rate senior notes will accrue from the date of issuance of the old floating rate senior notes or the date of the last periodic payment of interest on such old note, whichever is later; and

•	the new floating rate senior notes have been registered under the Securities Act and will not bear legends restricting their transfer.
      The new floating rate senior notes will evidence the same debt as the old floating rate senior notes and will be issued pursuant to, and entitled to the benefits of, the indenture governing the notes.
      As of the date of this prospectus, old floating rate senior notes representing $265,000,000 aggregate principal amount were outstanding. This prospectus, together with the letter of transmittal, is being sent to registered holders and to others believed to have beneficial interests in the old floating rate senior notes. Holders of old floating rate senior notes do not have any appraisal or dissenters’ rights under the General Corporation Law of the State of Delaware or the indenture governing the notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.
      We shall be deemed to have accepted validly tendered old floating rate senior notes when, as, and if we have given oral or written notice thereof, to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new floating rate senior notes from us. If any tendered old floating rate senior notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted old floating rate senior notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.
      Holders who tender old floating rate senior notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old floating rate senior notes pursuant to the exchange offer, we will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “— Fees and expenses.”
Expiration date; extensions; amendments
      The term “expiration date” shall mean, with respect to either exchange offer, 5:00 p.m., New York City time, on                     , 2005, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” shall mean the latest date and time to which the exchange offer is extended. In any event, the exchange offer will be held open for at least twenty business days. In order to extend the exchange offer, we will issue a notice of any extension by press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion:

•	to delay accepting any old floating rate senior notes, to extend the exchange offer, or, if any of the conditions set forth under “— Conditions to the exchange offer” shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the exchange agent, as the case may be; or

•	to amend the terms of the exchange offer in any manner.
Procedures for tendering
      Only a holder of old floating rate senior notes may tender the old floating rate senior notes in an exchange offer. Except as set forth under “— Book-entry transfer,” to tender in an exchange offer a holder must complete, sign and date the letter of transmittal applicable to the exchange offer, or a copy thereof, have the signature thereon guaranteed if required by such letter of transmittal, and mail or otherwise deliver such letter of transmittal or copy to the exchange agent for the exchange offer prior to the expiration date for such exchange offer. In addition, either:

•	certificates for such old floating rate senior notes must be received by the exchange agent for such exchange offer along with the letter of transmittal applicable to such exchange offer; or

•	a timely confirmation of a book-entry transfer of such old floating rate senior notes, if that procedure is available, into the account of the exchange agent for such exchange offer at the DTC pursuant to the procedure for book-entry transfer described below, must be received by such exchange agent prior to the expiration date; or

•	the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, a letter of transmittal and other required documents must be received by the exchange agent at its address set forth under “— Exchange agent” prior to the expiration date.
      The tender by a holder that is not withdrawn before the expiration date will constitute an agreement between that holder and the issuer in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal to the exchange offer.
      THE METHOD OF DELIVERY OF OLD FLOATING RATE SENIOR NOTES, A LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE ISSUER. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.
      Any beneficial owner whose old floating rate senior notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. If the beneficial owner wishes to tender on the owner’s own behalf, the owner must, prior to completing and executing a letter of transmittal and delivering the owner’s old floating rate senior notes, either make appropriate arrangements to register ownership of the old floating rate senior notes in the beneficial owner’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.
      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution listed below unless old floating rate senior notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on such letter of transmittal; or

•	for the account of an eligible institution.
      If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act.
      If a letter of transmittal is signed by a person other than the registered holder of any old floating rate senior notes listed therein, the old floating rate senior notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder’s name appears on the old floating rate senior notes.
      If a letter of transmittal or any old floating rate senior notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the issuer of their authority to so act must be submitted with such letter of transmittal unless waived by us.
      All questions as to the validity, form eligibility, including time of receipt, acceptance and withdrawal of tendered old floating rate senior notes will be determined by us in our discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old floating rate senior notes not properly tendered or any old floating rate senior notes the acceptance of which would, in the opinion of counsel, be unlawful. We also reserve the right to waive any defects, irregularities, or conditions of tender as to particular old floating rate senior notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in a letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old floating rate senior notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old floating rate senior notes, neither we, the exchange agent, nor any other person shall incur any liability for failure to give such notification. Tenders of old floating rate senior notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old floating rate senior notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal accompanying such old floating rate senior notes, as soon as practicable following the expiration date.
      In addition, we reserve the right in our sole discretion to purchase or make offers for any old floating rate senior notes that remain outstanding after the expiration date or, as set forth under “— Conditions to the exchange offer,” to terminate the exchange offer and, to the extent permitted by applicable law, purchase old floating rate senior notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.
      By tendering, each holder will represent that, among other things:

•	the new floating rate senior notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new floating rate senior notes;

•	neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such new floating rate senior notes;

•	neither the holder nor any such other person is an “affiliate,” as defined under Rule 405 promulgated under the Securities Act, of Activant Solutions Inc. or any guarantor; and

•	if such holder or other person is an affiliate, that it will comply with the registration and prospectus delivery requirements under the Securities Act to the extent applicable.
      In all cases, issuance of new floating rate senior notes for old floating rate senior notes that are accepted for exchange pursuant to an exchange offer will be made only after timely receipt by the exchange agent for such exchange offer of certificates for such old floating rate senior notes or a timely book-entry confirmation of such old floating rate senior notes into such exchange agent’s account at the DTC, a properly completed and duly executed letter of transmittal or, with respect to DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal for the exchange offer, and all other required documents. If any tendered old floating rate senior notes are not accepted for any reason set forth in the terms and conditions of the exchange offer for such old floating rate senior notes or if old floating rate senior notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old floating rate senior notes will be returned without expense to the tendering holder thereof or, in the case of old floating rate senior notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described below, such non-exchanged old floating rate senior notes will be credited to an account maintained with such DTC, as promptly as practicable after the expiration or termination of the exchange offer for such old floating rate senior notes.
Book-entry transfer
      The exchange agent will make requests to establish accounts with respect to the old floating rate senior notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC’s systems may make book-entry delivery of old floating rate senior notes being tendered by causing DTC to transfer such old floating rate senior notes into the exchange agent’s account at DTC in accordance with such DTC’s procedures for transfer. However, although delivery of old floating rate senior notes may be effected through book-entry transfer at DTC, a letter of transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent at its address set forth under “— Exchange agent” on or prior to the expiration date or the guaranteed delivery below must be complied with.
      DTC’s Automated Tender Offer Program or “ATOP” is the only method of processing exchange offers through DTC. To accept an exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC’s communication system in place of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender old floating rate senior notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the participant’s acknowledgment of its receipt of and agreement to be bound by the letter of transmittal for such old floating rate senior notes.
Guaranteed delivery procedures
      If a registered holder of old floating rate senior notes desires to tender such old floating rate senior notes and the old floating rate senior notes are not immediately available, or time will not permit such holder’s old floating rate senior notes or other required documents to reach the appropriate exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the tender is made through an eligible institution;

•	prior to the expiration date, the exchange agent received from such eligible institution a properly completed and duly executed letter of transmittal or a facsimile thereof and notice of guaranteed delivery, substantially in the form provided by us tendered by telegram, telex, facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of such old floating rate senior notes and the amount of old floating rate senior notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old floating rate senior notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the applicable letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the certificates for all physically tendered old floating rate senior notes, in proper form for transfer, or a book entry confirmation, as the case may be, and all other documents required by the applicable letter of transmittal, are received by such exchange agent within three NYSE trading days after the date of execution of the notice of delivery.
Withdrawal rights
      Tenders of old floating rate senior notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.
      For a withdrawal of a tender of old floating rate senior notes to be effective, a written or, for a DTC participant, electronic ATOP transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the person having deposited the old floating rate senior notes to be withdrawn;

•	identify the old floating rate senior notes to be withdrawn, including the certificate number or numbers and principal mount of such old floating rate senior notes;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old floating rate senior notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee of such old floating rate senior notes register the transfer of such old floating rate senior notes into the name of the person withdrawing the tender; and

•	specify the name in which any such old floating rate senior notes are to be registered, if different from that of the holder who tendered such old floating rate senior notes.

      All questions as to the validity, form, and eligibility, including time of receipt, of such notices will be determined by us subject to such notice, which determination shall be final and binding on all parties. Any old floating rate senior notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old floating rate senior notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer relating to such old floating rate senior notes. Properly withdrawn old floating rate senior notes may be retendered by following one of the procedures under “— Procedures for tendering” at any time on or prior to the expiration date.
Conditions to the exchange offer
      Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue new floating rate senior notes in exchange for, any old floating rate senior notes and may terminate or amend the exchange offer if at any time before the acceptance of such old floating rate senior notes for exchange or the exchange of the new floating rate senior notes for such old floating rate senior notes, we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.
      The foregoing conditions are for the sole benefit of us and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.
      In addition, we will not accept for exchange any old floating rate senior notes tendered, and no new floating rate senior notes will be issued in exchange for any such old floating rate senior notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the old floating rate senior notes under the Trust Indenture Act of 1939, as amended. In any such event we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.
Exchange agent
      All executed letters of transmittal should be directed to the exchange agent. Wells Fargo Bank, National Association has been appointed as the senior notes exchange agent. Questions, requests for assistance and requests for additional copies of the prospectus or a letter of transmittal should be directed to the exchange agent addressed as follows:
To: WELLS FARGO BANK, NATIONAL ASSOCIATION, AS EXCHANGE AGENT

By Overnight Courier: Wells Fargo Bank, National Association MAC #N9303-121 Corporate Trust Operations 6th & Marquette Avenue Minneapolis, MN 55479	By Hand: Wells Fargo Bank, National Association 608 Second Avenue South Corporate Trust Operations, 12th Floor Minneapolis, MN 55402	By Registered or Certified Mail: Wells Fargo Bank, National Association MAC #N9303-121 Corporate Trust Operations P.O. Box 1517 Minneapolis, MN 55480-1517
Facsimile (eligible institutions only): (612) 667-4927
Telephone inquiries: (800) 344-5128

Delivery of any instrument to an address other than as set forth above, or transmission of instructions other than as set forth above, will not constitute a valid delivery.
Fees and expenses
      We will not make any payments to brokers, dealers, or other soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of us.
      The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated in the aggregate to be $          , which includes fees and expenses of the trustee for the old floating rate senior notes, accounting, legal, printing, and related fees and expenses.
Transfer taxes
      Holders who tender their old floating rate senior notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange except that holders who instruct us to register new floating rate senior notes in the name of, or request that old floating rate senior notes not tendered or not accepted in an exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

DESCRIPTION OF THE NEW FLOATING RATE SENIOR NOTES
General
      The new floating rate senior notes are to be issued under the indenture, dated as of March 30, 2005, between Activant Solutions Inc. (the “Company”), the guarantors and Wells Fargo Bank, National Association, as trustee (as supplemented, the “Indenture”), a copy of which is available upon request to the Company. The old floating rate senior notes were issued under the same Indenture. The following summary of certain provisions of the Indenture and the new floating rate senior notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended) and such notes. References to the “notes” in this section are references to the new floating rate senior notes being issued in exchange for the old floating rate senior notes pursuant to the exchange offer.
      The notes will be unsecured obligations of the Company, ranking pari passu in right of payment with all other senior unsecured obligations of the Company.
      Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, the City of New York (which initially shall be the corporate trust office of the Trustee in New York, New York), except that, at the option of the Company, payment of interest may be made by check mailed to the address of the holders as such address appears in the Note Registrar.
      The notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the notes. The notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Trustee’s corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the notes.
Principal, maturity and interest
      The Company will issue the notes in an initial aggregate principal amount of $265,000,000. The Company may issue additional notes from time to time after this offering. Any offering of additional notes is subject to the covenant described below under “Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified capital stock”. The notes and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.
      The notes will be unsecured, senior obligations of the Company and will mature on April 1, 2010. Interest on the notes will accrue at the rate per annum equal to LIBOR plus 6.00%, as determined by the calculation agent (the “Calculation Agent”), which shall initially be the Trustee, and will be payable in cash quarterly in arrears on January 1, April 1, July 1 and October 1 (each an “Interest Payment Date”) commencing on January 1, 2006 to holders of record at the close of business on December 15, March 15, June 15 and September 15 immediately preceding such Interest Payment Date. The LIBOR component of the interest rate will be reset quarterly by the Calculation Agent, commencing January 1, 2006. Interest on the notes will accrue from the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year for the actual number of days elapsed. The initial rate of interest will be based upon the rate of interest applicable to the old floating rate senior notes at the time of the issuance of the notes.
      The amount of interest for each day that the notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the notes outstanding. The amount of interest to be paid on the notes for each Interest Period will be calculated by adding the Daily Interest amounts for each day in the Interest Period.
      All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). In no event shall the actual interest rate exceed that permitted by applicable law.
Optional redemption
      The notes may be redeemed at any time on or after April 1, 2006, in whole or in part, at the option of the Company, at the redemption prices (expressed as a percentage of the principal amount thereof on the applicable redemption date) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on April 1 of each of the years set forth below:

Year	Percentage

2006	102.000%
2007	101.500%
2008	101.000%
2009 and thereafter	100.000%
      In addition, prior to April 1, 2006, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the notes (calculated after giving effect to any issuance of additional notes) at a redemption price equal to 100% of the principal amount thereof plus a premium equal to the interest rate per annum on the floating rate senior notes applicable on the date on which notice of redemption was given, plus accrued and unpaid interest to the redemption date; provided, however, that after any such redemption, at least 65% of the aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) would remain outstanding immediately after giving effect to such redemption. Any such redemption will be required to occur on or prior to the date that is one year after the receipt by the Company of the proceeds of an Equity Offering. The Company shall affect such redemption on a pro rata basis.
Selection and notice
      If less than all of the notes are to be redeemed at any time, selection of notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, in the absence of such requirements or if the notes are not so listed, on a pro rata basis, provided that no notes of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.
Ranking
      The notes will be the unsecured obligations of the Company and the Guarantors, if any, ranking pari passu in right of payment with all existing and future senior unsecured debt of the Company and senior to all future subordinated Indebtedness of the Company. Except as provided in the covenant described below under “Certain covenants — Limitation on guarantees of certain indebtedness”, the notes will not be guaranteed by the Company’s Subsidiaries. The notes will be effectively subordinated to all of the Company’s and the Guarantors’ secured obligations to the extent of the value of the assets securing such obligations and will be structurally subordinated to all Indebtedness and other liabilities (including trade payables) of the Company’s non-Guarantor Subsidiaries. As of June 30, 2005, our non-Guarantor Subsidiaries had no Indebtedness and $10.2 million of other liabilities outstanding.
      As of June 30, 2005, on a pro forma basis after giving effect to the Transactions, the Company had $420.7 of outstanding Indebtedness, approximately $0.2 million of which was secured. In addition, the Company has the ability to borrow up to $19.5 million under the Credit Agreement, after giving effect to $0.5 million of outstanding letters of credit.
Change of control
      The Indenture provides that, upon the occurrence of a Change of Control, each holder will have the right to require that the Company purchase all or a portion of such holder’s notes in cash pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.
      The Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which the Company becomes aware that a Change of Control has occurred, if the purchase of the notes would violate or constitute a default under any other Indebtedness of the Company, then the Company shall, to the extent needed to permit such purchase of notes, either (i) repay all such Indebtedness and terminate all commitments outstanding thereunder or (ii) obtain the requisite consents, if any, under any such Indebtedness required to permit the purchase of the notes as provided below. The Company will first comply with the covenant in the preceding sentence before it will be required to make the Change of Control Offer or purchase the notes pursuant to the provisions described below.
      Within 30 days following the date on which the Company becomes aware that a Change of Control has occurred, the Company must send, by first-class mail postage prepaid, a notice to each holder of notes, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have any notes purchased pursuant to a Change of Control Offer will be required to surrender such notes to the paying agent and registrar for the notes at the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date.
      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent applicable in connection with the purchase of notes pursuant to a Change of Control Offer.
      This “Change of Control” covenant will not apply in the event of (a) changes in a majority of the board of directors of the Company so long as a majority of the board of directors continues to consist of Continuing Directors and (b) certain transactions with Permitted Holders. In addition, this covenant is not intended to afford holders of notes protection in the event of certain highly leveraged transactions, reorganizations, restructurings, mergers and other similar transactions that might adversely affect the holders of notes, but would not constitute a Change of Control. The Company could, in the future, enter into certain transactions including certain recapitalizations of the Company that would not constitute a Change of Control with respect to the Change of Control purchase feature of the notes, but would increase the amount of Indebtedness outstanding at such time. However, the Indenture will contain limitations on the ability of the Company to incur additional Indebtedness and to engage in certain mergers, consolidations and sales of assets, whether or not a Change of Control is involved, subject, in each case, to limitations and qualifications. See “— Certain Covenants — Limitation on incurrence of additional indebtedness and issuance of disqualified capital stock” and “— Certain covenants — Merger, consolidation and sale of assets” below.
      With respect to the sale of “all or substantially all” the assets of the Company, which would constitute a Change of Control for purposes of the Indenture, the meaning of the phrase “all or substantially all” varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company and, therefore, it may be unclear whether a Change of Control has occurred and whether the notes should be subject to a Change of Control Offer.
      The occurrence of certain of the events that would constitute a Change of Control would constitute a default under the Credit Agreement. In addition, the Existing Senior Notes contain and future Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a

Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. Even if sufficient funds were otherwise available, the terms of the Credit Agreement may prohibit the Company’s repurchase of notes prior to their scheduled maturity. Consequently, if the Company is not able to prepay the Indebtedness under the Credit Agreement and any other Indebtedness containing similar restrictions or requires the Company to obtain requisite consents, as described above, the Company will be unable to fulfill its repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control, thereby resulting in a default under the Indenture.
      None of the provisions in the Indenture relating to a purchase of notes upon a Change of Control is waivable by the board of directors of the Company. Without the consent of each holder of notes affected thereby, after the mailing of the notice of a Change of Control Offer, no amendment to the Indenture may, directly or indirectly, affect the Company’s obligation to purchase the outstanding notes or amend, modify or change the obligation of the Company to consummate a Change of Control Offer or waive any default in the performance thereof or modify any of the provisions of the definitions with respect to any such offer.
Certain covenants
      Limitation on incurrence of additional indebtedness and issuance of disqualified capital stock. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness) and the Company will not issue any Disqualified Capital Stock and will not permit its Subsidiaries to issue any Preferred Stock except Preferred Stock of a Subsidiary issued to (and as long as it is held by) the Company or a Wholly Owned Subsidiary of the Company; provided, however, that the Company and its Subsidiaries may incur Indebtedness or issue shares of such Capital Stock if, in either case, at the time of and immediately after giving pro forma effect to such incurrence of Indebtedness or the issuance of such Capital Stock, as the case may be, and the use of proceeds therefrom, the Company’s Consolidated Coverage Ratio is greater than 2.00 to 1.00.
      (b) The Company will not incur or suffer to exist, or permit any of its Subsidiaries to incur or suffer to exist, any Obligations with respect to an Unrestricted Subsidiary that would violate the provisions set forth in the definition of Unrestricted Subsidiary.
      (c) Neither the Company nor any Guarantor will incur any Indebtedness if such Indebtedness is by its terms (or by the terms of any agreement governing such Indebtedness) subordinate or junior in ranking in any respect to any of its Indebtedness unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to the notes or the Guarantees, as applicable, to the same extent as such Indebtedness is subordinated in right of payment to such other Indebtedness.
      Limitation on Restricted Payments. (a) The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

(i) a Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment; or

(ii) the Company is not able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “Limitation on incurrence of additional indebtedness and issuance of disqualified capital stock” covenant; or

(iii) the aggregate amount of Restricted Payments made since the Existing Senior Notes Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the board of directors of the Company in good faith) exceeds the sum of (a) 50% of Consolidated Net Income (or, in the case such Consolidated Net Income shall be a deficit, minus 100% of such deficit) accruing during the period (treated as one accounting period) from the Existing Senior Notes Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available plus (b) 100% of the aggregate net proceeds, including the fair market value of property other than cash as determined by the board of directors of the Company in good faith, received since the Existing Senior Notes Issue Date by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale since the Existing Senior Notes Issue Date of Qualified Capital Stock of the Company (excluding (i) any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, until and to the extent such borrowing is repaid, but including the proceeds from the issuance and sale of any securities convertible into or exchangeable for Qualified Capital Stock to the extent such securities are so converted or exchanged and including any additional proceeds received by the Company upon such conversion or exchange and (ii) any net proceeds received from issuances and sales that are used to consummate a transaction described in clauses (2) and (3) of paragraph (b) below), plus (c) without duplication of any amount included in clause (iii)(b) above, 100% of the aggregate net proceeds, including the fair market value of property other than cash (valued as provided in clause (iii)(b) above), received by the Company as a capital contribution after the Existing Senior Notes Issue Date, plus (d) the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Company or any of its Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser and repayments of loans or advances or other transfers of assets by such Person to the Company or any Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Subsidiary, the amount of Investments previously made by the Company or any Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of Restricted Payments; provided, however, that no amount shall be included under this clause (d) to the extent it is already included in Consolidated Net Income, plus (e) the aggregate net cash proceeds received by a Person in consideration for the issuance of such Person’s Capital Stock (other than Disqualified Capital Stock) that are held by such Person at the time such Person is merged with and into the Company in accordance with the “Merger, consolidation and sale of assets” covenant on or since the Existing Senior Notes Issue Date; provided, however, that concurrently with or immediately following such merger the Company uses an amount equal to such net cash proceeds to redeem or repurchase the Company’s Capital Stock, plus (f) $25.0 million. As of the date of this prospectus, the aggregate amount available for Restricted Payments pursuant to this clause (iii) is approximately $80.2 million.

      (b) Notwithstanding the foregoing, these provisions will not prohibit: (1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if such dividend or distribution would have been permitted on the date of declaration; (2) the purchase, redemption or other acquisition or retirement of any Capital Stock of the Company or any warrants, options or other rights to acquire shares of any class of such Capital Stock either (x) solely in exchange for shares of Qualified Capital Stock or other rights to acquire Qualified Capital Stock or (y) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock or (z) in the case of Disqualified Capital Stock, solely in exchange for, or through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of, Disqualified Capital Stock that has a redemption date no earlier than, and requires the payment of current dividends or distributions in cash no earlier than, in each case, the Disqualified Capital Stock being purchased, redeemed or otherwise acquired or retired; (3) the acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the notes either (x) solely in exchange for shares of Qualified Capital Stock (or warrants, options or other rights to acquire Qualified Capital Stock), for shares of Disqualified Capital Stock that have a redemption date no earlier than, and require the payment of current dividends or distributions in cash no earlier than, in each case, the maturity date and interest payments dates, respectively, of the Indebtedness being acquired, or for Indebtedness of the Company that is subordinate or junior in right of payment to the notes, at least to the extent that the Indebtedness being acquired is subordinated to the notes and has a Weighted Average Life to Maturity no less than that of the Indebtedness being acquired or (y) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock (or warrants, options or other rights to acquire Qualified Capital Stock), shares of Disqualified Capital Stock that have a redemption date no earlier than, and require the payment of current dividends or distributions in cash no earlier than, in each case, the maturity date and interest payments dates, respectively, of the Indebtedness being refinanced, or Indebtedness of the Company that is subordinate or junior in right of payment to the notes at least to the extent that the Indebtedness being acquired is subordinated to the notes and has a Weighted Average Life to Maturity no less than that of the Indebtedness being refinanced; (4) since the Existing Senior Notes Issue Date, payments by the Company to repurchase or to enable Holdings (including for the purpose of this clause (4) and for the purposes of clauses (5) and (6) below, any corporation that, directly or indirectly, owns all of the Common Stock of Holdings) to repurchase, Capital Stock of Holdings from employees of Holdings or its Subsidiaries or such other corporation in an aggregate amount not to exceed $5.0 million; (5) since the Existing Senior Notes Issue Date, payments to enable Holdings to redeem or repurchase stock purchase or similar rights granted by Holdings with respect to its Capital Stock in an aggregate amount not to exceed $1.0 million; (6) since the Existing Senior Notes Issue Date, payments, not to exceed $200,000 in the aggregate, to enable Holdings to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; (7) payments made pursuant to any merger, consolidation or sale of assets effected in accor dance with the “Merger, consolidation and sale of assets” covenant; (8) payments to enable Holdings or the Company to pay dividends on its Capital Stock (other than Disqualified Capital Stock) after the first Equity Offering in an annual amount not to exceed 6.00% of the gross proceeds (before deducting underwriting discounts and commissions and other fees and expenses of the offering) received from shares of Capital Stock (other than Disqualified Stock) sold for the account of the issuer thereof (and not for the account of any stockholder) in such initial Equity Offering and contributed to the Company; (9) payments by the Company to fund the payment by any direct or indirect holding company thereof of audit, accounting, legal or other similar expenses, to pay franchise or other similar taxes and to pay other corporate overhead expenses, so long as such dividends are paid as and when needed by its respective direct or indirect holding company and so long as the aggregate amount of payments pursuant to this clause (9) does not exceed $1.0 million in any calendar year; (10) payments by the Company to fund taxes of Holdings for a given taxable year in an amount equal to the Company’s “separate return liability,” as if the Company were the parent of a consolidated group (for purposes of this clause (10) “separate return liability” for a given taxable year shall mean the hypothetical United States tax liability of the Company defined as if the Company had filed its own United States federal tax return for such taxable year); (11) payments by the Company under the Financial Monitoring and Oversight Agreements; and (12) since the Existing Senior Notes Issue Date, payments or loans made to Holdings in an amount not to exceed $30.0 million, the proceeds of which amounts are used to make payments to Glenn E. Staats and Preston W. Staats (or one or more of their respective Affiliates) pursuant to the Staats Purchase Agreement; provided that (A) in the case of clauses (3), (4), (5), (6), (7) and (8), no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof, (B) in determining the aggregate amount of Restricted Payments made since the Existing Senior Notes Issue Date, amounts expended pursuant to clauses (1), (4), (5), (6), (7) and (8) shall be included in such calculation and (C) that no payment may be made pursuant to clause (7) unless, after giving effect to such transaction (and the incurrence of any Indebtedness in connection therewith and the use of the proceeds thereof), the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “— Limitation on incurrence of additional indebtedness and issuance of disqualified capital stock” covenant such that after incurring that $1.00 of additional Indebtedness, the Consolidated Coverage Ratio would be greater than 2.00 to 1.00.
      Limitation on liens. The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Lien on any asset or property of the Company or such Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any obligations of the Company or any of its Subsidiaries unless the notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the notes) the obligations so secured or until such time as such obligations are no longer secured by a Lien. The preceding sentence will not require the Company or any Subsidiary to secure the notes if the Lien consists of a Permitted Lien.
      Merger, consolidation and sale of assets. The Indenture provides that the Company may not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation unless (i) either (1) the Company is the surviving or continuing Person or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of the Company have been transferred, shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such surviving Person shall assume all of the obligations of the Company under the notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after giving effect to such transaction and the use of the proceeds therefrom (on a pro forma basis, including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company (in the case of clause (1) of the foregoing clause (i)) or such Person (in the case of clause (2) of the foregoing clause (i)) shall be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “Limitation on incurrence of additional indebtedness and issuance of disqualified capital stock” covenant; (iv) immediately after giving effect to such transactions, no Default or Event of Default shall have occurred or be continuing; and (v) the Company has delivered to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clauses (ii) and (iii), (1) any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (2) the Company may merge with a corporate Affiliate thereof incorporated solely for the purpose of reincorporating the Company in another jurisdiction in the United States to realize tax or other benefits.
      Limitation on asset sales. The Indenture provides that neither the Company nor any of its Subsidiaries will consummate an Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by management of the Company or, if such Asset Sale involves consideration in excess of $5.0 million, by the board of directors of the Company, as evidenced by a board resolution), (ii) at least 75% of the consideration received by the Company or such Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents and is received at the time of such disposition and (iii) upon the consummation of an Asset Sale, the Company applies, or causes such Subsidiary to apply, such Net Cash Proceeds within 180 days of receipt thereof either (A) to repay Indebtedness outstanding under the Credit Agreement or any Indebtedness of a Subsidiary of the Company that is not a Guarantor (and, to the extent such Indebtedness relates to principal under a revolving credit or similar facility, to obtain a corresponding reduction in the commitments thereunder, except that the Company may temporarily repay such Indebtedness using the consideration from such Asset Sale and thereafter use such funds to reinvest pursuant to clause (B) below within the period set forth therein without having to obtain a corresponding reduction in the commitments under such revolving credit or similar facility), (B) to reinvest, or to be contractually committed to reinvest pursuant to a binding agreement, in Productive Assets and, in the latter case, to have so reinvested within 360 days of the date of receipt of such Net Cash Proceeds or (C) to purchase notes, Existing Senior Notes and other Indebtedness that is not, by its terms, expressly subordinated in right of payment to the notes and the terms of which require an offer to purchase such other

Indebtedness with the proceeds from the Asset Sale (“Other Indebtedness”), pro rata tendered to the Company for purchase at a price equal to 100% of the principal amount thereof (or the accreted value of such Other Indebtedness, if such Other Indebtedness is issued at a discount) plus accrued interest thereon, if any, to the date of purchase pursuant to an offer to purchase made by the Company as set forth below (a “Net Proceeds Offer”); provided that no Net Proceeds Offer shall be required to be made with any Asset Sales proceeds to the extent such Asset Sale proceeds have been, are the subject of or will be used to make an “Excess Cash Balance Offer” required pursuant to the Existing Senior Notes Indenture; provided, however, that the Company may defer making a Net Proceeds Offer until the aggregate Net Cash Proceeds from Asset Sales not otherwise applied in accordance with this covenant equal or exceed $5.0 million.
      Subject to the deferral right set forth in the final proviso of the preceding paragraph, each notice of a Net Proceeds Offer will be mailed, by first-class mail, to holders of notes not more than 180 days after the relevant Asset Sale or, in the event the Company or a Subsidiary has entered into a binding agreement as provided in (B) above, within 180 days following the termination of such agreement but in no event later than 360 days after the relevant Asset Sale. Such notice will specify, among other things, the purchase date (which will be no earlier than 30 days nor later than 45 days from the date such notice is mailed, except as otherwise required by law) and will otherwise comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, holders of notes may elect to tender their notes in whole or in part in integral multiples of $1,000. To the extent holders properly tender notes in an amount which, together with all Other Indebtedness so tendered, exceeds the Net Proceeds Offer, notes and such Other Indebtedness of tendering holders will be repurchased on a pro rata basis (based upon the aggregate principal amount tendered). To the extent that the aggregate principal amount of notes tendered pursuant to any Net Proceeds Offer, which, together with the aggregate principal amount or aggregate accreted value, as the case may be, of all Other Indebtedness so tendered, is less than the amount of Net Cash Proceeds subject to such Net Proceeds Offer, the Company may use any remaining portion of such Net Cash Proceeds not required to fund the repurchase of tendered notes and such Other Indebtedness for any purposes otherwise permitted by the Indenture. Upon the consummation of any Net Proceeds Offer, the amount of Net Cash Proceeds subject to any future Net Proceeds Offer from the Asset Sales giving rise to such Net Cash Proceeds shall be deemed to be zero.
      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer.
      Limitation on asset swaps. The Indenture provides that the Company will not, and will not permit any Subsidiary to, engage in any Asset Swaps, unless: (i) at the time of entering into such Asset Swap, and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) in the event such Asset Swap involves an aggregate amount in excess of $2.0 million, the terms of such Asset Swap have been approved by a majority of the members of the board of directors of the Company which determination shall include a determination that the fair market value of the assets being received in such swap are at least equal to the fair market value of the assets being swapped; and (iii) in the event such Asset Swap involves an aggregate amount in excess of $10.0 million, the Company has also received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to the Company or such Subsidiary, as the case may be, from a financial point of view.
      Limitation on dividend and other payment restrictions affecting subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause to permit to exist or become effective, by operation of the charter of such Subsidiary or by reason of any agreement, instrument, judgment, decree, rule, order, statute or governmental regulation, any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or any of its Subsidiaries; or (c) transfer any of its property or assets to the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Subsidiary; (4) any instrument governing Acquired Indebtedness or Acquired Preferred Stock, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (5) agreements existing on the Issue Date (including the Credit Agreement and the Existing Senior Notes Indenture) as such agreements are from time to time in effect; provided, however, that any amendments or modifications of such agreements that affect the encumbrances or restrictions of the types subject to this covenant shall not result in such encumbrances or restrictions being less favorable to the Company in any material respect, as determined in good faith by the board of directors of the Company, than the provisions as in effect before giving effect to the respective amendment or modification; (6) any restriction with respect to such a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition; (7) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above or any other agreement evidencing Indebtedness permitted under the Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement or any such other agreement are no less favorable to the Company in any material respect as determined in good faith by the board of directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5); (8) restrictions on the transfer of the assets subject to any Lien imposed by the holder of such Lien; (9) a licensing agreement to the extent such restrictions or encumbrances limit the transfer of property subject to such licensing agreement; (10) restrictions relating to Subsidiary preferred stock that require that due and payable dividends thereon to be paid in full prior to dividends on such Subsidiary’s common stock; or (11) any agreement or charter provision evidencing Indebtedness or Capital Stock permitted under the Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in such agreement or charter provision are not less favorable to the Company in any material respect as determined in good faith by the board of directors of the Company than the provisions relating to such encumbrance or restriction contained in the Indenture.
      Limitations on transactions with affiliates. The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any of its Affiliates (other than transactions between the Company and a Wholly Owned Subsidiary of the Company or among Wholly Owned Subsidiaries of the Company) (an “Affiliate Transaction”), other than Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm’s-length basis from a person that is not an Affiliate; provided, however, that for a transaction or series of related transactions involving value of $5.0 million or more, such determination will be made in good faith by a majority of members of the board of directors of the Company and by a majority of the disinterested members of the board of directors of the Company, if any; provided, further, that for a transaction or series of related transactions involving value of $15.0 million or more, the board of directors of the Company has received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is fair, from a financial point of view, to the Company or such Subsidiary. The foregoing restrictions will not apply to (1) reasonable and customary directors’ fees, indemnification and similar arrangements and payments thereunder, (2) any obligations of the Company under the Financial Monitoring and Oversight Agreements, or any employment agreement, noncompetition or confidentiality agreement with any officer of the Company (provided that each amendment of any of the foregoing agreements shall be subject to the limitations of this covenant), (3) reasonable and customary investment banking, financial advisory, commercial banking and similar fees and expenses paid to the initial purchasers of the notes and their Affiliates, (4) any Restricted Payment permitted to be made pursuant to the covenant described under “— Limitation on restricted payments,” (5) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors of the Company, (6) loans or advances to employees in the ordinary course of business of the Company or any of its Subsidiaries consistent with past practices and (7) the issuance of Capital Stock of the Company (other than Disqualified Stock).
      Limitation on guarantees of certain indebtedness. The Indenture provides that the Company shall not (a) permit any Subsidiary to guarantee any Indebtedness of the Company other than the notes (the “Guaranteed Indebtedness”) or (b) pledge any intercompany Indebtedness representing obligations of any of its Subsidiaries to secure the payment of Guaranteed Indebtedness, in each case unless such Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture causing such Subsidiary to guarantee the Company’s obligations under the Indenture and the notes to the same extent that such Subsidiary guaranteed the Company’s obligations under the Guaranteed Indebtedness (including waiver of subrogation, if any). Thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture.
      The guarantee of a Subsidiary will be released upon:

(i) the sale of all of the Capital Stock, or all or substantially all of the assets, of the applicable Guarantor (in each case other than to Holdings, the Company or one of its Subsidiaries);

(ii) the designation by the Company of the applicable Guarantor as an Unrestricted Subsidiary; or

(iii) the release of the guarantee of such Guarantor with respect to the obligations which caused such Guarantor to deliver a guarantee of the notes in accordance with the preceding paragraph, in each case in compliance with the Indenture (including, in the event of a sale of Capital Stock or assets described in clause (i) above, that the Net Cash Proceeds are applied in accordance with the requirements of the applicable provision of the Indenture described under “— Limitation on asset sales”).
Reports
      The Indenture provides that so long as any of the notes are outstanding, the Company will provide to the holders of notes and file with the Commission copies of the annual reports and of the information, documents and other reports that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act regardless of whether the Company is then obligated to file such reports.
Events of default
      The following events are defined in the Indenture as “Events of Default”: (i) the failure to pay interest on the notes when the same becomes due and payable and the Default continues for a period of 30 days; (ii) the failure to pay principal of or premium, if any, on any notes when such principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise; (iii) a default in the observance or performance of any other covenant or agreement contained in the notes or the Indenture, which default continues for a period of 30 days after the Company receives written notice thereof specifying the default from the Trustee or holders of at least 25% in aggregate principal amount of outstanding notes; (iv) the failure to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $10.0 million or more at any time in each case after a 10-day period during which such default shall not have been cured or such acceleration rescinded; (v) the Guarantee of any Significant Subsidiary, if any, ceases to be in full force and effect except as otherwise permitted pursuant to the terms of the Indenture or any Guarantee of any such Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of any such Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than, in any such case, by reason of release of a Guarantor in accordance with the terms of the Indenture); (vi) one or more judgments in an aggregate amount in excess of $10.0 million (which are not covered by insurance as to which the insurer has not disclaimed coverage) being rendered against the Company or any of its Significant Subsidiaries and such judgment or judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable; and (vii) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Subsidiaries.

      Upon the happening of any Event of Default specified in the Indenture, the Trustee may, and the Trustee upon the request of holders of 25% in principal amount of the outstanding notes shall, or the holders of at least 25% in principal amount of outstanding notes may, declare the principal of all the notes, together with all accrued and unpaid interest and premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable. If an Event of Default with respect to bankruptcy proceedings relating to the Company occurs and is continuing, then such amount will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the notes.
      The Indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount of the notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived except nonpayment of principal of or interest on the notes that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the notes) on overdue installments of interest and overdue payments of principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in clause (vii) of the description of Events of Default in the first paragraph above, the Trustee has received an Officers’ Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived. The holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any notes.
      The Company is required to deliver to the Trustee, within 120 days after the end of the Company’s fiscal year, a certificate indicating whether the signing officers know of any Default or Event of Default that occurred during the previous year and whether the Company has complied with its obligations under the Indenture. In addition, the Company will be required to notify the Trustee of the occurrence and continuation of any Default or Event of Default promptly after the Company becomes aware of the same.
      Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default thereunder should occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provision for security or indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.
Satisfaction and discharge of indenture; defeasance
      The Company may terminate its obligations under the Indenture at any time by delivering all outstanding notes to the Trustee for cancellation and paying all sums payable by it thereunder. The Company, at its option, (i) will be discharged from any and all obligations with respect to the notes (except for certain obligations of the Company to register the transfer or exchange of such notes, replace stolen, lost or mutilated notes, maintain paying agencies and hold moneys for payment in trust) or (ii) need not comply with certain of the restrictive covenants with respect to the Indenture, if the Company deposits with the Trustee, in trust, United States legal tender or United States. Government Obligations or a combination thereof that, through the payment of interest and premium thereon and principal in respect thereof in accordance with their terms, will be sufficient to pay all the principal of and interest and premium on the notes on the dates such payments are due in accordance with the terms of such notes as well as the Trustee’s fees and expenses. To exercise either such option, the Company is required to deliver to the Trustee (A) an Opinion of Counsel or a private letter ruling issued to the Company by the Internal Revenue Service (the “IRS”) to the effect that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and related defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised and, in the case of an Opinion of Counsel furnished in connection with a discharge pursuant to clause (i) above, accompanied by a private letter ruling issued to the Company by the IRS to such effect, (B) subject to certain qualifications, an opinion of counsel to the effect that funds so deposited will not be subject to avoidance under applicable bankruptcy law and (C) an officers’ certificate and an opinion of counsel to the effect that the Company has complied with all conditions precedent to the defeasance which opinion shall also state that the exercise of such option does not violate any loan agreement of the Company known to such counsel. Notwithstanding the foregoing, the opinion of counsel required by clause (A) above need not be delivered if all notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.
Modification of the indenture
      From time to time, the Company and the Trustee, together, without the consent of the holders of the notes, may amend or supplement the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies or to provide for the issuance of additional notes, in each case which do not adversely affect in any material respect the rights of any holder of the notes. Other modifications and amendments of the Indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding notes, except that, without the consent of each holder of the notes affected thereby, no amendment may, directly or indirectly: (i) reduce the amount of notes whose holders must consent to an amendment; (ii) reduce the rate of or change the time for payment of interest, including defaulted interest, on any notes; (iii) reduce the principal of or change the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any notes payable in money other than that stated in the notes and the Indenture; (v) make any change in provisions of the Indenture protecting the right of each holder of a note to receive payment of principal of, premium on and interest on such note on or after the due date thereof or to bring suit to enforce such payment or permitting holders of a majority in principal amount of the notes to waive Default or Event of Default; (vi) cause the notes or the Guarantees, if any, to become subordinated to any other Indebtedness or to otherwise modify or change the provision of the Indenture or the related definitions affecting the ranking of the notes or the Guarantees, if any, in a manner which adversely affects the holders of the notes; or (vii) after the Company’s obligation to purchase the notes arises under the Indenture, amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer or a Net Proceeds Offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers.
Concerning the trustee
      The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.
      The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
Governing law
      The Indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
Certain definitions
      Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.
      “Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.
      “Acquired Preferred Stock” means Preferred Stock of any Person at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries and not issued by such person in connection with, or in anticipation or contemplation of, such acquisition, merger or consolidation.
      “Affiliate” means, as to any Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the first referred to Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
      “ARISB Acquisition” means the acquisition of certain assets of ADP Claims Solutions, Group, Inc. (“ADP”) pursuant to the Asset Purchase Agreement dated November 20, 1997 between the Company and ADP.
      “Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (excluding any Sale and Leaseback Transaction or any pledge of assets or stock by the Company or any of its Subsidiaries) to any Person other than the Company or a Wholly Owned Subsidiary of the Company of (i) any Capital Stock of any Subsidiary of the Company or (ii) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business; provided, however, that for purposes of the “Limitation on asset sales” covenant, Asset Sales shall not include (a) a transaction or series of related transactions in which the Company or its Subsidiaries receive aggregate consideration of less than $1.0 million, (b) transactions covered by the “Merger, consolidation and sale of assets” covenant or permitted by the “Limitation on asset swaps” covenant, (c) a Restricted Payment that otherwise qualifies under the “Limitation on restricted payments” covenant, (d) any disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Subsidiaries and that is disposed of, in each case, in the ordinary course of business or (e) sales of receivables and leases in connection with the lease financing activities described in clause (xiii) of the definition of Permitted Indebtedness.
      “Asset Swap” means the execution of a definitive agreement, subject only to approval of the United States Federal Trade Commission, if applicable, and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between the Company or any of its Subsidiaries and another Person or group of affiliated Persons; provided that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap; it being understood that an Asset Swap may include a cash equalization payment made in connection therewith provided that such cash payment, if received by the Company or its Subsidiaries, shall be deemed to be proceeds received from an Asset Sale and applied in accordance with “Certain covenants — Limitation on asset sales.”
      “Calculation Agent” has the meaning set forth above under “— Principal, maturity and interest.”
      “Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.
      “Capitalized Lease Obligation” means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP, and for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP.
      “Cash Equivalents” means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service, Inc.; (iv) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (i) through (v) above.
      “Change of Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) (whether or not otherwise in compliance with the provisions of the Indenture), other than to a Permitted Holder; or (ii) a majority of the board of directors of the Company or Holdings shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any Person or Group (other than the Permitted Holders or any direct or indirect Subsidiary of any Permitted Holder, including without limitation, Holdings) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company or Holdings.
      “Commission” means the United States Securities and Exchange Commission.
      “Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Subsidiaries designed to protect the Company or any of its Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Subsidiaries.
      “Consolidated Coverage Ratio” as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the four quarter period of the most recent four consecutive fiscal quarters ending prior to the date of such determination (the “Four Quarter Period”) to (ii) Consolidated Fixed Charges for such Four Quarter Period; provided, however, that (1) if the Company or any Subsidiary of the Company has incurred any Indebtedness or issued any preferred stock since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness or issuance of preferred stock, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Indebtedness or issuance of preferred stock as if such Indebtedness had been incurred or such preferred stock had been issued on the first day of such Four Quarter Period and the discharge of any other Indebtedness or preferred stock repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness or preferred stock as if such discharge had occurred on the first day of such Four Quarter Period, (2) if since the beginning of such Four Quarter Period the Company or any Subsidiary of the Company shall have made any Asset Sale, the Consolidated EBITDA for such Four Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such Four Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period and Consolidated Fixed Charges for such Four Quarter Period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness or preferred stock of the Company or any Subsidiary of the Company repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Sale for such Four Quarter Period (or, if the Capital Stock of any Subsidiary of the Company are sold, the Consolidated Fixed Charges for such Four Quarter Period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such Four Quarter Period the Company or any Subsidiary of the Company (by merger or otherwise) shall have made an Investment in any Subsidiary of the Company (or any Person that becomes a Subsidiary of the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness or the issuance of any preferred stock) as if such Investment or acquisition occurred on the first day of such Four Quarter Period and (4) if since the beginning of such Four Quarter Period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary of the Company since the beginning of such Four Quarter Period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Subsidiary of the Company during such Four Quarter Period, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on, with respect to any Investment or acquisition, the first day of such Four Quarter Period and, with respect to any Asset Sale, the day prior to the first day of such Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness incurred or the issuance of any preferred stock in connection therewith, the pro forma calculations shall be determined reasonably and in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Interest Swap Obligations are outstanding applicable to such Indebtedness if such agreement under which such Interest Swap Obligations are outstanding has a remaining term as at the date of determination in excess of 12 months); provided, however, that the Consolidated Interest Expense of the Company attributable to interest on any Indebtedness incurred under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period.
      “Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Income Tax Expense for such period; (ii) Consolidated Fixed Charges for such period; and (iii) Consolidated Non-Cash Charges for such period less all non-cash items increasing Consolidated Net Income for such period.
      “Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense and (ii) the amount of all cash dividend payments or payments in Disqualified Capital Stock on Preferred Stock of Subsidiaries of such Person or on Disqualified Capital Stock of such Person held by Persons other than the Company or any Wholly Owned Subsidiaries paid, accrued or scheduled to be paid or accrued during such period.
      “Consolidated Income Tax Expense” means, with respect to the Company for any period, the provision for Federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.
      “Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of (i) the interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Swap Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar facilities and (e) all accrued or capitalized interest and (ii) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.
      “Consolidated Net Income” of any Person means, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom, without duplication, (a) gains and losses from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects, (b) items classified as extraordinary or nonrecurring gains and losses, and the related tax effects according to GAAP, (c) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Subsidiary of such first referred to Person or is merged or consolidated with it or any of its Subsidiaries, (d) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, (e) the net income of any Person, other than the Company or a Subsidiary of the Company or other than an Unrestricted Subsidiary, except to the extent of the lesser of (x) dividends or distributions paid to such first referred to Person or its Subsidiary by such Person and (y) the net income of such Person (but in no event less than zero), and the net loss of such Person shall be included only to the extent of the aggregate Investment of the first referred to Person or a consolidated Subsidiary of such Person and any non-cash expenses attributable to grants or exercises of employee stock options, (f) charges relating to the amortization or write-off of intangibles or other goodwill arising from the ARISB Acquisition, the Triad Acquisition, the Speedware Acquisition and (g) the cumulative effect of changes in accounting principles.
      “Consolidated Net Tangible Assets” of any Person means, as of any date of determination, the sum of the assets of such Person after eliminating intercompany items, determined on a consolidated basis in accordance with GAAP, including appropriate deductions for any minority interest in tangible assets of such Person’s Subsidiaries, less (without duplication) (i) the net book value of all of its goodwill and other like intangibles, (ii) unamortized indebtedness discount and expenses, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and (iv) all other proper reserves which in accordance with GAAP should be provided in connection with the business conducted by such Person, in each case as calculated at the end of the fiscal quarter preceding the date of determination (and, if calculated in connection with a transaction, after giving pro forma effect to such transaction).
      “Consolidated Non-Cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries (excluding any such charges constituting an extraordinary or nonrecurring item) reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
      “Continuing Director” means, as of the date of determination, any Person who (i) was a member of the board of directors of the Company or Holdings on the Issue Date, (ii) was nominated for election or elected to the board of directors of the Company or Holdings, as the case may be, with the affirmative vote of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election or (iii) is a representative of a Permitted Holder.
      “Credit Agreement” means (i) the senior secured revolving credit facility of the Company, dated as of June 27, 2003, and as amended as of the Issue Date together with the other documents related thereto (including, without limitation, any guarantee agreements and security documents) as the same may be further amended, supplemented, restated, restored or otherwise modified from time to time, including amendments, supplements or modifications relating to the addition or elimination of Subsidiaries of the Company as borrowers or guarantors or other credit parties thereunder and (ii) any renewal, extension, refunding, restructuring, restatements, replacement or refinancing thereof (whether with the original administrative agent, and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original Credit Agreement or one or more other credit or other agreements).
      “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.
      “Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.
      “Determination Date,” with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.
      “Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable on or before April 1, 2010, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to April 1, 2010; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable or is so redeemable at the sole option of the holder thereof prior to April 1, 2010 shall be deemed to be Disqualified Capital Stock.
      “Equity Offering” means a private sale or an underwritten public offering of Capital Stock (other than Disqualified Capital Stock) of the Company or Holdings (to the extent, in the case of Holdings, that the net cash proceeds thereof are contributed to the common or non-redeemable preferred equity capital of the Company).
      “Existing Senior Notes” means $157.0 million aggregate principal amount of 10 1/2% Senior Notes due 2011 issued pursuant to the Existing Senior Notes Indenture.
      “Existing Senior Notes Guarantee” means the guarantee of the Existing Senior Notes by each of the Existing Senior Notes Guarantors.
      “Existing Senior Notes Guarantor” means the issuer at any time of an Existing Senior Notes Guarantee (so long as such Existing Senior Notes Guarantee remains outstanding).
      “Existing Senior Notes Indenture” means the indenture dated June 27, 2003 between the Company, the Existing Notes Guarantors named therein and Wells Fargo Bank, N.A., as successor by merger to Wells Fargo Bank Minnesota, N.A., as trustee, pursuant to which the Existing Senior Notes were issued, as the same may be amended, supplemented, exchanged or restated from time to time.
      “Existing Senior Notes Issue Date” means June 27, 2003.
      “Financial Monitoring and Oversight Agreements” means the Monitoring and Oversight Agreement among the Company, Holdings and Hicks Muse Partners, and the Financial Advisory Agreement among the Company, Holdings and Hicks Muse Partners, each as in effect on the Existing Senior Notes Issue Date or as may be subsequently amended in a way not materially adverse to holders of the notes or the Company.

      “GAAP”, unless otherwise indicated, means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or the Commission or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.
      “Guarantee” means the guarantee by each Guarantor of the obligations of the Company with respect to the notes.
      “Guarantor” means the issuer at any time of a Guarantee (so long as such Guarantee remains outstanding).
      “Indebtedness” means with respect to any Person, without duplication, any liability of such Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) constituting Capitalized Lease Obligations, (iv) incurred or assumed as the deferred purchase price of property, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable arising in the ordinary course of business), (v) for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, (vi) for Indebtedness of others guaranteed by such Person, (vii) for Interest Swap Obligations, Commodity Agreements and Currency Agreements and (viii) for Indebtedness of any other Person of the type referred to in clauses (i) through (vii) which is secured by any Lien on any property or asset of such first referred to Person, the amount of such Indebtedness being deemed to be the lesser of the value of such property or asset or the amount of the Indebtedness so secured. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above.
      “Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date.
      “Interest Swap Obligations” means the obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.
      “Investment” in any Person means any direct or indirect advance, loan or other extension of credit (in each case, including by way of Guarantee or similar arrangement) or capital contribution to any Person, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit. For purposes of the “Limitation on restricted payments” covenant, (A) “Investment” shall include the portion (proportionate to the Company’s equity interest in a Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Unrestricted Subsidiary as a Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (1) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (2) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated from an Unrestricted Subsidiary to a Subsidiary; and (B) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the board of directors.
      “Issue Date” means March 30, 2005, the date on which the notes are originally issued.
      “LIBOR,” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for three-month periods beginning on the first day of such Interest Period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the first day of such Interest Period. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the first day of such Interest Period. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.
      “Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).
      “London Banking Day” is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.
      “Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents) received by the Company or any of its Subsidiaries from such Asset Sale net of (i) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions, recording fees, relocation costs, title insurance premiums, appraisers, fees and costs reasonably incurred in preparation of any asset or property for sale), (ii) taxes paid or reasonably estimated to be payable (calculated based on the combined state, federal and foreign statutory tax rates applicable to the Company or the Subsidiary engaged in such Asset Sale), (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in the assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, (iv) any reserves established in accordance with GAAP for adjustment in respect of the sales price of such asset or assets or for any liabilities associated with such Asset Sale and (v) repayment of Indebtedness secured by assets subject to such Asset Sale; provided, however, that if the instrument or agreement governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow (whether as a reserve for adjustment of the purchase price or otherwise) or to indemnify the transferee for specified liabilities in a maximum specified amount, the portion of the cash or Cash Equivalents that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligation shall not be deemed to be Net Cash Proceeds until the escrow terminates or the transferor ceases to segregate and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.
      “Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.
      “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
      “Permitted Holders” means Hicks Muse and any of its Affiliates, officers and directors.
      “Permitted Indebtedness” means, without duplication, (i) Indebtedness outstanding on the Issue Date (other than the indebtedness described in clause (iv) below); (ii) Indebtedness of the Company or a Subsidiary incurred pursuant to the Credit Agreement (including guarantees thereof) in an aggregate principal amount at any time outstanding not to exceed $30.0 million; (iii) Indebtedness evidenced by or arising under the notes and the Indenture (not including any additional notes issued from time to time);

(iv) the Existing Senior Notes and the Existing Senior Notes Guarantee; (v) Interest Swap Obligations; provided, however, that such Interest Swap Obligations are entered into to protect the Company from fluctuations in currencies or interest rates of its Indebtedness; (vi) additional Indebtedness of the Company or any of its Subsidiaries not to exceed $20.0 million in principal amount outstanding at any time (which amount may, but need not, be incurred under the Credit Agreement); (vii) Refinancing Indebtedness; (viii) Indebtedness owed by the Company to any Wholly Owned Subsidiary of the Company or by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company; (ix) guarantees by the Company or Subsidiaries of any Indebtedness permitted to be incurred pursuant to the Indenture; (x) Indebtedness in respect of performance bonds, bankers’ acceptances and surety or appeal bonds provided by the Company or any of its Subsidiaries to their customers in the ordinary course of their business; (xi) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Subsidiaries of the Company (other than guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business assets or Subsidiaries of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause (xi), when taken together with all Indebtedness incurred pursuant to this clause (xi) and then outstanding, shall not exceed $15.0 million; (xii) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, or Indebtedness incurred for the purposes of financing the acquisition of Productive Assets (whether by acquisition of assets or stock, by way of merger, consolidation or otherwise), in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a related business or incurred to refinance any such purchase price or cost of construction or improvement, in each case incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause (xii) shall not exceed $5.0 million at any time outstanding; and (xiii) Indebtedness and other Obligations of the Company and its Subsidiaries related to lease financing activities which are not required to be treated as indebtedness on a balance sheet, as determined in accordance with GAAP as in effect on the date such Indebtedness or other Obligation is incurred.
      “Permitted Investments” means (i) Investments by the Company or any Subsidiary of the Company to acquire the stock or assets of any Person (or Acquired Indebtedness or Acquired Preferred Stock acquired in connection with a transaction in which such Person becomes a Subsidiary of the Company); provided, however, that the primary business of such person is in the good faith judgment of management of the Company a business reasonably related, ancillary or complementary to the business of the Company; provided, further, however, that if any such Investment or series of related Investments involves an Investment by the Company in excess of $3.0 million, the Company is able, at the time of such investment and immediately after giving effect thereto, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “Limitation on incurrence of additional indebtedness and issuance of disqualified capital stock” covenant, (ii) Investments received by the Company or its Subsidiaries as consideration for a sale of assets, (iii) Investments by the Company or any Wholly Owned Subsidiary of the Company in any Wholly Owned Subsidiary of the Company (whether existing on the Issue Date or created thereafter) or any Person that after such Investments, and as a result thereof, becomes a Wholly Owned Subsidiary of the Company and Investments in the Company by any Wholly Owned Subsidiary of the Company, (iv) Investments in cash and Cash Equivalents, (v) Investments in securities of trade creditors, wholesalers or customers received pursuant to any plan of reorganization or similar arrangement, (vi) loans or advances to employees of the Company or any Subsidiary thereof for purposes of purchasing the Company’s Capital Stock and other loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Subsidiary and (vii) additional Investments in an aggregate amount not to exceed $1.0 million at any time outstanding.

      “Permitted Liens” means, with respect to any Person:

(i) Pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(ii) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet delinquent or being contested in good faith by appropriate proceedings;

(iii) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings;

(iv) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(v) Minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(vi) Liens securing Indebtedness permitted to be incurred pursuant to clauses (ii), (v), (vi) and (xii) of the definition of “Permitted Indebtedness”;

(vii) Liens existing on the Issue Date;

(viii) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary of the Company; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary of the Company; provided further, however, that such Liens may not extend to any other property owned by the Company or any of its Subsidiaries;

(ix) Liens on property at the time the Company or one of its Subsidiaries acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any of its Subsidiaries;

(x) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(xi) Leases, subleases and licenses of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(xii) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

(xiii) Liens in favor of the Company or its Subsidiaries;

(xiv) Liens on equipment of the Company or its Subsidiaries granted in the ordinary course of business to the Company’s or such Subsidiaries’ client at which such equipment is located;

(xv) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (vi), (vii), (viii), (ix) or (xx); provided, however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount of or, if greater, committed amount of the Indebtedness described under clauses (vi), (vii), (viii) or (ix) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(xvi) Judgment and attachment Liens not giving rise to an Event of Default;

(xvii) Liens in favor of the Trustee;

(xviii) Liens in favor of a banking institution arising by operation of law encumbering deposits (including right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

(xix) Liens on assets of a Subsidiary (other than a Significant Subsidiary) that is a non-United States Person and is not a Guarantor; and

(xx) in addition to the Liens referred to in clauses (i) through (xix) above, Liens securing Indebtedness (other than Indebtedness that is subordinated to the notes) in an aggregate principal amount at the time of the incurrence of such Liens not to exceed 10% of the Company’s Consolidated Net Tangible Assets.
      “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
      “Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
      “Productive Assets” means assets of a kind used or usable by the Company and its Subsidiaries in its business; provided, however, that productive assets to be acquired by the Company shall be, in the good faith judgment of management of the Company, assets which are reasonably related, ancillary or complementary to the business of the Company as conducted on the Issue Date.
      “Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.
      “Refinancing Indebtedness” means any refinancing of Indebtedness of the Company or any of its Subsidiaries existing as of the Issue Date or incurred in accordance with the “Limitation on incurrence of additional indebtedness and issuance of disqualified capital stock” covenant (other than pursuant to clause (iii) or (v) of the definition of Permitted Indebtedness) that does not (i) result in an increase in the aggregate principal amount of Indebtedness (such principal amount to include, for purposes of this definition, any premiums, penalties or accrued interest paid with the proceeds of the Refinancing Indebtedness) of such Person or (ii) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being refinanced.
      “Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.
      “Restricted Payment” means (i) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock or in options, rights or warrants to acquire Qualified Capital Stock) on shares of the Company’s Capital Stock, (ii) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company, or any warrants, rights or options to acquire shares of Capital Stock of the Company, other than through the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for

Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock, (iii) the making of any principal payment on, or the purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of, any Indebtedness of the Company or its Subsidiaries that is subordinated or junior in right of payment to the notes or (iv) the making of any Investment (other than a Permitted Investment).
      “Sale and Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.
      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.
      “Speedware” means Speedware Corporation Inc.
      “Speedware Tender Offer” means the cash tender offer to purchase all of the outstanding shares of Capital Stock of Speedware.
      “Speedware Tender Offer Price” means CDN $3.91 per share of Speedware’s Capital Stock.
      “Speedware Acquisition” means the acquisition of shares of Capital Stock of Speedware pursuant to the Speedware Tender Offer.
      “Staats Repurchase Agreement” means the Securities Repurchase Agreement, dated June 5, 2003, among Glenn Staats, Preston Staats, Holdings, the Company, Hicks Muse and certain other parties thereto, as the same may be amended in a manner which does not adversely affect the holders of the notes.
      “Subsidiary” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person. Notwithstanding anything in the Indenture to the contrary, all references to the Company and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include the Company and its Subsidiaries as to which financial statements are prepared on a combined basis in accordance with GAAP and to financial information prepared on such a combined basis. Notwithstanding anything in the Indenture to the contrary, an Unrestricted Subsidiary shall not be deemed to be a Subsidiary for purposes of the Indenture.
      “Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service) or a successor service.
      “Transactions” has the meaning assigned thereto in this prospectus.
      “Triad Acquisition” means the acquisition of Triad Systems Corporation on February 27, 1997.
      “Unrestricted Subsidiary” means (x) a Subsidiary of the Company created after the Issue Date or (y) Internet Auto Parts, Inc. (“IAP”) if it becomes a Subsidiary of the Company, in each case so designated (together with its Subsidiaries) by a resolution adopted by the board of directors of the Company; provided, however, that (a) neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (1) provides any credit support for any Indebtedness of such Unrestricted Subsidiary or its Subsidiaries (including any undertaking, agreement or instrument evidencing such Indebtedness) or (2) is directly or indirectly liable for any Indebtedness of such Unrestricted Subsidiary or its Subsidiaries and (b) except for IAP, such Subsidiary and its Subsidiaries has no property or assets (other than de minimis assets resulting from the initial capitalization of such Subsidiary). The board of directors may designate any Unrestricted Subsidiary to be a Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “Limitation on incurrence of additional indebtedness and issuance of disqualified capital stock” covenant and (y) no Default or Event of Default shall have occurred or be continuing. Any designation pursuant to this definition by the board of directors of the Company shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Company’s board of directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
      “United States Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
      “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.
      “Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than directors’ qualifying shares) which normally have the right to vote in the election of directors are owned by such Person or any Wholly Owned Subsidiary of such Person.

BOOK-ENTRY; DELIVERY AND FORM
      Except as described in the next paragraph, the new floating rate senior notes initially will be represented by one or more permanent global certificates in definitive, duly registered form. The global notes will be deposited on their date of issue with, or on behalf of, Wells Fargo Bank, National Association or “DTC” and registered in the name of a nominee of DTC.
The global notes
      We expect that pursuant to procedures established by DTC:

•	upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the principal amount of new floating rate senior notes of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary; and

•	ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. Ownership of beneficial interests in the global notes will be limited to persons who have accounts with DTC or “participants” or persons who hold interests through participants.
      So long as DTC, or its nominee, is the registered owner or holder of the new floating rate senior notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the new floating rate senior notes represented by such global notes for all purposes under the indenture. No beneficial owner of any interest in the global notes will be able to transfer that interest except in accordance with DTC’s procedures.
      Payments of the principal of, premium, if any, and interest on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.
      We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest on the global notes, will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial owners in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.
      Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated note for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a global note, in accordance with the normal procedures of DTC.
      DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of new floating rate senior notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of new floating rate senior notes as to which such participant or participants has or have given such direction.
      DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Certificated notes
      If DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days, certificates notes will be issued in exchange for the global notes.

PLAN OF DISTRIBUTION
      Each broker-dealer that receives new floating rate senior notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new floating rate senior notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new floating rate senior notes received in exchange for old floating rate senior notes where such old floating rate senior notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                     , all dealers effecting transactions in the new floating rate senior notes may be required to deliver a prospectus.
      We will not receive any proceeds from any sale of new floating rate senior notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options in the new floating rate senior notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any new floating rate senior notes. Any broker-dealer that resells new floating rate senior notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new floating rate senior notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of new floating rate senior notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
      For a period of 90 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the applicable letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the notes, other than commissions or concessions of any broker-dealers and will indemnify holders of the old floating rate senior notes, including any broker-dealers, against certain liabilities, including certain liabilities under the Securities Act.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
      The following discussion is a summary of certain federal income tax considerations relevant to the exchange of old floating rate senior notes for new floating rate senior notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, Internal Revenue Service rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the new floating rate senior notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.
      EACH HOLDER SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF EXCHANGING OLD NOTES FOR NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.
Exchange of Old Floating Rate Senior Notes for New Floating Rate Senior Notes
      The exchange of old floating rate senior notes for new floating rate senior notes pursuant to the exchange offer should not constitute a sale or an exchange for federal income tax purposes. Accordingly, such exchange should have no federal income tax consequences to holders of old floating rate senior notes.

LEGAL MATTERS
      Weil, Gotshal & Manges LLP, Dallas, Texas, has passed upon the validity of the new floating rate senior notes offered hereby on behalf of us. A number of partners of Weil, Gotshal & Manges LLP are, indirectly, investors in HM3 Coinvestors, L.P. and, as a result, these partners have an indirect interest in less than 0.1% of each of Holdings’ issued and outstanding common stock and class A common stock.
EXPERTS
      The consolidated financial statements of Activant Solutions Inc. and Subsidiaries at September 30, 2004 and 2003, and for each of the three years in the period ended September 30, 2004, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
      KPMG LLP, an independent registered public accounting firm, has audited Speedware’s consolidated financial statements as of September 30, 2004 and 2003, and for each of the three years in the period ended September 30, 2004, as set forth in their report.
      KPMG LLP, independent auditors, has audited Prophet 21’s consolidated financial statements as of June 30, 2005, 2004 and 2003 and for the years ended June 30, 2005 and 2004 and for the period from January 21, 2003 through June 30, 2003 (successor period) and for the period from July 1, 2002 through January 20, 2003 (predecessor period), as set forth in their reports.
WHERE YOU CAN FIND MORE INFORMATION
      As required by the indentures governing our 10 1/2% senior notes due 2011 and the floating rate senior notes due 2010, we have been filing periodic reports under the Exchange Act. We have filed with the SEC a registration statement on Form S-4, including exhibits and schedules, under the Securities Act with respect to the securities described in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our securities, you should refer to the registration statement. Any statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the registration statement, you should refer to the exhibit for a more complete description of the matter involved, and each statement in this prospectus shall be deemed qualified in its entirety by this reference.
      You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information in the files at the public reference facilities of the SEC’s principal office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549. You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.
      You may obtain copies of filings referred to above at no cost by contacting us at the following address: Corporate Secretary, 804 Las Cimas Parkway, Austin, Texas 78746, telephone: (512) 328-2300.

INDEX TO FINANCIAL STATEMENTS

Page

ACTIVANT SOLUTIONS INC. AND SUBSIDIARIES FINANCIAL STATEMENTS
Report of independent registered public accounting firm	F-2
Consolidated balance sheets as of September 30, 2003 and 2004	F-3
Consolidated statements of operations and comprehensive income for the years ended September 30, 2002, 2003 and 2004	F-4
Consolidated statements of stockholders’ equity (deficit)	F-5
Consolidated statements of cash flows for the years ended September 30, 2002, 2003 and 2004	F-6
Notes to consolidated financial statements for September 30, 2004	F-7
Consolidated balance sheets at September 30, 2004 and June 30, 2005 (unaudited)	F-37
Consolidated statements of operations and comprehensive income for the nine months ended June 30, 2004 and 2005 (unaudited)	F-38
Consolidated statements of cash flows for the nine months ended June 30, 2004 and 2005 (unaudited)	F-39
Notes to consolidated financial statements for June 30, 2005 (unaudited)	F-40
SPEEDWARE CORPORATION INC. AND SUBSIDIARIES FINANCIAL STATEMENTS
Report of independent registered public accounting firm	F-54
Consolidated balance sheets as of September 30, 2002, 2003 and 2004	F-55
Consolidated statements of earnings for the years ended September 30, 2002, 2003 and 2004	F-56
Consolidated statements of deficit for the years ended September 30, 2002, 2003 and 2004	F-57
Consolidated statements of cash flows for the years ended September 30, 2002, 2003 and 2004	F-58
Notes to consolidated financial statements for the years ended September 30, 2002, 2003 and 2004	F-59
Consolidated balance sheets at September 30, 2004 and March 31, 2005 (unaudited)	F-82
Consolidated statements of earnings for the six month periods ended March 31, 2004 and 2005 (unaudited)	F-83
Consolidated statements of deficit for the six month periods ended March 31, 2004 and 2005 (unaudited)	F-84
Consolidated statements of cash flows for the six month periods ended March 31, 2004 and 2005 (unaudited)	F-85
Notes to consolidated financial statements March 31, 2005 (in US dollars)(unaudited)	F-86
PROPHET 21, INC. AND SUBSIDIARIES FINANCIAL STATEMENTS
Independent auditors’ report	F-96
Consolidated balance sheets as of June 30, 2005 and 2004	F-97
Consolidated statements of operations for the years ended June 30, 2005 and 2004	F-98
Consolidated statements of stockholders’ equity for the years ended June 30, 2005 and 2004	F-99
Consolidated statements of cash flows for the years ended June 30, 2005 and 2004	F-100
Notes to consolidated financial statements for the years ended June 30, 2005 and 2004	F-101
Independent auditors’ report	F-120
Consolidated balance sheet as of June 30, 2003	F-121
Consolidated statements of operations for the periods from July 1, 2002 through January 20, 2003 (predecessor period) and January 21, 2003 through June 30, 2003 (successor period)	F-122
Consolidated statements of stockholders’ equity for the periods from July 1, 2002 through January 20, 2003 (predecessor period) and January 21, 2003 through June 30, 2003 (successor period)	F-123
Consolidated statements of cash flows for the periods from July 1, 2002 through January 20, 2003 (predecessor period) and January 21, 2003 through June 30, 2003 (successor period)	F-124
Notes to consolidated financial statements for the year ended June 30, 2003	F-125

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors
Activant Solutions Inc.
      We have audited the accompanying consolidated balance sheets of Activant Solutions Inc. and subsidiaries as of September 30, 2003 and 2004, and the related consolidated statements of operations and comprehensive income, stockholder’s equity (deficit), and cash flows for each of the three years in the period ended September 30, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Activant Solutions Inc. and subsidiaries at September 30, 2003 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended September 30, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP
Austin, Texas
December 13, 2004
except for note 13, as to which the date is
September 20, 2005

Activant Solutions Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share data)

	September 30,

	2003	2004

Assets
Current assets:
Cash and cash equivalents	$10,215	$32,065
Trade accounts receivable, net of allowance for doubtful accounts of $7,748 and $5,639	40,152	33,516
Inventories, net	3,546	2,668
Investment in leases, net	2,115	430
Deferred income taxes	10,527	430
Prepaid income taxes	3,587	5,338
Prepaid expenses and other current assets	2,485	2,758

Total current assets	72,627	77,205
Service parts, net	1,520	1,308
Property and equipment, net	5,748	4,945
Long-term investment in leases	1,854	87
Capitalized computer software costs, net	7,711	5,482
Databases, net	7,672	5,290
Goodwill	87,159	79,541
Other intangible assets	6,368	5,512
Other assets	11,626	9,535

Total assets	$202,285	$188,905

Liabilities and Stockholder’s Equity (Deficit)
Current liabilities:
Accounts payable	$9,679	$9,026
Payroll related accruals	14,860	14,175
Deferred revenue	15,870	15,418
Current portion of long-term debt	310	276
Accrued expenses and other current liabilities	10,694	9,761

Total current liabilities	51,413	48,656
Long-term debt, net of discount	172,990	155,438
Deferred tax liabilities and other liabilities	14,544	4,831

Total liabilities	238,947	208,925
Stockholder’s equity (deficit):
Common Stock:
Par value $0.01; authorized, issued and outstanding 1,000 at September 30, 2003 and 2004	—	—
Additional paid-in capital	83,155	83,155
Retained deficit	(119,421)	(102,654)
Other accumulated comprehensive income (loss):
Cumulative translation adjustment	(396)	(521)

Total stockholder’s equity (deficit)	(36,662)	(20,020)

Total liabilities and stockholder’s equity	$202,285	$188,905

See accompanying notes.

Activant Solutions Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income
(In thousands)

	Year Ended September 30,

	2002	2003	2004

Revenues:
Systems	$59,452	$68,708	$81,956
Services	159,253	152,838	143,850

Total revenues	218,705	221,546	225,806

Cost of revenues:
Systems	38,030	40,171	49,853
Services	73,734	71,606	59,920

Total cost of revenues	111,764	111,777	109,773

Gross profit	106,941	109,769	116,033

Operating expenses:
Sales and marketing	33,909	31,961	31,882
Product development	17,435	16,997	16,167
General and administrative	26,420	27,406	27,340

Total operating expenses	77,764	76,364	75,389

Operating income	29,177	33,405	40,644
Interest expense	(14,054)	(14,782)	(19,367)
Expenses related to debt refinancing and redemption	—	(6,313)	(524)
Foreign exchange loss	(120)	(36)	(156)
Equity loss in affiliate	(552)	(611)	—
Gain on sale of assets	211	—	6,270
Other income, net	581	503	461

Income before income taxes	15,243	12,166	27,328
Income tax expense	5,875	4,351	10,561

Net income	$9,368	$7,815	$16,767

Comprehensive income:
Net income	$9,368	$7,815	$16,767
Foreign currency translation adjustments	491	376	(125)

Comprehensive income	$9,859	$8,191	$16,642

See accompanying notes.

Activant Solutions Inc. and Subsidiaries
Consolidated Statements of Stockholder’s Equity (Deficit)
(In thousands)

	Common Stock		Additional		Other Accumulated	Total
			Paid-In	Retained	Comprehensive	Stockholder’s
	Shares	Amount	Capital	Deficit	Income (Loss)	Equity (Deficit)

Balance, October 1, 2001	1,000	$—	$113,155	$(136,604)	$(1,263)	$(24,712)
Foreign currency translation adjustments	—	—	—	—	491	491
Net income	—	—	—	9,368	—	9,368

Balance, September 30, 2002	1,000	—	113,155	(127,236)	(772)	(14,853)
Foreign currency translation adjustments	—	—	—	—	376	376
Net income				7,815		7,815
Dividend to parent	—	—	(30,000)	—	—	(30,000)

Balance, September 30, 2003	1,000	—	83,155	(119,421)	(396)	(36,662)
Foreign currency translation adjustments	—	—	—	—	(125)	(125)
Net income	—	—	—	16,767	—	16,767

Balance, September 30, 2004	1,000	$—	$83,155	$(102,654)	$(521)	$(20,020)

See accompanying notes.

Activant Solutions Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended September 30,

	2002	2003	2004

Operating activities
Net income	$9,368	$7,815	$16,767
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,852	6,804	5,415
Amortization	12,477	15,964	11,169
Deferred income taxes	550	(1,261)	10,778
Equity loss from affiliate	552	611	—
Equity income from partnerships	(215)	(154)	(245)
Write-off of prior debt issuance costs	—	4,063	438
Lease loss provision	2,635	(1,520)	(1,491)
Provision for doubtful accounts	8,643	8,057	3,019
Gain on sale of assets	(211)	—	(6,270)
Other, net	474	372	139
Changes in assets and liabilities:
Trade accounts receivable	(1,977)	(19,196)	2,303
Inventories	11	(491)	878
Investment in leases	2,433	4,839	4,943
Prepaid expenses and other assets	3,416	(1,270)	(892)
Accounts payable	(1,363)	1,584	(653)
Deferred revenue	376	3,341	175
Accrued expenses and other liabilities	3,386	(2,889)	(4,129)

Net cash provided by operating activities	47,407	26,669	42,344
Investing activities
Purchase of property and equipment	(4,293)	(3,733)	(3,078)
Property and equipment sale proceeds	874	—	7,212
Capitalized computer software costs and databases	(7,098)	(7,052)	(5,499)
Purchase of service parts	(1,770)	(1,740)	(1,480)
Equity distributions from partnerships	142	82	196
Acquisition of other assets	—	(2,203)	—

Net cash used in investing activities	(12,145)	(14,646)	(2,649)
Financing activities
Proceeds from debt facility	3,000	1,210	—
Proceeds from long-term debt	—	154,946	—
Debt issuance cost	—	(7,509)	—
Payment on debt facility	—	(38,302)	—
Payment on long-term debt facility	(41,761)	(82,551)	(17,845)
Dividend to parent	—	(30,000)	—

Net cash used in financing activities	(38,761)	(2,206)	(17,845)
Change in cash and cash equivalents	(3,499)	9,817	21,850
Cash and cash equivalents, beginning of period	3,897	398	10,215

Cash and cash equivalents, end of period	$398	$10,215	$32,065

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$12,907	$12,581	$17,267
Income taxes	$1,885	$13,373	$1,556
See accompanying notes.

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2004

Note 1.	Summary of Significant Accounting Policies

Description of Business and Basis of Presentation
      Description of Business and Basis of Presentation—Activant Solutions Inc. and its subsidiaries (collectively, the “Company”) is a leading provider of business management solutions serving small and medium-sized businesses in four primary vertical markets: hardware and home center, lumber and building materials, the automotive parts aftermarket and wholesale distribution. The Company’s business management solutions provide tailored systems, product support and content and data services that are designed to meet the unique requirements of its customers. The Company provides fully integrated systems and services including point-of-sale, inventory management, general accounting and enhanced data management that enable its customers to manage their day-to-day operations. The Company believes that its turnkey business management solutions, extensive vertical expertise and the flexibility of its systems offerings has enabled it to establish a leading market position, build a large base of customers with high retention rates and develop strategic relationships with key market participants, resulting in a majority of the Company’s revenues being generated from recurring subscriptions.
      The Company is a wholly owned subsidiary of Activant Solutions Holdings Inc. (“Holding”). Holding has no assets or liabilities other than (1) its investment in the Company and (2) its Redeemable Class A Common Stock, the net proceeds of which were contributed in full to the Company.
      The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Investments in joint ventures and other subsidiaries in which the Company has between a 20 percent and 50 percent equity ownership are reflected using the equity method. All intercompany accounts and transactions have been eliminated.
      Cash Equivalents—The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.
      Inventories—Inventories primarily consist of purchased parts and finished goods. Inventories are stated at the lower of cost or market, using the average cost method, and include amounts that ultimately may be transferred to equipment or service parts. Inventories are recorded net of allowances for excess and obsolete inventory of $0.9 million and $0.7 million at September 30, 2003 and September 30, 2004, respectively.
      Service Parts—Service parts used for servicing installed equipment are stated at cost and are depreciated over a period not exceeding two years using the straight-line method. Accumulated depreciation was $11.3 million and $10.1 million at September 30, 2003 and 2004, respectively.
      Property and Equipment—Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets (two to ten years). Leasehold improvements are amortized using the straight-line method over the life of the lease or the estimated useful life, whichever is shorter.
      Leases—At the inception of a lease, the gross lease receivable, the estimated residual value of the leased equipment and the unearned lease income are recorded. The unearned lease income represents the excess of the gross lease receivable plus the estimated residual value over the cost of the equipment leased. Certain initial direct costs incurred in consummating the lease, included in the investment in leases, are amortized over the life of the lease. Lease receivables sold pursuant to agreements with banks or lending institutions prior to March 31, 2001 that met the sales criteria of Statement of Financial Accounting Standards (“SFAS”) No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, were removed from the balance sheet and the gains were reflected in operations. In September 2000, the Financial Accounting Standard Board (“FASB”) issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which replaced SFAS No. 125 and was effective for

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
transactions after March 31, 2001. Leases refinanced after this date and the related debt are reflected on the balance sheet.
      Capitalized Computer Software Costs—Costs relating to the conceptual formulation and design of software products are expensed as product development. Costs incurred subsequent to establishing the technological feasibility of software products are capitalized. Amortization of capitalized software costs begins when the products are available for general release to customers. Costs are amortized using the greater of the amount computed using (a) the ratio that current gross revenues bear to the total anticipated future gross revenues or (b) the straight-line method, generally over a period of two to five years. Management assesses the recoverability of its capitalized costs periodically based principally upon comparison of the net book value of the asset to the expected future revenue stream to be generated by the asset. If management finds evidence of asset impairment, the net book value of the asset is adjusted to its fair value. Amortization of capitalized software is included in systems cost of revenues.
      Capitalized Database Costs—Database development costs consist primarily of direct labor costs associated with the accumulation of data received from auto parts manufacturers and the conversion of that information to an electronic format. Costs are amortized using the greater of the amount computed using (a) the ratio that current gross revenues bear to the total anticipated future gross revenues or (b) the straight-line method over the approximate life cycle of the data (18 to 36 months). Management assesses the recoverability of its database costs periodically based principally upon comparison of the net book value of the asset to the expected future revenue stream to be generated by the asset. If management finds evidence of asset impairment, its net book value is adjusted to its fair value. Amortization of databases is included in services and finance cost of revenues.
      Deferred Financing Costs—Financing costs are deferred and amortized to interest expense using the straight-line method over the terms of the related debt which approximates the effective interest method. Amortization of such costs for the years ended September 30, 2002, 2003 and 2004 totaled approximately $1.0 million, $1.3 million and $1.3 million, respectively. Amortization costs for the year ended September 30, 2004 include the write-off of the remaining $0.5 million of deferred financing costs related to the redemption of the remaining $17.5 million of 9% senior subordinated notes.
      Goodwill and Other Intangible Assets—The Company accounts for goodwill and other intangible assets in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Other intangible assets primarily consist of trademarks and tradenames.
      The impairment evaluation for goodwill is conducted annually, or more frequently if events or changes in circumstances indicate that an asset might be impaired.
      Trademarks and tradenames, which are included in other assets, are amortized using the straight-line method over 15 years. Amortization of other intangibles is included in general and administrative expense. Amortization of such costs for the years ended September 30, 2002, 2003 and 2004 totaled approximately $0.9 million, $0.9 million and $0.8 million, respectively.
      Long-Lived Assets—The Company periodically reviews the carrying amounts of property and equipment and identifiable intangible assets to determine whether current events or circumstances, as defined in SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, warrant adjustments to such carrying amounts by considering, among other things, the future cash inflows expected to result from the use of the asset and its eventual disposition less the future cash outflows expected to be necessary to obtain those inflows. At this time, future cash inflows exceed the carrying values of the assets; thus, no impairment loss has been recognized.

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
      Revenue Recognition—We recognize revenue in accordance with Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, as amended by Staff Accounting Bulletin No. 104, Revenue Recognition, Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts, and Statement of Position 97-2, Software Revenue Recognition. We derive revenue from software license fees, computer hardware, implementation and training, software and hardware maintenance and support, content and data services and other services. We generally utilize written contracts as the means to establish the terms and conditions by which our licenses, products, maintenance and services are sold to our customers. Revenue is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant obligations remain, the fee is fixed and determinable and collection is probable.
      We use the following revenue recognition policies for sales of our systems, which generally are bundled and sold as one product consisting of software, hardware, implementation and training and which is generally bundled and sold as one product:

•	Residual Method. For the majority of systems sales, we use the residual method of revenue recognition. Under the residual method, we have established vendor specific objective evidence of fair value for each undelivered element of the system sale (i.e., maintenance, product support, and implementation and training). We have determined that undelivered elements are not essential to the functionality of the delivered elements. The revenues of the undelivered elements of the system sale are deferred based upon their fair values until provided with maintenance and support being recognized ratably over the respective term. The revenue for the hardware and software portion of the system sale are recognized upon shipment, using their residual value of the contract.

•	Percentage of Completion. For those systems that include significant customization or modification of the software and where estimates of costs to complete and monitor the progress of the customization or modification are reasonably dependable, percentage of completion contract accounting is applied to both the software and implementation and training elements of the sale. Systems revenue from the software and implementation and training elements are recognized on a percentage-of-completion method with progress-to-completion measured based upon installation hours incurred. For example, a system that is 50% complete will have 50% of the software and implementation and training revenue and 50% of the expense recognized.

•	Completed Contract. For those systems that include significant customization or modification of the software and where costs or estimates are not dependable, systems revenue from these sales are recognized at completion of the implementation and training based upon the completed contract method.

•	Upon Shipment. When products are shipped to a customer and no contractual obligation exists that would warrant the percentage of completion method or the completed contract method, the revenue is recognized at time of shipment. For example, we recognize revenue when a current customer purchases additional hardware or software licenses.
      Product support and data and content services are primarily provided on a monthly subscription basis and are therefore recognized on the same monthly basis.
      These policies require our management, at the time of the transaction, to assess whether the amounts due are fixed and determinable, collection is reasonably assured and future performance obligations exist. These assessments are based on the terms of the agreement with the customer, past history and the customer’s credit worthiness. If management determines that collection is not reasonably assured or future performance obligations exist, revenue recognition is deferred until these conditions are satisfied.

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
      Allowance for Doubtful Accounts—The allowance for doubtful accounts is based on the Company’s assessment of the collectibility of customer accounts. The Company regularly reviews the allowance by considering factors such as historical experience, credit quality, age of the accounts receivable balances and current economic conditions that may affect a customer’s ability to pay.
      Product Development Costs—The Company accounts for development costs related to products to be sold in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. Development costs are capitalized beginning when a product’s technological feasibility has been established and ending when the product is available for general release to customers. Technological feasibility is achieved when the detailed program design is complete. For the years ended September 30, 2002, 2003 and 2004, the Company capitalized $7.1 million, $7.1 million and $5.5 million, respectively, of software and database development costs.
      Amortization of capitalized software and database development costs was $10.0 million, $14.4 million and $10.1 million for the years ended September 30, 2002, 2003 and 2004, respectively.
      Advertising Costs—The Company expenses all advertising costs as incurred and the amounts were not material for any of the periods presented.
      Income Taxes—Deferred income taxes are provided for all temporary differences based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Income taxes are provided on the undistributed earnings of foreign subsidiaries that are not considered to be permanently reinvested.
      There are many transactions and calculations for which the ultimate tax determination is uncertain. The Company establishes reserves when, despite its belief that its tax return positions are fully supportable, it believes that certain positions are likely to be challenged and may not be sustained on review by tax authorities. The Company adjusts these reserves in light of changing facts and circumstances, such as the closing of a tax audit. The provision of income taxes includes the impact of reserve provisions and changes to reserves that are considered appropriate.
      Fair Value of Financial Instruments—The carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable and accounts payable, approximate fair value because of their short maturities. Lease receivables are stated at their present value using the internal rate of return which approximates fair value.
      The Company’s long-term debt consists of obligations with both variable and fixed interest rates. The carrying value of debt obligations with variable interest rates is considered to approximate fair value. The estimated fair value of debt obligations with fixed interest rates is based on the quoted market prices for such debt obligations. The estimated fair value of total long-term debt at September 30, 2004 with a carrying value of $155.3 million, net of discount, is $160.1 million.
      Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
      Certain Risks and Concentrations—The Company performs ongoing credit evaluations of its customers and generally does not require collateral from its customers. Most of the Company’s customers are in the automotive aftermarket, hardware and home center and lumber and building materials industries.

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
      No customer accounted for more than 10% of the Company’s revenues during any of the years ended September 30, 2002, 2003 and 2004.
      For fiscal year 2004, Dell Inc. was our largest supplier of hardware supplies used in our solutions. No other supplier accounted for more than 10% of our total hardware supply expense. We have a number of competitive sources of supply for these and other supplies used in our operations.
      Pursuant to agreements with banks and lending institutions for the sale of lease receivables, the Company is contingently liable for losses in the event of lessee nonpayment up to stated recourse limits. At September 30, 2004, the maximum stated contingent liability for leases sold was $1.5 million.
      Foreign Currency—Assets and liabilities of subsidiary operations denominated in foreign currencies are translated at the year-end rates of exchange and the income statements are translated at the average rates of exchange for the year. Translation adjustments resulting from this process are charged or credited to other comprehensive income. Local currencies are considered to be the functional currencies.
      Employee Equity Incentive Plans—The Company accounts for its equity incentive plans under the intrinsic value recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. The exercise price of options is equal to the market price, as determined by the Company’s Board of Directors, based on recent transactions and comparable Company valuations. Accordingly, no stock-based compensation is recognized in net income. The following table illustrates the effect on net income and earnings per share as if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, as amended, to options granted under its stock option plans. For purposes of this pro-forma disclosure, the value of the options is estimated using a Black-Scholes option pricing model and amortized ratably to expense over the options’ vesting periods. Because the estimated value is determined as of the date of grant, the actual value ultimately realized by the employee may be significantly different.

	Year Ended September 30,

	2002	2003	2004

	(In thousands except per share data)
Net income— as reported	$9,368	$7,815	$16,767
Pro forma stock-based compensation expense	(353)	(237)	(171)

Pro forma net income	$9,015	$7,578	$16,596

      SFAS No. 123 requires the use of option pricing models that were not developed for use in valuing employee stock options. The Black-Scholes option pricing model was developed for use in estimating the fair value of short-lived exchange-traded options that have no vesting restrictions and are fully transferable. The Company’s employee stock options have characteristics significantly different from those of traded options. In addition, option pricing models require the input of highly subjective assumptions, including the option’s expected life and the price volatility of the underlying stock, and changes in the subjective input assumptions can materially affect the fair value estimate of employee stock options.
      The weighted average fair value of options granted during the year ended September 30, 2004 was $0.46.

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
      The value of options granted in 2002, 2003 and 2004 was estimated at the date of grant using the following weighted average assumptions:

	Year Ended September 30,

	2002	2003	2004

Risk-free interest rate	4.0%	4.3%	3.5%
Weighted-average expected life of the options	5.0 years	6.6 years	6.6 years
Dividend rate	0%	0%	0%
Assumed volatility	0%	0%	0%
Per annum turnover	0%	4.3%	2.1%
      Recently Issued Accounting Standards—In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, or FIN 46, which clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements. FIN 46 requires variable interest entities, or VIEs, be consolidated by a company if that company is subject to a majority of the risk of loss from the VIE activities or entitled to receive a majority of the entity’s residual returns or both. A company that consolidates a VIE is called the primary beneficiary of that entity. FIN 46 also requires disclosures about VIE that a company is not required to consolidate but in which it has a significant variable interest. In December 2003, the FASB completed its deliberations regarding the proposed modification to FIN 46 and issued Interpretation No. 46R, Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51, or FIN 46R. The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN 46R is required in financial statements of public entities that have interests in VIE or potential VIE commonly referred to as special-purpose entities for periods ending after December 15, 2003. There was no material impact from the application of FIN 46R on the Company’s financial position or results of operations.
      Reclassifications—Certain prior year amounts have been reclassified to conform to the current presentation.

Note 2.	Property and Equipment
      Property and equipment consist of the following (in thousands):

	September 30,

	2003	2004

Furniture and equipment	$31,280	$32,296
Leasehold improvements	1,665	2,442

Gross property and equipment	32,945	34,738
Less accumulated depreciation	(27,197)	(29,793)

Net property and equipment	$5,748	$4,945

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004

Note 3.	Investment in Leases
      Prior to June 2001, the Company, through its wholly owned finance subsidiary and special purpose entity, originated leases of hardware and software products to customers under direct financing leases. Lease receivables are generally due in monthly installments over a period of up to five years. The remaining investment in leases is calculated as follows (in thousands):

	September 30,

	2003	2004

Total minimum lease payments receivable	$4,951	$1,493
Allowance for doubtful accounts	(900)	(339)
Initial direct costs	45	7
Estimated unguaranteed residual value	905	214

Gross investment in leases	5,001	1,375
Unearned income	(1,045)	(871)
Leases pending acceptance	13	13

Total investment in leases	3,969	517
Short-term investment in leases	(2,115)	(430)

Long-term investment in leases	$1,854	$87

      A substantial portion of the lease receivables was sold prior to maturity. Accordingly, a schedule of maturities for the next five years is not indicative of future cash collections. The vast majority of the Company’s customers are in the automotive aftermarket, the hardware and lumber industries.

Note 4.	Lease Receivables
      Historically, the Company has sold lease receivables via short term lending agreements with banks and other financial institutions. At the time of sale, the Company records the newly created servicing liabilities (lease servicing obligation and recourse obligation) at their net present value, which is considered their estimated fair value. Gains resulting from the sale of lease receivables are reflected in finance revenue. No lease receivables were sold in 2002, 2003 or 2004. The fair value of the lease servicing liability is based upon the present value of the costs required to continue to service the leases sold for the remainder of the lease term.
      The lease financing agreements contain restrictive covenants which allow the Company to sell leases only while in compliance with such covenants. In the event of noncompliance, the banks and lending institutions could assume administrative control (servicing) of the lease portfolio. During the year ended September 30, 2004, the Company was in compliance with the covenants.
      Pursuant to the agreements, the Company is contingently liable for losses in the event of lessee nonpayment up to stated recourse limits and full recourse on lease receivables discounted that did not meet the bank or lending institutions’ credit guidance. At September 30, 2004, the Company had no lease receivables discounted that are subject to the full recourse provision.
      At September 30, 2004, the maximum stated contingent liability for leases sold was $1.5 million. The stated contingent liability is fixed as a percentage of the original financed amount and decreases as obligations are met under the contingent liability but does not proportionally decrease as the financed amount decreases. The Company provides for the fair value of the recourse obligation based upon an analysis that considers, among other things, the remaining size of the financed leases versus the initial amount financed, the credit

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
worthiness of the lease receivable, the recourse provision the lease receivable is subject to, and the Company’s historical experience which includes loss recoveries through resale of repossessed systems. The Company provides for the fair value of the lease servicing obligation based upon an analysis that considers, among other things: the quantity of sold leases that are being serviced, the time and cost associated with administration of leases, and the Company’s historical experience relating to the length of time leases generally are outstanding. No leases were discounted during any of the periods presented.
      Activity in the servicing and recourse obligation liability accounts (recorded in other liabilities in the Company’s balance sheet) is as follows (in thousands):

	Lease Servicing	Recourse
	Obligation	Obligation

Balance at September 30, 2002	$439	$5,489
Lease loss provision	3	(1,520)
Recoveries	—	542
Charges and write-offs	(300)	(1,341)

Balance at September 30, 2003	142	3,170
Lease loss provision	—	(1,491)
Recoveries	—	343
Charges and write-offs	(142)	(1,278)

Balance at September 30, 2004	$—	$744

      The following table presents quantitative information regarding the aggregate lease portfolio, which includes delinquencies and net credit losses (in thousands):

			Principal Amount
	Total Principal		of Leases 60 Days
	Amount of Leases		or More Past Due		Average Balances		Net Credit Losses

	At September 30,				During the Year

	2003	2004	2003	2004	2003	2004	2003	2004

Total Portfolio	$12,504	$2,605	$778	$284	$21,913	$7,555	$799	$935

Less: Loans Securitized	7,553	1,891			14,702	4,722

Loans Held in Portfolio	$4,951	$714			$7,211	$2,833

Note 5.	Capitalized Computer Software Costs

	Year Ended
	September 30,

	2003	2004

	(In thousands)
Beginning balance	$10,257	$7,711
Capitalized computer software costs	2,575	2,230
Acquisition of software	383	—
Amortization of computer software costs	(5,504)	(4,459)

Ending balance	$7,711	$5,482

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004

Note 6.	Databases

	Year Ended
	September 30,

	2003	2004

	(In thousands)
Beginning balance	$12,094	$7,672
Capitalized database costs	4,477	3,272
Amortization of databases	(8,899)	(5,654)

Ending balance	$7,672	$5,290

Note 7.                      Goodwill and Other Intangibles
      The Company adopted SFAS No. 142, Goodwill and Other Intangible Assets, effective October 1, 2001. SFAS No. 142 provides that separable intangible assets that have finite lives will continue to be amortized over their useful lives and that goodwill and indefinite-lived intangible assets will no longer be amortized but will be reviewed for impairment annually, or more frequently if impairment indicators arise. The Company has identified two reporting units, the Automotive Group, and the Industry Solutions Group, for goodwill impairment testing. There was no impairment of goodwill during fiscal 2002, 2003 or 2004.
      An examination on the 1997 federal income tax returns was concluded during the first quarter of fiscal 2002. As a result, certain income tax uncertainties were resolved and the Company adjusted its tax liabilities by $13.5 million in fiscal 2002. As these uncertainties related to the Triad Systems acquisition in 1997, the associated goodwill was also reduced. In 2004, the Company decreased goodwill by $7.6 million related to the resolution of additional pre-acquisition income tax uncertainties and basis adjustments related to temporary differences of acquired assets that are not expected to reverse.
      The gross carrying amount related to trademarks and tradenames at September 30, 2003 and 2004 was $15.0 million while the associated accumulated amortization balance at September 30, 2003 and 2004 was $8.6 million and $9.4 million, respectively. The related amortization expense was $1.0 million, $0.9 million and $0.8 million for the years ended September 30, 2002, 2003 and 2004, respectively. Estimated amortization expense is approximately $0.8 million in each of the next five fiscal years.

Note 8.	Debt

	Year Ended
	September 30,

	2003	2004

	(In thousands)
Senior Notes, net of discount	$155,013	$155,272
Senior Subordinated Notes	17,476	—
Revolving Credit Facility	—	—
Other	811	442

Total Debt	173,300	155,714
Current portion	(310)	(276)

Long-term debt	$172,990	$155,438

      In June 2003, the Company consummated a private placement offering (the “Senior Notes Offering”) of $155.0 million, net of discount of $2.0 million, of 10.5% Senior Notes due 2011 (the “Senior Notes”) that

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
were issued subject to an exchange and registration rights agreement. With the proceeds from the Senior Notes, the Company repurchased $82.5 million of its 9% Senior Subordinated Notes due 2008 (the “Senior Subordinated Notes”), repaid its outstanding term loan facility of $33.0 million, issued a $30.0 million dividend to its parent company and purchased for $1.8 million outstanding common stock in Internet Autoparts, Inc. that was held by the Company’s majority shareholder. On November 17, 2003, the Company exchanged all of the existing Senior Notes for identical 10.5% Senior Notes that were registered with the Securities and Exchange Commission.
      Interest on the Senior Notes is payable semiannually on June 15 and December 15. The Senior Notes are redeemable in whole or in part at the option of the Company on or after June 15, 2007 at the redemption prices (expressed as a percentage of the principal amount) of 105.25% in 2007, 103.5% in 2008, 101.75% in 2009 and 100% in 2010 and thereafter. In addition, on or prior to June 15, 2006, the Company will be able to redeem up to 35% of the aggregate principal amount of the Senior Notes with the net cash proceeds of one or more private or public equity offerings at a redemption price equal to 110.5% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the originally issued aggregate principal amount of the Senior Notes remained outstanding after each such redemption. Upon the occurrence of a change of control, as defined by the Senior Notes indenture, the Company will be required to make an offer to repurchase the Senior Notes at a price equal to 101% of the principal amount thereof, together with the accrued and unpaid interest, if any.
      Concurrently with the consummation of the Senior Notes Offering the Company amended and restated its credit agreement by entering into a new $15 million senior credit facility (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement includes letters of credit up to a $5.0 million maximum and matures in June 2006. In connection with the letters of credit in the Amended and Restated Credit Agreement, the Company is required to pay a letter of credit commission fee equal to 2.25% per annum on the amount of the letters of credit outstanding. Each letter of credit bears a fee equal to 2.25%. As of September 30, 2004, there were two letters of credit outstanding in the amount of $465,000.
      Borrowings under the Amended and Restated Credit Agreement bears interest at the Company’s option either at (i) a margin of 2.5% applied to the greater of lenders Prime Rate, the base CD rate plus 1% and the Federal Funds Rate plus 0.5% or (ii) the euro rate plus 3.5%. Lower margins may become available upon the attainment of certain financial ratios. Interest on base rate loans is payable quarterly, and interest on euro loans is payable at the end of the applicable interest period or every three months in the case of interest periods in excess of three months. A commitment fee ranging from 0.375% to 0.5% per annum is charged on unused revolving loans and is payable quarterly in arrears. The commitment fee at September 30, 2004 was 0.5%.
      Substantially all of the assets of the Company and its subsidiaries are pledged as collateral on the Amended and Restated Credit Agreement. The Senior Notes are general, unsecured obligations of the Company and are guaranteed by certain subsidiaries of the Company as disclosed in Note 14.
      The terms of the Amended and Restated Credit Agreement restrict certain activities of the Company, the most significant of which include limitations on additional indebtedness, liens, guarantees, payment or declaration of dividends, sale of assets, investments, capital expenditures, and transactions with affiliates. The Company must also meet certain tests relating to financial amounts and ratios defined in the agreement. As of September 30, 2004, the Company was in compliance with the financial amounts and ratios as defined in the agreement and measured quarterly.

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
      Contractual maturities of debt, net of discount and exclusive of interest, are as follows (in thousands):

2005	$276
2006	166
2007	—
2008	—
2009	—
Thereafter	155,272

Total	$155,714

Note 9.     Income Taxes
      Significant components of the income tax expense are as follows (in thousands):

	Year Ended September 30,

	2002	2003	2004

Current:
Federal	$3,017	$3,865	$669
State	1,434	1,315	113
Foreign	874	432	285

Total Current	5,325	5,612	1,067

Deferred:
Federal	506	(1,340)	8,092
State	63	(167)	1,278
Foreign	(19)	246	124

Total Deferred	550	(1,261)	9,494

Income tax expense	$5,875	$4,351	$10,561

      The provision for income taxes differs from the expected tax expense amount computed by applying the statutory federal income tax rate of 35% to income before income taxes as a result of the following (in thousands):

	Year Ended September 30,

	2002	2003	2004

Income tax expense at U.S. statutory income tax rate	$5,335	$4,258	$9,564
State taxes, net of federal benefit	932	855	1,193
Permanent differences	315	265	(27)
Tax credits and other	(707)	(1,027)	(169)

Income tax expense	$5,875	$4,351	$10,561

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred taxes are as follows (in thousands):

	September 30,

	2003	2004

Deferred tax assets:
Inventory and sales return reserves	$3,888	$1,299
Accrued expenses	1,949	1,496
Deferred income	5,529	—
Tax carryforwards	277	—
Depreciation and amortization	2,904	4,119
Bad debts and other	2,488	1,766

Total deferred tax assets	17,035	8,680
Deferred tax liabilities:
Direct financing leases	(5,069)	(3,602)
Software and intangible assets	(8,287)	(4,418)
Other	(94)	(234)

Total deferred tax liabilities	(13,450)	(8,254)
Valuation allowance for tax assets	—	—

Net deferred tax assets	$3,585	$426

      As of September 30, 2004, the Company has no remaining federal net operating loss carryforwards or business tax credit carryforwards.
      Substantially all of the Company’s operating income was generated from domestic operations during 2004. Undistributed earnings of the Company’s foreign subsidiaries are considered to be permanently reinvested and, accordingly, no provision for U.S. federal and/or state income taxes has been provided thereon.

Note 10.	Employee Incentive and Savings Plans
      Holdings, the Company’s parent company, has developed stock option plans for the purpose of granting stock options to employees and key individuals associated with the Company.
      During 1998, Holding adopted the Activant Solutions Holdings Inc. 1998 Stock Option Plan, which provides for the grant of incentive and non-qualified stock options to employees and key individuals associated with the Company. The option price may not be less than the fair market value at the date of grant as set by Holding’s Board of Directors from time to time. Options vest in varying amounts over a six year period and expire ten years from the date of the grant.
      During March 2000, Holding adopted the Activant Solutions Holdings Inc. 2000 Stock Option Plan, which provides for the grant of incentive and non-qualified stock options to employees and key individuals associated with the Company. The option price may not be less than the fair market value at the date of grant as set by Holding’s Board of Directors from time to time. Options vest in varying amounts over a period up to five years and expire ten years from the date of the grant.

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
      During 2001, Holding adopted the Activant Solutions Holdings Inc. 2001 Broad Based Stock Option Plan, which provides for the grant of incentive and non–qualified stock options to employees associated with the Company. The option price may not be less than the fair market value at the date of grant as set by Holding’s Board of Directors from time to time. Options vest in varying amounts over a period up to five years and expire ten years from the date of the grant.
      In 2001, a Stock Option Bonus program was adopted by Holding which protects options from dilution caused by the accretion of Holding’s Class A Common Stock.
      Options vest in varying amounts over a five year period and expire ten years from the date of the grant. Information on Holding’s stock option activity is as follows:

	Total	1998 Option Plan		2000 Option Plan		2001 Option Plan

			Weighted		Weighted		Weighted
			Average		Average		Average
	Total	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Options	Shares	Price	Shares	Price	Shares	Price

Total options outstanding on October 1, 2001	6,127,975	2,343,250	$5.00	3,601,750	$1.00	182,975	$1.00
Options granted	882,550	—	—	834,500	1.00	48,050	1.00
Options forfeited	(576,650)	(181,850)	5.00	(366,950)	1.00	(27,850)	1.00
Options exercised	—	—	—	—	—	—	—

Total options outstanding on September 30, 2002	6,433,875	2,161,400	5.00	4,069,300	1.00	203,175	1.00
Options granted	870,350	—	—	817,700	2.42	52,650	2.32
Options forfeited	(421,050)	(79,500)	5.00	(318,450)	1.05	(23,100)	1.13
Options exercised	—	—	—	—	—	—	—

Total options outstanding on September 30, 2003	6,883,175	2,081,900	5.00	4,568,550	1.25	232,725	1.29
Options granted	399,250	—	—	345,250	2.25	54,000	2.12
Options forfeited	(867,400)	(193,750)	5.00	(639,900)	1.70	(33,750)	1.36
Options exercised	—	—	—	—	—	—	—

Total options outstanding on September 30, 2004	6,415,025	1,888,150	$5.00	4,273,900	$1.27	252,975	$1.46

      The following is a summary of Holding’s options outstanding and exercisable as of September 30, 2004:

			Weighted-			Weighted-
		Number of	Average		Number of	Average
		Shares	Remaining	Weighted-	Shares	Exercise
		Subject to	Contractual	Average	Subject to	Price of
	Range of	Options	Life (in	Exercise	Options	Options
	Exercise Prices	Outstanding	years)	Price	Exercisable	Exercisable

1998 Option Plan	$5.00	1,888,150	4.2	$5.00	1,884,510	$5.00
2000 Option Plan	1.00 and 2.50	4,273,900	6.4	1.27	3,442,455	1.07
2001 Option Plan	1.00 and 2.50	252,975	7.3	1.46	—	—

Combined Option Plans	$1.00 and $5.00	6,415,025	5.8	$2.37	5,326,965	$2.46

      The Company has a savings and investment plan known as the Activant Solutions Inc. Savings and Investment Plan (the “Plan”) as allowed under Sections 401(k) and 401(a) of the Internal Revenue Code. The Plan provides employees with tax deferred salary deductions and alternative investment options.

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
Employees are eligible to participate the first day of hire and are able to apply for and secure loans from their account in the Plan.
      The Plan provides for contributions by the Company as determined annually by the Board of Directors. The Company matches 50% of the first 6% of compensation contributed by each employee and the deferred amount cannot exceed 25% of the annual aggregate salaries of those employees eligible for participation. Highly compensated executive participants are limited to a maximum of 10%. Contributions to the Plan are allocated among eligible participants in the proportion of their salaries to the total salaries of all participants and amounted to $1.4 million, $1.5 million, and $1.4 million in 2002, 2003, and 2004, respectively.
Note 11.     Commitments and Contingencies
     Guarantees—The Company has guaranteed certain automobile lease agreements of its European subsidiaries. At September 30, 2004, these guarantees were approximately $14,000.
     Operating Leases—The Company rents integration and distribution, software development and data entry facilities; administrative, executive, sales, and customer support offices; and, certain office equipment under non-cancelable operating lease agreements. Certain lease agreements contain renewal options and rate adjustments. Rental expense related to all operating leases was $8.3 million, $7.1 million, and $6.6 million in 2002, 2003, and 2004, respectively. Future minimum rental commitments under all non-cancelable operating leases are as follows (in thousands):

2005	$5,759
2006	4,017
2007	2,534
2008	2,296
2009	2,189
Thereafter	5,522

$22,317

     Legal Matters—The Company is involved in litigation arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the resolution of these matters will not have a material adverse effect on the Company’s results of operations or financial position.

Note 12.	Related Party Transactions
      In February 1997, the Company entered into a ten-year Monitoring and Oversight Agreement with an affiliate, pursuant to which the Company will pay an annual fee for services provided to the Company. The fee is due in quarterly installments, and upon the acquisition of another business by the Company, the minimum fee is increased by an amount equal to 0.2% of the consolidated annual net sales of the acquired entity for the trailing twelve-month period. Cash paid in fiscal 2002, 2003 and 2004 was $303,000, $384,000, and $390,000, respectively.
      As of September 30, 2004, the Company owns approximately 47.5% of Internet Autoparts, Inc. (“IAP”), a Web-based parts ordering and communication company. In February 2001, the Company received $1.96 million from IAP, which represented the Company’s estimate of a year’s worth of services being performed on behalf of IAP. In September 2001, the Company returned $318,790 of unused funds to IAP. In May 2002, the Company settled the final account with IAP which resulted in a payment of $506,897 from the

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
Company to IAP. In June 2003, the Company purchased outstanding common stock in IAP that was held by the Company’s majority shareholder for $1.8 million, which represented the cost basis in the stock.
      The Company, as general partner, owns an approximate 20% interest in four separate partnerships with certain customers. The Company provides management information systems and services to these partnerships. During 2002, 2003, and 2004, the Company recorded service revenue from these partnerships of $4.0 million, $3.9 million, and $3.9 million, respectively. During 2002, 2003, and 2004, the Company recorded equity income from these partnerships of $302,000, $271,000, and $245,000, respectively. At September 30, 2004 the Company had outstanding payables to the partnerships of $193,000.

Note 13.	Segment Reporting
      In fiscal 2005, the Company established a new organizational and reporting structure, whereby its reportable segments were changed in the second quarter of 2005. Commencing in the second quarter of 2005, the Company has organized the business around its products and services (“Segments”) as follows:

•	Systems, which is comprised primarily of proprietary software applications, third-party hardware and peripherals and implementation and training;

•	Product Support, which is comprised of daily operating support through our advice line, software updates, preventive and remedial on-site maintenance and depot repair services;

•	Content and Data Services, which is comprised primarily of databases, exchanges and other information services, including our electronic catalog in the automotive parts aftermarket; and

•	Other Services, which is comprised primarily of business products, such as forms and other paper products, and the revenues and earnings from our former leasing operations. Subsequent to June 2001, the Company outsourced all leasing operations to a third party and thus has not originated any new leases since that time.
      Prior period segment information has been restated to conform to the current presentation. Each reportable Segment is managed separately on a revenue and gross profit basis. The Company does not allocate operating expenses, interest expense, other expenses or assets to each Segment, as this information is not used to measure the operating performance of the Segments. Organizationally, the functional operating areas that support all of the Company’s Segments, including systems integration, installation and training, product support, data services, product development and sales and marketing, are integrated under a common reporting and management structure to achieve operating efficiencies.
      The following tables set forth, for the periods indicated, the Company’s revenues, cost of revenues, gross profit and gross profit as a percentage of revenue by Segment (dollars in thousands):

	Year Ended September 30, 2002

			Content
		Product	& Data	Other
	Systems	Support	Services	Services	Total

Revenues	$59,452	$87,755	$62,597	$8,901	$218,705
Cost of Revenues	38,030	46,367	22,868	4,499	111,764

Gross Profit	$21,422	$41,388	$39,729	$4,402	$106,941

Gross Profit as a Percentage of Revenues	36.0%	47.2%	63.5%	49.5%	48.9%

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004

	Year Ended September 30, 2003

			Content
		Product	& Data	Other
	Systems	Support	Services	Services	Total

Revenues	$68,708	$85,770	$59,553	$7,515	$221,546
Cost of Revenues	40,171	43,007	24,361	4,238	111,777

Gross Profit	$28,537	$42,763	$35,192	$3,277	$109,769

Gross Profit as a Percentage of Revenues	41.5%	49.9%	59.1%	43.6%	49.6%

	Year Ended September 30, 2004

			Content
		Product	& Data	Other
	Systems	Support	Services	Services	Total

Revenues	$81,956	$79,193	$57,345	$7,312	$225,806
Cost of Revenues	49,853	37,158	18,460	4,302	109,773

Gross Profit	$32,103	$42,035	$38,885	$3,010	$116,033

Gross Profit as a Percentage of Revenues	39.2%	53.1%	67.8%	41.2%	51.4%
      The Company sells its products and services to four distinct vertical markets as follows:

•	The Automotive parts aftermarket (“Auto”), which includes customers involved in the manufacture, distribution, sale and installation of new and remanufactured parts used in the maintenance and repair of automobiles and light trucks, and includes manufacturers, warehouse distributors, parts stores, professional installers and several chains in North America and Europe;

•	Hardware and home center, which consists of independent hardware retailers, home improvement centers, paint, glass and wallpaper stores, agribusiness and retail nurseries and gardens, primarily in the United States;

•	Lumber and building materials, which consists of retailers and distributors to builders and contractors in the lumber and building materials vertical markets, primarily in the United States; and

•	Wholesale distribution, which consists of distributors in a range of markets including electrical supply, plumbing, heating and air conditioning, brick, stone and related materials, roofing, siding, insulation, industrial machinery and equipment, industrial supplies, and service establishment equipment vendors, primarily in the United States.

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
      The following tables set forth, for the periods indicated, the Company’s revenue by vertical market within each Segment (in thousands). Prior to fiscal year 2004 we did not track revenues generated separately in the hardware and home centers, lumber and building materials and wholesale distribution vertical markets. Instead, these revenues are presented in a combined vertical market consisting of the hardware and home centers, lumber and building materials and wholesale distribution vertical markets, which we refer to as Hardware/ Lumber/ Wholesale.

	Year Ended September 30,

	2002	2003	2004

Systems Revenues:
Hardware/ Lumber/ Wholesale	$38,689	$49,739	$65,873
Auto	20,763	18,969	16,083

Total Systems Revenues	$59,452	$68,708	$81,956

Product Support Revenues:
Hardware/ Lumber/ Wholesale	$39,594	$40,239	$41,477
Auto	48,161	45,531	37,716

Total Product Support Revenues	$87,755	$85,770	$79,193

Content and Data Services Revenues:
Hardware/ Lumber/ Wholesale	$13,337	$8,748	$6,152
Auto	49,260	50,805	51,193

Total Content and Data Services Revenues	$62,597	$59,553	$57,345

Other Services Revenues:
Hardware/ Lumber/ Wholesale	$7,725	$6,721	$6,380
Auto	1,176	794	932

Total Other Services Revenues	$8,901	$7,515	$7,312

Total Revenues:
Hardware/ Lumber/ Wholesale	$99,345	$105,447	$119,882
Auto	119,360	116,099	105,924

Total Revenues	$218,705	$221,546	$225,806
      Geographic Segments—A breakdown by geographic area of revenues and total assets is shown below (in thousands). The Americas geographic area covers the United States and Canada. The Europe geographic area covers the United Kingdom, Ireland and France.

	Year Ended September 30, 2002

	Americas	Europe	Total

Revenues	$213,111	$5,594	$218,705
Total assets (at end of period)	$181,136	$4,651	$185,787

	Year Ended September 30, 2003

	Americas	Europe	Total

Revenues	$215,458	$6,088	$221,546
Total assets (at end of period)	$198,583	$3,702	$202,285

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004

	Year Ended September 30, 2004

	Americas	Europe	Total

Revenues	$219,132	$6,674	$225,806
Total assets (at end of period)	$185,645	$3,260	$188,905

Note 14.	Guarantor Consolidation
      The Senior Notes are guaranteed by the Company’s existing, wholly-owned domestic subsidiaries Triad Systems Financial Corporation, Triad Data Corporation, CCI/TRIAD Gem, Inc., Triad Systems Corporation and CCI/ARD, Inc. The Company’s other subsidiaries (the “Non-Guarantors”) are not guaranteeing the Senior Notes. The following tables set forth consolidating financial information of the Company, the Guarantors and Non-Guarantors for the balance sheets as of September 30, 2004 and 2003, the statement of operations for the years ended September 30, 2004, 2003, and 2002, and the statements of cash flows for the years ended September 30, 2004, 2003, and 2002 (dollars in thousands).
Consolidating Balance Sheet as of September 30, 2004

	Guarantor

	Principal	Guarantor	Non-Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$28,591	$(107)	$3,581	$—	$32,065
Trade accounts receivable, net of allowance for doubtful accounts	30,960	—	2,556	—	33,516
Intercompany receivable	—	42,646	—	(42,646)	—
Inventories, net	2,608	—	60	—	2,668
Investment in leases, net	—	315	115	—	430
Deferred income taxes	430	—	—	—	430
Prepaid income taxes	5,338	—	—	—	5,338
Prepaid expenses and other current assets	1,623	880	255	—	2,758

Total current assets	69,550	43,734	6,567	(42,646)	77,205
Service parts, net	1,308	—	—	—	1,308
Property and equipment, net	4,728	—	217	—	4,945
Long-term investment in leases	—	—	87	—	87
Capitalized computer software costs, net	5,482	—	—	—	5,482
Databases, net	5,290	—	—	—	5,290
Goodwill	79,541	—	—	—	79,541
Investments in subsidiaries	11,558	—	816	(12,374)	—
Other assets	15,012	—	35	—	15,047

Total assets	$192,469	$43,734	$7,722	$(55,020)	$188,905

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
Consolidating Balance Sheet as of September 30, 2004—(Continued)

	Guarantor

	Principal	Guarantor	Non-Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Liabilities and stockholder’s equity (deficit)
Current liabilities:
Accounts payable	$8,605	$47	$374	$—	$9,026
Intercompany payables	38,443	—	3,500	(41,943)	—
Payroll related accruals	14,020	—	155	—	14,175
Deferred revenue	14,311	67	1,040	—	15,418
Current portion of long-term debt	—	276	—	—	276
Accrued expenses and other current liabilities	9,490	110	161	—	9,761

Total current liabilities	84,869	500	5,230	(41,943)	48,656
Long-term debt, net of discount	155,272	166	—	—	155,438
Deferred tax liabilities and other liabilities	4,805	405	(379)	—	4,831

Total liabilities	244,946	1,071	4,851	(41,943)	208,925
Stockholder’s equity (deficit):
Common stock:	—	104	5,495	(5,599)	—
Additional paid-in capital	83,155	6,300	3	(6,303)	83,155
Retained earnings (deficit)	(135,584)	36,259	(3,063)	(266)	(102,654)
Other accumulated comprehensive income (loss):
Cumulative translation adjustment	(48)	—	436	(909)	(521)

Total stockholder’s equity (deficit)	(52,477)	42,663	2,871	(13,077)	(20,020)

Total liabilities and stockholder’s equity (deficit)	$192,469	$43,734	$7,722	$(55,020)	$188,905

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
Consolidating Balance Sheet as of September 30, 2003

	Guarantor

	Principal	Guarantor	Non-Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$8,400	$(169)	$1,984	$—	$10,215
Trade accounts receivable, net of allowance for doubtful accounts	36,413	—	3,739	—	40,152
Intercompany receivable	—	45,977	—	(45,977)	—
Inventories, net	3,432	—	114	—	3,546
Investment in leases, net	—	1,934	181	—	2,115
Deferred income taxes	10,527	—	—	—	10,527
Prepaid income taxes	2,775	—	812	—	3,587
Prepaid expenses and other current assets	982	1,450	53	—	2,485

Total current assets	62,529	49,192	6,883	(45,977)	72,627
Service parts, net	1,412	—	108	—	1,520
Property and equipment, net	5,567	—	181	—	5,748
Long-term investment in leases	—	1,292	562	—	1,854
Capitalized computer software costs, net	7,711	—	—	—	7,711
Databases, net	7,672	—	—	—	7,672
Goodwill	87,159	—	—	—	87,159
Investments in subsidiaries	45,362	—	759	(46,121)	—
Other assets	17,620	348	26	—	17,994

Total assets	$235,032	$50,832	$8,519	$(92,098)	$202,285

Liabilities and stockholder’s equity (deficit)
Current liabilities:
Accounts payable	$9,470	$15	$194	$—	$9,679
Intercompany payables	74,657	—	4,767	(79,424)	—
Payroll related accruals	14,702	—	158	—	14,860
Deferred revenue	15,273	148	449	—	15,870
Current portion of long-term debt	—	310	—	—	310
Accrued expenses and other current liabilities	10,127	359	208	—	10,694

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
Consolidating Balance Sheet as of September 30, 2003—(Continued)

	Guarantor

	Principal	Guarantor	Non-Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Total current liabilities	124,229	832	5,776	(79,424)	51,413
Long-term debt, net of discount	172,489	501	—	—	172,990
Deferred tax liabilities and other liabilities	12,691	2,323	(470)	—	14,544

Total liabilities	309,409	3,656	5,306	(79,424)	238,947
Stockholder’s equity (deficit):
Common stock:	—	104	5,495	(5,599)	—
Additional paid-in capital	83,155	6,300	3	(6,303)	83,155
Retained earnings (deficit)	(157,192)	40,772	(2,735)	(266)	(119,421)
Other accumulated comprehensive income (loss):
Cumulative translation adjustment	(340)	—	450	(506)	(396)

Total stockholder’s equity (deficit)	(74,377)	47,176	3,213	(12,674)	(36,662)

Total liabilities and stockholder’s equity (deficit)	$235,032	$50,832	$8,519	$(92,098)	$202,285

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
Consolidating Statement of Operations for the year ended September 30, 2004

	Guarantor

	Principal	Guarantor	Non-Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Revenues:
Systems	$80,059	$—	$1,944	$(47)	$81,956
Services	132,282	1,046	10,522	—	143,850

Total revenues	212,341	1,046	12,466	(47)	225,806
Cost of revenues:
Systems	48,588	—	1,312	(47)	49,853
Services	54,342	—	5,578	—	59,920

Total cost of revenues	102,930	—	6,890	(47)	109,773

Gross profit	109,411	1,046	5,576	—	116,033
Operating expenses:
Sales and marketing	31,360	(1,460)	1,982	—	31,882
Product development	15,863	—	304	—	16,167
General and administrative	18,483	7,022	1,835	—	27,340

Total operating expenses	65,706	5,562	4,121	—	75,389

Operating income	43,705	(4,516)	1,455	—	40,644
Interest expense	(19,302)	(63)	(2)	—	(19,367)
Expenses related to debt refinancing and redemption	(524)	—	—	—	(524)
Foreign exchange loss	(108)	—	(48)	—	(156)
Equity gain in affiliate	—	—	—	—	—
Gain on sale of assets	6,270	—	—	—	6,270
Other income, net	423	—	38	—	461

Income (loss) before income taxes	30,464	(4,579)	1,443	—	27,328
Income tax expense	10,354	—	207	—	10,561

Net income (loss)	$20,110	$(4,579)	$1,236	$—	$16,767

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
Consolidating Statement of Operations for the year ended September 30, 2003

	Guarantor

	Principal	Guarantor	Non-Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Revenues:
Systems	$67,106	$—	$1,605	$(3)	$68,708
Services	141,536	1,483	9,819	—	152,838

Total revenues	208,642	1,483	11,424	(3)	221,546
Cost of revenues:
Systems	39,223	—	951	(3)	40,171
Services	65,630	—	5,976	—	71,606

Total cost of revenues	104,853	—	6,927	(3)	111,777

Gross profit	103,789	1,483	4,497	—	109,769
Operating expenses:
Sales and marketing	32,116	(1,424)	1,269	—	31,961
Product development	16,614	—	383	—	16,997
General and administrative	17,832	6,841	2,733	—	27,406

Total operating expenses	66,562	5,417	4,385	—	76,364

Operating income	37,227	(3,934)	112	—	33,405
Interest expense	(14,726)	(101)	45	—	(14,782)
Expenses related to debt refinancing and redemption	(6,313)	—	—	—	(6,313)
Foreign exchange gain (loss)	13	—	(49)	—	(36)
Equity loss in affiliate	(611)	—	—	—	(611)
Other income, net	498	—	5	—	503

Income (loss) before income taxes	16,088	(4,035)	113	—	12,166
Income tax expense	4,030	—	321	—	4,351

Net income (loss)	$12,058	$(4,035)	$(208)	$—	$7,815

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
Consolidating Statement of Operations for the year ended September 30, 2002

	Guarantor

	Principal	Guarantor	Non-Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Revenues:
Systems	$57,859	$—	$1,595	$(2)	$59,452
Services	147,499	2,371	9,383	—	159,253

Total revenues	205,358	2,371	10,978	(2)	218,705
Cost of revenues:
Systems	36,879	—	1,151	—	38,030
Services	67,983	—	5,843	(92)	73,734

Total cost of revenues	104,862	—	6,994	(92)	111,764

Gross profit	100,496	2,371	3,984	90	106,941
Operating expenses:
Sales and marketing	29,370	2,817	1,722	—	33,909
Product development	17,162	—	273	—	17,435
General and administrative	14,608	10,773	1,039	—	26,420

Total operating expenses	61,140	13,590	3,034	—	77,764
Operating income	39,356	(11,219)	950	90	29,177
Interest expense	(13,881)	(145)	(28)	—	(14,054)
Expenses related to debt refinancing and redemption	(108)	—	(12)	—	(120)
Foreign exchange loss	(552)	—	—	—	(552)
Equity gain in affiliate	211	—	—	—	211
Other income, net	531	—	50	—	581

Income (loss) before income taxes	25,557	(11,364)	960	90	15,243
Income tax expense	5,097	—	778	—	5,875

Net income (loss)	$20,460	$(11,364)	$182	$90	$9,368

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
Consolidating Statement of Cash Flows for the year ended September 30, 2004

	Guarantor

	Principal	Guarantor	Non-Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Operating activities
Net income (loss)	$20,822	$(4,513)	$458	$—	$16,767
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	5,286	—	129	—	5,415
Amortization	11,169	—	—	—	11,169
Deferred income taxes	10,778	—	—	—	10,778
Equity loss from affiliate	—	—	—	—	—
Equity gain from partnerships	(222)	—	(23)	—	(245)
Write-off of prior debt issuance costs	438	—	—	—	438
Lease loss provision	—	(1,491)	—	—	(1,491)
Provision for doubtful accounts	2,600	—	419	—	3,019
Gain on sale of assets	(6,270)	—	—	—	(6,270)
Other, net	22	—	117	—	139
Changes in assets and liabilities:
Trade accounts receivable	1,539	—	764	—	2,303
Inventories	824	—	54	—	878
Investment in leases	(2)	4,403	542	—	4,943
Prepaid expenses and other assets	(2,425)	918	615	—	(892)
Intercompany transactions	(1,218)	3,331	(2,113)	—	—
Accounts payable	(865)	32	180	—	(653)
Deferred revenue	(335)	(81)	591	—	175
Accrued expenses and other liabilities	(1,879)	(2,168)	(82)	—	(4,129)

Net cash provided by operating activities	40,262	431	1,651	—	42,344

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
Consolidating Statement of Cash Flows for the year ended September 30, 2004 — (Continued)

	Guarantor

	Principal	Guarantor	Non-Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Investing activities
Purchase of property and equipment	(2,963)	—	(115)	—	(3,078)
Property and equipment sale proceeds	7,212	—	—	—	7,212
Capitalized software costs and databases	(5,499)	—	—	—	(5,499)
Purchase of service parts	(1,533)	—	53	—	(1,480)
Equity distributions from partnerships	188	—	8	—	196

Net cash used in investing activities	(2,595)	—	(54)	—	(2,649)
Financing activities
Proceeds from debt facility	—	—	—	—	—
Proceeds from long-term debt	—	—	—	—	—
Debt issuance cost	—	—	—	—	—
Payment on debt facility	369	(369)	—	—	—
Payment on long-term debt facility	(17,845)	—	—	—	(17,845)
Dividend to parent	—	—	—	—	—

Net cash used in financing activities	(17,476)	(369)	—	—	(17,845)

Change in cash and cash equivalents	20,191	62	1,597	—	21,850
Cash and cash equivalents, beginning of period	8,400	(169)	1,984	—	10,215

Cash and cash equivalents, end of period	$28,591	$(107)	$3,581	$—	$32,065

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
Consolidating Statement of Cash Flows for the year ended September 30, 2003

	Guarantor

	Principal	Guarantor	Non-Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Operating activities
Net income (loss)	$12,556	$(4,035)	$(706)	$—	$7,815
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	6,642	—	162	—	6,804
Amortization	15,964	—	—	—	15,964
Deferred income taxes	(1,507)	—	246	—	(1,261)
Equity loss from affiliate	611	—	—	—	611
Equity gain from partnerships	(136)	—	(18)	—	(154)
Write-off of prior debt issuance costs	4,063	—	—	—	4,063
Lease loss provision	—	(1,342)	(178)	—	(1,520)
Provision for doubtful accounts	7,617	—	440	—	8,057
Other, net	(511)	—	883	—	372
Changes in assets and liabilities:
Trade accounts receivable	(17,475)	—	(1,721)	—	(19,196)
Inventories	(411)	—	(80)	—	(491)
Investment in leases	—	4,208	631	—	4,839
Prepaid expenses and other assets	(1,463)	808	(615)	—	(1,270)
Intercompany transactions	(6,091)	3,268	2,823	—	—
Accounts payable	1,671	8	(95)	—	1,584
Deferred revenue	3,173	(148)	316	—	3,341
Accrued expenses and other liabilities	246	(2,540)	(595)	—	(2,889)

Net cash provided by operating activities	24,949	227	1,493	—	26,669

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
Consolidating Statement of Cash Flows for the year ended September 30, 2003 — (Continued)

	Guarantor

	Principal	Guarantor	Non-Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Investing activities
Purchase of property and equipment	(3,731)	—	(2)	—	(3,733)
Capitalized software costs and databases	(7,052)	—	—	—	(7,052)
Purchase of service parts	(1,678)	—	(62)	—	(1,740)
Equity distributions from partnerships	82	—	—	—	82
Acquisition of other assets	(2,203)	—	—	—	(2,203)

Net cash used in investing activities	(14,582)	—	(64)	—	(14,646)
Financing activities
Proceeds from debt facility	1,203	7	—	—	1,210
Proceeds from long-term debt	154,946	—	—	—	154,946
Debt issuance costs	(7,509)	—	—	—	(7,509)
Payment on debt facility	(38,302)	—	—	—	(38,302)
Payment on long-term debt facility	(82,148)	(403)	—	—	(82,551)
Dividend to parent	(30,000)	—	—	—	(30,000)

Net cash used in financing activities	(1,810)	(396)	—	—	(2,206)

Change in cash and cash equivalents	8,557	(169)	1,429	—	9,817
Cash and cash equivalents, beginning of period	(157)	—	555	—	398

Cash and cash equivalents, end of period	$8,400	$(169)	$1,984	$—	$10,215

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
Consolidating Statement of Cash Flows for the year ended September 30, 2002

	Guarantor

	Principal	Guarantor	Non-Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Operating activities
Net income (loss)	$20,460	$(11,364)	$182	$90	$9,368
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	6,749	—	103	—	6,852
Amortization	12,477	—	—	—	12,477
Deferred income taxes	564	—	(14)	—	550
Equity loss from affiliate	552	—	—	—	552
Equity gain from partnerships	(294)	—	79	—	(215)
Lease loss provision	—	2,635	—	—	2,635
Provision for doubtful accounts	8,641	—	2	—	8,643
Gain on sale of assets	(211)	—	—	—	(211)
Other, net	650	—	(176)	—	474
Changes in assets and liabilities:
Trade accounts receivable	(2,103)	—	126	—	(1,977)
Inventories	(221)	—	232	—	11
Investment in leases	—	1,768	665	—	2,433
Prepaid expenses and other assets	1,192	2,162	62	—	3,416
Intercompany transactions	(5,331)	6,911	(1,490)	(90)	—
Accounts payable	(965)	(121)	(277)	—	(1,363)
Deferred revenue	645	(86)	(183)	—	376
Accrued expenses and other liabilities	4,542	(1,555)	399	—	3,386

Net cash provided by operating activities	47,347	350	(290)	—	47,407

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
September 30, 2004
Consolidating Statement of Cash Flows for the year ended September 30, 2002 — (Continued)

	Guarantor

	Principal	Guarantor	Non-Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Investing activities
Purchase of property and equipment	(4,277)	—	(16)	—	(4,293)
Property and equipment sale proceeds	874	—	—	—	874
Capitalized software costs and databases	(7,098)	—	—	—	(7,098)
Purchase of service parts	(1,622)	—	(148)	—	(1,770)
Equity distributions from partnerships	142	—	—	—	142

Net cash used in investing activities	(11,981)	—	(164)	—	(12,145)
Financing activities
Proceeds from debt facility	3,000	—	—	—	3,000
Payment on long-term debt facility	(41,411)	(350)	—	—	(41,761)

Net cash used in financing activities	(38,411)	(350)	—	—	(38,761)

Change in cash and cash equivalents	(3,045)	—	(454)	—	(3,499)
Cash and cash equivalents, beginning of period	2,888	—	1,009	—	3,897

Cash and cash equivalents, end of period	$(157)	$—	$555	$—	$398

Note 15. Unaudited Quarterly Results
      The Company’s unaudited quarterly results (in thousands) for 2004 and 2003 are presented below:

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

2004
Total revenues	$56,701	$55,301	$57,306	$56,498
Gross profit	29,789	29,401	29,342	27,501
Gain on sale of assets	6,270	—	—	—
Net income	7,215	5,397	2,629	1,526
2003
Total revenues	$57,653	$56,060	$54,823	$53,010
Gross profit	30,082	28,290	26,671	24,726
Expenses related to debt refinancing and redemption	(268)	—	(6,045)	—
Net income (loss)	5,492	3,706	(1,425)	42

Activant Solutions Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share data)

	September 30,	June 30,
	2004	2005

		(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$32,065	$48,064
Trade accounts receivable, net of allowance for doubtful accounts of $5,639 and $6,021 at September 30, 2004 and June 30, 2005, respectively	33,516	47,225
Inventories, net	2,668	4,391
Investment in leases, net	430	313
Deferred income taxes	430	4,180
Prepaid income taxes	5,338	3,153
Prepaid expenses and other current assets	2,758	5,160

Total current assets	77,205	112,486
Service parts, net	1,308	1,009
Property and equipment, net	4,945	5,750
Capitalized computer software costs, net	5,482	4,112
Databases, net	5,290	5,009
Goodwill	79,541	180,050
Other intangible assets	5,512	15,829
Other assets	9,622	15,045

Total assets	$188,905	$339,290

Liabilities and Stockholder’s Deficit:
Current liabilities:
Accounts payable	$9,026	$12,546
Payroll related accruals	14,175	13,383
Deferred revenue	15,418	26,864
Current portion of long-term debt	276	213
Accrued expenses and other current liabilities	9,761	8,470

Total current liabilities	48,656	61,476
Long-term debt	155,438	275,464
Deferred income taxes and other liabilities	4,831	8,759

Total liabilities	208,925	345,699
Commitments and contingencies	—	—
Stockholder’s deficit:
Common Stock:
Par value $0.01, authorized, issued and outstanding, 1,000 shares at September 30, 2004 and June 30, 2005	—	—
Additional paid-in capital	83,155	83,155
Retained deficit	(102,654)	(88,778)
Other accumulated comprehensive income (loss):
Cumulative translation adjustment	(521)	(786)

Total stockholder’s deficit	(20,020)	(6,409)

Total liabilities and stockholder’s deficit	$188,905	$339,290

See accompanying notes

Activant Solutions Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income
(In thousands)

	Nine Months Ended
	June 30,

	2004	2005

	(unaudited)
Revenues:
Systems	$61,397	$75,792
Services	107,911	116,717

Total revenues	169,308	192,509
Cost of revenues:
Systems	36,046	45,207
Services	44,730	46,033

Total cost of revenues	80,776	91,240

Gross profit	88,532	101,269
Operating expenses:
Sales and marketing	23,320	26,467
Product development	11,583	14,752
General and administrative	19,556	21,687

Total operating expenses	54,459	62,906

Operating income	34,073	38,363
Interest expense	(15,194)	(17,206)
Expenses related to debt refinancing and redemption	(524)	—
Foreign exchange gain (loss)	(177)	151
Gain on sale of assets	6,270	—
Other income (loss), net	304	687

Income before income taxes	24,752	21,995
Income tax expense	9,511	8,119

Net income	$15,241	$13,876

Comprehensive income:
Net income	$15,241	$13,876
Foreign currency translation adjustment	33	(265)

Comprehensive income	$15,274	$13,611

See accompanying notes

Activant Solutions Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended
	June 30,

	2004	2005

	(unaudited)
Operating activities
Net income	$15,241	$13,876
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,063	3,948
Amortization	8,163	6,256
Deferred income taxes	4,697	(241)
Lease loss provision	(1,095)	(102)
Provision for doubtful accounts	3,438	1,662
Gain on sale of assets	(6,270)	—
Other, net	538	652
Changes in assets and liabilities (net of the effect of acquisition):
Trade accounts receivable	1,796	(8,793)
Inventories	107	(1,193)
Investment in leases	4,300	306
Prepaid expenses and other assets	4,323	1,691
Accounts payable	(237)	(3,314)
Deferred revenue	432	5,596
Accrued expenses and other liabilities	(12,826)	(8,884)

Net cash provided by operating activities	26,670	11,460
Investing activities
Purchase of property and equipment	(1,714)	(2,074)
Purchase of businesses, net of cash acquired	—	(99,934)
Capitalized computer software costs and databases	(4,353)	(3,651)
Purchase of service parts	(1,159)	(793)
Proceeds from sale of assets	7,212	—
Purchase of other businesses	—	(2,646)
Equity distributions from partnerships	64	305

Net cash provided by (used in) investing activities	50	(108,793)
Financing activities
Proceeds from debt facility	—	120,000
Debt issuance costs	—	(6,439)
Payment on long-term debt	(17,743)	(229)

Net cash provided by (used in) financing activities	(17,743)	113,332

Net change in cash and cash equivalents	8,977	15,999
Cash and cash equivalents, beginning of period	10,215	32,065

Cash and cash equivalents, end of period	$19,192	$48,064

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$18,118	$20,154

Income taxes	$4,286	$4,886

See accompanying notes

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements
June 30, 2005
(Unaudited)
Note 1. Basis of Presentation
      The accompanying unaudited consolidated financial statements of Activant Solutions Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. Generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, contingencies and results of operations. While management has based their assumptions and estimates on the facts and circumstances existing at June 30, 2005, final amounts may differ from these estimates.
      In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, that are necessary for a fair presentation of the results for the interim periods presented. Certain prior period amounts have been reclassified to conform to the current presentation. These financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2004 filed with the Securities and Exchange Commission. The results of operations for interim periods are not necessarily indicative of actual results achieved for full fiscal years.
Note 2. Acquisitions
      On March 30, 2005, the Company acquired approximately 96% of the common stock of Speedware Corporation Inc. (“Speedware”) in a transaction accounted for under the purchase method of accounting. The Company acquired the remaining common stock of Speedware on April 7, 2005. Speedware is a leading vendor of vertical market-focused enterprise software solutions.
      The Company paid $99.9 million in cash for 100% of Speedware’s common stock. The following table summarizes the estimated fair value of the assets acquired and liabilities assumed as of June 30, 2005. The Company is in the process of determining values of certain tangible and intangible assets; thus, the allocation of the purchase price to the assets acquired and liabilities assumed in connection with the Speedware acquisition is subject to change. The preliminary purchase price allocation is based upon management’s best estimates of the relative fair values of the identifiable assets acquired and liabilities assumed. The preliminary purchase price was allocated based on the fair value of net assets acquired as follows (in thousands):

Trade receivables	$6,526
Property and equipment	1,442
Other assets	4,525
Goodwill	99,531
Other intangible assets	11,300
Accounts payable and accrued expenses	(23,390)

Total purchase price	$99,934

      The allocation of the purchase price to the assets acquired and liabilities assumed is based on preliminary estimates and certain assumptions that the Company believes are reasonable under the circumstances. Acquired intangible assets consist primarily of customer contracts and customer lists with a weighted average estimated useful life of five years. The amortization expense related to the acquired intangible assets is estimated to be approximately $2.3 million per annum.

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005
(Unaudited)
      The Company’s financial statements include the results of operations of Speedware for the period beginning April 1, 2005 and ending June 30, 2005. The following table presents the unaudited proforma combined results of operations of the Company with Speedware for the three and nine months ended June 30, 2004 and 2005 after giving effect to certain proforma adjustments primarily related to the amortization of acquired intangible assets and interest expense on the Company’s newly issued floating rate senior notes due 2010. These unaudited proforma results are not necessarily indicative of the actual consolidated results of operations had the acquisition actually occurred on the first day of the respective periods or of future results of operations of the consolidated entities.

	Three Months Ended		Nine Months Ended
	June 30,		June 30,

	2004	2005	2004	2005

	(In thousands)
Revenues	$64,848	$73,422	$191,159	$218,547
Net income	$1,592	$4,710	$11,818	$11,825
      On May 16, 2005, the Company also acquired a business for a total purchase price of $2.6 million. The Company allocated $2.5 million of the purchase price to goodwill. The Company’s financial statements include the results of operations of this business for the period beginning May 16, 2005 and ending June 30, 2005. The results of operations and financial position of this business are not material to the results of operations and financial position of the Company.
Note 3. Debt
      The Company’s long-term debt consists of the following (in thousands):

	September 30,	June 30,
	2004	2005

10 1/2% senior notes due 2011, net of discount	$155,272	$155,464
Floating rate senior notes due 2010	—	120,000
Other	442	213

Total debt	155,714	275,677
Current portion	(276)	(213)

Long-term debt	$155,438	$275,464

      On March 30, 2005, the Company completed a private placement of $120 million aggregate principal amount of floating rate senior notes due April 1, 2010. The Company used the proceeds from the offering of the floating rate notes to fund the total consideration paid in connection with the Company’s purchase of all of the issued and outstanding shares of common stock of Speedware, as described in Note 2 above, and to pay transaction fees and expenses.
      The floating rate notes bear interest at a rate per annum equal to LIBOR, as defined in the indenture governing the floating rate notes, plus 600 basis points payable quarterly. The floating rate notes are redeemable in whole or in part at the option of the Company on or after April 1, 2006. The Company may also redeem up to 35% of the aggregate principal amount of the floating rate notes using the proceeds from certain public equity offerings completed before April 1, 2006. Upon the occurrence of a change in control, as defined in the indenture governing the floating rate notes, the Company will be required to make an offer to purchase the floating rate notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any. The terms of the floating rate notes restrict certain activities of the Company, the most

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005
(Unaudited)
significant of which include limitations on additional indebtedness, liens, guarantees, payment or declaration of dividends, sale of assets and transactions with affiliates.
      In conjunction with the issuance of the floating rate notes, the Company amended its $15.0 million Credit Agreement (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement provides for letters of credit up to $5.0 million. The terms of the Amended and Restated Credit Agreement restrict certain activities of the Company, the most significant of which include limitations on additional indebtedness, liens, guarantees, payment or declaration of dividends, sale of assets, investments, capital expenditures, and transactions with affiliates. The Company must also meet certain tests relating to financial amounts and ratios defined in the Amended and Restated Credit Agreement. As of June 30, 2005, the Company was in compliance with the covenants contained in the Amended and Restated Credit Agreement.
Note 4. Income Taxes
      The Company recorded income tax expense for the three months and nine months ended June 30, 2005 at an effective rate of 33.1% and 36.9%, respectively, which is based on the Company’s anticipated results for the full fiscal year. The Company’s income tax expense differs from the amount computed by applying the statutory rate to income before income taxes due to the impact of permanent differences, such as meals and entertainment expense.
      During the quarter ended June 30, 2005, the Company reduced a reserve for an income tax related contingency. This reduction was pursuant to the closing of a statutory tax period and the absence of other evidence suggesting that this reserve was required. The net effect of this adjustment was a reduction in tax expense of approximately $0.5 million and a reduction in goodwill of approximately $1.5 million.
Note 5. Equity Incentive Option Plans
      During the three months ended June 30, 2005, Activant Solutions Holdings Inc. (“Holdings”), the Company’s parent company, approved the grant to certain employees of options to purchase up to 230,000 shares of Holdings’ common stock under the Activant Solutions Holdings Inc. Amended and Restated 2000 Stock Option Plan for key employees at an exercise price of $3.50 per share.
      Following the consummation of the Speedware acquisition, management and the Board of Directors evaluated the changes in the Company’s financial results and position, changes in the valuation of merger transactions involving comparable companies and valuations of comparable publicly traded companies. Based on multiple analyses with similar assumptions to those used in determining the fair market value of the Company’s common stock in connection with prior option grants, the Board determined the fair value of our stock to be $3.50 per share.
      The Company uses the intrinsic value method in accounting for employee stock options. Because the exercise price of the employee stock options was greater than or equal to the market price of the underlying stock, as determined by Holdings’ Board of Directors, on the date of grant, no compensation expense was recognized.

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005
(Unaudited)
      The Company’s pro forma information, as if the fair value based method of SFAS No. 123 had been applied in measuring compensation cost for stock based awards, is as follows (in thousands):

	Three Months Ended		Nine Months Ended
	June 30,		June 30,

	2004	2005	2004	2005

Net income reported	$2,629	$4,710	$15,241	$13,876
Pro forma stock-based compensation expense, net of tax	53	43	175	387

Pro forma net income	$2,576	$4,667	$15,066	$13,489

Note 6. Recent Accounting Pronouncements
      In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment, which supersedes APB No. 25, Accounting for Stock Issued to Employees, SFAS No. 123, Accounting for Stock Based Compensation, and related implementation guidance. Under this pronouncement, share-based compensation to employees is required to be recognized as a charge to the statement of operations and such charge is to be measured according to the fair value of the stock options. In the absence of an observable market price for the stock awards, the fair value of the stock options would be based upon a valuation methodology that takes into consideration various factors, including the exercise price of the option, the expected term of the option, the current price of the underlying shares, the volatility of our stock and the risk free interest rate. Our current policy is not to expense share-based compensation, based upon the fair value method; however, we do disclose the affect of this item as currently required by SFAS 123. SFAS No. 123R allows for either modified prospective recognition of compensation expense or modified retrospective recognition, which may be back to the original issuance of SFAS No. 123 or only to the beginning of the year of adoption. We currently intend to adopt the modified prospective method of adoption, utilizing the Black-Scholes-Merlton formula to estimate the value of stock options. We expect the adoption will not have a significantly negative impact on our results of operations. We do not expect the adoption to significantly impact our overall financial position. The pronouncement will be effective for fiscal years beginning after June 15, 2005 based on the new rule adopted by the SEC in April 2005. We will adopt this pronouncement beginning in fiscal year 2006, which begins October 1, 2005.
Note 7. Segment Reporting
      In fiscal 2005, the Company began establishing a new organizational and reporting structure, whereby its reportable segments were changed in the second quarter of 2005. Commencing in the second quarter of 2005, the Company has organized the business around its products and services (“Segments”) as follows:

•	Systems, which is comprised primarily of proprietary software applications, third-party hardware and peripherals and implementation and training;

•	Product Support, which is comprised of daily operating support through our advice line, software updates, preventive and remedial on-site maintenance and depot repair services;

•	Content and Data Services, which is comprised primarily of databases, exchanges and other information services, including our electronic catalog in the automotive parts aftermarket; and

•	Other Services, which is comprised primarily of business products, such as forms and other paper products, and the revenues and earnings from our former leasing operations. In June 2001, the Company outsourced all leasing operations to a third party and thus has not originated any new leases since that time.

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005
(Unaudited)
      Prior period segment information has been restated to conform to the current presentation. Each reportable Segment is managed separately on a revenue and gross profit basis. The Company does not allocate operating expenses, interest expense, other expenses or assets to each Segment, as this information is not used to measure the operating performance of the Segments. Organizationally, the functional operating areas that support all of the Company’s Segments, including systems integration, installation and training, product support, data services, product development and sales and marketing, are integrated under a common reporting and management structure to achieve operating efficiencies.
      The following tables set forth, for the periods indicated, the Company’s revenues, cost of revenues, gross profit and gross profit as a percentage of revenue by Segment (dollars in thousands):

	Three Months Ended June 30, 2004					Three Months Ended June 30, 2005

			Content					Content
		Product	& Data	Other			Product	& Data	Other
	Systems	Support	Services	Services	Total	Systems	Support	Services	Services	Total

Revenues	$20,530	$20,059	$14,701	$2,016	$57,306	$28,222	$28,115	$14,755	$2,330	$73,422
Cost of Revenues	12,846	9,179	4,782	1,157	27,964	16,595	12,475	4,143	1,523	34,736

Gross Profit	$7,684	$10,880	$9,919	$859	$29,342	$11,627	$15,640	$10,612	$807	$38,686

Gross Profit as a Percentage of Revenues	37.4%	54.2%	67.5%	42.6%	51.2%	41.2%	55.6%	71.9%	34.6%	52.7%

	Nine Months Ended June 30, 2004					Nine Months Ended June 30, 2005

			Content					Content
		Product	& Data	Other			Product	& Data	Other
	Systems	Support	Services	Services	Total	Systems	Support	Services	Services	Total

Revenues	$61,397	$59,785	$42,824	$5,302	$169,308	$75,792	$67,727	$43,501	$5,489	$192,509
Cost of Revenues	36,046	27,672	13,924	3,134	80,776	45,207	30,485	11,934	3,614	91,240

Gross Profit	$25,351	$32,113	$28,900	$2,168	$88,532	$30,585	$37,242	$31,567	$1,875	$101,269

Gross Profit as a Percentage of Revenues	41.3%	53.7%	67.5%	40.9%	52.3%	40.3%	55.0%	72.6%	34.1%	52.6%
      The Company sells its products and services to four distinct vertical markets as follows:

•	Automotive (“Auto”), which includes customers involved in the manufacture, distribution, sale and installation of new and remanufactured parts used in the maintenance and repair of automobiles and light trucks, and includes manufacturers, warehouse distributors, parts stores, professional installers and service chains in North America and Europe;

•	Hardware and Home Centers (“HWHC”), which consists of independent hardware retailers, home improvement centers, paint, glass and wallpaper stores, agribusiness and retail nurseries and gardens, primarily in the United States;

•	Lumber and Building Materials (“LBM”), which consists of retailers and distributors to builders and contractors in the lumber and building materials vertical markets, primarily in the United States; and

•	Wholesale Distribution (“WDN”), which consists of distributors in a range of markets including electrical supply, plumbing, heating and air conditioning, brick, stone and related materials, roofing, siding, insulation, industrial machinery and equipment, industrial supplies, and service establishment equipment vendors primarily in the United States.

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005
(Unaudited)
      Further, the Company, as part of the Speedware acquisition, has a migration and application development tools business (“Tools”) through which it provides professional services and software tools for customers who wish to migrate their applications and databases between Hewlett Packard platforms.
      The following tables set forth, for the periods indicated, the Company’s revenue by vertical market within each Segment (in thousands):

	Three Months Ended June 30, 2004					Three Months Ended June 30, 2005

			Content					Content
		Product	& Data	Other			Product	& Data	Other
	Systems	Support	Services	Services	Total	Systems	Support	Services	Services	Total

Auto	$4,235	$9,564	$12,980	$212	$26,991	$3,891	$8,445	$12,877	$212	$25,425
HWHC	10,274	6,877	1,167	1,236	19,554	12,994	7,002	1,090	817	21,903
LBM	5,393	3,217	133	501	9,244	8,221	7,595	219	1,243	17,278
WDN	628	401	421	67	1,517	2,289	2,875	567	58	5,789
Tools	—	—	—	—	—	827	2,198	2	—	3,027

Total	$20,530	$20,059	$14,701	$2,016	$57,306	$28,222	$28,115	$14,755	$2,330	$73,422

	Nine Months Ended June 30, 2004					Nine Months Ended June 30, 2005

			Content					Content
		Product	& Data	Other			Product	& Data	Other
	Systems	Support	Services	Services	Total	Systems	Support	Services	Services	Total

Auto	$13,250	$28,632	$38,297	$696	$80,875	$10,957	$26,249	$37,964	$212	$75,382
HWHC	29,489	20,457	2,826	2,749	55,521	37,514	21,504	3,335	2,722	65,075
LBM	16,684	9,479	429	1,615	28,207	22,643	14,064	636	2,316	39,659
WDN	1,974	1,217	1,272	242	4,705	3,851	3,712	1,564	239	9,366
Tools	—	—	—	—	—	827	2,198	2	—	3,027

Total	$61,397	$59,785	$42,824	$5,302	$169,308	$75,792	$67,727	$43,501	$5,489	$192,509

      Geographic Segments— A breakdown by geographic area of revenues and total assets is shown below (in thousands). The Americas geographic area covers the United States and Canada. The Europe geographic area covers the United Kingdom, Ireland and France.

	Three Months Ended June 30, 2004			Three Months Ended June 30, 2005

	Americas	Europe	Total	Americas	Europe	Total

Revenues	$55,427	$1,879	$57,306	$71,273	$2,149	$73,422
Total Assets (at end of period)	$183,470	$3,697	$187,167	$336,110	$3,180	$339,290

	Nine Months Ended June 30, 2004			Nine Months Ended June 30, 2005

	Americas	Europe	Total	Americas	Europe	Total

Revenues	$164,235	$5,073	$169,308	$186,810	$5,699	$192,509
Total Assets (at end of period)	$183,470	$3,697	$187,167	$336,110	$3,180	$339,290

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005
(Unaudited)
Note 8. Guarantor Consolidation
      The 10 1/2% senior notes due 2011 and the floating rate senior notes due 2010 are guaranteed by certain wholly-owned, consolidated domestic subsidiaries of the Company. All of the Company’s consolidated foreign subsidiaries and certain of its consolidated domestic subsidiaries (the “Non-Guarantors”) do not guarantee such notes. The following tables represent certain stand-alone information of the Company, the Guarantors and Non-Guarantors (in thousands).
Consolidating Balance Sheet as of June 30, 2005

	Guarantor
			Non-
	Principal	Guarantor	Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$27,686	$14,989	$5,389	$—	$48,064
Trade accounts receivable, net of allowance for doubtful accounts	33,723	8,981	4,521	—	47,225
Inventories, net	4,080	246	65	—	4,391
Deferred income taxes	2,480	455	1,245	—	4,180
Prepaid income taxes	3,153	—	—	—	3,153
Prepaid expenses and other current assets	2,982	2,213	278	—	5,473

Total current assets	74,104	26,884	11,498	—	112,486
Service parts, property, and equipment, net	4,967	1,039	753	—	6,759
Capitalized software and databases costs, net	9,121	—	—	—	9,121
Intangible and other assets	19,931	8,133	2,810	—	30,874
Goodwill	180,050	—	—	—	180,050
Investments in subsidiaries	37,640	—	8,515	(46,155)	—

Total assets	$325,813	$36,056	$23,576	$(46,155)	$339,290

Liabilities and stockholder’s equity (deficit)
Current liabilities:
Accounts payable	$7,723	$3,175	$1,648	$—	$12,546
Intercompany payable (receivable)	41,979	(25,157)	(16,822)	—	—
Payroll related accruals	11,209	1,389	785	—	13,383
Deferred revenue	17,115	6,051	3,698	—	26,864
Current portion of long-term debt	—	213	—	—	213
Accrued expenses and other current liabilities	5,146	2,989	335	—	8,470

Total current liabilities	83,172	(11,340)	(10,356)	—	61,476
Long-term debt, net of discount	275,464	—	—	—	275,464
Deferred tax liabilities and other liabilities	8,789	405	(435)	—	8,759

Total liabilities	367,425	(10,935)	(10,791)	—	345,699
Stockholder’s equity (deficit):
Common stock:	—	139	45,285	(45,424)	—
Additional paid-in capital	83,155	9,675	5,534	(15,209)	83,155
Retained earnings (deficit)	(124,651)	37,770	(15,667)	13,770	(88,778)
Other accumulated comprehensive income (loss):
Cumulative translation adjustment	(116)	(593)	(785)	708	(786)

Total stockholder’s equity (deficit)	(41,612)	46,991	34,367	(46,155)	(6,409)

Total liabilities and stockholder’s equity (deficit)	$325,813	$36,056	$23,576	$(46,155)	$339,290

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005
(Unaudited)
Consolidating Balance Sheet as of September 30, 2004

	Guarantor

	Principal	Guarantor	Non-Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$28,591	$(107)	$3,581	$—	$32,065
Trade accounts receivable, net of allowance for doubtful accounts	30,960	—	2,556	—	33,516
Intercompany receivable	—	42,646	—	(42,646)	—
Inventories, net	2,608	—	60	—	2,668
Investment in leases, net	—	315	115	—	430
Deferred income taxes	430	—	—	—	430
Prepaid income taxes	5,338	—	—	—	5,338
Prepaid expenses and other current assets	1,623	880	255	—	2,758

Total current assets	69,550	43,734	6,567	(42,646)	77,205
Service parts, property and equipment, net	6,036	—	217	—	6,253
Capitalized software and databases costs, net	10,772	—	—	—	10,772
Goodwill	79,541	—	—	—	79,541
Investments in subsidiaries	11,558	—	816	(12,374)	—
Other assets	15,012	—	122	—	15,134

Total assets	$192,469	$43,734	$7,722	$(55,020)	$188,905

Liabilities and stockholder’s equity (deficit)
Current liabilities:
Accounts payable	$8,605	$47	$374	$—	$9,026
Intercompany payables	38,443	—	3,500	(41,943)	—
Payroll related accruals	14,020	—	155	—	14,175
Deferred revenue	14,311	67	1,040	—	15,418
Current portion of long-term debt	—	276	—	—	276
Accrued expenses and other current liabilities	9,490	110	161	—	9,761

Total current liabilities	84,869	500	5,230	(41,943)	48,656
Long-term debt, net of discount	155,272	166	—	—	155,438
Deferred tax liabilities and other liabilities	4,805	405	(379)	—	4,831

Total liabilities	244,946	1,071	4,851	(41,943)	208,925
Stockholder’s equity (deficit):
Common stock:	—	104	5,495	(5,599)	—
Additional paid-in capital	83,155	6,300	3	(6,303)	83,155
Retained earnings (deficit)	(135,584)	36,259	(3,063)	(266)	(102,654)
Other accumulated comprehensive income (loss):
Cumulative translation adjustment	(48)	—	436	(909)	(521)

Total stockholder’s equity (deficit)	(52,477)	42,663	2,871	(13,077)	(20,020)

Total liabilities and stockholder’s equity (deficit)	$192,469	$43,734	$7,722	$(55,020)	$188,905

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005
(Unaudited)
Consolidating Statement of Operations for the Three Months Ended June 30, 2005

	Guarantor

	Principal	Guarantor	Non-Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Revenues:
Systems	$21,827	$5,075	$1,320	$—	$28,222
Services	33,392	7,404	4,404	—	45,200

Total revenues	55,219	12,479	5,724	—	73,422
Cost of revenues:
Systems	14,255	1,943	397	—	16,595
Services	12,633	3,453	2,055	—	18,141

Total cost of revenues	26,888	5,396	2,452	—	34,736
Gross margin	28,331	7,083	3,272	—	38,686
Operating expenses:
Sales and marketing	7,879	921	695	—	9,495
Product development	4,455	1,531	620	—	6,606
General and administrative	5,840	1,675	821	—	8,336

Total operating expenses	18,174	4,127	2,136	—	24,437

Operating income (loss)	10,157	2,956	1,136	—	14,249
Interest expense	(7,500)	(9)	22	—	(7,487)
Equity gain in affiliate	—	—	—	—	—
Foreign exchange gain (loss)	(159)	(3)	210	—	48
Gain on disposal of assets	—	—	—	—	—
Other income (expense), net	221	3	9	—	233

Income (loss) before income taxes	2,719	2,947	1,377	—	7,043
Income tax expense	765	1,168	400	—	2,333

Net income (loss)	$1,954	$1,779	$977	$—	$4,710

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005
(Unaudited)
Consolidating Statement of Operations for the Three Months Ended June 30, 2004

	Guarantor

	Principal	Guarantor	Non-Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Revenues:
Systems	$19,918	$—	$657	$(45)	$20,530
Services	33,948	258	2,570	—	36,776

Total revenues	53,866	258	3,227	(45)	57,306
Cost of revenues:
Systems	12,490	—	399	(43)	12,846
Services	13,583	(13)	1,550	(2)	15,118

Total cost of revenues	26,073	(13)	1,949	(45)	27,964
Gross margin	27,793	271	1,278	—	29,342
Operating expenses:
Sales and marketing	7,577	(83)	483	—	7,977
Product development	4,006	—	93	—	4,099
General and administrative	4,879	1,774	568	—	7,221

Total operating expenses	16,462	1,691	1,144	—	19,297

Operating income (loss)	11,331	(1,420)	134	—	10,045
Interest expense	(5,725)	(14)	—	—	(5,739)
Equity gain in affiliate	—	—	—	—	—
Foreign exchange gain (loss)	(27)	—	(43)	—	(70)
Gain on disposal of assets	—	—	—	—	—
Other income (expense), net	(64)	—	8	—	(56)

Income (loss) before income taxes	5,515	(1,434)	99	—	4,180
Income tax expense	1,501	—	50	—	1,551

Net income (loss)	$4,014	$(1,434)	$49	$—	$2,629

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005
(Unaudited)
Consolidating Statement of Operations for the Nine Months Ended June 30, 2005

	Guarantor

	Principal	Guarantor	Non-Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Revenues:
Systems	$68,178	$5,075	$2,539	$—	$75,792
Services	99,229	7,708	9,780	—	116,717

Total revenues	167,407	12,783	12,319	—	192,509
Cost of revenues:
Systems	42,183	1,942	1,082	—	45,207
Services	37,635	3,453	4,945	—	46,033

Total cost of revenues	79,818	5,395	6,027	—	91,240
Gross margin	87,589	7,388	6,292	—	101,269
Operating expenses:
Sales and marketing	23,789	801	1,877	—	26,467
Product development	12,360	1,531	861	—	14,752
General and administrative	17,242	2,427	2,018	—	21,687

Total operating expenses	53,391	4,759	4,756	—	62,906

Operating income (loss)	34,198	2,629	1,536	—	38,363
Interest expense	(17,199)	(28)	21	—	(17,206)
Expenses related to debt refinancing	—	—	—	—	—
Equity gain in affiliate (loss)	—	—	—	—	—
Foreign exchange gain (loss)	(155)	(1)	307	—	151
Gain on disposal of assets	—	—	—	—	—
Other income, net	639	3	45	—	687

Income (loss) before income taxes	17,483	2,603	1,909	—	21,995
Income tax expense	6,550	1,169	400	—	8,119

Net income (loss)	$10,933	$1,434	$1,509	$—	$13,876

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005
(Unaudited)
Consolidating Statement of Operations for the Nine Months Ended June 30, 2004

	Guarantor

	Principal	Guarantor	Non-Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Revenues:
Systems	$59,960	$—	$1,482	$(45)	$61,397
Services	99,226	757	7,930	(2)	107,911

Total revenues	159,186	757	9,412	(47)	169,308
Cost of revenues:
Systems	35,154	—	935	(43)	36,046
Services	39,911	(42)	4,865	(4)	44,730

Total cost of revenues	75,065	(42)	5,800	(47)	80,776
Gross margin	84,121	799	3,612	—	88,532
Operating expenses:
Sales and marketing	23,232	(1,360)	1,448	—	23,320
Product development	11,341	—	242	—	11,583
General and administrative	12,485	5,257	1,814	—	19,556

Total operating expenses	47,058	3,897	3,504	—	54,459

Operating income (loss)	37,063	(3,098)	108	—	34,073
Interest expense	(15,666)	(51)	(1)	—	(15,718)
Equity gain in affiliate	—	—	—	—	—
Foreign exchange gain (loss)	(1)	—	(176)	—	(177)
Gain on disposal of assets	6,270	—	—	—	6,270
Other income, net	274	—	30	—	304

Income (loss) before income taxes	27,940	(3,149)	(39)	—	24,752
Income tax expense	9,361	—	150	—	9,511

Net income (loss)	$18,579	$(3,149)	$(189)	$—	$15,241

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005
(Unaudited)
Consolidated Statements of Cash Flows for the Nine Months Ended June 30, 2005

	Guarantor

	Principal	Guarantor	Non-Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Net cash provided by operating activities	$10,181	$9,259	$(7,980)	$—	$11,460
Investing activities
Purchase of property and equipment	(1,738)	(5)	(331)	—	(2,074)
Purchase of businesses	(116,162)	6,071	10,157	—	(99,934)
Computer software and databases	(3,651)	—	—	—	(3,651)
Purchase of service parts	(755)	—	(38)	—	(793)
Purchase of other businesses	(2,646)	—	—	—	(2,646)
Equity distributions from partnerships	305	—	—	—	305

Net cash used in investing activities	(124,647)	6,066	9,788	—	(108,793)
Financing activities
Proceeds from debt facility	120,000	—	—	—	120,000
Debt issuance costs	(6,439)	—	—	—	(6,439)
Payment on long-term debt	—	(229)	—	—	(229)

Net cash used in financing activities	113,561	(229)	—	—	113,332

Change in cash and cash equivalents	(905)	15,096	1,808	—	15,999
Cash and cash equivalents, beginning	28,591	(107)	3,581	—	32,065

Cash and cash equivalents, ending	$27,686	$14,989	$5,389	$—	$48,064

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005
(Unaudited)
Consolidated Statements of Cash Flows for the Nine Months Ended June 30, 2004

	Guarantor
			Non-
	Principal	Guarantor	Guarantor
	Operations	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Net cash provided by operating activities	$24,234	$420	$2,016	$—	$26,670
Investing activities
Purchase of property and equipment	(1,669)	—	(45)	—	(1,714)
Computer software and databases	(4,353)	—	—	—	(4,353)
Service parts	(1,178)	—	19	—	(1,159)
PP&E sale proceeds	7,212	—	—	—	7,212
Equity distributions from partnerships	61	—	3	—	64

Investing Cash Flow	73	—	(23)	—	50
Financing activities
Proceeds from debt facility	—	—	—	—	—
Proceeds from long-term debt	—	—	—	—	—
Debt issuance costs	—	—	—	—	—
Payment on debt facility	268	(268)	—	—	—
Payment on long-term debt	(17,743)	—	—	—	(17,743)
Dividend to parent	—	—	—	—	—

Net cash used in financing activities	(17,475)	(268)	—	—	(17,743)

Change in cash and cash equivalents	6,832	152	1,993	—	8,977
Cash and cash equivalents, beginning	8,400	(169)	1,984	—	10,215

Cash and cash equivalents, ending	$15,232	$(17)	$3,977	$—	$19,192

Activant Solutions Inc. and Subsidiaries
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005
(Unaudited)
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Directors of Speedware Corporation Inc. and its subsidiaries:
      We have audited the accompanying consolidated balance sheets of Speedware Corporation Inc. and its subsidiaries as at September 30, 2002, 2003 and 2004 and the consolidated statements of earnings, deficit and cash flows for each of the years in the three-year period then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion or the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our audit opinion.
      In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of Speedware Corporation Inc. and its subsidiaries as at September 30, 2002, 2003 and 2004 and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2004 in accordance with Canadian generally accepted accounting principles.
      Canadian generally accepted accounting principles vary in certain respects from accounting principles generally accepted in the United States. Information relating to the nature and effect of such differences is presented in note 21 to the consolidated financial statements.
/s/ KPMG LLP
Chartered Accountants
Montreal, Canada
November 23, 2004
(except as to note 20,
which is as of February 1, 2005)

Speedware Corporation Inc. and Subsidiaries
Consolidated Balance Sheets
(In Canadian dollars; in accordance with Canadian GAAP)

	September 30,

	2002	2003	2004

Assets
Current assets:
Cash	$10,643,384	$11,963,967	$9,624,610
Marketable securities	—	485,391	—
Accounts receivable	1,803,582	3,622,791	11,687,998
Research tax credits receivable	300,000	201,000	201,000
Inventories	—	290,127	489,955
Prepaid expenses, deposits and supplies	186,759	1,456,381	2,137,907

	12,933,725	18,019,657	24,141,470
Long-term prepaid expenses	—	299,742	101,183
Non-refundable research tax credits	—	2,000,000	2,000,000
Future tax assets (note 13)	—	745,304	945,987
Property and equipment (note 3)	1,002,174	2,061,610	2,075,950
Intangible assets (note 4)	—	4,745,936	8,658,253
Goodwill (notes 2 and 5)	—	12,402,860	20,290,986

	$13,935,899	$40,275,109	$58,213,829

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$2,984,320	$6,203,150	$11,266,649
Balance of sale on business acquisitions (note 2)	—	—	1,597,403
Income taxes payable	—	—	1,489,950
Deferred revenue (note 7)	3,328,822	3,757,206	8,353,079
Current portion of obligations under capital leases (note 8)	121,839	122,769	162,130

	6,434,981	10,083,125	22,869,211
Long-term accrued liabilities (note 12)	658,338	166,488	—
Long-term deferred revenue (note 7)	130,611	405,098	130,492
Obligations under capital leases (note 8)	115,296	86,222	215,525
Shareholders’ equity:
Share capital (note 9)	27,894,173	44,437,733	45,527,768
Deficit	(21,297,500)	(14,903,557)	(9,828,054)
Cumulative translation adjustment	—	—	(701,113)

	6,596,673	29,534,176	34,998,601

Commitments (note 10)
Subsequent event (note 20)
	$13,935,899	$40,275,109	$58,213,829

On behalf of the Board:

(signed) Reid Drury, Chairman of the Board	(signed) Richard Vaughan, Director
See accompanying notes to consolidated financial statements.

Speedware Corporation Inc. and Subsidiaries
Consolidated Statements of Earnings
(In Canadian dollars; in accordance with Canadian GAAP)

	Years Ended September 30,

	2002	2003	2004

Revenues:
Revenue from services	$9,616,088	$20,151,671	$31,770,774
Revenue from software	4,812,458	4,481,750	9,052,105
Other revenue	—	1,016,595	3,541,312

	14,428,546	25,650,016	44,364,191
Operating expenses (income):
Cost of revenue from services	2,186,142	5,120,551	9,164,815
Cost of revenue from software	385,099	657,394	2,093,752
Selling, general and administrative	5,397,024	9,977,176	16,213,736
Foreign exchange	(116,710)	635,731	412,499
Research and development	3,010,925	4,702,451	7,693,769
Research tax credits earned (note 11)	(846,658)	(3,303,609)	(665,000)
Special charges (note 12)	653,094	—	—

	10,668,916	17,789,694	34,913,571

Earnings before amortization and financial and other	3,759,630	7,860,322	9,450,620
Amortization of property and equipment (note 17(a))	303,728	708,989	1,162,764
Amortization of intangible assets (note 17(a))	—	354,196	930,323
Financial and other (note 17(b))	81,328	(414,924)	(61,195)

Earnings before income taxes	3,374,574	7,212,061	7,418,728

Income taxes (note 13)
Current	—	822,000	2,028,347
Future	—	(3,882)	314,878

	—	818,118	2,343,225

Net earnings	$3,374,574	$6,393,943	$5,075,503

Earnings per share (note 14):
Basic	$0.27	$0.27	$0.17
Diluted	$0.26	$0.26	$0.15
See accompanying notes to consolidated financial statements.

Speedware Corporation Inc. and Subsidiaries
Consolidated Statements of Deficit
(In Canadian dollars; in accordance with Canadian GAAP)

	Years Ended September 30,

	2002	2003	2004

Deficit, beginning of year	$(24,672,074)	$(21,297,500)	$(14,903,557)
Net earnings	3,374,574	6,393,943	5,075,503

Deficit, end of year	$(21,297,500)	$(14,903,557)	$(9,828,054)

See accompanying notes to consolidated financial statements.

Speedware Corporation Inc. and Subsidiaries
Consolidated Statements of Cash Flow
(In Canadian dollars; in accordance with Canadian GAAP)

	Years Ended September 30,

	2002	2003	2004

Cash flows from operating activities:
Net earnings	$3,374,574	$6,393,943	$5,075,503
Adjustment for items not involving cash:
Amortization of property and equipment	303,728	708,989	1,162,764
Amortization of intangible assets	—	354,196	930,323
Future income taxes	—	(3,882)	314,878
Non-refundable research tax credits	—	(2,000,000)	—
Loss (gain) on disposal of property and equipment	5,486	(1,587)	—
Gain on sale of marketable securities	—	(457,526)	(140,747)
Write-off of property and equipment	114,988	382,869	38,575
Change in operating assets and liabilities (note 17(c))	50,747	(2,476,677)	2,658,249

	3,849,523	2,900,325	10,039,545
Cash flows from financing activities:
Proceeds from issuance of common shares	5,049,156	17,558,825	1,090,035
Costs related to issuance of common shares	(119,206)	(1,015,265)	—
Net repayment of short-term borrowing	—	(140,437)	—
Repayment of obligations under capital leases	(203,306)	(156,639)	(141,684)

	4,726,644	16,246,484	948,351
Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	(17,321,852)	(13,231,178)
Purchase of marketable securities	—	(1,612,829)	—
Purchase of property and equipment	(216,746)	(153,225)	(535,947)
Acquired software and license	—	(209,684)	(349,844)
Proceeds from sale of marketable securities	—	1,584,963	626,138
Proceeds from the sale of subsidiary	43,800	—	—
Proceeds from disposal of property and equipment	31,320	3,000	—

	(141,626)	(17,709,627)	(13,490,831)
Effect of foreign exchange rate changes on cash	(120,203)	(116,599)	163,578

Increase (decrease) in cash	8,314,338	1,320,583	(2,339,357)
Cash, beginning of year	2,329,046	10,643,384	11,963,967

Cash, end of year	$10,643,384	$11,963,967	$9,624,610

Supplemental cash flow information
Interest and income taxes paid:
Interest paid	$38,294	$28,252	$33,746
Income taxes paid	—	—	44,824
Non-cash items:
Purchase of equipment financed by capital leases	150,398	128,496	82,236
Balance of sale on business acquisitions	—	—	1,597,403
See accompanying notes to consolidated financial statements.

Speedware Corporation Inc.
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2002, 2003 and 2004
      Speedware Corporation Inc. (the “Company”), incorporated under the Canada Business Corporations Act, is a vendor of business intelligence products, client/ server and Web-based technology for rapid application development. With the Company’s acquisition of Enterprise Computer Systems Inc. (ECS) and Prelude Systems Inc. (PSI), the Company’s offerings now include complete enterprise resource planning (ERP) solutions for the building materials and distribution markets.
1. SIGNIFICANT ACCOUNTING POLICIES:
      These consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in Canada. All information is presented in Canadian dollars, unless otherwise specified.
     (a) Principles of Consolidation:
      The consolidated financial statements of the Company include the accounts of Speedware Corporation Inc. and its subsidiaries.
      All inter-company balances and transactions have been eliminated on consolidation.
     (b) Foreign Exchange:
      Monetary assets and liabilities denominated in foreign currencies have been translated into Canadian dollars at exchange rates in effect at the balance sheet dates. Non-monetary assets and liabilities have been translated at the rate of exchange in effect at the time the related transactions occurred. Revenue and expense items have been translated into Canadian dollars using average exchange rates for the year. Gains and losses on foreign exchange are recorded in the consolidated statements of earnings.
      Foreign subsidiaries that are considered to be integrated foreign operations have been translated using the temporal method as described above with translation gains and losses included in the consolidated statements of earnings. Foreign subsidiaries that are considered to be self-sustaining operations have been translated using the current rate method. Under this method, all assets and liabilities of the subsidiary are translated into Canadian dollars at the exchange rate in effect at the balance sheet date. Revenue and expense items are translated into Canadian dollars at the average exchange rates for the periods during which the transactions occur. Foreign exchange gains and losses arising from the translation of the financial statements are included in cumulative translation adjustment, a separate component of shareholders’ equity.
     (c) Cash Equivalents:
      Cash equivalents include highly liquid short-term investments that are readily convertible into known amounts of cash and generally have maturities within three months from their date of purchase. As at September 30, 2002, 2003 and 2004, the Company had no cash equivalents.
     (d) Marketable Securities:
      Marketable securities are recorded at the lower of cost and market value.
     (e) Inventories:
      Inventories consist of computer and related equipment and forms and are stated at the lower of cost and net realizable value. Cost is determined by the first-in, first-out and specific identification methods.

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004
     (f) Research and Development:
      The Company expenses software development costs as incurred unless they meet the criteria for deferral and amortization under generally accepted accounting principles. Software development costs incurred prior to the establishment of technological feasibility do not meet these criteria, and are expensed as incurred.
      For costs that are capitalized, the amortization is the greater of the amount calculated using either (i) the ratio that the appropriate product’s current gross revenues bear to the total of current and anticipated future gross revenues for that product or (ii) amortization over a four year period on a straight-line basis.
      Research costs are expensed as incurred.
     (g) Property and Equipment:
      Property and equipment are recorded at cost, net of investment tax credits. Assets under capital lease are stated at the present value of minimum lease payments. Amortization is provided using the following methods and annual rates:

Asset	Method	Rate

Computer software and equipment	Straight-line	3 years
Office equipment and fixtures	Declining balance	20%
Leasehold improvements	Straight-line	Term of the leases
     (h) Goodwill and Other Intangible Assets:
      Goodwill is the residual amount that results when the purchase price of an acquired business exceeds the fair value of the net identifiable assets acquired. Goodwill is not amortized, but is tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset may be impaired. The impairment test is carried out in two steps. In the first step, the carrying amount of the reporting unit is compared with its fair value. The fair value is the estimated value at which the asset could be bought or sold in a transaction between willing parties. When the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not to be impaired and the second step of the test is not required. The second step is carried out when the carrying amount of a reporting unit exceeds its fair value, in which case the implied fair value of the reporting unit’s goodwill is compared with its carrying amount to measure the impairment loss, if any. When the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item on the consolidated statement of earnings.
      Intangible assets acquired in business combinations and intangible assets acquired individually or with a group of other assets, which have indefinite lives, are not amortized and are also tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset may be impaired. The impairment test compares the carrying amount of the intangible asset with its fair value, and an impairment loss is recognized on the consolidated statement of earnings for the excess, if any.
      Intangible assets with definite lives are being amortized over their estimated useful lives on a straight-line basis over the following periods:

Customer contracts and customer relationships	48-84 months
Acquired technology	60 months
Acquired software	43 months
License	48 months

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004
     (i) Impairment of Long-Lived Assets:
      Effective October 1, 2003, the Company adopted the new recommendations of the Canadian Institute of Chartered Accountants (CICA) with respect to the impairment of long-lived assets. Long-lived assets, which include property and equipment and intangible assets with definite useful lives, are reviewed on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is generally measured by the comparison of the carrying amount of an asset to undiscounted net cash flows expected to be generated by that asset. If it is determined that the carrying amount of an asset may not be recoverable, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is the estimated value at which the asset could be bought or sold in a transaction between willing parties. There was no significant impact on the results of operations from the adoption of these recommendations.
     (j) Revenue Recognition and Deferred Revenue:
      The Company’s revenues consist primarily of software license fees, hardware sales, professional services and revenues from hardware and software maintenance contracts. Revenue from software licenses is recognized at the point in time when persuasive evidence of an arrangement exists, the price is fixed, final delivery has occurred, and there is reasonable assurance of collection of the sale proceeds. If, after delivery of the software, there remain significant obligations to be fulfilled by the Company, then no revenue is recognized until those obligations are fulfilled or become insignificant. Delivery typically occurs on the date that the software is shipped to the customer. If a software fee is not contractually due until the occurrence of a future event, revenue is recognized when the event occurs and the fee becomes contractually due.
      Hardware sales are recognized upon shipment to the customer but are presented on a net basis because the Company typically acts as an agent in these transactions. Net hardware sales are presented as “other revenue” on the consolidated statements of earnings.
      Revenue from professional services is recognized as the services are performed. For long-term contracts for professional services, the Company uses the percentage of completion method in measuring revenue based on the degree of completion of the service under the contract. Revenue from maintenance contracts is recognized into income over the period covered by the contract.
      When more than one product or service is provided to a customer under one arrangement, the Company allocates revenue to each element of the arrangement based on the relative fair value of the elements. For arrangements with multiple elements, revenue is allocated to each element of a transaction based upon its fair value as determined in reliance on “vendor specific objective evidence”. Vendor specific objective evidence fair value for all elements of an arrangement is based upon the normal pricing practice for the products and services when sold separately.
      Deferred revenue includes that portion of amounts invoiced on maintenance contracts for which services have not yet been rendered, customer deposits and unamortized lease inducements. Deposits billed upon executing a contract or billed incrementally based upon the completion of certain stages are deferred and recognized as revenue when the applicable revenue recognition criteria has been met. Lease inducements are being amortized over the remaining term of the leases as a credit against rent expense.
     (k) Government Incentives and Investment Tax Credits:
      Government assistance is recorded as a reduction of the related expense or the cost of the assets acquired. Government assistance is recorded in the accounts when reasonable assurance exists that the Company has complied with the terms and conditions of the approved grant program or, for tax credits, where there is reasonable assurance that they will be realized.

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004
     (l) Income Taxes:
      The Company applies the asset and liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined based on “temporary differences” (differences between the accounting basis and the tax basis of the assets and liabilities), and are measured using the currently enacted, or substantively enacted, tax rates and laws expected to apply when these differences reverse. A valuation allowance is recorded against any future income tax asset if it is more likely than not that the asset will not be realized.
     (m) Stock-based Compensation Plan:
      All stock-based payments to non-employees, and employee awards that are direct awards of stock, call for settlement in cash or other assets, or are stock appreciation rights that call for settlement by the issuance of equity instruments, granted on or after October 1, 2002, are accounted for using the fair value method. For all other stock-based employee compensation awards, the Company uses the settlement method of accounting as permitted under the standard. Under this method, no compensation expense is recognized when stock options are issued to employees. Any consideration received from the plan participants upon exercise of stock options is credited to share capital.
      The Company has disclosed the pro forma effect of accounting for all stock-based awards granted after September 30, 2002 using the fair value-based accounting method in note 14.
      Effective October 1, 2004, the Company adopted the new recommendations of the CICA and accounts for stock-based employee compensation awards using the fair value method. Under this method, compensation expense is determined when stock options are granted to employees, and is amortized over the related vesting periods.
     (n) Earnings Per Share:
      Basic earnings per share are calculated using the weighted average number of common shares outstanding. Diluted earnings per share are calculated using the treasury stock method. This method is consistent with the basic earnings per share calculation except that the weighted average shares outstanding are increased to include additional shares from the assumed exercise of options and warrants, if dilutive. The number of additional shares is calculated by assuming that outstanding options and warrants were exercised and that the proceeds from such exercises are used to repurchase common shares at the average market price during the reporting period.
     (o) Guarantees:
      In the normal course of business, the Company enters into various agreements that may contain features that meet the definition of a guarantee. A guarantee is defined to be a contract (including an indemnity) that contingently requires the Company to make payments to a third party based on (i) changes in an underlying interest rate, foreign exchange rate, equity or commodity instrument, index or other variable that is related to an asset, a liability or an equity security of the guaranteed party, (ii) failure of another party to perform under an obligating agreement, or (iii) failure of another party to pay its indebtedness when due. A liability is recorded when the Company considers probable that a payment relating to a guarantee has to be made to the other party of the contract or agreement.
     (p) Use of Estimates:
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004
liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant areas requiring the use of management estimates include estimating the useful lives of property and equipment and intangible assets, allocating the purchase price of business combinations to the net assets acquired, as well as assessing the recoverability of research tax credits, future tax assets, goodwill and other intangible assets. The reported amounts and note disclosures reflect the most probable set of economic conditions and planned courses of action. Financial results as determined by actual events could differ from those estimates.
2. BUSINESS ACQUISITIONS:
     (a) Enterprise Resource Planning Assets of eXegeSys Systems Inc.:
      On August 26, 2004, the Company acquired the enterprise resource planning assets of eXegeSys Systems, Inc. of Salt Lake City, Utah, for a total cash consideration of $2.5 million (US$1.9 million), including acquisition costs, subject to certain post-closing adjustments. This acquisition was accounted for using the purchase method and the results of operations of this business have been consolidated with those of the Company since the date of acquisition.
      The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at date of acquisition. The purchase price allocation is based upon management’s best estimate of the relative fair values of the identifiable assets acquired and liabilities assumed. The Company is in the process of finalizing the valuation of the net assets acquired, including the determination of post-closing adjustments and other intangible assets; thus, the allocation of the purchase price is subject to final modifications.

	US$	Cdn$

Fair value of net assets acquired:
Cash	$398,388	$520,973
Accounts receivable	254,076	332,255
Prepaid expenses	11,416	14,928
Property and equipment	5,768	7,543
Customer contracts	507,491	663,645
Acquired technology	1,163,544	1,521,566
Accounts payable and accrued liabilities	(149,041)	(194,901)
Deferred revenue	(290,818)	(380,302)

Fair value of net assets acquired	$1,900,824	$2,485,707

Consideration:
Cash, including acquisition costs of $60,493 (US$46,259)	$1,627,445	$2,128,210
Balance of sale	273,379	357,497

	$1,900,824	$2,485,707

(b) Prelude Systems Inc.:
      On July 19, 2004, the Company acquired all of the outstanding shares of PSI, a Dallas, Texas-based provider of enterprise software solutions to the distribution market, for a total consideration of $14.6 million (US$11.0 million). Under the terms of the agreement, the Company will also pay an additional cash consideration of up to $5.1 million (US$4 million) one year after closing if PSI achieves certain revenue and profitability targets. The contingent consideration under the share purchase agreement will be accounted for as

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004
additional goodwill when the contingency is resolved. The Company has provided a general and continuing security interest in the acquired PSI shares to the selling shareholders as collateral for its obligation to settle the contingent consideration. This acquisition was accounted for using the purchase method and the results of operations of PSI have been consolidated with those of the Company since the date of acquisition.
      The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at date of acquisition. The purchase price allocation is based upon management’s best estimate of the relative fair values of the identifiable assets acquired and liabilities assumed. The Company is in the process of finalizing the valuation of the net assets acquired, including the determination of post-closing adjustments and other intangible assets; thus, the allocation of the purchase price is subject to final modifications.

	US$	Cdn$

Fair value of net assets acquired:
Cash	$1,242,882	$1,645,824
Accounts receivable	3,659,581	4,846,017
Inventories	26,453	35,029
Future income tax assets	389,338	515,562
Prepaid expenses	257,593	341,105
Property and equipment	495,603	656,277
Customer contracts and customer relationships	1,825,966	2,417,944
Accounts payable and accrued liabilities	(2,100,346)	(2,781,278)
Deferred revenue	(1,148,057)	(1,520,257)
Capital lease obligations	(180,476)	(238,986)

	4,468,537	5,917,237
Goodwill	6,545,224	8,667,185

Fair value of net assets	$11,013,761	$14,584,422

Consideration:
Cash, including acquisition costs of $344,590 (US$260,225)	$10,020,968	$13,269,765
Balance of sale	992,793	1,314,657

	$11,013,761	$14,584,422

(c) Enterprise Computer Systems Inc.:
      Effective April 17, 2003, the Company acquired 100% of the common shares of ECS, an ERP software solution provider for the building materials market, based in Greenville, South Carolina, for a total cash consideration of $17.3 million (US$11.8 million). This acquisition was accounted for using the purchase method and the results of operations of ECS have been consolidated with those of the Company since the date of acquisition.

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004
      Details of the acquisition are as follows:

	US$	Cdn$

Fair value of net assets acquired:
Accounts receivable	$2,042,458	$3,010,583
Inventories	177,712	261,947
Prepaid expenses	1,170,491	1,725,304
Property and equipment	1,270,254	1,872,354
Customer contracts and customer relationships	3,317,807	4,890,448
Future income tax assets	503,000	741,422
Bank indebtedness	(101,085)	(148,999)
Accounts payable and accrued liabilities	(3,621,883)	(5,338,656)
Deferred revenue	(1,421,581)	(2,095,411)

	3,337,173	4,918,992
Goodwill	8,414,423	12,402,860

Fair value of net assets acquired for cash	$11,751,596	$17,321,852

3. PROPERTY AND EQUIPMENT:

		Accumulated
2002	Cost	Amortization	Net Book Value

Computer software and equipment	$1,247,547	$897,649	$349,898
Office equipment and fixtures	1,052,200	892,271	159,929
Leasehold improvements	214,000	79,744	134,256
Investment tax credits	(289,986)	(286,811)	(3,175)
Computer software and equipment under capital lease	637,312	276,046	361,266

	$2,861,073	$1,858,899	$1,002,174

		Accumulated
2003	Cost	Amortization	Net Book Value

Computer software and equipment	$4,945,492	$3,612,778	$1,332,713
Office equipment and fixtures	1,804,843	1,504,778	300,066
Leasehold improvements	424,829	198,978	225,851
Investment tax credits	(289,986)	(287,922)	(2,064)
Computer software and equipment under capital lease	285,666	142,685	142,981
Office equipment and fixtures under capital lease	79,795	17,732	62,063

	$7,250,639	$5,189,029	$2,061,610

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004

		Accumulated
2004	Cost	Amortization	Net Book Value

Computer software and equipment	$5,269,771	$4,092,486	$1,177,285
Office equipment and fixtures	2,215,319	1,706,206	509,113
Leasehold improvements	477,413	329,527	147,886
Investment tax credits	(289,986)	(289,033)	(953)
Computer software and equipment under capital lease	330,675	259,012	71,663
Office equipment and fixtures under capital lease	361,276	190,320	170,956

	$8,364,468	$6,288,518	$2,075,950

      Amortization includes amortization of equipment under capital leases of $132,331 in 2004 (2003—$137,421; 2002—$114,360).
      In 2004, the Company wrote-off property and equipment with a net book value of $38,575 (2003—$382,869; 2002—$114,988).
4. INTANGIBLE ASSETS:

		Accumulated
2003	Cost	Amortization	Net Book Value

Customer contracts and relationships	$4,890,448	$349,320	$4,541,128
Acquired software	209,684	4,876	204,808

	$5,100,132	$354,196	$4,745,936

      In August 2003, the Company acquired the AMXW migration software from Neartek Inc. for a cash consideration of $209,684 (US$150,000). This product allows customers to migrate from existing legacy platforms to open system environments.

		Accumulated
2004	Cost	Amortization	Net Book Value

Customer contracts and relationships	$7,857,732	$1,170,910	$6,686,822
Acquired technology	1,521,566	31,699	1,489,867
Acquired software	209,684	63,388	146,296
License	349,844	14,576	335,268

	$9,938,826	$1,280,573	$8,658,253

      In July 2004, the Company acquired from OpenMFG LLC a perpetual license to the unrestricted use of the OpenMFG product, including client and server source code materials, database schemas and testing and supporting databases. The total cash consideration for the acquisition, including acquisition costs, was $349,844 (US$262,646).
      The net book value of the customer contracts and relationships is net of foreign exchange adjustments of $110,359.

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004
5. GOODWILL:
      Goodwill relates to the following reporting units:

	2002	2003	2004

ECS	$—	$12,402,860	$12,033,555
PSI	—	—	8,257,431

	$—	$12,402,860	$20,290,986

      Changes in the goodwill balances were as follows:

	2002	2003	2004

Balance, beginning of year	$—	$—	$12,402,860
Acquisition of ECS	—	12,402,860	—
Acquisition of PSI	—	—	8,667,185
Fair value adjustments—ECS	—	—	(369,305)
Change due to foreign exchange	—	—	(409,754)

	$—	$12,402,860	$20,290,986

      During the year ended September 30, 2004, the Company reduced the cost of the ECS acquisition by $369,305 for certain liabilities assumed at date of acquisition that were not expended by the Company.
6. CREDIT FACILITIES:
      The Company has a demand operating facility for up to $1.5 million based on qualifying accounts receivable and bears interest at a rate of prime plus 1.5%. The facility is secured by a general security agreement granting the lender a first charge on the major assets and undertakings of the Company. The Company had no amounts outstanding under its credit facility as at September 30, 2002, 2003 and 2004.
      ECS has a demand operating facility for up to US$3 million based on qualifying accounts receivable and bears interest at a rate that is the greater of 5.50% or US prime plus 1.50%. The facility is secured by a general security agreement granting the lender a first charge on the assets of ECS. As at September 30, 2003 and 2004, ECS had no amounts outstanding under its credit facility.
      PSI has a demand operating facility for up to US$2 million based on qualifying accounts receivable and bears interest at a rate of US prime plus 2.25%. The facility is secured by a general security agreement granting the lender a first charge on the assets of PSI. As at September 30, 2004, PSI had no amounts outstanding under its credit facility.

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004
7. LONG-TERM DEFERRED REVENUE:
      Long-term deferred revenue includes the following:

	2002	2003	2004

Deferred revenue	$3,250,455	$4,021,322	$8,427,178
Unamortized lease inducements	208,978	140,982	56,393

	$3,459,433	$4,162,304	$8,483,571
Less current portion of:
Deferred revenue	(3,250,455)	(3,672,617)	(8,296,686)
Unamortized lease inducements	(78,367)	(84,589)	(56,393)

	(3,328,822)	(3,757,206)	(8,353,079)

	$130,611	$405,098	$130,492

8. OBLIGATIONS UNDER CAPITAL LEASES:

	2002	2003	2004

2003	$141,393	$—	$—
2004	88,883	137,793	—
2005	34,313	83,758	190,222
2006	—	13,748	120,213
2007	—	—	82,651
2008	—	—	35,119

Total minimum lease payments	264,589	235,299	428,205
Less amount representing interest at rates ranging from 5% to 13%	27,454	26,308	50,550

Present value of net minimum capital lease payments	237,135	208,991	377,655
Less current portion of obligations under capital leases	(121,839)	(122,769)	(162,130)

	$115,296	$86,222	$215,525

      Interest of $29,614 (2003—$28,252; 2002—$38,924) relating to capital lease obligations has been included in “financial and other” in the consolidated statements of earnings.
9. SHARE CAPITAL:

(a) Authorized:
      An unlimited number of voting common shares.
      An unlimited number of non-voting preferred shares issuable in series.

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004

(b) Issued and Outstanding:

	2002		2003		2004

	Number of		Number of		Number of
	Shares	Amount	Shares	Amount	Shares	Amount

Common shares, issued and outstanding:
Balance, beginning of year	8,863,377	$22,964,223	17,260,552	$27,894,173	29,836,948	$44,437,733
Common shares issued on private placement, net of share issue costs of 2002—$119,206 2003—$1,015,265; 2004—nil	8,333,333	4,880,794	12,500,000	16,484,735	224,611	660,850
Common shares issued on options exercised	63,842	49,156	76,396	58,825	553,824	429,185

	17,260,552	$27,894,173	29,836,948	$44,437,733	30,615,383	$45,527,768

      On April 24, 2002, the Company issued 8,333,333 units (“the Units”) for aggregate proceeds of $5 million. Each Unit consisted of one common share and one-half of one common share purchase warrant. The warrants, which have a four year term, entitle the holders to acquire in equal tranches one common share at prices of $1.00, $1.50, and $2.00, resulting in maximum subscription proceeds to the Company of $6.25 million if fully exercised.
      On March 20, 2003, the Company completed a private placement for gross proceeds of $17.5 million. The funds were held in escrow pending the completion of the acquisition described in note 2(c). Upon closing of the transaction on April 17, 2003, the funds were released and the Company issued 12.5 million common shares.
      On July 26, 2004, the Company issued 224,611 common shares under a private placement agreement for gross proceeds of $660,850 (US$500,000).

(c) Employee Stock Option Plan:
      The Company has a Stock Option Plan (the “plan”) under which options may be granted to certain directors, officers, employees and service providers to purchase common shares at a price fixed by the Board of Directors of the plan, but which is not less than the current market price of the Company’s shares at the time the option is granted. In general, options vest over a three year period from the date of grant and expire five years after the grant date. During fiscal 2004, the shareholders of the Company approved an amendment to the plan to increase the number of shares available for options from 1,773,675 to 3,673,675. The maximum number of shares available for issuance to any one individual is to be no more than 5% of the issued and outstanding shares of the Company. Option agreements under the plan, which must be approved by the Board of Directors, include non-competition and confidentiality provisions in favor of the Company.

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004
      Changes in outstanding options for the past three fiscal years are as follows:

	2002		2003		2004

	Common	Weighted	Common	Weighted	Common	Weighted
	Shares Under	Average Price	Shares Under	Average Price	Shares Under	Average Price
	Options	Per Share	Options	Per Share	Options	Per Share

Options outstanding at beginning of year	944,880	$0.97	1,101,553	$0.71	1,595,492	$1.17
Cancelled or expired	(224,152)	1.61	(10,999)	0.77	—	—
Exercised	(63,842)	0.77	(76,396)	0.77	(553,824)	0.78
Granted	444,667	0.63	581,334	1.97	814,500	2.63

Options outstanding at end of year	1,101,553	$0.71	1,595,492	$1.17	1,856,168	$1.93

Options exercisable at end of year	746,923	$0.74	997,417	$0.72	643,225	$0.99

      Options outstanding at September 30, 2004 are exercisable at the following prices:

		Weighted Average	Number
	Exercise	Remaining	Exercisable as of
	Price Per	Contractual Life	September 30,
Number Outstanding as of September 30, 2004	Share	in Years	2004

400,000	$0.60	2.36	400,000
40,667	0.77	0.74	40,667
24,667	1.05	0.56	24,667
43,334	1.36	1.15	27,223
380,000	1.88	3.60	110,834
293,500	2.20	4.04	—
153,000	2.40	3.83	39,834
396,000	2.85	4.96	—
125,000	2.95	4.81	—

1,856,168	$1.93	3.63	643,225

     (d) Warrants:
      Warrants outstanding at September 30, 2004 are as follows:

	Exercise
	Price Per
Number Outstanding as of September 30, 2004	Warrant	Expiry

1,388,889	$1.00	April 24, 2006
1,388,889	1.50	April 24, 2006
1,388,889	2.00	April 24, 2006

4,166,667	$1.50

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004
10. COMMITMENTS:

(a) Operating Leases:
      The Company is committed to minimum annual payments under operating leases for office space and office equipment approximately as follows:

2005	$1,700,000
2006	1,425,000
2007	1,125,000
2008	254,000
2009	247,000
2010	144,000

$4,895,000

(b) Royalty Commitment:
      The Company is committed to pay royalties under an asset purchase agreement with Neartek Inc. (see note 4) based on the revenues generated by the software acquired. For the period until March 31, 2004, a royalty of 25% is due on software sales and 10% is due on support revenue in excess of US$100,000. From the period of April 1, 2004, to March 31, 2007, a royalty of 10% is due on software sales and 10% is due on support revenues in excess of US$100,000. For the year ended September 30, 2004, royalties paid and payable under the agreement were $105,609 (2003—nil).
      In addition, under the agreement with OpenMFG LLC (see note 4), the Company is committed to pay a percentage of revenues received from certain customers during the period to July 2006.

(c) Guarantees:
      The Company has pledged the shares of PSI as collateral for its obligation to settle the contingent consideration under the share purchase agreement described in note 2(b).
11. RESEARCH TAX CREDITS:
      Research tax credits earned consists of the following:

	2002	2003	2004

Quebec wage credits:
Current	$300,000	$201,000	$200,000
Recognition of tax credits from prior years	546,658	280,609	—
Federal:
Tax credits utilized in the current year to reduce income taxes payable	—	822,000	279,000
Recognition of tax credits from prior years	—	2,000,000	186,000

	$846,658	$3,303,609	$665,000

      In 2004, the Company recorded previously unrecognized research tax credits relating to prior taxation years in the amount of $186,000 (2003—$280,609 and $2,000,000; 2002—$546,658). The Company

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004
determined that there was reasonable assurance that these credits would be realized in accordance with the Company’s accounting policy detailed in note 1(k).
12. SPECIAL CHARGES:
      (a) The Company recorded a restructuring charge in fiscal 2002 in the amount of $653,094, which consisted primarily of severance payments, lease exit and related costs. As at September 30, 2004, there was no remaining provision associated with this charge included in accounts payable and accrued liabilities on the consolidated balance sheets (2003—nil; 2002—$101,000).
      (b) During fiscal 2001, the Company recorded a charge related primarily to the write-down of certain leasehold improvements and other property, the provision for lease costs relating to leased property that is no longer being used by the Company, and the reversal of the excess amount accrued for the settlement of the California sales tax issue. As at September 30, 2004, the remaining provision associated with this charge amounted to $166,488 (2003—$416,233; 2002—$768,812), of which nil (2003—$166,488; 2002—$480,508) is included in long-term accrued liabilities and $166,488 (2003—$249,745; 2002—$288,304) is included in accounts payable and accrued liabilities on the consolidated balance sheets.
      (c) In fiscal 1998, the Company recorded a charge of $2,936,009, relating primarily to long-term severance payments in connection with costs associated with restructuring the Company’s operations. As at September 30, 2004, the remaining provision associated with this charge amounted to nil (2003—$177,831; 2002—$400,053), of which nil (2003—$177,831; 2002—$222,221) is included in accounts payable and accrued liabilities and nil (2003—nil; 2002—$177,830) is included in long-term accrued liabilities on the consolidated balance sheets.
13. INCOME TAXES:
      (a) The income tax provision reported differs from the amount computed by applying the combined Canadian federal and provincial rate to earnings before income taxes. The reasons for the difference and the related tax effects are as follows:

	2002	2003	2004

Earnings before income taxes	$3,374,574	$7,212,061	$7,418,728
Expected rate	35.6%	33.6%	31.6%

Expected tax	1,201,348	2,423,252	2,344,318
Adjustments:
Reduction due to utilization of losses carried forward and other unclaimed deductions	(1,201,348)	(132,573)	(151,182)
Difference in tax rates in different jurisdictions	—	20,853	223,061
Foreign exchange	—	468,373	(480,410)
Change in valuation allowance	—	(1,592,405)	632,211
Effect of permanent and other differences	—	(369,382)	(224,773)

Income tax expense	$—	$818,118	$2,343,225

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004
      (b) Future income taxes reflect the net effects of temporary differences between the carrying values of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s future tax position at September 30 are as follows:

	2003	2004

Future tax assets:
Loss carryforwards	$4,640,000	$4,510,000
Research and development expenditures	2,548,000	2,309,000
Restructuring and other reserves	608,000	1,007,000
Intangible assets	251,000	—
Share issue costs	275,000	204,000
Foreign exchange	103,000	409,000
Other	104,000	—

	8,529,000	8,439,000
Less: valuation allowance	(6,248,696)	(5,725,013)

	2,280,304	2,713,987

Future tax liabilities:
Property and equipment	123,000	64,000
Intangible assets	—	480,000
Research tax credits	898,000	785,000
Prepaid expenses	514,000	439,000

	1,535,000	1,768,000

Net future tax asset	$745,304	$945,987

      In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future income tax assets will not be realized. The ultimate realization of future income tax assets is dependent upon the generation of future taxable income and tax planning strategies.
      The Company recorded a future income tax asset in the amount of approximately $1.3 million as an identifiable asset in allocating the cost of the PSI purchase at date of acquisition for previously unrecognized loss carryforwards that were more likely than not of being realized as a result of the acquisition.

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004
      (c) The Company has accumulated non-capital losses for income tax purposes, principally in its foreign subsidiaries, of approximately $9,876,000 available to reduce taxable income of future years for which no benefit has been recognized in the accounts. Certain losses are subject to annual limitations in reducing foreign taxable income. These losses expire as follows:

2006	$741,000
2007	329,000
2010	924,000
2011	814,000
2018	4,006,000
2019	1,193,000
Indefinitely	1,869,000

$9,876,000

      (d) The Company has accumulated scientific research and experimental development expenditures of $9,000,000 in Canada available to reduce future federal taxable income for which no benefit has been recognized in the accounts.
14. EARNINGS PER SHARE:

(a) Basic and Diluted Earnings Per Share:
      The reconciliation between basic and diluted earnings per share is as follows:

	2002	2003	2004

Basic:
Basic weighted average number of common shares outstanding	12,525,347	23,528,399	30,255,315

Basic earnings per share	$0.27	$0.27	$0.17

Diluted:
Basic weighted average number of common shares outstanding	12,525,347	23,528,399	30,255,315
Add impact of stock options and warrants	446,033	1,511,753	2,646,897

Diluted common shares	12,971,380	25,040,152	32,902,212

Diluted earnings per share	$0.26	$0.26	$0.15

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004

(b) Stock-Based Compensation:
      As per CICA Handbook Section 3870, pro forma information regarding net earnings and earnings per share is required and has been determined as if the Company had accounted for its employee stock options granted after October 1, 2002, under the fair value method. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

	2003	2004

Risk-free interest rate	4.71%	3.72%
Expected volatility	51.11%	35.47%
Expected life in years	3.83	4.00
Expected dividend yield	nil	nil
      Dividend yield was excluded from the calculation since it is the present policy of the Company to retain all earnings to finance operations.
      For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options’ vesting periods. Had the fair value method been used to account for the employee options granted during the period, net earnings and earnings per share would have been:

	2003	2004

Reported net earnings	$6,393,943	$5,075,503
Pro forma adjustments to compensation expense	(63,000)	(215,100)

Pro forma net earnings	$6,330,943	$4,860,403

	2003	2004

Pro forma earnings per share
Basic	$0.27	$0.16
Diluted	$0.25	$0.15
      The following table summarizes the weighted average grant-date fair value per share of options granted during the year ended September 30:

	2003	2004

Number of options granted (issued at market)	581,334	814,500
Weighted average grant-date fair value per share	$0.84	$0.86
15. SEGMENTED AND RELATED INFORMATION:

(a) Business Segments:
      The Company has three reportable segments: Enterprise Application Solutions (EAS), Speedware Development and Analytics Tools (DAT) and Corporate. The EAS segment offers complete enterprise resource planning solutions specifically targeted to the building materials and distribution markets. The DAT segment offers industry-specific business intelligence solutions, application development technology and HP e3000 migration solutions. The Corporate segment is responsible for the Company’s financial and corporate direction, and also includes general expenses which cannot be directly attributed to a specific segment.

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004
      Financial information relating to business segments is as follows:

2002	EAS	DAT	Corporate	Total

Revenues	$—	$14,428,546	$—	$14,428,546
Interest revenue	—	30,388	—	30,388
Interest expense	—	46,944	—	46,944
Amortization of property and equipment	—	303,728	—	303,728
Net earnings (loss)	—	4,213,328	(838,754)	3,374,574
Total assets	—	7,957,498	5,978,401	13,935,899
Capital expenditures	—	367,144	—	367,144

2003	EAS	DAT	Corporate	Total

Revenues	$13,395,300	$12,254,716	$—	$25,650,016
Interest revenue	—	36,855	31,745	68,600
Interest expense	32,275	44,512	—	76,787
Other income	—	—	457,526	457,526
Amortization of property and equipment	395,641	313,348	—	708,989
Amortization of intangible assets	349,320	4,876	—	354,196
Net earnings (loss)	1,254,589	5,921,189	(781,835)	6,393,943
Total assets	23,852,714	15,075,349	1,347,046	40,275,109
Capital expenditures	66,899	214,822	—	281,721
Business and other acquisitions	17,321,852	209,684	—	17,531,536

2004	EAS	DAT	Corporate	Total

Revenues	$33,367,057	$10,997,134	$—	$44,364,191
Interest revenue	1,293	76,612	20,828	98,733
Interest expense	15,268	18,478	—	33,746
Other income	—	—	140,747	140,747
Amortization of property and equipment	853,370	309,394	—	1,162,764
Amortization of intangible assets	811,710	118,613	—	930,323
Net earnings (loss)	3,914,049	2,836,629	(1,675,175)	5,075,503
Total assets	43,042,314	15,138,194	33,321	58,213,829
Capital expenditures	405,365	212,818	—	618,183
Business and other acquisitions	14,584,422	2,835,551	—	17,419,973

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004

(b) Geographic Information:

	2002	2003	2004

Revenues:
Canada	$2,979,932	$2,323,614	$1,463,910
United States	9,803,184	20,701,936	40,465,248
Europe	1,645,430	2,624,466	1,992,435
Other	—	—	442,598

	$14,428,546	$25,650,016	$44,364,191

Property, equipment, goodwill and intangible assets:
Canada	$983,832	$718,897	$911,541
United States	—	18,488,925	30,113,648
Europe	18,342	2,584	—

	$1,002,174	$19,210,406	$31,025,189

(c) Information About Major Customers:
      No one customer represented greater than 10% of total revenues for 2002, 2003 or 2004.
16. RELATED PARTY TRANSACTIONS:
      Included in “selling, general and administrative” expenses on the consolidated statements of earnings are consulting services and incentive payments to shareholders in the amount of $384,331 (2003—$228,148; 2002—$20,833), of which $166,026 is included in accounts payable and accrued liabilities at September 30, 2004. The transactions are recorded at the exchange amount, which is the consideration agreed to by the parties.
17. SUPPLEMENTARY INFORMATION:

(a) Amortization Consists of the Following:

	2002	2003	2004

Amortization of property and equipment	$303,728	$708,989	$1,162,764
Amortization of customer contracts and customer relationships	—	349,320	825,536
Amortization of acquired technology	—	—	31,699
Amortization of acquired software	—	4,876	58,512
Amortization of license	—	—	14,576

	$303,728	$1,063,185	$2,093,087

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004

(b) Financial and Other Consists of the Following:

	2002	2003	2004

Gain on sale of marketable securities	$—	$(457,526)	$(140,747)
Interest revenue	(30,388)	(68,600)	(98,733)
Interest expense	46,944	76,787	33,746
Bank charges	32,141	28,211	92,884
Other	32,631	6,204	51,655

	$81,328	$(414,924)	$(61,195)

     (c) Change in Operating Assets and Liabilities:

	2002	2003	2004

Accounts receivable	$1,052,721	$772,969	$(3,296,185)
Research tax credits receivable	733,356	99,000	—
Inventories	—	(13,211)	(193,348)
Prepaid expenses, deposits and supplies	51,739	320,530	(454,243)
Long-term prepaid expenses	—	(308,376)	187,836
Accounts payable and accrued liabilities	(803,831)	(1,730,166)	2,523,446
Income taxes payable	—	—	1,480,428
Deferred revenue	(427,278)	(1,410,105)	2,838,292
Long-term deferred revenue	(82,239)	284,532	(261,489)
Long-term accrued liabilities	(473,721)	(491,850)	(166,488)

	$50,747	$(2,476,677)	$2,658,249

(d)	The Amount of Allowance for Doubtful Accounts Included in Accounts Receivable is as Follows:

2002	$638,404
2003	1,170,971
2004	901,166
18. FINANCIAL INSTRUMENTS:
     (a) Foreign Currency Risk Management:
      A substantial portion of the Company’s revenues is denominated in currencies other than Canadian dollars. This results in financial risk due to fluctuations in the value of the Canadian dollar relative to those foreign currencies. For the most part, this exposure is reduced to the extent that the Company incurs payroll and other operating expenses in the local currencies of the countries in which the Company has operations. The Company does not use derivative financial instruments to reduce its foreign exchange exposure. Fluctuations in payments made for the Company’s products and services could cause unanticipated fluctuations in the Company’s operating results.
     (b) Credit Risk:
      Credit risk results from the possibility that a loss may occur from the failure of another party to perform according to the terms of the contract. Financial instruments that potentially subject the Company to

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004
significant concentrations of credit risk consist principally of cash, marketable securities and accounts receivable.
      Cash and marketable securities are maintained with high-credit quality financial institutions.
      Concentration of credit risk with respect to accounts receivable is limited due to the Company’s credit evaluation process, the large number of customers comprising the Company’s customer base and their dispersion among many different industries and geographical locations.
      In the normal course of business, the Company evaluates the financial condition of its customers on a continuing basis and reviews the credit worthiness of all new customers. Allowances are maintained for potential credit losses consistent with the credit risk, historical trends, general economic conditions and other information.
     (c) Fair Value Disclosures:
      Fair value estimates are made as of a specific point in time using available information about the financial instrument. These estimates are subjective in nature and often cannot be determined with precision.
      The carrying values of the Company’s short-term financial assets and liabilities, including marketable securities, approximate their fair values due to the relatively short periods to maturity of these instruments. The carrying values of the obligations under capital lease approximate fair value.
     (d) Interest Rate Risk:
      The Company is not exposed to significant interest rate risk because its financial instruments bear interest at a fixed rate.

Cash and cash equivalents	Fixed interest rate
Obligations under capital leases	Fixed interest rate
19. COMPARATIVE FIGURES:
      Certain of the comparative figures have been reclassified to conform to the presentation adopted in the current year.
20. SUBSEQUENT EVENT:
      Under the terms of an agreement signed January 24, 2005, a subsidiary of Activant Solutions Inc. (Activant), a Texas-based ERP solutions provider, will, subject to certain conditions, make a tender offer to purchase all of the issued and outstanding common shares of the Company, including all common shares issuable upon exercise of currently outstanding options and warrants, for CA$3.91 per share in cash. The offer, which is subject to customary closing conditions, including the tendering of at least 66 2/3% of the common shares outstanding on a fully diluted basis, is expected to close by March 31, 2005.

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004
21. US GAAP RECONCILIATION:
      Under the terms of the agreement with Activant, the Company is required to deliver financial statements to Activant reconciling the Company’s financial statements to accounting principles generally accepted in the United States. The reconciliation is as follows:
      The consolidated financial statements of the Company are expressed in Canadian dollars and are prepared in accordance with Canadian generally accepted accounting principles (GAAP), which conform, in all material respects, with those generally accepted in the United States except as described below:
      Consolidated statements of earnings:

	2002	2003	2004

Net earnings in accordance with Canadian GAAP	$3,374,574	$6,393,943	$5,075,503
Adjustments for:
Stock-based compensation (a)	(91,103)	(208,151)	(215,394)

Net earnings in accordance with US GAAP	$3,283,471	$6,185,792	$4,860,109

Earnings per share—US GAAP
Basic	$0.26	$0.26	$0.16
Diluted	$0.25	$0.25	$0.15
      Consolidated statements of comprehensive income:

	2002	2003	2004

Net earnings in accordance with US GAAP	$3,283,471	$6,185,792	$4,860,109

Adjustments for:
Cumulative translation adjustments (b)	—	—	(701,113)
Unrealized loss on available for sale securities, net of taxes of $2,097 (c)	—	(10,614)	10,614

Comprehensive income in accordance with US GAAP	$3,283,471	$6,175,178	$4,169,610
      Consolidated statements of shareholders’ equity:

	2002	2003	2004

Shareholders’ equity in accordance with Canadian GAAP	$6,596,673	$29,534,176	$34,998,601
Adjustments for:
Stock-based compensation (a)	—	—	—
Accumulated other comprehensive income (c)	—	(10,614)	—

Shareholder’s equity in accordance with US GAAP	$6,596,673	$29,523,562	$34,998,601

     (a) Stock-Based Compensation:
      The Company uses the settlement method to account for stock-based compensation as permitted by Canadian GAAP. Under this method, no compensation expense is recorded when stock options are granted to employees. Under US GAAP, as prescribed by APB Opinion No. 25, the intrinsic value based method may be used. Under this method, no compensation expense is recorded as long as the exercise price was not less than

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
For the Years Ended September 30, 2002, 2003 and 2004
market price on the date of grant. However, the Company repriced certain outstanding stock options during fiscal 2001. Under US GAAP, these options would have to be accounted for as variable from the date of the change to the date they are exercised, cancelled or expire.
      The change in net earnings for the compensation expense each year results in a credit to additional paid-in capital. Consequently, these adjustments offset one another in the reconciliation of shareholders’ equity.
     (b) Foreign Currency Translation Adjustments:
      Comprehensive income consists of net earnings and all other changes in shareholders’ equity that do not result from transactions with shareholders. This amount consists of foreign currency translation adjustments which result from the process of translating the financial statements of foreign subsidiaries.
     (c) Unrealized Loss on Available for Sale Securities:
      Under Canadian GAAP, marketable securities are accounted for at the lower of cost and market. Under US GAAP, these securities are classified as “available for sale” and are carried at market value with unrealized gains or losses reflected as a separate component of shareholders’ equity and included in comprehensive income.

Speedware Corporation Inc. and Subsidiaries
Consolidated Balance Sheets
(US dollars in thousands)
(In accordance with Canadian GAAP)

	September 30,	March 31,
	2004	2005

	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,629	$16,228
Accounts receivable	9,264	6,526
Research tax credits receivable	159	224
Inventories	388	530
Prepaid expenses and deposits	1,695	1,875

	19,135	25,383
Long-term prepaid expenses	80	63
Non-refundable research tax credits	1,585	1,302
Future tax assets	750	531
Property and equipment	1,646	1,517
Intangible assets	6,863	6,216
Goodwill (note 2)	16,084	19,084

	$46,143	$54,096

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$8,931	$5,089
Balance of sale on acquisitions (note 2)	1,266	3,993
Income taxes payable	1,181	855
Deferred revenue	6,621	5,698
Current portion of obligations under capital leases	129	107

	18,128	15,742
Long-term deferred revenue	103	64
Obligations under capital leases	171	131
Shareholders’ equity:
Share capital (note 4(b))	29,835	38,864
Additional paid in capital (note 4(e))	—	—
Deficit	(5,212)	(3,823)
Cumulative translation adjustment (note 1(a))	3,118	3,118

	27,741	38,159

	$46,143	$54,096

See accompanying notes to the unaudited consolidated financial statements.

Speedware Corporation Inc. and Subsidiaries
Consolidated Statements of Earnings
(US dollars in thousands, except per share amounts)
(In accordance with Canadian GAAP)

	For the Six Month
	Periods Ended
	March 31,

	2004	2005

	(unaudited)
Revenues:
Revenues from services	$10,424	$17,557
Revenues from software	2,860	6,725
Other	1,180	1,756

	14,464	26,038
Operating expenses (income):
Cost of revenue from services	2,902	5,852
Cost of revenue from software	665	1,588
Selling, general and administrative	5,428	8,167
Research and development	2,575	4,293
Research tax credits earned	(184)	(57)
Foreign exchange	28	(68)
Acquisition-related costs (note 7(a))	—	2,114
Amortization of property and equipment	416	361
Amortization of intangible assets	287	733
Financial charges (income)	(112)	25

	12,005	23,008
Earnings before income taxes	2,459	3,030
Income taxes:
Current	571	1,202
Future	148	228

	719	1,430

Net earnings	$1,740	$1,600

Earnings per share (note 5):
Basic	$0.06	$0.05
Diluted	$0.05	$0.05
See accompanying notes to the unaudited consolidated financial statements.

Speedware Corporation Inc. and Subsidiaries
Consolidated Statements of Deficit
(US dollars in thousands)
(In accordance with Canadian GAAP)

	For the Six Month
	Periods Ended
	March 31,

	2004	2005

	(unaudited)
Deficit, beginning of period:
As previously reported	$(9,047)	$(5,212)
Adjustment to reflect change in accounting policy for stock-based compensation (note 1(b))	—	(211)

Deficit, beginning of period	(9,047)	(5,423)
Net earnings	1,740	1,600

Deficit, end of period	$(7,307)	$(3,823)

See accompanying notes to the unaudited consolidated financial statements.

Speedware Corporation Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(US dollars in thousands)
(In accordance with Canadian GAAP)

	For the Six Month
	Periods ended
	March 31,

	2004	2005

	(unaudited)
Cash flows from operating activities:
Net earnings	$1,740	$1,600
Adjustments for items not involving cash:
Amortization of property and equipment	416	361
Amortization of intangible assets	287	733
Future income taxes	148	228
Non-refundable research tax credits	—	347
Stock-based compensation	—	740
Gain on sale of marketable securities	(107)	—
Change in operating assets and liabilities (note 7(b))	(257)	(2,955)

	2,227	1,054
Cash flows from financing activities:
Proceeds from issuance of common shares	240	8,078
Repayment of obligations under capital leases	(51)	(65)

	189	8,013
Cash flows from investing activities:
Payment of balance of sale on acquisition	—	(273)
Purchase of property and equipment	(169)	(233)
Proceeds from sale of marketable securities	476	—

	307	(506)
Effect of foreign exchange rate changes	315	38

Increase in cash and cash equivalents	3,038	8,599
Cash and cash equivalents, beginning of period	8,860	7,629

Cash and cash equivalents, end of period	$11,898	$16,228

Supplemental cash flow information:
Interest paid	$9	$15
Income taxes paid	—	$1,315
See accompanying notes to the unaudited consolidated financial statements.

Speedware Corporation Inc.
Notes to Consolidated Financial Statements
March 31, 2005 (in US dollars)
(Unaudited)
      Speedware Corporation Inc. (the “Company”) is incorporated under the Canada Business Corporations Act. The Company is a software company providing solutions and tools through its four operating divisions. ECS and PSI, known collectively as the Enterprise Application Solutions (EAS) segment, provide complete ERP solutions to the building materials and distributions markets respectively. The Company’s Development and Analytics Tools (DAT) segment consists of the Productivity Tools division (previously referred to as Speedware Ltd.) providing customers with application development and business intelligence tools and services, and OpenERP Solutions developing next generation open source ERP solutions for small to medium-size manufacturers.
      These financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles. The unaudited balance sheet as at March 31, 2005 and the unaudited statements of operations, deficit and cash flows for the six month periods ended March 31, 2004 and 2005 reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the results of the interim periods presented. The results of operations for any interim period are not necessarily indicative of the results for the full year. The interim financial statements follow the same accounting policies and methods of application as described in note 1 to the annual financial statements for the year ended September 30, 2004, except as described in note 1 below. The interim financial statements do not include all disclosures required for annual financial statement purposes and should be read in conjunction with the most recent audited annual financial statements as at and for the year ended September 30, 2004.
      On March 30, 2005, Activant Solutions Inc. (“Activant”), through its wholly owned subsidiary, Activant Solutions Acquisitions Ltd. (“Acquisitionco”), acquired pursuant to a takeover bid, 96.45% of the Company’s issued and outstanding shares. In April 2005, Activant, through Acquisitionco, exercised its statutory rights under the Canada Business Corporations Act to compulsorily acquire all of the remaining common shares that were not deposited under the takeover bid. Following the compulsory acquisition, Activant will apply to de-list the Company’s common shares from the Toronto Stock Exchange. In addition, in April 2005, the Company was amalgamated with Acquisitionco.
      On April 20, 2005, PSI and ECS entered into two agreements whereby they agreed to assume the covenants, agreements and undertakings of a guarantor under debt agreements entered into by Activant, which provides for the issuance for an aggregate $277 million aggregate principal amount of senior notes, of which $120 million bear interest at floating rates and are due 2010 and $157 million bear interest at 10 1/2% and are due 2011. In addition, PSI and ECS entered into an assumption agreement to another debt agreement entered into by Activant whereby they assigned and transferred to an administrative agent a security interest in all collateral owned by them and assumed all obligations and liabilities of a guarantor under the debt agreement.
1. CHANGES IN ACCOUNTING POLICIES

(a) Change in Functional and Reporting Currency
      As a result of a significant portion of its revenues, expenses, assets and liabilities being denominated in US dollars, as well as the majority of its operations being in the US, the Company adopted the US dollar as its functional and reporting currency effective October 1, 2004, the beginning of fiscal 2005. All assets and liabilities as at September 30, 2004, have been translated into US dollars using the exchange rate in effect on September 30, 2004. For comparative purposes, historical financial statements have been restated into US dollars as if the Company had adopted the US dollar as its reporting currency for those periods.
      The change in functional currency for the prior periods resulted in a currency translation adjustment of $3.1 million as at September 30, 2004, which is reflected in the cumulative translation adjustment account, a separate component of shareholders’ equity.

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
March 31, 2005 (in US dollars)
(Unaudited)

(b) Stock-Based Compensation
      In November 2003, the Canadian Institute of Chartered Accountants (CICA) revised Handbook Section 3870, Stock-based Compensation and other Stock-based Payments, with respect to the accounting for stock-based compensation and other stock-based payments. The revised recommendations require that beginning October 1, 2004, the fair value-based method be used to account for all transactions whereby goods and services are received in exchange for stock-based compensation and other stock-based payments. The revised standard no longer permits the use of the settlement method for stock-based employee compensation awards. Under the settlement method, any consideration paid by employees on the exercise of stock options is credited to share capital and no compensation expense is recognized. Under the fair value-based method, compensation cost is measured at fair value at the date of grant and is expensed over the award’s vesting periods.
      In accordance with one of the transitional options permitted under this standard, the Company has retroactively applied the fair value based method to all employee stock options granted on or after October 1, 2002, without restatement of prior periods. The cumulative effect of this change in accounting policy of $211,298 has been recorded as an increase to the opening deficit and additional paid-in capital at October 1, 2004.

2.	AMENDMENT TO THE PSI SHARE PURCHASE AGREEMENT
      Concurrent with the Activant takeover bid, the Company amended the share purchase agreement to acquire Prelude Systems Inc. (“PSI”) concluded July 19, 2004, which provided for the payment of an additional cash consideration of up to $4 million one year after closing of the transaction if PSI achieved certain revenue and profitability targets. On March 30, 2005, the agreement was amended such that the Company has assured the payment of $3 million to the PSI selling shareholders regardless of financial performance. This amount is now payable in equal installments (i) immediately following completion of the takeover bid, (ii) June 30, 2005, and (iii) September 30, 2005. The remaining $1 million of contingent consideration remains subject to financial performance and becomes payable after December 31, 2005. The final two payments of the contingent consideration will be held in escrow pending determination of certain indemnification claims under the PSI share purchase agreement.
      The Company recorded the additional contingent consideration of $3 million that is now guaranteed as an increase to goodwill and the balance of sale on acquisitions at March 31, 2005 since the amount is no longer contingent on financial performance and is determinable beyond a reasonable doubt.
      Changes in goodwill and balance of sale on acquisitions during the period ended March 31, 2005 were as follows:

		Balance of Sale
	Goodwill	on Acquisition

	(Dollars in thousands)
Balance, September 30, 2004	$16,084	$1,266
Payment of balance of sale on acquisition of eXegeSys Systems Inc.	—	(273)
Additional consideration payable on PSI acquisition	3,000	3,000

Balance, March 31, 2005	$19,084	$3,993

      At March 31, 2005, all of the balance of sale on acquisitions relates to the PSI acquisition. In April 2005, the Company paid $1,993,000 of the balance of sale related to the PSI acquisition.

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
March 31, 2005 (in US dollars)
(Unaudited)
3. CREDIT FACILITIES
      The Company has a demand operating facility for up to CA$1.5 million based on qualifying accounts receivable and bears interest at a rate of Canadian prime plus 1.5%. The facility is secured by a general security agreement granting the lender a first charge on the major assets and undertakings of the Company, not including ECS. The Company had no amounts outstanding under this credit facility as at March 31, 2005 and as at September 30, 2004.
      ECS has a demand operating facility for up to $3 million based on qualifying accounts receivable and bears interest at a rate that is the greater of 5.50% or US prime plus 1.50%. The facility is secured by a general security agreement granting the lender a first charge on the assets of ECS and is fully guaranteed by the Company. ECS had no amounts outstanding under this credit facility as at March 31, 2005 and as at September 30, 2004.
      PSI has a demand operating facility for up to $2 million based on qualifying accounts receivable and bears interest at a rate of US prime plus 2.25%. The facility is secured by a general security agreement granting the lender a first charge on the assets of PSI. PSI had no amounts outstanding under this credit facility as at March 31, 2005 and as at September 30, 2004.
4. SHARE CAPITAL
     (a) Authorized
      An unlimited number of voting common shares.
      An unlimited number of non-voting preferred shares issuable in series.
     (b) Issued and Outstanding

	As at	As at
	September 30, 2004	March 31, 2005

	(Dollars in thousands)
30,615,383 common shares at September 30, 2004; 36,639,551 common shares as at March 31, 2005	$29,835	$38,864

      Changes in the issued and outstanding common shares for the period ended March 31, 2005, were as follows:

	Common Shares

	Number	Dollars

	(Dollars in thousands)
Balance, September 30, 2004	30,615,383	$29,835
Exercise of stock options:
For cash	1,857,501	2,988
Ascribed value from additional paid in capital	—	951
Exercise of warrants for cash	4,166,667	5,090

Balance, March 31, 2005	36,639,551	$38,864

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
March 31, 2005 (in US dollars)
(Unaudited)
     (c) Employee Stock Option Plan
      The Company has a stock option plan under which options may be granted to certain directors, officers, employees and service providers to purchase up to 3,673,675 common shares of the Company at a price fixed by the administrator of the plan, but which is not less than the current market price of the Company’s shares at the time the option is granted. In general, options vest over a three-year period from the date of grant and expire five years after the date of grant. The maximum number of shares available for issuance to any one individual is to be no more than 5% of the issued and outstanding shares of the Company. Option agreements under the plan, which must be approved by the Board of Directors, include non-competition and confidentiality provisions in favor of the Company.
      Changes in outstanding options for the period are as follows:

		Weighted Average
	Number	Exercise Price

Options outstanding, October 1, 2004	1,856,168	$1.61
Adjustment	1,333	—
Exercised	(1,857,501)	1.61

Options outstanding, March 31, 2005	—	$—

Options exercisable, March 31, 2005	—	$—

(d) Warrants
      During the period ended March 31, 2005, 4,166,667 warrants were exercised for aggregate proceeds of $5,090,000. At March 31, 2005, no warrants remained outstanding.

(e) Additional Paid in Capital
      Changes in additional paid in capital during the period ended March 31, 2005 were as follows:

For the Six Month Period
Ended March 31, 2005

(Dollars in thousands)
Balance, September 30, 2004	$—
Adjustment to reflect change in accounting policy on October 1, 2004, for stock-based compensation	211
Stock-based compensation expense	740
Ascribed value reclassified to share capital upon exercise of stock options	(951)

Balance, March 31, 2005	$—

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
March 31, 2005 (in US dollars)
(Unaudited)
5. EARNINGS PER SHARE

(a) Basic and Diluted Earnings per Share
      The reconciliation between basic and diluted earnings per share is as follows:

	For the Six Month Periods
	Ended March 31,

	2004	2005

Basic:
Basic weighted average number of common shares outstanding	30,087,829	30,670,657

Basic earnings per share	$0.06	$0.05

Diluted:
Basic weighted average number of common shares outstanding	30,087,829	30,670,657
Impact of stock options and warrants	2,517,444	2,967,144

Diluted weighted average number of common shares	32,605,273	33,637,801

Diluted earnings per share	$0.05	$0.05

(b) Stock-Based Compensation
      During the six month period ended March 31, 2005, the Company recorded total stock-based compensation expense of $740,175 related to stock options granted after October 1, 2002, in accordance with the change in accounting policy described in note 1. Stock-based compensation in the period represents the amortization of compensation expense related to options granted after October 1, 2002, over their vesting periods. As a result of the Activant takeover bid, all of these options became immediately vested and all the related compensation expense was recognized in the period ended March 31, 2005.
      Had the fair value method been used to account for stock-based compensation expense for the six month period ended March 31, 2004, pro forma net earnings and pro forma earnings per share would have been:

For the
Six Month Period
Ended March 31,
2004

(Dollars in thousands)
Reported net earnings	$1,740
Pro forma adjustments to compensation expense	(70)

Pro forma net earnings	$1,670

Pro forma earnings per share
Basic	$0.06
Diluted	$0.05

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
March 31, 2005 (in US dollars)
(Unaudited)
      The following table summarizes the weighted average grant-date fair value per share of options granted during the six month periods ended March 31, 2004 and 2005, for which the exercise price per option is equal to or less than the market price per share:

	For the
	Six Month Periods
	Ended March 31,

	2004	2005

Number of options	293,500	—
Weighted average grant-date fair value per share	$0.52	$—
      The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

	For the
	Six Month Periods
	Ended March 31,

	2004	2005

Risk free interest rate	3.52%	—
Expected volatility	34.74%	—
Expected life in years	4.00	—
Expected dividend yield	nil	—
      Dividend yield was excluded from the calculation since it is the present policy of the Company to retain all earnings to finance operations.
6. SEGMENTED AND RELATED INFORMATION
     (a) Business Segments
      The Company has three reportable segments: Enterprise Application Solutions (EAS), Speedware Development and Analytics Tools (DAT) and Corporate. The EAS segment offers complete enterprise resource planning solutions targeted to the building materials market through ECS and to the distribution market through PSI. The DAT segment offers business intelligence and application development technology tools and services and HP e3000 migration solutions through its Productivity Tools division (previously referred to as Speedware Ltd.), as well as developing next generation open source ERP solutions for small to medium sized manufacturers through the OpenERP Solutions division. The Corporate segment is responsible for the Company’s financial and corporate direction, and also includes general expenses which cannot be directly attributed to a specific segment.

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
March 31, 2005 (in US dollars)
(Unaudited)
      Financial information relating to each business segment is as follows:

	For the Six Month Period Ended
	March 31, 2004

	EAS	DAT	Corporate	Total

	(Dollars in thousands)
Revenues	$10,797	$3,667	$—	$14,464
Interest revenue	—	16	—	16
Interest expense	2	7	—	9
Other income	—	—	107	107
Amortization of property and equipment	311	105	—	416
Amortization of intangible assets	265	22	—	287
Net earnings (loss)	1,483	790	(533)	1,740
Capital expenditures	64	105	—	169
Total assets (as at Sept 30, 2004)	34,116	11,999	28	46,143

	For the Six Month Period Ended
	March 31, 2005

	EAS	DAT	Corporate	Total

	(Dollars in thousands)
Revenues	$20,268	$5,770	$—	$26,038
Interest revenue	16	17	—	33
Interest expense	13	2	—	15
Amortization of property and equipment	273	88	—	361
Amortization of intangible assets	450	283	—	733
Net earnings (loss)	3,352	1,254	(3,006)	1,600
Capital expenditures	187	46	—	233
Total assets	37,078	8,819	8,199	54,096
     (b) Geographic Information

	For the Six Month
	Periods Ended
	March 31,

	2004	2005

	(Dollars in thousands)
Revenues:
Canada	$600	$831
United States	12,981	24,451
Europe	751	616
Other	132	140

	$14,464	$26,038

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
March 31, 2005 (in US dollars)
(Unaudited)

	As of	As of
	September 30, 2004	March 31, 2005

Property, equipment, goodwill and intangible assets:
Canada	$724	$633
United States	23,869	26,184

	$24,593	$26,817

7. SUPPLEMENTARY INFORMATION
     (a) Acquisition Related Costs:
      In connection with the Activant takeover bid, the Company incurred acquisition-related costs of $2,114,000, consisting primarily of severance to former executives and professional fees, that were expensed in the period ended March 31, 2005.
     (b) Change in Operating Assets and Liabilities:

	For the Six Month
	Periods Ended
	March 31,

	2004	2005

	(Dollars in thousands)
Accounts receivable	$(187)	$2,885
Research tax credits receivable	(76)	(57)
Inventories	23	(142)
Prepaid expenses	(266)	(170)
Long-term prepaid expenses	149	17
Accounts payable and accrued liabilities	(631)	(3,993)
Income taxes payable	463	(326)
Deferred revenue	539	(1,130)
Long-term deferred revenue	(176)	(39)
Long-term accrued liabilities	(95)	—

	$(257)	$(2,955)

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
March 31, 2005 (in US dollars)
(Unaudited)
8. RECONCILIATION TO US GAAP
      The consolidated financial statements of the Company are expressed in US dollars and are prepared in accordance with Canadian generally accepted accounting principles (GAAP), which conform, in all material respects, with those generally accepted in the United States except as described below:
      Consolidated statements of earnings:

	For the Six Month
	Periods Ended
	March 31,

	2004	2005

	(Dollars in thousands)
Net earnings in accordance with Canadian GAAP	$1,740	$1,600
Adjustments for:
Stock-based compensation, intrinsic value method (a)	(163)	—
Stock-based compensation, fair value method (b)	—	740

Net earnings in accordance with US GAAP	$1,577	$2,340

Earnings per share— US GAAP
Basic	$0.05	$0.08
Diluted	$0.05	$0.07
      Consolidated statements of comprehensive income:

	For the Six Month
	Periods Ended
	March 31,

	2004	2005

	(Dollars in thousands)
Net earnings in accordance with US GAAP	$1,577	$2,340
Adjustments for:
Cumulative translation adjustments (c)	—	—
Unrealized gain on available for sale securities (d)	9	—

Comprehensive income in accordance with US GAAP	$1,586	$2,340

      Consolidated statements of shareholders’ equity:

	As of	As of
	September 30, 2004	March 31, 2005

	(Dollars in thousands)
Shareholders’ equity in accordance with Canadian GAAP	$27,741	$38,159
Adjustments for:
Stock-based compensation, intrinsic value method (a)	—	—
Stock-based compensation, fair value method (b)	—	—

Shareholders’ equity in accordance with US GAAP	$27,741	$38,159

     (a) Stock-Based Compensation, Intrinsic Value Method:
      Prior to October 1, 2004, the Company used the settlement method to account for stock-based compensation as permitted by Canadian GAAP. Under this method, no compensation expense is recorded when stock options are granted to employees. Under US GAAP, as prescribed by APB Opinion No. 25, the

Speedware Corporation Inc.
Notes to Consolidated Financial Statements—(Continued)
March 31, 2005 (in US dollars)
(Unaudited)
intrinsic value based method may be used. Under this method, no compensation expense is recorded as long as the exercise price was not less than market price on the date of grant. However, the Company repriced certain outstanding stock options during fiscal 2001. Under US GAAP, these options would have to be accounted for as variable from the date of the change to the date they are exercised, cancelled or expire.
      The change in net earnings for the compensation expense each year results in a credit to additional paid-in capital. Consequently, these adjustments offset one another in the reconciliation of shareholders’ equity.
     (b) Stock-Based Compensation, Fair Value Method:
      Effective October 1, 2004, under Canadian GAAP, the Company uses the fair value-based method to account for all transactions whereby goods and services are received in exchange for stock-based compensation and other stock-based payments. Under this method, compensation cost is measured at fair value at the date of grant and is expensed over the award’s vesting periods. Under US GAAP, as prescribed by APB Opinion No. 25, the intrinsic value based method may be used. Under this method, no compensation expense is recorded as long as the exercise price was not less than market price on the date of grant.
      The adjustment to opening deficit to recognize the cumulative effect of this change in accounting policies resulted in a credit to additional paid-in capital. These adjustments offset one another in the reconciliation of shareholders’ equity. Similarly, the change in net earnings for the compensation expense each year results in a credit to additional paid-in capital and these adjustments also offset one another in the reconciliation of shareholders’ equity.
     (c) Foreign Currency Translation Adjustments:
      Comprehensive income consists of net earnings and all other changes in shareholders’ equity that do not result from transactions with shareholders. Although the balance sheet includes a cumulative translation account, this results from the restatement of prior periods’ financial statements as a result of the change in reporting currency described in note 1(a). As this amount does not result from the process of translating the financial statements of foreign subsidiaries, it is not included as a reconciling item.
     (d) Available for Sale Securities:
      Under Canadian GAAP, marketable securities are accounted for at the lower of cost and market. Under US GAAP, these securities are classified as “available for sale” and are carried at market value with unrealized gains or losses reflected as a separate component of shareholders’ equity and included in comprehensive income.
9. COMPARATIVE FIGURES
      Certain of the comparative figures from the prior year have been reclassified to conform to the presentation adopted in the current year.

INDEPENDENT AUDITORS’ REPORT
The Board of Directors
Prophet 21, Inc.:
      We have audited the accompanying consolidated balance sheets of Prophet 21, Inc. and subsidiaries as of June 30, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the fiscal years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Prophet 21, Inc. and subsidiaries as of June 30, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ KPMG LLP
August 19, 2005

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
June 30, 2005 and 2004
(In thousands, except share and per-share data)

	2005	2004

Assets
Current assets:
Cash	$554	$2,495
Accounts receivable, net of allowance for doubtful accounts of $838 in 2005 and $744 in 2004	11,320	9,629
Inventories	517	542
Deferred income taxes	864	374
Prepaid expenses and other current assets	624	1,679

Total current assets	13,879	14,719
Property and equipment, net	1,836	1,496
Other assets	1,403	343
Acquired intangible assets, net of accumulated amortization of $13,741 in 2005 and $6,013 in 2004	30,176	28,304
Goodwill	54,495	33,071

Total assets	$101,789	$77,933

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving credit facility	$23,350	$8,700
Current portion of term debt	10,000	3,250
Accounts payable	2,704	2,088
Accounts payable— related party (note 19)	197	200
Accrued expenses	5,131	4,012
Interest payable	380	32
Commissions payable	793	586
Taxes payable	1,645	2,775
Profit sharing plan contribution payable	314	249
Deferred revenues	8,942	6,166

Total current liabilities	53,456	28,058
Deferred income taxes	7,605	9,456
Other long-term liabilities	124	—
Term debt, excluding current portion	36,750	—

Total liabilities	97,935	37,514

Commitments and contingencies (note 18)
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 75,000 shares; issued and outstanding 0 shares in 2005 and 34,789.59 shares in 2004	—	38,908
Common stock, $0.01 par value; authorized 20,000,000 shares; issued and outstanding 13,775,179 shares in 2005 and 13,744,645 shares in 2004	138	138
Note receivable— stockholder	(100)	—
Additional paid-in capital	460	259
Retained earnings	3,356	1,114

Total stockholders’ equity	3,854	40,419

Total liabilities and stockholders’ equity	$101,789	$77,933

See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
Years Ended June 30, 2005 and 2004
(In thousands)

	2005	2004

Revenues:
Software and hardware	$19,829	$13,788
Services and support	51,886	34,515
Trading Partner Connect	4,857	3,682
Other	751	606

Total revenue	77,323	52,591

Cost of revenues:
Software and hardware	7,526	5,862
Services and support	19,459	13,089
Trading Partner Connect	2,255	1,980
Other	564	482

Total cost of revenue	29,804	21,413

Gross profit	47,519	31,178

Operating expenses:
Sales and marketing	11,581	8,738
Research and product development	12,716	9,311
General and administrative	6,070	4,359
Amortization of intangibles	5,208	2,012
Merger and acquisition related expenses	271	324

Total operating expenses	35,846	24,744

Operating income	11,673	6,434
Interest expense, net	(3,972)	(418)

Income before taxes	7,701	6,016
Provision for income taxes	3,178	1,817

Net income	$4,523	$4,199

See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity
Years Ended June 30, 2005 and 2004
(In thousands, except share data)

							Retained
	Preferred Stock		Common Stock		Note	Additional	Earnings	Total
					Receivable—	Paid-In	(Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Stockholder	Capital	Deficit)	Equity

Balance, June 30, 2003	34,790	$36,026	13,744,645	$138	$—	$259	$(203)	$36,220
Accretion of dividends (note 15)	—	2,882	—	—	—	—	(2,882)	—
Net income	—	—	—	—	—	—	4,199	4,199

Balance, June 30, 2004	34,790	38,908	13,744,645	138	—	259	1,114	40,419
Accretion of dividends (note 15)	—	2,281	—	—	—	—	(2,281)	—
Loan to stockholder	—	—	—	—	(100)	—	—	(100)
Issuance of common stock	—	—	30,534	—	—	201	—	201
Redemption of preferred stock	(34,790)	(41,189)	—	—	—	—	—	(41,189)
Net income	—	—	—	—	—	—	4,523	4,523

Balance, June 30, 2005	—	$—	13,775,179	$138	$(100)	$460	$3,356	$3,854

See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years Ended June 30, 2005 and 2004
(In thousands)

	2005	2004

Cash flows from operating activities:
Net income	$4,523	$4,199
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,512	5,309
Provision for doubtful accounts	1,016	742
Deferred income taxes	(2,606)	(891)
Amortization of deferred financing costs	446	66
Decrease (increase) in operating assets, net of effect of acquisitions:
Accounts receivable	(1,153)	2,431
Inventories	83	182
Prepaid expenses and other current assets	1,075	(174)
Other assets	714	(64)
Increase (decrease) in operating liabilities, net of effect of acquisitions:
Accounts payable	(280)	203
Accrued expenses and commissions payable	1,560	(792)
Interest payable	379	(24)
Taxes payable	(1,306)	(203)
Profit sharing plan contribution payable	65	30
Deferred revenues	2,018	570

Net cash provided by operating activities	15,046	11,584

Cash flows from investing activities:
Capital expenditures	(906)	(509)
Acquisitions of businesses, net of cash acquired	(30,922)	(15,825)

Net cash used in investing activities	(31,828)	(16,334)

Cash flows from financing activities:
Issuance of common stock	101	—
Redemption of preferred stock	(41,189)	—
Proceeds from revolving credit facility	67,000	17,100
Repayments on revolving credit facility	(52,350)	(9,300)
Proceeds from term debt	50,000	—
Repayments of term debt	(6,500)	(2,167)
Deferred financing costs	(2,221)	(185)

Net cash provided by financing activities	14,841	5,448

Net (decrease) increase in cash	(1,941)	698
Cash at beginning of year	2,495	1,797

Cash at end of year	$554	$2,495

Supplemental cash flow disclosures:
Income taxes paid	$5,908	$1,446
Interest paid	2,429	384
See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
June 30, 2005 and 2004
(In thousands, except share and per-share data)

(1)	ORGANIZATION
      Prophet 21, Inc. and its wholly owned subsidiaries (the Company) develop, market, and support a complete suite of fully integrated, industry-specific enterprise application software consisting of order and inventory management, pricing and promotions, warehouse automation, procurement, finance, business analysis and reporting, and customer relationship management modules. In addition, the Company’s Internet trading network (Trading Partner Connect) streamlines the commerce process among distributors, their manufacturers/suppliers and end-users.
      On January 21, 2003, XXI Merger Corp. was merged with and into the Company in a transaction that was accounted for as a business combination. XXI Merger Corp. is owned by affiliated funds of Thoma Cressey Equity Partners (TCEP) and LLR Partners, Inc. (LLR) and certain management members of the Company. This purchase transaction resulted in a new basis of accounting for the purchased assets and liabilities on January 21, 2003. See note 19 for related-party transactions.

(2)	BASIS OF PRESENTATION
      The accompanying consolidated financial statements include the accounts of Prophet 21, Inc. and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated.

(3)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Use of Estimates
      The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b) Allowance for Doubtful Accounts
      The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

(c) Inventories
      Inventories primarily consist of purchased third-party software and hardware. Inventories are stated at the lower of cost or market. Cost is determined using the average-cost method.

(d) Property and Equipment
      Property and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives of three to ten years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining lease term (including renewal periods in certain instances). When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of operations for the period. The cost of maintenance and repairs is charged to expense as incurred, whereas significant renewals and betterments are capitalized.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)

(e)	Long-Lived Assets
      Acquired intangible assets consist of customer contracts and related customer relationships, trademarks and trade names, noncompete or nonsolicitation agreements and acquired technology arising from acquisitions. Customer contracts and related customer relationships are amortized using the straight-line method over their estimated economic lives. Noncompete agreements are amortized using the straight-line method over the respective noncompete period. Trademarks and trade names are considered to have an indefinite life, and therefore are not amortized.
      The provisions of Statement of Financial Accounting Standard (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, were adopted on July 1, 2002. SFAS No. 144 establishes accounting standards for the impairment of long-lived assets such as property and equipment and intangible assets subject to amortization. Long-lived assets to be held-and-used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows over the remaining useful life of a long-lived asset is less than its carrying amount, the asset is considered to be impaired. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. When fair values are not available, the fair value is estimated using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the asset.

(f)	Capitalized Software and Acquired Technology
      SFAS No. 86, Accounting for the Costs of Software to Be Sold, Leased, or Otherwise Marketed, requires the capitalization of costs incurred upon achieving technological feasibility until such product is ready for sale. The Company determines technological feasibility to occur when beta testing with existing clients begins. The time period between the establishment of technological feasibility and the completion of software development is short, and accordingly, no development costs have been incurred or capitalized during the years ended June 30, 2005 and 2004.
      Under the provisions of Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, costs associated with internally developed and/or purchased software systems for new products and enhancements to existing products are capitalized once the projects have reached the application development stage and meet recoverability tests. Capitalized costs include external direct costs of materials and services utilized in developing or obtaining internal-use software, and payroll and payroll-related expenses for employees who are directly associated with and devote time to the internal-use software project. Capitalization of such costs begins when the preliminary project stage is complete and ceases no later than the point at which the project is substantially complete and ready for its intended purpose. These capitalized costs are amortized using the straight-line method over the estimated economic useful life beginning when the asset is ready for its intended use.
      Acquired technology represents existing software that was acquired by way of a business combination. Such software, which is intended to be licensed to others or used internally, has been recorded at its fair value, and amortized using the straight-line method over the estimated economic life (note 9). Amortization of acquired technology was $2,520 for the years ended June 30, 2005 and 2004, and is recorded within cost of software and hardware revenues in the accompanying consolidated statement of operations.
      All other research and product development costs, including amounts related to assets that have no alternative use, have been expensed as incurred.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)

(g)	Goodwill
      In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that goodwill and intangible assets with indefinite lives be tested for impairment at least annually. Under the provisions of SFAS No. 142, the first step of the impairment test requires that an entity determine the fair value of its reporting units, and compare the fair value to the reporting units’ carrying amount. To the extent the carrying amount of a reporting unit exceeds its fair value, an indication exists that the reporting unit’s goodwill may be impaired and the entity must perform a second more detailed impairment assessment. The second impairment assessment involves allocating the reporting unit’s fair value to all of its recognized and unrecognized assets and liabilities in order to determine the implied fair value of the reporting unit’s goodwill as of the assessment date. The implied fair value of the reporting unit’s goodwill is then compared to the carrying amount of goodwill to quantify an impairment charge as of the assessment date. The Company has determined that it has one reporting unit. The Company performed its annual impairment test as of June 30, 2005 and 2004 and noted no impairment. In the future, the Company expects to perform the annual test during its fiscal fourth quarter unless events or circumstances indicate impairment may have occurred before that time.

(h)	Revenue Recognition and Deferred Revenues
      Revenue from software licensing and related services is accounted for under SOP 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions. SOP 97-2, as amended, requires the total revenue on software arrangements involving multiple elements to be allocated to each element based on vendor specific objective evidence of fair values of the elements.
      Revenue from software is recognized when a contract has been executed, the product has been shipped to the customer, uncertainty surrounding customer acceptance becomes insignificant, payment terms are fixed or determinable, and collection of the related receivable is probable. Maintenance revenues from hardware and software support fees are deferred and recognized ratably over the contract period. As the functionality of the hardware is not dependent on any other services provided by the Company, hardware sales are recognized upon shipment. Revenue allocated to professional services is recognized as the services are provided. Deferred revenues represent amounts received from customers in advance of revenue being recognized and primarily relates to post contract customer support. Trading Partner Connect revenues represent software and services revenues related to this product.

(i)	Warranty and Guarantees
      Hardware and the proprietary software are warranted against design defects. A provision for future claims is recorded based upon historical experience.
      The Company’s software license agreements typically provide for indemnification of customers for intellectual property infringement claims. The Company has not incurred significant obligations under customer indemnification provisions historically, and do not expect to incur significant obligations in the future. Accordingly, the Company does not maintain any accruals for potential customer indemnification obligations.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)

(j)	Derivative Instruments
      The Company accounts for derivatives and hedging activities in accordance with SFAS No. 133, Accounting for Derivative Instruments and Certain Hedging Activities, as amended, which requires that all derivatives instruments be recorded on the balance sheet at their respective fair values.
      The Company has an interest-rate-related derivative instrument to manage its exposure on its debt instruments. The Company does not enter into derivative instruments for any purpose other than cash-flow-hedging purposes. That is, the Company does not speculate using derivative instruments.
      For all hedging relationships, the Company assesses whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash-flow hedge are recorded in other comprehensive income to the extent that the derivative is effective as a hedge, until earnings are affected by the variability in cash flows of the designated hedged item. The ineffective portion of the change in fair value of a derivative instrument that qualifies as a cash-flow hedge is reported in earnings. However, if a derivative is designated as ineffective, changes in the fair value of derivatives are reported in current period earnings. The Company’s interest rate swap has been designated as ineffective (note 12).

(k)	Income Taxes
      The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the Company to record income taxes using the asset-and-liability method. Deferred income tax assets and liabilities are determined based on differences between the financial statement carrying amounts of existing assets and liabilities and the respective income tax bases and the future tax consequences attributable to operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences, operating losses, or tax credit carryforwards are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. SFAS No. 109 also requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Management evaluates the weight of all available evidence to determine whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Significant management judgment is required in determining the Company’s provision for income taxes, its deferred tax assets and liabilities and any valuation allowance recorded against its deferred tax assets.

(l)	Deferred Financing Costs
Net deferred financing costs of $1,276 and $249 are included in other assets as of June 30, 2005 and 2004, respectively, in the accompanying consolidated balance sheets and relate to debt issued in 2004 and 2005 (note 11). These costs are being amortized to interest expense over the term of the related debt.

(m)	Recently Issued Accounting Standards
      In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. This Statement is a revision to Statement 123 and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. For nonpublic companies, this Statement will require measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock options. Incremental compensation

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
cost arising from subsequent modifications of awards after the grant date must be recognized. As the Company has not issued any stock options, this Statement does not have any impact on the Company’s financial statements. This Statement will be effective for the Company’s year ending June 30, 2007.
      In May 2003, SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, was issued. For entities such as the Company, mandatory redeemable financial instruments are subject to the provisions of SFAS No. 150 for the first fiscal period beginning after December 15, 2003, which is the Company’s fiscal year ended June 30, 2005. However, the FASB deferred this implementation date through the issuance of FASB Staff Position (FSP) FAS 150-3, “Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under SFAS No. 150.” For instruments that are mandatorily redeemable on fixed dates, such as the Company’s preferred stock, FSP FAS 150-3 delayed the effective date to fiscal periods beginning after December 15, 2004, which is the Company’s fiscal year ending June 30, 2006. As the Company redeemed its outstanding preferred stock in March 2005 (note 15), the adoption of SFAS No. 150 will not have any impact on the Company’s consolidated financial statements.

(n)	Merger and Acquisition Related Expenses
      Merger and acquisition related expenses represent costs incurred during the years ended June 30, 2005 and 2004 in connection with acquisitions that the Company ultimately did not consummate.

(o) Reclassifications
      Certain prior year amounts have been reclassified to conform to current year presentation.

(4)	ACQUISITION OF TRADE SERVICE SYSTEMS, INC.
      On July 12, 2004, the Company acquired all of the outstanding stock of Trade Service Systems, Inc. (TSS) for a total purchase price of $12,413, including direct acquisition costs of $213 and a nonsolicitation agreement of $200. TSS is a provider of enterprise software solutions and services to distribution entities in the electrical industry. The results of operations from TSS have been included in the consolidated financial statements from the date of acquisition.
      The Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of July 12, 2004:

Current assets	$943
Property and equipment	162
Intangible assets	3,300
Goodwill	10,060

Total assets acquired	14,465

Current liabilities	1,633
Deferred revenues	419

Total liabilities assumed	2,052

Net assets acquired	$12,413

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
      The Company applied the fair value provisions of Emerging Issues Task Force (EITF) No. 01-3, Accounting in a Business Combination for Deferred Revenue of an Acquiree, to record the fair value of deferred revenues at the acquisition date. The $419 recorded for deferred revenues reflects a reduction of $250 from amounts recorded on the seller’s balance sheet, which was $669.
      The customer contract and related customer relationship intangible asset of $2,000 has a useful life of four years and is being amortized using the straight-line method. The noncompete agreement intangible asset of $1,100 has a useful life of five years and is being amortized using the straight-line method. The nonsolicitation agreement intangible asset of $200 has a useful life of three years and is being amortized using the straight-line method. Goodwill of $10,060 is not deductible for income tax purposes.

(5)	ACQUISITION OF WHOLESALE DISTRIBUTION SYSTEMS CORPORATION
      On November 8, 2004, the Company acquired certain assets and assumed certain liabilities of Wholesale Distribution Systems Corporation (WDS) for a total purchase price of $14,165, including direct acquisition costs of $33. WDS is a provider of enterprise software solutions and services to distribution entities in the various industries. The results of operations from WDS have been included in the consolidated financial statements from the date of acquisition.
      The Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of November 8, 2004:

Accounts receivable	$759
Intangible assets	5,400
Goodwill	8,280

Total assets acquired	14,439

Current liabilities	68
Deferred revenues	206

Total liabilities assumed	274

Net assets acquired	$14,165

      The Company applied the fair value provisions of EITF No. 01-3 to record the fair value of deferred revenues at the acquisition date. The $206 recorded for deferred revenues reflects a reduction of $143 from amounts recorded on the seller’s balance sheet, which was $349.
      The customer contract and related customer relationship intangible asset of $4,900 has a useful life of four years and is being amortized using the straight-line method. The noncompete agreement intangible asset of $500 has a useful life of three years and is being amortized using the straight-line method. Goodwill of $8,280 is deductible for income tax purposes.

(6)	ACQUISITION OF STANPAK SYSTEMS, INC.
      On June 27, 2005, the Company acquired all of the outstanding stock of Stanpak Systems, Inc. for a total purchase price of $4,529, including direct acquisition costs of $129. A portion of the purchase price consideration ($500) remains unpaid as of June 30, 2005 and is included in accrued expenses in the accompanying consolidated balance sheets (note 14). The remaining consideration will be paid no later than June 27, 2006, pending resolution of certain contingencies. Stanpak Systems, Inc. is a provider of enterprise

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
software solutions and services to distribution entities in the janitorial and paper products industry. The results of operations from Stanpak Systems, Inc. have been included in the consolidated financial statements from the date of acquisition.
      The Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of June 27, 2005:

Cash	$184
Other current assets	423
Property and equipment	57
Intangible assets	900
Goodwill	3,339

Total assets acquired	4,903

Current liabilities	241
Deferred revenues	133

Total liabilities assumed	374

Net assets acquired	$4,529

      The Company applied the fair value provisions of EITF No. 01-3 to record the fair value of deferred revenues at the acquisition date. The $133 recorded for deferred revenues reflects a reduction of $67 from amounts recorded on the seller’s balance sheet, which was $200.
      The customer contract and related customer relationship intangible asset of $700 has a useful life of four years and is being amortized using the straight-line method. The noncompete agreement intangible asset of $200 has a useful life of five years and is being amortized using the straight-line method. Goodwill of $3,339 is not deductible for income tax purposes.

(7)	FISCAL YEAR 2004 ACQUISITIONS

(a)	Systems Design, Inc.
      On November 5, 2003, the Company acquired all of the outstanding stock of Systems Design, Inc. (SDI) for a total purchase price of $5,410, including direct acquisition costs of $110. A portion of the purchase price consideration ($500) remained unpaid as of June 30, 2004 and was included in accrued expenses in the accompanying consolidated balance sheets (note 14) as of June 30, 2004. During the year ended June 30, 2005, certain adjustments were made to the purchase price and recorded through goodwill (note 10). The remaining consideration will be paid on November 5, 2005, pending resolution of certain contingencies. As of June 30, 2005, $100 remains unpaid and included in accrued expenses in the accompanying consolidated balance sheets. SDI is a provider of enterprise software solutions and services to distribution entities in the floor coverings industry. The results of operations from SDI have been included in the consolidated financial statements from the date of acquisition.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
      The Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of November 5, 2003:

Cash	$159
Other current assets	1,131
Property and equipment	306
Intangible asset	2,900
Goodwill	3,315

Total assets acquired	7,811

Current liabilities	2,043
Deferred revenue	358

Total liabilities assumed	2,401

Net assets acquired	$5,410

      The Company applied the fair value provisions of EITF No. 01-3 to record the fair value of deferred revenues at the acquisition date. The $358 recorded for deferred revenues reflects a reduction of $68 from amounts recorded on the seller’s balance sheet, which was $426.
      The customer contract and related customer relationship intangible asset of $2,900 has a useful life of four years and is being amortized using the straight-line method. Goodwill of $3,315 is not deductible for income tax purposes. See note 10 for adjustments to goodwill which occurred during the year ended June 30, 2005.

(b)	Distribution Information Systems Corporation, Inc.
      On March 31, 2004, the Company acquired all of the outstanding stock of Distribution Information Systems Corporation, Inc. (DISC) for a total purchase price of $7,883, including direct acquisition costs of $183. A portion of the purchase price consideration ($750) has been paid but is held in an escrow account pending resolution of certain contingencies. The escrow amount will be released to the seller in two installments on March 31, 2005 and March 31, 2006. In March 2005, $350 was released from escrow to DISC. DISC is a provider of enterprise software solutions and services to distribution entities in the fluid power industry. The results of operations from DISC have been included in the consolidated financial statements from the date of acquisition.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
      The Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of March 31, 2004:

Cash	$847
Other current assets	3,408
Property and equipment	40
Intangible assets	4,418
Goodwill	4,290

Total assets acquired	13,003

Current liabilities	3,766
Deferred revenue	1,354

Total liabilities assumed	5,120

Net assets acquired	$7,883

      The Company applied the fair value provisions of EITF No. 01-3 to record the fair value of deferred revenues at the acquisition date. The $1,354 recorded for deferred revenues reflects a reduction of $1,735 from amounts recorded on the seller’s balance sheet, which was $3,089.
      The customer contract and related customer relationship intangible asset of $3,500 has a useful life of four years and is being amortized using the straight-line method. The noncompete agreement intangible asset of $918 has a useful life of five years and is being amortized using the straight-line method. Goodwill of $4,290 is not deductible for income tax purposes. See note 10 for adjustments to goodwill which occurred during the year ended June 30, 2005.

(c)	Dynamic Data Systems, Inc.
      On June 3, 2004, the Company acquired all of the outstanding stock of Dynamic Data Systems, Inc. (DDS) for a total purchase price of $3,694, including direct acquisition costs of $94. A portion of the purchase price consideration ($300) has been paid but was being held in an escrow account pending resolution of certain contingencies. As of June 30, 2005, this amount is still held in escrow. DDS is a provider of enterprise software solutions and services to distribution entities in the medical products industry. The results of operations from DDS have been included in the consolidated financial statements from the date of acquisition.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
      The Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of June 3, 2004:

Cash	$156
Other current assets	1,006
Property and equipment	32
Intangible assets	2,099
Goodwill	2,096

Total assets acquired	5,389

Current liabilities	1,382
Deferred revenue	313

Total liabilities assumed	1,695

Net assets acquired	$3,694

      The Company applied the fair value provisions of EITF No. 01-3 to record the fair value of deferred revenues at the acquisition date. The $313 recorded for deferred revenues reflects a reduction of $160 from amounts recorded on the seller’s balance sheet, which was $473.
      The customer contract and related customer relationship intangible asset of $1,300 has a useful life of four years and is being amortized using the straight-line method. The noncompete agreement intangible asset of $799 has a useful life of four years and is being amortized using the straight-line method. Goodwill of $2,096 is not deductible for income tax purposes. See note 10 for adjustments to goodwill which occurred during the year ended June 30, 2005.

(8)	PROPERTY AND EQUIPMENT
      Property and equipment consist of the following at June 30, 2005 and 2004:

	2005	2004

Equipment	$88	$118
Computer hardware and software	2,755	1,827
Furniture and fixtures	374	374
Leasehold improvements	431	286

	3,648	2,605
Less accumulated depreciation and amortization	(1,812)	(1,109)

	$1,836	$1,496

      Depreciation and amortization expense for the years ended June 30, 2005 and 2004 was $784 and $777, respectively.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)

(9)	ACQUIRED INTANGIBLE ASSETS
      Acquired intangible assets consist of the following at June 30, 2005:

	Gross
	Carrying	Accumulated
	Amount	Amortization	Useful Life

Acquired technology	$12,600	$6,159	5 years
Customer contracts and related customer relationships	22,400	6,655	4-7 years
Noncompete agreements	3,717	862	3-5 years
Nonsolicitation agreement	200	65	3 years
Trademarks and trade names	5,000	—	Indefinite

	$43,917	$13,741

      Acquired intangible assets consist of the following at June 30, 2004:

	Gross
	Carrying	Accumulated
	Amount	Amortization	Useful Life

Acquired technology	$12,600	$3,639	5 years
Customer contracts and related customer relationships	14,800	2,256	4-7 years
Noncompete agreements	1,917	118	4-5 years
Trademarks and trade names	5,000	—	Indefinite

	$34,317	$6,013

      Aggregate amortization expense for the years ended June 30, 2005 and 2004 was $7,728 and $4,532, including $2,520 and $2,520, respectively, of amortization of acquired technology.
      The following table provides estimated future aggregate amortization expense related to acquired intangible assets:

Year ended June 30:
2006	$8,468
2007	8,468
2008	6,003
2009	1,800
2010	437

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)

(10)	GOODWILL
      The changes in the carrying amount of goodwill for the years ended June 30, 2005 and 2004 are as follows:

Balance, June 30, 2003	$23,098
Acquisition of SDI	3,315
Acquisition of DISC	4,290
Acquisition of DDS	2,096
Adjustment to Faspac Systems, Inc. goodwill	272

Balance, June 30, 2004	33,071
Acquisition of TSS	10,060
Acquisition of WDS	8,280
Acquisition of Stanpak Systems, Inc.	3,339
Adjustment to Systems Design, Inc. goodwill	(296)
Adjustment to Distribution Information Systems Corporation, Inc. goodwill	(153)
Adjustment to Dynamic Data Systems, Inc. goodwill	194

Balance, June 30, 2005	$54,495

      The Company acquired certain assets and assumed certain liabilities of Faspac Systems, Inc. (Faspac) on June 13, 2003. During the year ended June 30, 2004, the goodwill associated with the Faspac acquisition increased by $250 as a result of an additional payment to the sellers of Faspac. Additionally, the goodwill related to the Faspac acquisition increased by $22 during the year ended June 30, 2004 to reflect adjustments to the estimated fair values of the assets and liabilities acquired on June 13, 2003.
      During the year ended June 30, 2005, the goodwill associated with the SDI acquisition decreased by $296 to reflect adjustments to the estimated fair values of the assets and liabilities acquired on November 5, 2003.
      During the year ended June 30, 2005, the goodwill associated with the DISC acquisition decreased by $153 to reflect adjustments to the estimated fair values of the assets and liabilities acquired on March 31, 2004.
      During the year ended June 30, 2005, the goodwill associated with the DDS acquisition increased by $194 to reflect adjustments to the estimated fair values of the assets and liabilities acquired on June 3, 2004.

(11)	DEBT

(a) 2003 Facility
      On January 21, 2003, the Company entered into a debt agreement (the 2003 Facility) with a commercial bank. The 2003 Facility included a $6,500 term loan facility and up to a $6,500 revolving credit facility based on qualifying accounts receivable. On January 21, 2003, the Company borrowed the full amount of term loan. The term loan bore interest at LIBOR plus 3.25% or the prime rate plus 0.50% (4.40% at June 30, 2004). The term loan was due and payable in 12 equal quarterly installments beginning March 31, 2003 and was secured by certain of the Company’s assets. The revolving credit facility bore interest either at the LIBOR rate plus 3.00% or at the prime rate plus 0.25% (4.25% at June 30, 2004) and was scheduled to mature on January 21, 2006. The Company had to pay an unused commitment fee of 0.25% on the unused portion of the revolving credit facility commitment. The 2003 Facility was subject to customary terms and conditions and included

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
financial covenants for maintenance of a minimum tangible net worth, a minimum level of funded debt to earnings before interest, taxes, depreciation and amortization and a certain fixed charge coverage ratio.
      There were three separate amendments made to the 2003 Facility during the year ended June 30, 2004. The first amendment, dated October 13, 2003, increased the revolving credit facility to extend up to $6,500 regardless of the amount of qualifying accounts receivable for a certain time period. The second amendment, dated March 29, 2004, increased the revolving credit facility to extend up to $9,500 for a certain time period. The third amendment, dated May 27, 2004, increased the revolving credit facility to extend up to $10,500 regardless of the amount of qualifying accounts receivable through and including June 30, 2004; thereafter, the revolving credit facility was limited to the lesser of $6,500 or qualified accounts receivable.
      During the year ended June 30, 2004, the highest outstanding balance on the revolving credit facility was $9,200. Interest expense on the term debt and revolving credit facility was $206 and $133, respectively, for the year ended June 30, 2004.
      The Company was in compliance with all financial covenants under the 2003 Facility as of June 30, 2004. As of June 30, 2004, the Company had outstanding borrowings of $3,250 on the term loan and $8,700 on the revolving credit facility.

(b) 2004 Facility
      On July 12, 2004, the Company replaced the 2003 Facility with a new debt agreement with the same commercial bank (the 2004 Facility). On July 12, 2004, all amounts outstanding under the 2003 Facility were repaid with the proceeds from the 2004 Facility. The 2004 Facility consisted of a single revolving credit facility for up to $26,000. The 2004 Facility bore interest at either the LIBOR rate plus 3.0% or at the prime rate plus 1.0% and was scheduled to mature on July 12, 2007. The Company had the right to repay any borrowing under the 2004 Facility, in whole or in part, without premium or penalty before the maturity date. The 2004 Facility was subject to customary terms and conditions and included various nonfinancial covenants. The Company was in compliance with all financial covenants under the 2004 Facility during the year ended June 30, 2005.
      Interest expense on the revolving credit facility was $931 for the year ended June 30, 2005.

(c) 2005 Facility
      On March 8, 2005, the Company replaced the 2004 Facility with a new debt agreement with the same commercial bank (the 2005 Facility). On March 8, 2005, all amounts outstanding under the 2004 Facility were repaid with the proceeds from the 2005 Facility. The 2005 Facility initially consisted of a $50,000 term loan facility, a $25,000 revolving credit facility, a $3,000 swing line loan and an interest rate swap agreement (note 12). The 2005 Facility bears interest at either the LIBOR rate plus a margin between 2.5% and 3.5% based on the Company’s total leverage ratio or the greater of prime rate plus a margin between 0.75% and 1.75% based on the Company’s total leverage ratio or the Federal Funds Open Rate in effect on such day plus 0.5% plus a margin between 0.75% and 1.75% based on the Company’s total leverage ratio. The 2005 Facility matures on March 7, 2008. The Company must pay an unused commitment fee between 0.30% and 0.50% based on the Company’s total leverage ratio on the unused portion of the revolving credit facility commitment. The Company has the right to repay any borrowing under the 2005 Facility, in whole or in part, without premium or penalty before the maturity date. The 2005 Facility is subject to customary terms and conditions and includes various financial and nonfinancial covenants.
      On June 21, 2005, the 2005 Facility was amended to increase the revolving credit facility to $30,000. During the year ended June 30, 2005, the highest outstanding balance on the revolving credit facility was

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
$23,250. Interest expense on the term loan and revolving credit facility was $1,164 and $477, respectively, for the year ended June 30, 2005.
      The Company was in compliance with all financial covenants under the 2005 Facility during the 2005 fiscal year and as of June 30, 2005. As of June 30, 2005, the Company had outstanding borrowings of $46,750 on the term loan. The term loan required a principal payment of $750 on March 31, 2005 and, beginning on June 30, 2005 is payable in quarterly installments of $2,500 through December 30, 2007, with the balance due on March 7, 2008. Accordingly, the current portion of the term loan is $10,000 and is reflected as a current liability on the accompanying consolidated balance sheets as of June 30, 2005. As of June 30, 2005, there is an outstanding balance of $23,250 on the revolving credit facility and $100 on the swing line loan. At June 30, 2005, availability under the revolving credit facility was $6,750 and $2,900 under the swing line loan.
      See note 20.

(12)	HEDGE ACCOUNTING
      The Company uses variable-rate debt to finance its operations. The debt obligations expose the Company to variability in interest payments due to changes in interest rates. Management believes that it is prudent to limit the variability of a portion of its interest payments. To meet this objective, management enters into interest rate swap agreements to manage fluctuations in cash flows resulting from interest rate risk. These swaps change the variable-rate cash flow exposure on the debt obligations to fixed cash flows. Under terms of the interest rate swaps, the Company receives variable interest rate payments and makes fixed interest rate payments.
      Changes in fair value of interest rate swaps designated as hedging instruments that effectively offset the variability of cash flows associated with variable-rate, long-term debt obligations are reported in accumulated other comprehensive income within stockholders’ equity. Changes in the fair value of interest rate swaps designated as ineffective cash flow hedges are reported currently in earnings. The Company did not enter into any interest rate swaps during fiscal year 2004. The Company’s interest rate swaps, which were entered into in March 2005, have been designated as ineffective. Accordingly, the changes in the fair value of the Company’s interest rate swaps have been recorded as interest expense during fiscal year 2005 in the accompanying consolidated statements of operations.
      The notional amount of the Company’s interest rate swap is $25,000. The swap was entered into in March 2005 and is scheduled to terminate in March 2008. As of June 30, 2005, the fair value of the interest rate swap is $215 and is included in interest payable on the accompanying consolidated balance sheets (note 20).

(13)	FAIR VALUE OF FINANCIAL INSTRUMENTS
      The carrying amounts of cash, accounts receivable, inventories, prepaid expenses and other current assets, accounts payable, accrued expenses (nonderivatives), commissions payable, income taxes payable, profit sharing plan contribution payable and deferred revenues approximate fair value because of the short maturity of these instruments. Interest rate swaps, which are included in interest payable on the accompanying consolidated balance sheets are recorded at fair value.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)

(14)	ACCRUED EXPENSES
      Accrued expenses consist of the following at June 30, 2005 and 2004:

	2005	2004

Accrued salaries	$3,342	$2,544
Accrued vacation	823	600
SDI purchase consideration (note 7)	100	500
Stanpak Systems, Inc. purchase consideration (note 6)	500	—
Other	366	368

	$5,131	$4,012

(15)	STOCKHOLDER’S EQUITY
      The Company has two classes of authorized stock: common and preferred stock.

(a) Common Stock
      The Company is authorized to issue 20,000,000 shares of common stock, par value $0.01 per share. The holders of common stock are entitled to one vote per share and are entitled to dividends as declared. Dividends were subject to the preferential rights of the holders of the Company’s preferred stock. The Company has never declared dividends on its common stock.
      On December 22, 2004, the Company entered into an agreement with the Chief Financial Officer (CFO) of the Company pursuant to which the Company sold the CFO 30,534 shares of the Company’s Common Stock. In conjunction with this transaction, the CFO paid cash to the Company of $100 and issued a full recourse promissory note to the Company in the amount of $100. Interest on this note accrues at the lesser of 5% annually or the highest rate permitted under the applicable law. The amounts due under this note are secured by a pledge of 30,534 shares of the Company’s Common stock, and the payment of the principal amount and accrued interest under this note is subject to certain offset rights under the Senior Management Purchase Agreement (see below).

(b) Preferred Stock
      In January 2003, the Company issued 34,789.59 shares of redeemable preferred stock to TCEP, LLR and certain management members of the Company. See note 19 for related-party transactions.
      Dividends accrued on the preferred stock quarterly at the rate of 8% per annum of the liquidation value. For the years ended June 30, 2005 and 2004, $2,281 and $2,882, respectively, were recorded for the accretion of dividends. As of June 30, 2005 and 2004, a total of $6,399 and $4,118, respectively, were recorded for the accretion of dividends.
      In the event of any liquidation, dissolution, or winding-up of the Company, the holders of preferred stock were entitled to be paid, before any payment to holders of common stock, an amount equal to $1,000 per share (liquidation value) plus all accrued but unpaid dividends thereon, and the holders of preferred stock were not entitled to further payment. The liquidation value plus accrued but unpaid dividends were payable to holders of preferred stock on December 31, 2009, the mandatory redemption date. The Company had the option at any time, with the approval of a majority of the holders of preferred stock, to redeem all or a portion of the preferred shares then outstanding at a price per share equal to the liquidation value plus all accrued but unpaid

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
dividends thereon. The Company had to, at the request of a majority of the holders of preferred stock, apply the net cash proceeds from any Initial Public Offering to redeem shares of preferred stock at a price per share equal to the liquidation value plus all accrued but unpaid dividends thereon. No preferred share was entitled to any dividends accruing after the date which the liquidation value of such share was paid. The preferred stock was carried at its current redemption value on the accompanying consolidated balance sheets as of June 30, 2004 (note 3(m)).
      On March 9, 2005, the Company exercised its option to redeem all of the preferred shares outstanding at $1,000 per share plus $6,399 in accrued and unpaid dividends for a total payment of $41,189.

(c) Senior Management Purchase Agreement
      Under a Senior Management Purchase Agreement dated January 21, 2003, the executive officers of the Company were granted the right to purchase common and preferred stock. The shares of common stock were acquired at $0.029 per share and the shares of preferred stock were acquired at $1,000 per share, both of which represented the same price that was paid by TCEP and LLR. A portion of the shares of common stock acquired by the executives (referred to as carry shares) is subject to a vesting schedule. Certain of the carry shares vest 25% per year over a four-year period.
      The remaining carry shares cliff vest on December 31, 2009, unless the Company meets certain performance criteria (as established by the board of directors) for the fiscal years ending June 30, 2003 through June 30, 2006. Vesting is accelerated on 25% of these shares whenever the specified performance criteria are met. In fiscal year 2005, the Company’s board of directors determined that the specified performance criteria was achieved, and accordingly, these remaining carry shares, that were to cliff vest on December 31, 2009 became fully vested. Upon the occurrence of a sale of the Company, all carry shares that have not yet become vested shall become vested immediately prior to such event (note 20).
      In the event the executive is terminated, other than for cause, the Company has the right, but not the obligation, to acquire from the executive all or a portion of the unvested carry shares for an amount equal to the executive’s original cost, plus up to 50% of the vested carry shares for an amount equal to the fair value of the common stock, as determined by the board of directors. If the Company does not exercise its right or chooses to acquire less than the maximum number of unvested or vested carry shares available to it, then TCEP and LLR have the right, but not the obligation, to acquire from the executive any such carry shares not acquired by the Company at the same price as described above. If the executive is terminated for cause, the Company (or TCEP and LLR, if the Company does not exercise any or all of its right) has the right, but not the obligation, to acquire all or a portion of the unvested carry shares and up to 50% of the vested carry shares for an amount equal to the executive’s original cost.

(16)	INCOME TAXES
      On January 21, 2003, XXI Merger Corp. was merged with and into the Company in a reverse cash merger. For federal income tax purposes, the assets acquired and liabilities assumed remained at their pre-merger historical tax bases. For financial reporting purposes, the merger transaction was accounted for as a purchase business combination whereby the assets acquired and liabilities assumed were recorded at their fair values. Accordingly, a difference exists between the tax basis of the assets acquired and liabilities assumed in the merger transaction and the assigned values of these assets and liabilities for financial reporting purposes.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
      The provision for income taxes consisted of the following for the years ended June 30, 2005 and 2004:

	2005	2004

Federal:
Current	$4,491	$2,328
Deferred	(2,328)	(909)

	2,163	1,419

State:
Current	1,294	380
Deferred	(279)	18

	1,015	398

	$3,178	$1,817

      The components of net deferred tax liabilities consist of the following as of June 30, 2005 and 2004:

	2005	2004

Deferred tax assets:
Net operating loss carryforward	$103	$236
Research and development credit carryforward	207	12
Accrued expenses	—	17
Prepaid expenses	—	37
Inventories	10	62
Accrued vacation	109	150
Allowance for doubtful accounts	335	323
Property and equipment	458	759
Deferred rent	55	—
AMT credit carryforward	82	—
Unrealized loss on interest rate swap	86	—
Valuation allowance	—	(12)

	1,445	1,584
Deferred tax liabilities:
Intangible assets	(8,162)	(10,148)
Deferred revenues	(24)	(518)

Net deferred tax liability	$(6,741)	$(9,082)

      The net deferred tax liability consists of the following as of June 30, 2005 and 2004:

	2005	2004

Current deferred tax asset	$864	$374
Noncurrent deferred tax liability	(7,605)	(9,456)

	$(6,741)	$(9,082)

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating loss carryforwards are available and the temporary differences representing net future deductibles reverse. Based upon these factors, management determined that it is likely that the Company will realize all of the benefits of these deferred tax assets, and as a result, no valuation allowance has been provided.
      The following is a reconciliation between the statutory rate of 35% and 34% and the effective tax rate for the years ended June 30, 2005 and 2004:

	2005	2004

Tax expense at the statutory rate	35.0%	34.0%
State tax expense, net of federal benefit	8.4	4.5
Research and development credit	(4.4)	(7.9)
Federal rate change	3.4	—
Other	(1.2)	(0.4)

	41.2%	30.2%

(17)	EMPLOYEE BENEFITS
      A qualified profit-sharing plan covering employees who meet certain eligibility requirements is maintained for the benefit of the Company’s employees. Contributions are at the discretion of the board of directors and may not exceed the maximum amount allowable for federal income tax deduction purposes. No contributions were made to the qualified profit-sharing plan for the years ended June 30, 2005 and 2004.
      A 401(k) Retirement Savings Plan is maintained for the benefit of the Company’s employees. Contributions are at the discretion of management and were $314 and $248 for the years ended June 30, 2005 and 2004, respectively.

(18)	COMMITMENTS AND CONTINGENCIES
      The Company leases its primary facility under a lease that expires on November 30, 2007. The lease agreement includes a five-year renewal provision at the Company’s option. The future minimum payments under noncancelable operating leases at June 30, 2005 are as follows:

Year ended June 30:
2006	$1,054
2007	1,080
2008	566
2009	31

$2,731

      Rent expense for the years ended June 30, 2005 and 2004 was $1,503 and $961, respectively.
      There is no material litigation pending to which the Company is a party or to which any of its property is subject. The Company is involved from time to time as a plaintiff or defendant in various legal actions arising in the normal course of business. While the ultimate outcome of pending proceedings cannot be predicted with certainty, it is the opinion of management, after consultation with respective counsel representing the

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
Company in such proceedings, that the resolution of these proceedings should not have a material effect on the Company’s consolidated financial position, liquidity, or results of operation.

(19)	RELATED-PARTY TRANSACTIONS
      TCEP and LLR provide consulting services to the Company from time to time. Under this arrangement, TCEP and LLR are to be paid an aggregate minimum annual amount of $200. As of June 30, 2005 and 2004, the Company maintained an outstanding payable to TCEP and LLR of $197 and $200, respectively, which is recorded within accounts payable-related party in the accompanying consolidated balance sheets.
      On December 22, 2004, the Company entered into an agreement with CFO of the Company pursuant to which the Company sold the CFO 30,534 shares of the Company’s Common Stock (note 15a).

(20)	SUBSEQUENT EVENTS
      On August 17, 2005, Activant Solutions Inc. (Activant) announced that it has agreed to purchase the Company. Under the terms of a definitive merger agreement entered on August 15, 2005, the Company will merge with a newly formed subsidiary of Activant. As a result, Activant will become the owner of all of the outstanding stock of the Company. The aggregate purchase price is approximately $215,000, subject to certain adjustments. The transaction is expected to close in mid-September 2005, subject to the satisfaction of certain customary closing conditions. In connection with this transaction, the Company’s debt (note 11) will be repaid. Additionally, in connection with this transaction, the interest rate swap will be terminated and the Company will be required to pay the bank the fair value of the interest rate swap at the date of termination. See note 12 for fair value of interest rate swap.

INDEPENDENT AUDITORS’ REPORT
The Board of Directors
Prophet 21, Inc.:
      We have audited the accompanying consolidated balance sheet of Prophet 21, Inc. (Successor Company) and subsidiaries as of June 30, 2003, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period from January 21, 2003 to June 30, 2003 (successor period) and the consolidated statements of operations, stockholders’ equity, and cash flows for Prophet 21, Inc. (Predecessor Company) and subsidiaries for the period from July 1, 2002 to January 20, 2003 (predecessor period). These consolidated financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the aforementioned Successor Company consolidated financial statements present fairly, in all material respects, the financial position of Successor Company and subsidiaries as of June 30, 2003, and the results of their operations and their cash flows for the successor period, in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the aforementioned Predecessor Company consolidated financial statements present fairly, in all material respects, the results of Predecessor Company and subsidiaries’ operations and Predecessor Company and subsidiaries’ cash flows for the predecessor period, in conformity with accounting principles generally accepted in the United States of America.
      As discussed in note 2 to the consolidated financial statements, effective January 21, 2003, XXI Merger Corp. merged with and into Predecessor Company in a business combination accounted for as a purchase. As a result of the transaction, the consolidated financial information for the period after the acquisition is presented on a different cost basis than that for the period before the transaction and, therefore, is not comparable.
/s/ KPMG LLP
November 24, 2003, except
  as to the last two paragraphs
  of note 15, which are as of
  March 31, 2004

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Balance Sheet
June 30, 2003
(In thousands, except share and per-share data)

(Successor
Company)

Assets
Current assets:
Cash	$1,797
Accounts receivable, net of allowance for doubtful accounts of $494	7,472
Inventories	672
Deferred tax asset	96
Prepaid expenses and other current assets	1,708

Total current assets	11,745
Property and equipment, net	1,386
Other assets	156
Intangibles, net of amortization $1,481	23,419
Goodwill	23,098

Total assets	$59,804

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$900
Current portion of long-term debt	2,167
Accounts payable	1,561
Accrued expenses	3,876
Commissions payable	627
Taxes payable	692
Profit sharing plan contribution payable	218
Deferred revenue	3,572

Total current liabilities	13,613
Deferred tax liability	6,721
Long-term debt, less current portion	3,250

Total liabilities	23,584

Stockholders’ equity:
Preferred stock, $1,000 par value. Authorized 75,000 shares; issued and outstanding 34,789.59 shares	36,026
Common stock, $0.01 par value. Authorized 20,000,000 shares; issued and outstanding 13,744,645 shares	138
Additional paid-in capital	259
Accumulated deficit	(203)

Total stockholders’ equity	36,220

Total liabilities and stockholders’ equity	$59,804

See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
Periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003
(In thousands)

	(Predecessor	(Successor
	Company)	Company)

Revenue:
Software and hardware	$5,583	$6,191
Service and support	15,655	11,813
Trading Partner Connect	1,627	1,225
Summit and other	32	396

	22,897	19,625

Cost of revenue:
Software and hardware	1,683	2,476
Service and support	6,213	5,180
Trading Partner Connect	1,199	916
Summit and other	—	380

	9,095	8,952

Gross profit	13,802	10,673

Operating expenses:
Sales and marketing	3,724	3,623
Research and product development	4,278	3,568
General and administrative	2,121	1,526
Amortization of intangibles	—	362
Merger and acquisition related expenses	454	—

Total operating expenses	10,577	9,079

Operating income	3,225	1,594
Interest income (expense), net	202	(171)

Income before taxes	3,427	1,423
Provision for income taxes	1,210	390

Net income	$2,217	$1,033

See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity
Periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003
(In thousands, except share and per-share data)

						Retained	Accumulated
	Preferred Stock		Common Stock		Additional	Earnings	Other			Total
					Paid-In	(Accumulated	Comprehensive	Treasury	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit)	Loss	Stock	Income	Equity

Balance, July 1, 2002	—	$—	4,451	$44	$12,624	$20,368	$(175)	$(4,014)		$28,847
Issuance of common stock in connection with exercise of stock options			156	2	988					990
Income tax benefit from stock options exercised					639					639
Other comprehensive loss							(10)		$(10)	(10)
Net income						2,217			2,217	2,217

Comprehensive income									$2,207

Balance, January 20, 2003	—	$—	4,607	$46	$14,251	$22,585	$(185)	$(4,014)		$32,683

Issuance of common and preferred stock	35	$34,790	13,745	$138	$259	$—				$35,187
Dividend accretion		1,236				(1,236)				—
Net income						1,033				1,033

Balance, June 30, 2003	35	$36,026	13,745	$138	$259	$(203)				$36,220

See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003
(In thousands)

	(Predecessor	(Successor
	Company)	Company)

Cash flows from operating activities:
Net income	$2,217	$1,033
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,012	1,857
Provisions for losses on accounts receivable	401	270
Deferred taxes	(687)	(1,296)
Tax benefit deriving from exercise and sale of stock option shares	639	—
Decreases (increases) in operating assets, net of effect of acquisitions:
Accounts receivable	388	(795)
Inventories	(157)	309
Prepaid expenses and other current assets	(104)	(261)
Other assets	66	(150)
Increases (decreases) in operating liabilities, net of effect of acquisitions:
Accounts payable	8	(357)
Accrued expenses	(2,085)	247
Taxes payable	655	616
Profit sharing plan contribution payable	(36)	53
Deferred revenue	523	2,052

Total adjustments	623	2,545

Net cash provided by operating activities	2,840	3,578

Cash flows from investing activities:
Purchases of equipment and improvements, net	(192)	(74)
Acquisition of businesses, net of cash acquired	—	(43,211)
Sale of marketable securities	7,625	—

Net cash provided by (used in) investing activities	7,433	(43,285)

Cash flows from financing activities:
Proceeds from exercise of stock options	990	—
Issuance of common and preferred stock	—	35,187
Proceeds from loans	—	10,300
Repayment of loan principal	—	(3,983)

Net cash provided by financing activities	990	41,504

Effect of exchange rate changes on cash	(10)	—

Net increase in cash and cash equivalents	11,253	1,797
Cash and cash equivalents at beginning of period	16,220	—

Cash and cash equivalents at end of period	$27,473	$1,797

Supplemental cash flow disclosures:
Income taxes paid	$1,093	$435
Interest paid	20	$93
See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
June 30, 2003
(Amounts in thousands, except share and per share data)

(1)	ORGANIZATION
      Prophet 21, Inc. (Successor Company) and its wholly owned subsidiaries develops, markets, and supports a complete suite of fully integrated, industry-specific enterprise applications consisting of order and inventory management, pricing and promotions, warehouse automation, procurement, finance, business analysis and reporting, and customer relationship management modules. In addition, the Successor Company’s Internet trading network streamlines the commerce process between distributors, their manufacturers/suppliers and end-users. Prior to the transaction that is described in note 4, Prophet 21, Inc. (Predecessor Company) and subsidiaries were engaged in the business that is now carried out by Successor Company.

(2)	BASIS OF PRESENTATION
      On January 21, 2003, XXI Merger Corp. was merged with and into Predecessor Company in a transaction that has been accounted for as a business combination. XXI Merger Corp. is owned by affiliated funds of Thoma Cressey Equity Partners (TCEP) and LLR Partners, Inc. (LLR) and certain management members of Successor Company. Upon the merger, the former shareholders of Predecessor Company became entitled to receive $16.30 in cash per share (see note 4). Purchase transactions result in a new basis of accounting for the purchased assets and liabilities, regardless of whether the purchased entity continues to exist or is merged into the new parent’s operations. Accordingly, the cost of acquiring Predecessor Company has been “pushed down” to Successor Company’s separate consolidated financial statements. The fair value of the consideration paid exceeded the net tangible and identifiable intangible assets of Predecessor Company. In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, this excess was allocated to goodwill.
      The consolidated financial statements include the accounts of Prophet 21, Inc. (predecessor or successor, as applicable) and its wholly owned subsidiaries. All intercompany transactions have been eliminated.

(3)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Cash and Cash Equivalents
      For purposes of the consolidated statements of cash flows, all highly liquid instruments purchased with an initial maturity of three months or less are considered to be cash equivalents.

(b) Allowance for Doubtful Accounts
      Successor Company establishes a general allowance for doubtful accounts based on percentages applied to certain aged receivable categories. These percentages are determined by a variety of factors including, but not limited to, current economic trends and historical payment experience. In addition, Successor Company establishes allowances to charge off specifically identified doubtful accounts for the amount deemed worthless when a loss is determined to be both probable and estimable.

(c) Inventories
      Inventories primarily consist of purchased hardware and third party software. Inventories are stated at the lower of cost or market. Cost is determined using the average cost method.

(d) Property and Equipment
      Property and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives of three to ten years. Leasehold improvements are amortized over the shorter of their

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)
estimated useful lives or the remaining lease term (including renewal periods in certain instances). When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of operations for the period. The cost of maintenance and repairs is charged to expense as incurred, whereas significant renewals and betterments are capitalized.

(e) Goodwill
      In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that goodwill and intangible assets with indefinite lives be tested for impairment at least annually. Under the provisions of SFAS No. 142, the first step of the impairment test requires that an entity determine the fair value of its reporting units, and compare the fair value to the reporting units’ carrying amount. To the extent the carrying amount of a reporting unit exceeds its fair value, an indication exists that the reporting unit’s goodwill may be impaired and the entity must perform a second more detailed impairment assessment. The second impairment assessment involves allocating the reporting unit’s fair value to all of its recognized and unrecognized assets and liabilities in order to determine the implied fair value of the reporting unit’s goodwill as of the assessment date. The implied fair value of the reporting unit’s goodwill is then compared to the carrying amount of goodwill to quantify an impairment charge as of the assessment date. Successor Company has determined that it has one reporting unit. Successor Company performed its annual impairment test as of June 30, 2003 and noted no impairment. In the future, Successor Company expects to perform the annual test during its fiscal fourth quarter unless events or circumstances indicate impairment may have occurred before that time.

(f) Long-Lived Assets
      Acquired intangible assets consist of customer contracts and related customer relationships, trademarks and trade names, noncompete agreements and acquired technology arising from acquisitions. Customer contracts and related customer relationships are amortized using the straight-line method over their estimated economic life of seven years. Trademarks and trade names are considered to have an indefinite life, and therefore are not amortized.
      The provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, were adopted on July 1, 2002. SFAS No. 144 establishes accounting standards for the impairment of long-lived assets such as property and equipment and intangible assets subject to amortization. Long-lived assets to be held-and-used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows over the remaining useful life of a long-lived asset is less than its carrying amount, the asset is considered to be impaired. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. When fair values are not available, the fair value is estimated using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the asset. Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell. The adoption of SFAS No. 144 did not have a material impact on Predecessor Company’s or Successor Company’s consolidated financial statements.

(g) Capitalized Software and Acquired Technology
      Software development costs associated with a new product are capitalized pursuant to SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. Such costs are capitalized only after technological feasibility has been established. Such capitalized amounts are amortized

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)
commencing with product introduction using the straight-line method over the estimated economic life of the product.
      Under the provisions of Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, costs associated with internally developed and/or purchased software systems for new products and enhancements to existing products are capitalized once the projects have reached the application development stage and meet recoverability tests. Capitalized costs include external direct costs of materials and services utilized in developing or obtaining internal-use software, and payroll and payroll-related expenses for employees who are directly associated with and devote time to the internal-use software project. Capitalization of such costs begins when the preliminary project stage is complete and ceases no later than the point at which the project is substantially complete and ready for its intended purpose. These capitalized costs are amortized using the straight-line method over the estimated economic useful life of five year beginning when the asset is ready for its intended use.
      Acquired technology represents existing software that was acquired by way of a business combination. Such software, which may be intended to be licensed to others or used internally, is recorded at its fair value, and amortized using the straight-line method over the estimated economic life of five years.
      Amortization of capitalized software development costs or acquired technology ($410 and $1,119 for the periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003, respectively) is charged to cost of revenue. All other research and product development costs, including amounts related to assets that have no alternative use, have been expensed as incurred.

(h) Revenue Recognition and Deferred Income
      Revenue from software licensing and related services is accounted for under SOP 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions. SOP 97-2, as amended, requires the total revenue on software arrangements involving multiple elements to be allocated to each element based on vendor specific objective evidence of fair values of the elements.
      Revenue from software is recognized when a contract has been executed, the product has been shipped to customers, uncertainty surrounding customer acceptance becomes insignificant, payment terms are fixed or determinable and collection of the related receivable is probable. Maintenance revenues from hardware and software support fees are deferred and recognized ratably over the contract period. As the functionality of the hardware is not dependent on any other services provided by Predecessor Company or Successor Company, hardware sales are recognized upon shipment. Revenue allocated to professional services is recognized as the services are provided. Deferred revenue represents amounts received from customers in advance of revenue being recognized and primarily relates to post contract customer support.

(i) Warranty
      Hardware and the proprietary software are warranted against design defects. A provision for future claims is recorded based upon historical experience.

(j) Stock Based Compensation
      Predecessor Company applied Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for stock-based employee compensation plans. In 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation, which, if fully adopted by Predecessor Company, would have changed the method used to recognize the cost of such plans. Predecessor

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)
Company adopted the disclosure requirements of SFAS No. 123. Had Predecessor Company adopted the cost recognition provisions of SFAS No. 123 for the period from July 1, 2002 through January 20, 2003, Predecessor Company’s net income would have been adjusted to the pro forma amount indicated below.

Net income, as reported	$2,217
Deduct:
Total stock based employee compensation expense, determined under fair value based method for all awards, net of tax	(455)

Pro forma net income	$1,762

      The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model.

(k) Comprehensive Income
      SFAS No. 130, Reporting Comprehensive Income, requires net foreign exchange translation gains or losses to be included in accumulated other comprehensive income (loss) in the consolidated balance sheet and in the disclosure of comprehensive income (loss). The totals of other comprehensive loss items and comprehensive income are displayed separately for Predecessor Company in the consolidated statements of stockholders’ equity. There were no other comprehensive income (loss) items for Successor Company.

(l) Income Taxes
      The asset and liability approach for income taxes is utilized, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amount and the tax basis of assets and liabilities and operating loss and tax credit carryforwards.

(m) Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	TRANSACTION WITH XXI MERGER CORP.
      On January 21, 2003, XXI Merger Corp. was merged with and into Predecessor Company in a reverse cash merger. As a consequence of the transaction, the former shareholders of Predecessor Company became entitled to receive $16.30 in cash per share. Outstanding options to acquire shares in Predecessor Company were cancelled at the time of the merger, and the holders of each cancelled option with an exercise price of less than $16.30 became entitled to receive an amount equal to the excess of $16.30 over the per share exercise price times the number of shares of common stock subject to the option. XXI Merger Corp. is owned by affiliated funds of TCEP and LLR and certain management members of Successor Company.
      The transaction was accounted for as a purchase business combination. The total purchase price, including direct acquisition costs of $385, was $69,490. The Company obtained an independent third-party

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)
appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of January 21, 2003:

Cash	$27,473
Other current assets	9,020
Property and equipment	1,561
Other assets	1
Intangible assets	23,200
Goodwill	22,428

Total assets acquired	83,683

Current liabilities	6,807
Noncurrent liabilities	7,386

Total liabilities assumed	14,193

Net assets acquired	$69,490

      The amortizable acquired intangible assets have a weighted average useful life of approximately six years. The intangible assets include a customer contract and related customer relationship intangible asset of $5,400, which is being amortized using the straight-line method over seven years, acquired technology of $12,600, which is being amortized using the straight-line method over five years, a covenant-not-to-compete of $200, which is being amortized using the straight-line method over five years and trademarks and trade names of $5,000, which are considered to have an indefinite life. The $22,428 of goodwill is not deductible for income tax purposes.

(5)	ACQUISITION OF FASPAC SYSTEMS, INC.
      On June 13, 2003, Successor Company acquired certain assets and assumed certain liabilities of Faspac Systems, Inc. for a total purchase price of $1,842, including direct acquisition costs of $92. A portion of the purchase price ($648) will be paid out no later than June 13, 2004. In addition, $250 of contingent consideration is being held in an escrow account. Such amount, which is currently included in prepaid expenses and other current assets, will be paid out on June 13, 2004 pending the resolution of certain contingencies. Faspac Systems is a provider of enterprise software solutions and services to distribution entities in the fastener industry. Successor Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of June 13, 2003:

Current assets	$360
Property and equipment	127
Intangible asset	1,700
Goodwill	670

Total assets acquired	2,857

Current liabilities	1,015

Total liabilities assumed	1,015

Net assets acquired	$1,842

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)
      The customer contract and related customer relationship intangible asset of $1,700 has a useful life of four years and is being depreciated using the straight-line method. The $670 of goodwill is deductible for income tax purposes.

(6)	PROPERTY AND EQUIPMENT
      Property and equipment consist of the following at June 30, 2003:

Equipment	$91
Computer hardware and software	1,044
Furniture and fixtures	363
Leasehold improvements	234

1,732
Less accumulated depreciation and amortization	(346)

$1,386

      Depreciation and amortization expense for the periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003 was $548 and $346, respectively.

(7)	ACQUIRED INTANGIBLE ASSETS
      Acquired intangible assets consist of the following at June 30, 2003:

	Gross
	Carrying	Accumulated
	Amount	Amortization

Acquired technology	$12,600	$1,119
Customer contracts and related customer relationships	7,100	344
Covenant-not-to-compete	200	18
Trademarks and trade names	5,000	—

	$24,900	$1,481

      Aggregate amortization expense for the period from January 21, 2003 through June 30, 2003 was $1,481.
      The following table provides estimated future amortization expense related to acquired intangible assets for each of the five succeeding fiscal years:

June 30:
2004	$3,756
2005	3,756
2006	3,756
2007	3,756
2008	2,196

(8)	DEBT
      On January 21, 2003, Successor Company entered into a debt agreement (the 2003 Facility) with a commercial bank. The 2003 Facility includes a $6,500 term loan facility and up to a $6,500 revolving credit

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)
facility based on qualifying accounts receivable. On January 21, 2003, Successor Company borrowed the full amount of the term loan and $2,900 on the revolving credit facility. On June 13, 2003, Successor Company borrowed an additional $900 on the revolving credit facility in connection with the Faspac Systems transaction. The term loan facility bears interest at LIBOR plus 3.25% or the prime rate plus 0.50% (4.35% at June 30, 2003). The term loan is due and payable in 12 equal quarterly installments and is secured by certain of Successor Company’s assets. The revolving credit facility bears interest either at the LIBOR rate plus 3.00%, or at the prime rate plus 0.25% (4.25% at June 30, 2003) and matures on January 21, 2006. Successor Company must pay an unused commitment fee of 0.25% on the unused portion of the commitment. The 2003 Facility is subject to customary terms and conditions and includes financial covenants for maintenance of a minimum tangible net worth, a minimum level of funded debt to earnings before interest, taxes, depreciation and amortization and a certain fixed charge coverage ratio. Successor Company was in compliance with all covenants as of June 30, 2003. As of June 30, 2003, Successor Company had outstanding borrowings of $5,417 on the term loan and $900 on the revolving credit facility.

(9)	ACCRUED EXPENSES
      Accrued expenses consist of the following at June 30, 2003:

Accrued salaries	$2,410
Faspac Systems purchase consideration	648
Accrued vacation	360
Other	458

$3,876

(10)	STOCKHOLDERS’ EQUITY
      Successor Company has two classes of authorized stock: common and preferred stock.

(a) Common Stock
      Successor Company is authorized to issue 20,000,000 shares of common stock, par value $0.01 per share. The holders of common stock are entitled to one vote per share and are entitled to dividends as declared. Dividends are subject to the preferential rights of the holders of Successor Company’s preferred stock. Successor Company has never declared dividends on its common stock.

(b) Preferred Stock
      In January 2003, Successor Company issued 34,789.59 shares of redeemable preferred stock to TCEP, LLR and certain management members of Successor Company. The preferred stock accrues dividends quarterly at 8% of the liquidation value. Each share of the preferred stock has a liquidation value of $1,000 per share. The liquidation value plus accrued but unpaid dividends are payable on December 31, 2009, the mandatory redemption date.

(c) Senior Management Purchase Agreement
      Under a Senior Management Purchase Agreement dated January 21, 2003, the executive officers of Successor Company were granted the right to purchase common and preferred stock. The shares of common stock were acquired at $0.029 per share and the shares of preferred stock were acquired at $1,000 per share, both of which represented the same price that was paid by TCEP and LLR. A portion of the shares of

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)
common stock acquired by the executives (referred to as carry shares) is subject to a vesting schedule. Some of the carry shares vest 25% per year over a four-year period. The remaining carry shares cliff vest on December 31, 2009, unless Successor Company meets certain performance criteria (as established by the board of directors) for the fiscal years ending June 30, 2003 through June 30, 2006. Vesting is accelerated on 25% of these shares whenever the specified performance criteria are met. Upon the occurrence of a sale of Successor Company, all carry shares that have not yet become vested shall become vested immediately prior to such event.
      In the event the executive is terminated, other than for cause, Successor Company has the right, but not the obligation, to acquire from the executive all or a portion of the unvested carry shares for an amount equal to the executive’s original cost, plus up to 50% of the vested carry shares for an amount equal to the fair value of the common stock, as determined by the board of directors. If Successor Company does not exercise its right or chooses to acquire less than the maximum number of unvested or vested carry shares available to it, then TCEP and LLR have the right, but not the obligation, to acquire from the executive any such carry shares not acquired by Successor Company at the same price as described above. If the executive is terminated for cause, Successor Company (or TCEP and LLR, if Successor Company doesn’t exercise any or all of its right) has the right, but not the obligation, to acquire all or a portion of the unvested carry shares and up to 50% of the vested carry shares for an amount equal to the executive’s original cost.

(11)	INCOME TAXES
      On January 21, 2003, XXI Merger Corp. was merged with and into Predecessor Company in a reverse cash merger. For federal income tax purposes, the assets acquired and liabilities assumed will remain at their pre-merger historical tax bases. For financial reporting purposes the merger transaction was accounted for as a purchase business combination whereby the assets acquired and liabilities assumed were recorded at their fair values. Accordingly, a difference exists between the tax basis of the assets acquired and liabilities assumed in the merger transaction and the assigned values of these assets and liabilities for financial reporting purposes.
      SFAS No. 109, Accounting for Income Taxes, requires that deferred tax assets and liabilities be recognized at the date of the merger transaction for (a) acquired net operating loss and credit carryforwards and (b) differences between the assigned values for financial reporting purposes and the tax bases of assets acquired and liabilities assumed. A valuation allowance for acquired deferred tax assets is established at the merger date if it is more likely than not that all or some portion of the acquired tax benefits will not be realized in the future. Increases in the valuation allowance recognized subsequent to the merger will be recorded as an increase in the provision for income taxes for Successor Company.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)
      The provision for income taxes consisted of the following for the periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003:

	(Predecessor	(Successor
	Company)	Company)

Federal:
Current	$1,718	$1,384
Deferred	(808)	(1,137)

	910	247

State:
Current	179	302
Deferred	121	(159)

	300	143

	$1,210	$390

      The components of net deferred tax liabilities consist of the following as of June 30, 2003:

Deferred tax assets:
Net operating loss carryforward	$349
Research and development credit carryforward	837
Inventory	13
Accrued vacation	47
Bad debt	194
Property and equipment	292

1,732
Deferred tax liabilities:
Intangibles	(8,199)
Deferred revenue	(158)

Net deferred tax liability	$(6,625)

      The net deferred tax liability consists of the following as of June 30, 2003:

Current deferred tax asset	$96
Noncurrent deferred tax liability	(6,721)

$(6,625)

      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating loss carryforwards are available and the temporary differences representing net future deductibles reverse. Based upon these factors, management determined that it is more likely than not that Successor Company will realize the benefits of these deferred tax assets, and as a result, has not provided for a valuation allowance.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)
      The following is a reconciliation between expected tax expense at the statutory rate of 34% and actual tax expense for the periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003:

	(Predecessor	(Successor
	Company)	Company)

Tax expense at the statutory rate	34.0%	34.0%
State tax expense, net of federal benefit	4.5	2.8
Research and development credit	(11.1)	(13.3)
Nondeductible expenses	5.8	3.1
Tax exempt income	(0.8)	(0.1)
Other	2.9	0.9

	35.3%	27.4%

(12)	STOCK OPTION AND AWARD PLAN
      Under Predecessor Company’s 1993 Stock Plan (the Plan), Predecessor Company had reserved 1,200,000 shares of common stock for issuance of both incentive and nonqualified options. Under the Plan, options to purchase shares of common stock could have been granted to key employees and consultants. The Plan provided that the exercise price of incentive options should not be less than the fair market value of the shares on the date of the grant, that the exercise price of nonqualified options should not be less than 75% of the fair market value of the shares on the date of grant and, in either case, that no portion of such options could be exercised beyond ten years from the date of grant.
      Under the Plan, Predecessor Company was authorized to issue shares of common stock pursuant to awards granted in various forms, including incentive stock options (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), nonqualified stock options, and other similar stock-based awards.
      A summary of the changes to Predecessor Company’s stock options during the period from July 1, 2002 through January 20, 2003 is presented below:

			Weighted
			Average
		Exercise Price	Exercise
	Shares	Per Share	Price

Options outstanding at July 1, 2002	717,152	$4.125 to $22.375	$8.91
Cancelled	(3,000)	$9.900 to $15.875	11.89
Exercised	(156,000)	$4.500 to $9.125	6.36

Options outstanding at January 20, 2003	558,152	$4.125 to $22.375	11.89
Cancelled in connection with merger	(558,152)

Options outstanding at June 30, 2003	—

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)
      The following table summarizes information concerning outstanding and exercisable options as of January 20, 2003:

	Options Outstanding			Options Exercisable

		Weighted	Weighted		Weighted
		Average	Average		Average
	Number of	Remaining	Exercise	Number of	Exercise
Range of Exercise Prices	Options	Life (Years)	Price	Options	Price

$4.125 to $5.250	113,785	3.58	$5.11	113,785	$5.11
$6.50 to $9.90	290,000	3.42	7.89	260,665	7.77
$15.875 to $22.375	154,367	6.86	16.17	119,632	16.16

$4.125 to $22.375	558,152	5.60	9.61	494,082	9.17

(13)	EMPLOYEE BENEFITS
      A qualified profit sharing plan covering employees who meet certain eligibility requirements is maintained for the benefit of the employees. Contributions are at the discretion of the board of directors and may not exceed the maximum amount allowable for federal income tax deduction purposes. No contributions were made to the qualified profit sharing plan for the periods presented.
      A 401(k) Retirement Savings Plan is maintained for the benefit of the employees. Contributions are at the discretion of management and were $121 and $97 for the periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003, respectively.

(14)	COMMITMENTS
      Successor Company leases its primary facility from the majority stockholder of Predecessor Company under a lease that expires on November 30, 2007. The lease agreement includes a five-year renewal provision at Successor Company’s option. The future minimum payments under noncancelable operating leases at June 30, 2003 are as follows:

Fiscal year:
2004	$648
2005	518
2006	533
2007	547
2008	234

$2,480

      Rent expense, including the above lease, for the periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003 was $307 and $258, respectively.
      There is no material litigation pending to which Successor Company is a party or to which any of its property is subject. Successor Company is involved from time to time as a plaintiff or defendant in various legal actions arising in the normal course of business. While the ultimate outcome of pending proceedings cannot be predicted with certainty, it is the opinion of management, after consultation with respective counsel representing Successor Company in such proceedings, that the resolution of these proceedings should not have a material effect on Successor Company’s consolidated financial position, liquidity or results of operation.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)

(15)	SUBSEQUENT EVENTS
      On November 5, 2003, Successor Company acquired all of the outstanding stock of Systems Design, Inc. (SDI). The total purchase price, including estimated direct acquisition costs of $95, was $5,395. SDI is a provider of enterprise software solutions and services for distributors in the tile and floor covering and other durable goods industries. Successor Company borrowed $4,000 on the revolving credit facility as partial consideration for the SDI acquisition.
      On March 31, 2004, Successor Company acquired all of the outstanding stock of Distributor Information Systems Corporation, Inc. (DISC). The total purchase price, including estimated direct acquisition costs of $95, was $7,795. DISC is a provider of enterprise software solutions and services for distributors in the fluid power, hydraulics and other durable goods industries. Prior to the closing of the transaction, Successor Company amended its revolving credit facility to allow for borrowings up to $9,500. Successor Company borrowed $7,700 on the amended revolving credit facility in connection with the acquisition of DISC.
      Successor Company is in the process of obtaining independent third-party appraisals of the fair value of the acquired intangibles for the SDI and DISC acquisitions. Information with respect to assets acquired and liabilities assumed is not currently available with respect to these two acquisitions.

          We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date hereof.

Page

Cautionary Statement Regarding Forward Looking Statements	i
Summary	1
Risk Factors	12
Capitalization	22
Selected Consolidated Financial Data	29
Management’s Discussion and Analysis of Financial Condition and Results of Operations	31
Business	53
Management	69
Principal Stockholders	79
Certain Relationships and Related Transactions	81
Description of Certain Indebtedness	84
The Exchange Offer	87
Description of the New Floating Rate Senior Notes	95
Book Entry; Delivery and Form	119
Plan of Distribution	121
Certain United States Federal Income Tax Considerations	122
Legal Matters	123
Independent Auditors	123
Where You Can Find More Information	123
Index to Financial Statements	F-1
Articles of Incorporation of Enterprise Computer Systems, Inc.
Bylaws of Enterprise Computer Systems, Inc.
Articles of Incorporation of Prelude Systems, Inc.
Bylaws of Prelude Systems, Inc.
Certificate of Incorporation of Prophet 21, Inc.
Bylaws of Prophet 21, Inc.
Certificate of Incorporation of Prophet 21 Investment Corporation
Bylaws of Prophet 21 Investment Corporation
Certificate of Incorporation of Prophet 21 Canada, Inc.
Bylaws of Prophet 21 Canada, Inc.
Articles of Incorporation of Prophet 21 New Jersey, Inc.
Bylaws of Prophet 21 New Jersey, Inc.
Articles of Incorporation of SDI Merger Corporation
Bylaws of SDI Merger Corporation
Certificate of Incorporation of Distributor Information System Corporation
Bylaws of Distributor Information Systems Corporation
Amended and Restated Articles of Incorporation of Trade Service Systems, Inc.
Bylaws of Trade Service Systems, Inc.
Restated Articles of Organization of Stanpak Systems, Inc.
Bylaws of Stanpak Systems, Inc.
Certificate of Incorporation of Speedware Holdings, Inc.
Bylaws of Stanpak Systems, Inc.
Certificate of Incorporation of Speedware USA, Inc.
Bylaws of Speedware USA, Inc.
Purchase Agreement
Exchange and Registration Rights Agreement
Opinion of Weil, Gotshal & Manges LLP
Statement Re: Computation of Ratio of Earnings to Fixed Charges
Subsidiaries
Consent of Ernst & Young LLP
Consent of KPMG LLP
Consent of KPMG LLP
Form T-1 of Wells Fargo Bank
Form of Letter of Transmittal
Form of Notice of Guaranteed Delivery
Form of Letter to Client
Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
          Until                     , 2005, all dealers effecting transactions in the new floating rate senior notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Offer to Exchange
All $120,000,000
Aggregate Principal
Amount of
Old Floating Rate Senior Notes
due 2010 (CUSIP No. 00506TAB1)
and
All $145,000,000
Aggregate Principal
Amount of
Old Floating Rate Senior Notes
due 2010 (CUSIP No. 00506TAE5)
for
New Floating Rate Senior Notes
due 2010 (CUSIP No. 00506TAD7)
of
Activant Solutions Inc.

PROSPECTUS

                    , 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.
      The following summaries are qualified in their entirety by reference to the complete text of any statutes referred to below and the organizational documents of the registrant and each subsidiary guarantor.
Indemnification of Directors and Officers of Activant Solutions Inc., a Delaware corporation (“ASI”)
      Section 145 of the Delaware General Corporation Law (as amended from time to time, the “DGCL”) provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the registrant, by reason of the fact that he or she is or was a director, officer, employee or agent of the registrant, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
      The power to indemnify applies to actions brought by or in the right of the registrant as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.
      The registrant’s certificate of incorporation, as amended, limits the liability of ASI’s directors to ASI or its stockholders to the fullest extent permitted by the DGCL. Specifically, ASI’s directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to ASI or its stockholders;

•	for acts or omissions not in good faith or which involve the intentional misconduct or knowing violations of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the DGCL; or

•	for any transaction from which the director deprived an improper personal benefit.
      All of ASI’s directors and officers are covered by insurance policies maintained by ASI against specified liabilities for actions taken in their capacities as such. In addition, we have entered into indemnification agreements with each of our directors and named executive officers that provide for indemnification and expense advancement to the fullest extent permitted under the DGCL.
Indemnification of Directors and Officers of the Subsidiary Guarantors

Delaware Subsidiary Guarantors
      Each of Triad Systems Corporation (“Triad”), CCI/ ARD, Inc. (“CCI”), Speedware Holdings, Inc. (“Speedware”), Prophet 21, Inc. (“Prophet 21”), Prophet 21 Investment Corporation (“Investment”) and Prophet 21 Canada, Inc. (“Canada”) are subsidiaries of ASI organized under the laws of the state of Delaware (each, a “Delaware Subsidiary”). The indemnification provisions of the DGCL described in “Indemnification of Directors and Officers of Activant Solutions Inc.” above also relate to the directors and officers of each Delaware Subsidiary.

      The bylaws of each of CCI, Investment and Canada contain indemnification provisions that provide for the indemnification of its directors and officers to the fullest extent permitted by the DGCL, as amended. The bylaws of each of the above-referenced entities also specifically authorize it to purchase and maintain insurance to protect itself and its directors and officers against any liability asserted against such persons and incurred by such persons, whether or not the corporation would have the power to indemnify such persons against such liabilities under its bylaws.
      The bylaws of Speedware contain indemnification provisions that provide for indemnification of its officers and directors in connection with any proceeding brought as a result of such person serving as a director or officer if such person conducted himself or herself in good faith and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, no indemnification shall be made with respect to any expenses incurred by any person in connection with any proceeding by or in the right of the corporation in which such person is adjudged liable to the corporation or any judgments, penalties, fines, settlements or expenses incurred in connection with any proceeding charging improper personal benefit to such person and in which he is adjudged liable.
      The certificates of incorporation of each of Triad and Prophet 21 contain indemnification provisions that provide for the indemnification of its directors and officers to the fullest extent permitted by the DGCL, as amended. In addition, each of them provides that a director not be personally liable either to the corporation or to any stockholder for monetary damages for breach of fiduciary as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or knowing violation of the law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the DGCL or (iv) for any transaction from which the director shall have derived an improper personal benefit.

California Subsidiary Guarantors
      Each of Triad Data Corporation and Triad Systems Financial Corporation are subsidiaries of ASI organized under the laws of the state of California (each, a “California Subsidiary”). Section 317 of the California Corporations Code (as amended from time to time, the “CCC”) provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that the person is or was a director or officer of the corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
      The bylaws of each California Subsidiary contain indemnification provisions that provide for the indemnification of its directors and officers to the fullest extent permitted by the CCC. In addition, the bylaws specifically authorize each corporation to purchase and maintain insurance to protect itself and its directors and officers against any liability asserted against such persons and incurred by such persons, whether or not the corporation would have the power to indemnify such persons against such liabilities under its bylaws.

Connecticut Subsidiary Guarantor
      Distributor Information Systems Corporation is a subsidiary of ASI organized under the laws of the state of Connecticut (“DISC”). Subsection (a) of Section 33-771 of the Connecticut Business Corporation Act (as amended from time to time, the “CBCA”) provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if:

(1) he conducted himself in good faith, he reasonably believed that, in the case of conduct in his official capacity, his conduct was in the best interests of the corporation, and in all other cases, that his conduct was at least not opposed to the best interests of the corporation, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

(2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the CBCA.

      Subsection (d) of Section 33-771 of the CBCA provides that, unless ordered by a court, a corporation may not indemnify a director either in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection the proceeding if it is determined that the director has met the relevant standard of conduct under Section 33-771(a) of the CBCA, or in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.
      Subsection (a) of Section 33-776 of the CBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director, and if he is an officer but not a director, to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors.
      DISC’s bylaws contain indemnification provisions that provide for the indemnification of its directors and officers to the fullest extent permitted by the CBCA. In addition, DISC’s bylaws specifically authorize the corporation to purchase and maintain insurance to protect itself and its directors and officers against any liability asserted against such persons and incurred by such persons, whether or not the corporation would have the power to indemnify such persons against such liabilities under its bylaws.

Illinois Subsidiary Guarantor
      SDI Merger Corporation is a subsidiary of ASI organized under the laws of the state of Illinois (“SDI”). Section 5/8.85 of the Illinois Business Corporation Act of 1983 (“IBCA”) provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that the person is or was a director or officer of the corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
      SDI’s bylaws contain indemnification provisions that provide for the indemnification of its directors and officers to the fullest extent permitted by the IBCA. In addition, SDI’s bylaws specifically authorize SDI to purchase and maintain insurance to protect itself and its directors and officers against any liability asserted against such persons and incurred by such persons, whether or not the corporation would have the power to indemnify such persons against such liabilities under its bylaws.

Massachusetts Subsidiary Guarantor
      Stanpak Systems, Inc. is a subsidiary of ASI organized under the laws of the commonwealth of Massachusetts (“Stanpak”). Section 8.58 of Chapter 156D of the Massachusetts Business Corporation Act (as amended from time to time, the “MBCA”) provides that a corporation may agree, in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, to indemnify an individual who is a party to a proceeding because he is a director or an officer if:

(1) he conducted himself in good faith, he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

(2) he engaged in conduct for which the corporation has limited or eliminated liability in its articles of organization in a manner permitted by the statute.
      Section 2.02(b)(4) of Chapter 156D permits the corporation to eliminate or limit the personal liability a director to the corporation for monetary damages for breach of fiduciary duty as a director notwithstanding any provision imposing such liability, except for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) distributions not permitted under the statute or (iv) for any transaction from which the director derived an improper personal benefit.
      Stanpak’s bylaws provide that the corporation shall indemnify former or current directors or officers against reasonable expenses actually and necessarily incurred by such person in connection with any litigation, except in relation to matters as to which it shall be adjudged in such litigation that such person is liable to the corporation for negligence or misconduct in the performance of his or her duties.

New Jersey Subsidiary Guarantor
      Prophet 21 New Jersey, Inc. is a subsidiary of ASI organized under the laws of the state of New Jersey (“P21 New Jersey”). Subsection (2) of Section 14A:3-5 of the New Jersey Business Corporation Act (as amended from time to time, the “NJBCA”) provides that a corporation shall have power to indemnify any person who is or was a director or officer of the corporation against reasonable costs and amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties in connection with the proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
      Subsection (8) of Section 14A:3-5 provides that indemnification provided for by Section 14A:3-5 shall not be deemed exclusive of any rights to which the officer or director may be entitled; provided that no indemnification shall be made to such person if an adverse judgment establishes that his or her acts or omissions were in breach of such persons duty of loyalty to the corporation or its shareholders, were not in good faith, involved a knowing violation of law or resulted in receipt by the officer or director of an improper personal benefit.
      P21 New Jersey’s bylaws contain indemnification provisions that provide for the indemnification of its directors and officers to the fullest extent permitted by the NJBCA. In addition, P21 New Jersey’s bylaws specifically authorize the corporation to purchase and maintain insurance to protect itself and its directors and officers against any liability asserted against such persons and incurred by such persons, whether or not the corporation would have the power to indemnify such persons against such liabilities under its bylaws.
     Pennsylvania Subsidiary Guarantor
      Trade Service Systems, Inc. is a subsidiary of ASI organized under the laws of the state of Pennsylvania (“TSS”). Section 1741 of the Pennsylvania Business Corporation Law (as amended from time to time, the “PBCL”) grants Pennsylvania corporations, unless otherwise restricted by the corporation’s bylaws, the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that the person is or was a director or officer of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
      Section 1742 of the PBCL permits indemnification in derivative and corporate actions if the appropriate standard of conduct is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.
      The bylaws of TSS provide indemnification to the directors and officers of the corporation to the fullest extent permitted by the PBCL; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court of common pleas determines that, despite the adjudication of liability in view of all the circumstances in the case, such person is fairly and reasonably entitled to indemnity.
      In addition, the bylaws of TSS specifically authorize the corporation to purchase and maintain insurance to protect itself and its directors and officers against any liability asserted against such persons and incurred by such persons, whether or not the corporation would have the power to indemnify such persons against such liabilities under its bylaws.

South Carolina Subsidiary Guarantor
      Enterprise Computer Systems, Inc. is a subsidiary of ASI organized under the laws of the state of South Carolina (“ECS”). Article 5 of Chapter 8 of the South Carolina Business Corporation Act of 1988 (as amended from time to time, the “SCBC”) provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if:

(1) he conducted himself in good faith, he reasonably believed that, in the case of conduct in his official capacity, his conduct was in the best interests of the corporation, and in all other cases, that his conduct was at least not opposed to the best interests of the corporation, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

(2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the SCBC.
      The bylaws of ECS contain indemnification provisions that provide for the indemnification of its directors and officers to the fullest extent permitted by the SCBC.

Texas Subsidiary Guarantors
      CCI/ Triad Gem, Inc. (“Gem”) and Prelude Systems, Inc. (“Prelude”) are subsidiaries of ASI organized under the laws of the state of Texas. Article 2.02-1 of the Texas Business Corporation Act (as amended from time to time, the “TBCA”) provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by such person in connection with an action or proceeding brought by reason of his position as director or officer, provided that he conducted himself in good faith, he reasonably believed that, in the case of conduct in his official capacity, his conduct was in the best interests of the corporation, and in all other cases, that his conduct was at least not opposed to the best interests of the corporation, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
      Prelude’s bylaws provide that the corporation shall indemnify its directors and officers in any action brought as a result of such person serving as a director or officer of the corporation, except in relation to matters as to which such person is adjudged liable for gross negligence or willful misconduct in performance of duty.
      Neither Gem’s bylaws nor its articles of incorporation contain provisions regarding indemnification of its directors and officers.

Item 21.	Exhibits and Financial Statement Schedules.
      (a) Exhibits:

Exhibit
Number		Description

3.1	—	Restated Certificate of Incorporation of Activant Solutions Inc.(1)

3.2	—	Certificate of Amendment of Certificate of Incorporation of Activant Solutions Inc.(1)

3.3	—	Certificate of Amendment of Certificate of Incorporation of Activant Solutions Inc., dated October 6, 2003(13)

3.4	—	Amended and Restated Bylaws of Activant Solutions Inc.(2)

3.5	—	Certificate of Incorporation of CCI/ ARD, Inc.(14)

3.6	—	Bylaws of CCI/ ARD, Inc.(14)

3.7	—	Articles of Incorporation of CCI/ Triad Gem, Inc.(14)

3.8	—	Bylaws of CCI/ Triad Gem, Inc.(14)

3.9	—	Amended and Restated Articles of Incorporation of Triad Data Corporation(14)

3.10	—	Bylaws of Triad Data Corporation(14)

3.11	—	Certificate of Incorporation of Triad Systems Corporation(14)

3.12	—	Bylaws of Triad Systems Corporation(14)

3.13	—	Articles of Incorporation of Triad Systems Financial Corporation(14)

3.14	—	Bylaws of Triad Systems Financial Corporation(14)

3.15	—	Articles of Incorporation of Enterprise Computer Systems, Inc.†

3.16	—	Bylaws of Enterprise Computer Systems, Inc.†

3.17	—	Articles of Incorporation of Prelude Systems, Inc.†

3.18	—	Bylaws of Prelude Systems, Inc.†

3.19	—	Restated Certificate of Incorporation of Prophet 21, Inc.†

3.20	—	Bylaws of Prophet 21, Inc.†

3.21	—	Certificate of Incorporation of Prophet 21 Investment Corporation†

3.22	—	Bylaws of Prophet 21 Investment Corporation†

3.23	—	Certificate of Incorporation of Prophet 21 Canada, Inc.†

3.24	—	Bylaws of Prophet 21 Canada, Inc.†

3.25	—	Articles of Incorporation of Prophet 21 New Jersey, Inc.†

3.26	—	Bylaws of Prophet 21 New Jersey, Inc.†

3.27	—	Articles of Incorporation of Systems Design, Inc.†

3.28	—	Bylaws of Systems Design, Inc.†

3.29	—	Certificate of Incorporation of Distributor Information Systems Corporation†

3.30	—	Bylaws of Distributor Information Systems Corporation†

3.31	—	Amended and Restated Articles of Incorporation of Trade Service Systems, Inc.†

3.32	—	Bylaws of Trade Service Systems, Inc.†

3.33	—	Restated Articles of Organization of Stanpak Systems, Inc.†

3.34	—	Bylaws of Stankpak Systems, Inc.†

3.35	—	Certificate of Incorporation of Speedware Holdings, Inc.†

3.36	—	Bylaws of Speedware Holdings, Inc.†

3.37	—	Certificate of Incorporation of Speedware USA, Inc.†

3.38	—	Bylaws of Speedware USA, Inc.†

Exhibit
Number		Description

4.1	—	Indenture dated as of June 27, 2003, by and between Activant Solutions Inc. and Wells Fargo Bank Minnesota, N.A. governing the 10 1/2% Senior Notes due 2011(11)
4.2	—	First Supplemental Indenture dated as of June 27, 2003, by and between Activant Solutions Inc. and Wells Fargo Bank Minnesota, N.A., as trustee, governing the 10 1/2% Senior Notes due 2011(22)

4.3	—	Second Supplemental Indenture dated as of September 13, 2005, among Activant Solutions Inc., Speedware Holdings, Inc., Speedware USA, Inc., Prophet 21, Inc., Prophet 21 Investment Corporation, Prophet 21 Canada, Inc., Prophet 21 New Jersey, Inc. SDI Merger Corporation, Distributor Information Systems Corporation, Trade Service Systems, Inc., Stanpak Systems, Inc. and Wells Fargo Bank, National Association, as trustee governing the 10 1/2% Senior Notes due 2011(23)

4.4	—	Third Supplemental Indenture dated as of September 23, 2005, among Activant Solutions Inc., SDI Merger Corporation and Wells Fargo Bank, National Association, as trustee governing the 10 1/2% Senior Notes due 2011(24)

4.5	—	Form of Note for the Senior Notes Indenture governing the 10 1/2% Senior Notes due 2011(14)

4.6	—	Indenture dated as of March 30, 2005, by and between Activant Solutions Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the Floating Rate Senior Notes due 2010(20)

4.7	—	First Supplemental Indenture dated as of April 20, 2005, among Activant Solutions Inc., Prelude Systems, Inc., Enterprise Computer Systems, Inc. and Wells Fargo Bank, National Association, as trustee, governing the Floating Rate Senior Notes due 2010(22)

4.8	—	Second Supplemental Indenture dated as of September 13, 2005, among Activant Solutions Inc., Speedware Holdings, Inc., Speedware USA, Inc., Prophet 21, Inc., Prophet 21 Investment Corporation, Prophet 21 Canada, Inc., Prophet 21 New Jersey, Inc., SDI Merger Corporation, Distributor Information Systems Corporation, Trade Service Systems, Inc., Stanpak Systems, Inc. and Wells Fargo Bank, National Association, as trustee, governing the Floating Rate Senior Notes due 2010(23)

4.9	—	Third Supplemental Indenture dated as of September 23, 2005, among Activant Solutions Inc., SDI Merger Corporation and Wells Fargo Bank, National Association, as trustee, governing the Floating Senior Notes due 2010.(24)

4.10	—	Form of Old Floating Rate Note (included in Exhibit 4.6 hereto as Exhibit A)

4.11	—	Form of New Floating Rate Note (included in Exhibit 4.6 hereto as Exhibit B)

4.12	—	Purchase Agreement dated as of March 10, 2005, by and between Activant Solutions Inc., the guarantors named therein and J.P. Morgan Securities Inc. relating to the sale of the Floating Rate Senior Notes due 2010(20)

4.13	—	Exchange and Registration Rights Agreement dated as of March 30, 2005, by and between Activant Solutions Inc., the guarantors named therein and J.P. Morgan Securities Inc. relating to the sale of the Floating Rate Senior Notes due 2010(20)

4.14	—	Purchase Agreement dated as of October 6, 2005, by and between Activant Solutions Inc., the guarantors named therein and Deutsche Bank Securities Inc. relating to the sale of the Floating Rate Senior Notes due 2010†

4.15	—	Exchange and Registration Rights Agreement dated as of October 17, 2005, by and between Activant Solutions Inc., the guarantors named therein and Deutsche Bank Securities Inc. relating to the sale of the Floating Rate Senior Notes due 2010†

5.1	—	Opinion of Weil, Gotshal & Manges LLP as to the securities registered hereby†

10.1	—	Loan and Security Agreement, dated as of January 1, 1997, between CCITRIAD Financial Holdings Corporation and Heller Financial, Inc.(1)

10.2	—	Amendment, dated March 31, 1999, among Activant Solutions Inc., Triad Systems Financial Corporation, CCITRIAD Financial Holdings Corporation, as Borrower, and Heller Financial Leasing, Inc.(4)

Exhibit
Number		Description

10.3	—	Master Loan and Security Agreement, dated as of June 1, 1998, between CCITRIAD Financial Holdings Corporation and NationsCredit Commercial Corporation (the “NCC Agreement”)(5)

10.4	—	Amendment No. 1 to the NCC Agreement, dated as of September 28, 1999(5)

10.5	—	Purchase Agreement, dated as of February 1, 1999, between Triad Systems Financial Corporation and Mellon US Leasing, A Division of Mellon Leasing Corporation(3)

10.6	—	Loan and Security Agreement, dated as of July 1, 1999, between CCITRIAD Financial Holdings Corporation and IFC Credit Corporation (the “IFC Agreement”)(5)

10.7	—	First Amendment to the IFC Agreement, dated as of September 23, 1999(5)

10.8	—	Agreement between the Industrial Development Authority and Triad Systems Ireland Limited, Triad Systems Corporation and Tridex Systems Limited(1)

10.9	—	Supplemental Agreement between the Industrial Development Authority and Triad Systems Ireland Limited, Triad Systems Corporation and Tridex Systems Limited(1)

10.10	—	Stockholders Agreement, dated as of May 26, 1999, among Activant Solutions Inc., Activant Solutions Holdings Inc. and the stockholders signatory thereto(5)

10.11	—	Monitoring and Oversight Agreement, dated as of February 27, 1997, among Activant Solutions Holdings Inc., Activant Solutions Inc., and Hicks, Muse & Co. Partners, L.P.(1)

10.12	—	Financial Advisory Agreement, dated as of February 27, 1997, among Activant Solutions Holdings Inc., Activant Solutions Inc., and Hicks, Muse & Co. Partners, L.P.(1)

10.13	—	Asset Purchase Agreement, dated as of November 20, 1997, between ADP Claims Solutions Group, Inc. and Activant Solutions Inc., dated as of November 20, 1997(1)

10.14	—	Executive Employment Agreement, dated as of July 1, 2002, among Activant Solutions Inc., Activant Solutions Holdings Inc., and Michael A. Aviles(10)

10.15	—	Stock Option Agreement, dated June 14, 1999, between Activant Solutions Holdings Inc. and Michael A. Aviles(5)

10.16	—	Stock Option Agreement, dated February 16, 2000, between Activant Solutions Holdings Inc. and Michael A. Aviles(8)

10.17	—	Executive Employment Agreement dated August 22, 2001, between Activant Solutions Inc. and Greg Peterson(9)

10.18	—	Amendment to Executive Employment Agreement dated February 1, 2005, between Activant Solutions Inc. and Greg Peterson(19)

10.19	—	Executive Employment Agreement dated October 27, 1999, between Activant Solutions Inc. and Pervez Qureshi(12)

10.20	—	Amendment to Executive Employment Agreement dated February 1, 2005, between Activant Solutions Inc. and Pervez Qureshi(19)

10.21	—	Executive Employment Agreement dated February 1, 2005, between Activant Solutions Inc. and Mary Beth Loesch(19)

10.22	—	Executive Employment Agreement dated December 15 2004, among Activant Solutions Inc., Activant Solutions Holdings Inc. and A. Laurence Jones(17)

10.23	—	Stock Option Agreement dated December 15, 2004, between Activant Solutions Holdings Inc. and A. Laurence Jones(17)

10.24	—	Activant Solutions Holdings Inc. 1998 Stock Option Plan, as amended(4)

10.25	—	First Amendment to Activant Solutions Holdings Inc. 1998 Stock Option Plan(15)

10.26	—	Activant Solutions Holdings Inc. 2000 Stock Option Plan for Key Employees(6)

10.27	—	First Amendment to 2000 Stock Option Plan for Key Employees(15)

10.28	—	Second Amended and Restated 2000 Stock Option Plan for Key Employees(17)

10.29	—	2001 Broad-Based Stock Option Plan(7)

10.30	—	First Amendment to 2001 Broad-Based Stock Option Plan(15)

10.31	—	Stock Option Bonus Plan(7)

Exhibit
Number		Description

10.32	—	Amended and Restated Stock Option Bonus Plan(8)

10.33	—	Second Amended and Restated Stock Option Bonus Plan(15)

10.34	—	First Amendment to Second Amended and Restated Stock Option Bonus Plan(15)

10.35	—	Form of Non-Qualified Stock Option Agreement for Eligible Employees(2)

10.36	—	Fourth Amended and Restated Credit Agreement, dated as of September 13, 2005, by and among Activant Solutions Inc., Activant Solutions Holdings Inc., the lenders party thereto and JPMorgan Chase Bank, as administrative agent(22)

10.37	—	First Amendment to Fourth Amended and Restated Credit Agreement, dated as of October 6, 2005, by and among Activant Solutions Inc., Activant Solutions Holdings Inc., the lenders party thereto and JPMorgan Chase Bank, as administrative agent(24)
10.38	—	Stock Purchase Agreement, dated as of June 27, 2003, among Activant Solutions Inc., Hicks, Muse, Tate & Furst Equity Fund III, L.P. and HM3 Coinvestors, L.P.(11)

10.39	—	Securities Repurchase Agreement, dated as of June 5, 2003, among Activant Solutions Holdings Inc., Activant Solutions Inc., Glenn E. Staats, Preston W. Staats, Jr., Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., Hicks, Muse, Tate & Furst Incorporated and HMTF Operating, L.P.(11)

10.40	—	Indemnification Agreement dated February 17, 2003, among Activant Solutions Holdings Inc., Activant Solutions Inc. and Michael Aviles(12)

10.41	—	Indemnification Agreement dated February 19, 2003, among Activant Solutions Holdings Inc., Activant Solutions Inc. and A. Laurence Jones(12)

10.42	—	Indemnification Agreement dated February 14, 2003, among Activant Solutions Holdings Inc., Activant Solutions Inc. and Greg Petersen(12)

10.43	—	Indemnification Agreement dated March 3, 2003, among Activant Solutions Holdings Inc., Activant Solutions Inc. and James R. Porter(12)

10.44	—	Indemnification Agreement dated February 14, 2003, among Activant Solutions Holdings Inc., Activant Solutions Inc. and Richard R. Rew II(12)

10.45	—	Indemnification Agreement dated February 14, 2003, among Activant Solutions Holdings Inc., Activant Solutions Inc. and Christopher Speltz(12)

10.46	—	Indemnification Agreement dated June 1, 2004, among Activant Solutions Holdings Inc., Activant Solutions Inc. and Pervez Qureshi(16)

10.47	—	Indemnification Agreement dated February 1, 2005, among Activant Solutions Holdings Inc., Activant Solutions Inc. and Mary Beth Loesch(19)

10.48	—	Activant Executive Severance Plan(19)

10.49	—	Amended and Restated Activant Severance Plan for Select Employees(19)

10.50	—	Form of Incentive Stock Option Agreement (with 280G provision) to 2000 Stock Option Plan(19)

10.51	—	Form of Incentive Stock Option Agreement (without 280G provision) to 2000 Stock Option Plan(19)

10.52	—	Form of Non-Qualified Stock Option Agreement to 2000 Stock Option Plan(19)

10.53	—	Support Agreement dated January 24, 2005, among Activant Solutions Inc., Activant Solutions Acquisitionco Ltd. and Speedware Corporation Inc.(18)

10.54	—	Lock-Up Agreement dated January 24, 2005, among Activant Solutions Inc., Activant Solutions Acquisitionco Ltd. and certain shareholders of Speedware Corporation Inc.(18)

10.55	—	Agreement and Plan of Merger dated as of August 15, 2005, among Activant Solutions Inc., P21 Merger Corporation, Prophet 21, Inc. and Thoma Cressey Equity Partners, LLC(22)

12.1	—	Statement regarding Computation of Ratio of Earnings to Fixed Charges†

14.1	—	Activant Solutions Inc. Code of Ethics for Senior Financial Management(12)

21.1	—	Subsidiaries of the Registrant†

Exhibit
Number		Description

23.1	—	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

23.2	—	Consent of Ernst & Young LLP, independent registered public accounting firm†

23.3	—	Consent of KPMG LLP, chartered accountants with respect to the Speedware financial statements included in this Registration Statement†

23.4	—	Consent of KPMG LLP, independent auditors, with respect to Prophet 21 financial statements included in this Registration Statement†

24.1	—	Power of Attorney for Activant Solutions Inc. (included on its signature page to this Registration Statement)

24.2	—	Power of Attorney for Triad Systems Financial Corporation (included on its signature page to this Registration Statement)

24.3	—	Power of Attorney for CCI/ Triad Gem, Inc. (included on its signature page to this Registration Statement)

24.4	—	Power of Attorney for Triad Systems Corporation (included on its signature page to this Registration Statement)

24.5	—	Power of Attorney for CCI/ ARD, Inc. (included on its signature page to this Registration Statement)

24.6	—	Power of Attorney for Triad Data Corporation (included on its signature page to this Registration Statement)

24.7	—	Power of Attorney for Prophet 21, Inc. (included on its signature page to this Registration Statement)

24.8	—	Power of Attorney for Prophet 21 Investment Corporation (included on its signature page to this Registration Statement)

24.9	—	Power of Attorney for Prophet 21 Canada, Inc. (included on its signature page to this Registration Statement)

24.10	—	Power of Attorney for Prophet 21 New Jersey, Inc. (included on its signature page to this Registration Statement)

24.11	—	Power of Attorney for SDI Merger Corporation (included on its signature page to this Registration Statement)

24.12	—	Power of Attorney for Distributor Information Systems Corporation (included on its signature page to this Registration Statement)

24.13	—	Power of Attorney for Trade Service Systems, Inc. (included on its signature page to this Registration Statement)

24.14	—	Power of Attorney for Stanpak Systems, Inc. (included on its signature page to this Registration Statement)

24.15	—	Power of Attorney for Enterprise Computer Systems, Inc. (included on its signature page to this Registration Statement)

24.16	—	Power of Attorney for Prelude Systems, Inc. (included on its signature page to this Registration Statement)

24.17	—	Power of Attorney for Speedware Holdings, Inc. (included on its signature page to this Registration Statement)

24.18	—	Power of Attorney for Speedware USA, Inc. (included on its signature page to this Registration Statement)

25.1	—	Form T-1 of Wells Fargo Bank, National Association, as Trustee†

99.1	—	Form of Letter of Transmittal†

99.2	—	Form of Notice of Guaranteed Delivery†

99.3	—	Form of Letter to Clients†

99.4	—	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees†

†	Filed herewith.

(1)	Incorporated by reference to the Registration Statement on Form S-1 of Activant Solutions Inc. (File No. 333-49389) filed on April 3, 1998.

(2)	Incorporated by reference to Activant Solutions Inc.’s Annual Report on Form 10-K for the year ended September 30, 1998.

(3)	Incorporated by reference to Activant Solutions Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 1999.

(4)	Incorporated by reference to Activant Solutions Inc.’s Quarterly Report on Form 10-Q for the three months ended June 30, 1999.

(5)	Incorporated by reference to Activant Solutions Inc.’s Annual Report on Form 10-K for the year ended September 30, 1999.

(6)	Incorporated by reference to Activant Solutions Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2000.

(7)	Incorporated by reference to Activant Solutions Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2001.

(8)	Incorporated by reference to Activant Solutions Inc.’s Quarterly Report on Form 10-Q for the three months ended June 30, 2001.

(9)	Incorporated by reference to Activant Solutions Inc.’s Annual Report on Form 10-K for the year ended September 30, 2001.

(10)	Incorporated by reference to Activant Solutions Inc.’s Annual Report on Form 10-K for the year ended September 30, 2002.

(11)	Incorporated by reference to Activant Solutions Inc.’s Report on Form 8-K dated July 2, 2003.

(12)	Incorporated by reference to Activant Solutions Inc.’s Annual Report on Form 10-K for the year ended September 30, 2003.

(13)	Incorporated by reference to Activant Solutions Inc.’s Report on Form 8-K dated October 14, 2003.

(14)	Incorporated by reference to the Registration Statement on Form S-4 of Activant Solutions Inc. (File No. 333-108852) filed on October 16, 2003.

(15)	Incorporated by reference to Activant Solutions Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2004.

(16)	Incorporated by reference to Activant Solutions Inc.’s Quarterly Report on Form 10-Q for the three months ended June 30, 2004.

(17)	Incorporated by reference to Activant Solutions Inc.’s Annual Report on Form 10-K for the year ended September 30, 2004.

(18)	Incorporated by reference to Activant Solutions Inc.’s Report on Form 8-K dated January 24, 2005.

(19)	Incorporated by reference to Activant Solutions Inc.’s Report on Form 8-K dated February 7, 2005.

(20)	Incorporated by reference to Activant Solutions Inc.’s Report on Form 8-K dated March 30, 2005.

(21)	Incorporated by reference to Activant Solutions Inc.’s Report on Form 8-K dated April 22, 2005.

(22)	Incorporated by reference to Activant Solution Inc.’s Report on Form 8-K dated August 17, 2005.

(23)	Incorporated by reference to Activant Solutions Inc.’s Report on Form 8-K dated September 19, 2005.

(24)	Incorporated by reference to Activant Solutions Inc.’s Report on Form 8-K dated September 29, 2005.

(25)	Incorporated by reference to Activant Solutions Inc.’s Report on Form 8-K dated October 12, 2005.

Item 22.	Undertakings.
      The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in he aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 24, 2005.

ACTIVANT SOLUTIONS INC.

By:	/s/ Greg Petersen

Greg Petersen
Senior Vice President and Chief Financial Officer
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of A. Laurence Jones and Greg Petersen, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
      This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Laurence Jones A. Laurence Jones	President, Chief Executive Officer, and Director (Principal executive officer)	October 24, 2005

/s/ Greg Petersen Greg Petersen	Senior Vice President and Chief Financial Officer (Principal financial officer)	October 24, 2005

/s/ Christopher Speltz Christopher Speltz	Vice President of Finance, Treasurer and Assistant Secretary (Principal accounting officer)	October 24, 2005

/s/ Jack D. Furst Jack D. Furst	Director	October 24, 2005

/s/ Jason Downie Jason Downie	Director	October 24, 2005

/s/ James R. Porter James R. Porter	Director	October 24, 2005

/s/ Peter S. Brodsky Peter S. Brodsky	Director	October 24, 2005

/s/ Robert Shaw Robert Shaw	Director	October 24, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 24, 2005.

TRIAD SYSTEMS FINANCIAL CORPORATION

By:	/s/ Greg Petersen

Greg Petersen
President and Chief Executive Officer
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of A. Laurence Jones and Greg Petersen, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
      This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Petersen Greg Petersen	President, Chief Executive Officer and Director (Principal Executive Officer)	October 24, 2005

/s/ Christopher Speltz Christopher Speltz	Senior Vice President, Chief Financial Officer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	October 24, 2005

/s/ Richard W. Rew, II Richard W. Rew, II	Vice President, Secretary and Director	October 24, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 24, 2005.

CCI/ TRIAD GEM, INC.

By:	/s/ Greg Petersen

Greg Petersen
President
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of A. Laurence Jones and Greg Petersen, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
      This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Petersen Greg Petersen	President and Director (Principal Executive Officer)	October 24, 2005

/s/ Christopher Speltz Christopher Speltz	Senior Vice President, Assistant Secretary and Director (Principal Financial and Accounting Officer)	October 24, 2005

/s/ Richard W. Rew, II Richard W. Rew, II	Vice President, Secretary and Director	October 24, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 24, 2005.

CCI/ ARD, INC.

By:	/s/ Greg Petersen

Greg Petersen
Senior Vice President
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of A. Laurence Jones and Greg Petersen, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
      This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Speltz Christopher Speltz	President and Director (Principal Executive Officer)	October 24, 2005

/s/ Greg Peterson Greg Peterson	Senior Vice President and Director (Principal Financial and Accounting Officer)	October 24, 2005

/s/ Richard W. Rew, II Richard W. Rew, II	Secretary and Director	October 24, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 24, 2005.

TRIAD DATA CORPORATION

By:	/s/ Greg Petersen

Greg Petersen
President
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of A. Laurence Jones and Greg Petersen, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
      This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Petersen Greg Petersen	President and Director (Principal Executive Officer)	October 24, 2005

/s/ Christopher Speltz Christopher Speltz	Senior Vice President, Assistant Secretary and Director (Principal Financial and Accounting Officer)	October 24, 2005

/s/ Richard W. Rew, II Richard W. Rew, II	Vice President, Secretary and Director	October 24, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 24, 2005.

TRIAD SYSTEMS CORPORATION

By:	/s/ Greg Petersen

Greg Petersen
President
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of A. Laurence Jones and Greg Petersen, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
      This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Petersen Greg Petersen	President and Director (Principal Executive Officer)	October 24, 2005

/s/ Christopher Speltz Christopher Speltz	Senior Vice President and Director (Principal Financial and Accounting Officer)	October 24, 2005

/s/ Richard W. Rew, II Richard W. Rew, II	Secretary and Director	October 24, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 24, 2005.

ENTERPRISE COMPUTER SYSTEMS, INC.

By:	/s/ Greg Petersen

Greg Petersen
President
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of A. Laurence Jones and Greg Petersen, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
      This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Petersen Greg Petersen	President and Director (Principal Executive Officer)	October 24, 2005

/s/ Christopher Speltz Christopher Speltz	Senior Vice President and Director (Principal Financial and Accounting Officer)	October 24, 2005

/s/ Richard W. Rew, II Richard W. Rew, II	Secretary and Director	October 24, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 24, 2005.

PRELUDE SYSTEMS, INC.

By:	/s/ Greg Petersen

Greg Petersen
President
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of A. Laurence Jones and Greg Petersen, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
      This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Petersen Greg Petersen	President and Director (Principal Executive Officer)	October 24, 2005

/s/ Christopher Speltz Christopher Speltz	Senior Vice President and Director (Principal Financial and Accounting Officer)	October 24, 2005

/s/ Richard W. Rew, II Richard W. Rew, II	Secretary and Director	October 24, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 24, 2005.

PROPHET 21, INC.

By:	/s/ Greg Petersen

Greg Petersen
President
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of A. Laurence Jones and Greg Petersen, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
      This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Petersen Greg Petersen	President and Director (Principal Executive Officer)	October 24, 2005

/s/ Christopher Speltz Christopher Speltz	Vice President and Director (Principal Financial and Accounting Officer)	October 24, 2005

/s/ Richard W. Rew, II Richard W. Rew, II	Secretary and Director	October 24, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 24, 2005.

PROPHET 21 INVESTMENT CORPORATION

By:	/s/ Greg Petersen

Greg Petersen
President
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of A. Laurence Jones and Greg Petersen, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
      This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Petersen Greg Petersen	President and Director (Principal Executive Officer)	October 24, 2005

/s/ Christopher Speltz Christopher Speltz	Vice President and Director (Principal Financial and Accounting Officer)	October 24, 2005

/s/ Richard W. Rew, II Richard W. Rew, II	Secretary and Director	October 24, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 24, 2005.

PROPHET 21 CANADA, INC.

By:	/s/ Greg Petersen

Greg Petersen
President
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of A. Laurence Jones and Greg Petersen, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
      This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Petersen Greg Petersen	President and Director (Principal Executive Officer)	October 24, 2005

/s/ Christopher Speltz Christopher Speltz	Vice President and Director (Principal Financial and Accounting Officer)	October 24, 2005

/s/ Richard W. Rew, II Richard W. Rew, II	Secretary and Director	October 24, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 24, 2005.

PROPHET 21 NEW JERSEY, INC.

By:	/s/ Greg Petersen

Greg Petersen
President
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of A. Laurence Jones and Greg Petersen, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
      This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Petersen Greg Petersen	President and Director (Principal Executive Officer)	October 24, 2005

/s/ Christopher Speltz Christopher Speltz	Vice President and Director (Principal Financial and Accounting Officer)	October 24, 2005

/s/ Richard W. Rew, II Richard W. Rew, II	Secretary and Director	October 24, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 24, 2005.

SDI MERGER CORPORATION

By:	/s/ Greg Petersen

Greg Petersen
President
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of A. Laurence Jones and Greg Petersen, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
      This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Petersen Greg Petersen	President and Director (Principal Executive Officer)	October 24, 2005

/s/ Christopher Speltz Christopher Speltz	Vice President and Director (Principal Financial and Accounting Officer)	October 24, 2005

/s/ Richard W. Rew, II Richard W. Rew, II	Secretary and Director	October 24, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 24, 2005.

DISTRIBUTOR INFORMATION SYSTEMS CORPORATION

By:	/s/ Greg Petersen

Greg Petersen
President
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of A. Laurence Jones and Greg Petersen, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
      This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Petersen Greg Petersen	President and Director (Principal Executive Officer)	October 24, 2005

/s/ Christopher Speltz Christopher Speltz	Vice President and Director (Principal Financial and Accounting Officer)	October 24, 2005

/s/ Richard W. Rew, II Richard W. Rew, II	Secretary and Director	October 24, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 24, 2005.

TRADE SERVICE SYSTEMS, INC.

By:	/s/ Greg Petersen

Greg Petersen
President
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of A. Laurence Jones and Greg Petersen, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
      This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Petersen Greg Petersen	President and Director (Principal Executive Officer)	October 24, 2005

/s/ Christopher Speltz Christopher Speltz	Vice President and Director (Principal Financial and Accounting Officer)	October 24, 2005

/s/ Richard W. Rew, II Richard W. Rew, II	Secretary and Director	October 24, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 24, 2005.

STANPAK SYSTEMS, INC.

By:	/s/ Greg Petersen

Greg Petersen
President
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of A. Laurence Jones and Greg Petersen, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
      This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Petersen Greg Petersen	President and Director (Principal Executive Officer)	October 24, 2005

/s/ Christopher Speltz Christopher Speltz	Vice President and Director (Principal Financial and Accounting Officer)	October 24, 2005

/s/ Richard W. Rew, II Richard W. Rew, II	Secretary and Director	October 24, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 24, 2005.

SPEEDWARE HOLDINGS, INC.

By:	/s/ Greg Petersen

Greg Petersen
President
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of A. Laurence Jones and Greg Petersen, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
      This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Peterson Greg Peterson	President and Director (Principal Executive Officer)	October 24, 2005

/s/ Christopher Speltz Christopher Speltz	Senior Vice President and Director (Principal Financial and Accounting Officer)	October 24, 2005

/s/ Richard W. Rew, II Richard W. Rew, II	Secretary and Director	October 24, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 24, 2005.

SPEEDWARE USA, INC.

By:	/s/ Greg Petersen

Greg Petersen
President
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of A. Laurence Jones and Greg Petersen, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
      This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Peterson Greg Peterson	President and Director (Principal Executive Officer)	October 24, 2005

/s/ Christopher Speltz Christopher Speltz	Senior Vice President and Director (Principal Financial and Accounting Officer)	October 24, 2005

/s/ Richard W. Rew, II Richard W. Rew, II	Secretary and Director	October 24, 2005

EXHIBIT INDEX

Exhibit
Number		Description

3.1	—	Restated Certificate of Incorporation of Activant Solutions Inc.(1)

3.2	—	Certificate of Amendment of Certificate of Incorporation of Activant Solutions Inc.(1)

3.3	—	Certificate of Amendment of Certificate of Incorporation of Activant Solutions Inc., dated October 6, 2003(13)

3.4	—	Amended and Restated Bylaws of Activant Solutions Inc.(2)

3.5	—	Certificate of Incorporation of CCI/ ARD, Inc.(14)

3.6	—	Bylaws of CCI/ ARD, Inc.(14)

3.7	—	Articles of Incorporation of CCI/ Triad Gem, Inc.(14)

3.8	—	Bylaws of CCI/ Triad Gem, Inc.(14)

3.9	—	Amended and Restated Articles of Incorporation of Triad Data Corporation(14)

3.10	—	Bylaws of Triad Data Corporation(14)

3.11	—	Certificate of Incorporation of Triad Systems Corporation(14)

3.12	—	Bylaws of Triad Systems Corporation(14)

3.13	—	Articles of Incorporation of Triad Systems Financial Corporation(14)

3.14	—	Bylaws of Triad Systems Financial Corporation(14)

3.15	—	Articles of Incorporation of Enterprise Computer Systems, Inc.†

3.16	—	Bylaws of Enterprise Computer Systems, Inc.†

3.17	—	Articles of Incorporation of Prelude Systems, Inc.†

3.18	—	Bylaws of Prelude Systems, Inc.†

3.19	—	Second Amended and Restated Certificate of Incorporation of Prophet 21, Inc.†

3.20	—	Bylaws of Prophet 21, Inc.†

3.21	—	Certificate of Incorporation of Prophet 21 Investment Corporation†

3.22	—	Bylaws of Prophet 21 Investment Corporation†

3.23	—	Certificate of Incorporation of Prophet 21 Canada, Inc.†

3.24	—	Bylaws of Prophet 21 Canada, Inc.†

3.25	—	Articles of Incorporation of Prophet 21 New Jersey, Inc.†

3.26	—	Bylaws of Prophet 21 New Jersey, Inc.†

3.27	—	Articles of Incorporation of SDI Merger Corporation†

3.28	—	Bylaws of SDI Merger Corporation†

3.29	—	Certificate of Incorporation of Distributor Information Systems Corporation†

3.30	—	Bylaws of Distributor Information Systems Corporation†

3.31	—	Amended and Restated Articles of Incorporation of Trade Service Systems, Inc.†

3.32	—	Bylaws of Trade Service Systems, Inc.†

3.33	—	Restated Articles of Organization of Stanpak Systems, Inc.†

3.34	—	Bylaws of Stankpak Systems, Inc.†

3.35	—	Certificate of Incorporation of Speedware Holdings, Inc.†

3.36	—	Bylaws of Speedware Holdings, Inc.†

3.37	—	Certificate of Incorporation of Speedware USA, Inc.†

3.38	—	Bylaws of Speedware USA, Inc.†

4.1	—	Indenture dated as of June 27, 2003, by and between Activant Solutions Inc. and Wells Fargo Bank Minnesota, N.A. governing the 10 1/2% Senior Notes due 2011(11)

4.2	—	First Supplemental Indenture dated as of June 27, 2003, by and between Activant Solutions Inc. and Wells Fargo Bank Minnesota, N.A., as trustee, governing the 10 1/2% Senior Notes due 2011(22)

Exhibit
Number		Description

4.3	—	Second Supplemental Indenture dated as of September 13, 2005, among Activant Solutions Inc., Speedware Holdings, Inc., Speedware USA, Inc., Prophet 21, Inc., Prophet 21 Investment Corporation, Prophet 21 Canada, Inc., Prophet 21 New Jersey, Inc. SDI Merger Corporation, Distributor Information Systems Corporation, Trade Service Systems, Inc., Stanpak Systems, Inc. and Wells Fargo Bank, National Association, as trustee governing the 10 1/2% Senior Notes due 2011(23)

4.4	—	Third Supplemental Indenture dated as of September 23, 2005, among Activant Solutions Inc., SDI Merger Corporation and Wells Fargo Bank, National Association, as trustee governing the 10 1/2% Senior Notes due 2011(24)

4.5	—	Form of Note for the Senior Notes Indenture governing the 10 1/2% Senior Notes due 2011(14)

4.6	—	Indenture dated as of March 30, 2005, by and between Activant Solutions Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the Floating Rate Senior Notes due 2010(20)

4.7	—	First Supplemental Indenture dated as of April 20, 2005, among Activant Solutions Inc., Prelude Systems, Inc., Enterprise Computer Systems, Inc. and Wells Fargo Bank, National Association, as trustee, governing the Floating Rate Senior Notes due 2010(22)

4.8	—	Second Supplemental Indenture dated as of September 13, 2005, among Activant Solutions Inc., Speedware Holdings, Inc., Speedware USA, Inc., Prophet 21, Inc., Prophet 21 Investment Corporation, Prophet 21 Canada, Inc., Prophet 21 New Jersey, Inc., SDI Merger Corporation, Distributor Information Systems Corporation, Trade Service Systems, Inc., Stanpak Systems, Inc. and Wells Fargo Bank, National Association, as trustee, governing the Floating Rate Senior Notes due 2010(23)

4.9	—	Third Supplemental Indenture dated as of September 23, 2005, among Activant Solutions Inc., SDI Merger Corporation and Wells Fargo Bank, National Association, as trustee, governing the Floating Senior Notes due 2010.(24)

4.10	—	Form of Old Floating Rate Note (included in Exhibit 4.6 hereto as Exhibit A)

4.11	—	Form of New Floating Rate Note (included in Exhibit 4.6 hereto as Exhibit B)

4.12	—	Purchase Agreement dated as of March 10, 2005, by and between Activant Solutions Inc., the guarantors named therein and J.P. Morgan Securities Inc. relating to the sale of the Floating Rate Senior Notes due 2010(20)

4.13	—	Exchange and Registration Rights Agreement dated as of March 30, 2005, by and between Activant Solutions Inc., the guarantors named therein and J.P. Morgan Securities Inc. relating to the sale of the Floating Rate Senior Notes due 2010(20)

4.14	—	Purchase Agreement dated as of October 6, 2005, by and between Activant Solutions Inc., the guarantors named therein and Deutsche Bank Securities Inc. relating to the sale of the Floating Rate Senior Notes due 2010†

4.15	—	Exchange and Registration Rights Agreement dated as of October 17, 2005, by and between Activant Solutions Inc., the guarantors named therein and Deutsche Bank Securities Inc. relating to the sale of the Floating Rate Senior Notes due 2010†

5.1	—	Opinion of Weil, Gotshal & Manges LLP as to the securities registered hereby†

10.1	—	Loan and Security Agreement, dated as of January 1, 1997, between CCITRIAD Financial Holdings Corporation and Heller Financial, Inc.(1)

10.2	—	Amendment, dated March 31, 1999, among Activant Solutions Inc., Triad Systems Financial Corporation, CCITRIAD Financial Holdings Corporation, as Borrower, and Heller Financial Leasing, Inc.(4)

10.3	—	Master Loan and Security Agreement, dated as of June 1, 1998, between CCITRIAD Financial Holdings Corporation and NationsCredit Commercial Corporation (the “NCC Agreement”)(5)

10.4	—	Amendment No. 1 to the NCC Agreement, dated as of September 28, 1999(5)

10.5	—	Purchase Agreement, dated as of February 1, 1999, between Triad Systems Financial Corporation and Mellon US Leasing, A Division of Mellon Leasing Corporation(3)

10.6	—	Loan and Security Agreement, dated as of July 1, 1999, between CCITRIAD Financial Holdings Corporation and IFC Credit Corporation (the “IFC Agreement”)(5)

Exhibit
Number		Description

10.7	—	First Amendment to the IFC Agreement, dated as of September 23, 1999(5)

10.8	—	Agreement between the Industrial Development Authority and Triad Systems Ireland Limited, Triad Systems Corporation and Tridex Systems Limited(1)

10.9	—	Supplemental Agreement between the Industrial Development Authority and Triad Systems Ireland Limited, Triad Systems Corporation and Tridex Systems Limited(1)

10.10	—	Stockholders Agreement, dated as of May 26, 1999, among Activant Solutions Inc., Activant Solutions Holdings Inc. and the stockholders signatory thereto(5)

10.11	—	Monitoring and Oversight Agreement, dated as of February 27, 1997, among Activant Solutions Holdings Inc., Activant Solutions Inc., and Hicks, Muse & Co. Partners, L.P.(1)

10.12	—	Financial Advisory Agreement, dated as of February 27, 1997, among Activant Solutions Holdings Inc., Activant Solutions Inc., and Hicks, Muse & Co. Partners, L.P.(1)

10.13	—	Asset Purchase Agreement, dated as of November 20, 1997, between ADP Claims Solutions Group, Inc. and Activant Solutions Inc., dated as of November 20, 1997(1)

10.14	—	Executive Employment Agreement, dated as of July 1, 2002, among Activant Solutions Inc., Activant Solutions Holdings Inc., and Michael A. Aviles(10)

10.15	—	Stock Option Agreement, dated June 14, 1999, between Activant Solutions Holdings Inc. and Michael A. Aviles(5)

10.16	—	Stock Option Agreement, dated February 16, 2000, between Activant Solutions Holdings Inc. and Michael A. Aviles(8)

10.17	—	Executive Employment Agreement dated August 22, 2001, between Activant Solutions Inc. and Greg Peterson(9)

10.18	—	Amendment to Executive Employment Agreement dated February 1, 2005, between Activant Solutions Inc. and Greg Peterson(19)

10.19	—	Executive Employment Agreement dated October 27, 1999, between Activant Solutions Inc. and Pervez Qureshi(12)

10.20	—	Amendment to Executive Employment Agreement dated February 1, 2005, between Activant Solutions Inc. and Pervez Qureshi(19)

10.21	—	Executive Employment Agreement dated February 1, 2005, between Activant Solutions Inc. and Mary Beth Loesch(19)

10.22	—	Executive Employment Agreement dated December 15 2004, among Activant Solutions Inc., Activant Solutions Holdings Inc. and A. Laurence Jones(17)

10.23	—	Stock Option Agreement dated December 15, 2004, between Activant Solutions Holdings Inc. and A. Laurence Jones(17)

10.24	—	Activant Solutions Holdings Inc. 1998 Stock Option Plan, as amended(4)

10.25	—	First Amendment to Activant Solutions Holdings Inc. 1998 Stock Option Plan(15)

10.26	—	Activant Solutions Holdings Inc. 2000 Stock Option Plan for Key Employees(6)

10.27	—	First Amendment to 2000 Stock Option Plan for Key Employees(15)

10.28	—	Second Amended and Restated 2000 Stock Option Plan for Key Employees(17)

10.29	—	2001 Broad-Based Stock Option Plan(7)

10.30	—	First Amendment to 2001 Broad-Based Stock Option Plan(15)

10.31	—	Stock Option Bonus Plan(7)

10.32	—	Amended and Restated Stock Option Bonus Plan(8)

10.33	—	Second Amended and Restated Stock Option Bonus Plan(15)

10.34	—	First Amendment to Second Amended and Restated Stock Option Bonus Plan(15)

10.35	—	Form of Non-Qualified Stock Option Agreement for Eligible Employees(2)

10.36	—	Fourth Amended and Restated Credit Agreement, dated as of September 13, 2005, by and among Activant Solutions Inc., Activant Solutions Holdings Inc., the lenders party thereto and JPMorgan Chase Bank, as administrative agent(22)

Exhibit
Number		Description

10.37	—	First Amendment to Fourth Amended and Restated Credit Agreement, dated as of October 6, 2005, by and among Activant Solutions Inc., Activant Solutions Holdings Inc., the lenders party thereto and JPMorgan Chase Bank, as administrative agent(24)

10.38	—	Stock Purchase Agreement, dated as of June 27, 2003, among Activant Solutions Inc., Hicks, Muse, Tate & Furst Equity Fund III, L.P. and HM3 Coinvestors, L.P.(11)

10.39	—	Securities Repurchase Agreement, dated as of June 5, 2003, among Activant Solutions Holdings Inc., Activant Solutions Inc., Glenn E. Staats, Preston W. Staats, Jr., Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., Hicks, Muse, Tate & Furst Incorporated and HMTF Operating, L.P.(11)

10.40	—	Indemnification Agreement dated February 17, 2003, among Activant Solutions Holdings Inc., Activant Solutions Inc. and Michael Aviles(12)

10.41	—	Indemnification Agreement dated February 19, 2003, among Activant Solutions Holdings Inc., Activant Solutions Inc. and A. Laurence Jones(12)

10.42	—	Indemnification Agreement dated February 14, 2003, among Activant Solutions Holdings Inc., Activant Solutions Inc. and Greg Petersen(12)

10.43	—	Indemnification Agreement dated March 3, 2003, among Activant Solutions Holdings Inc., Activant Solutions Inc. and James R. Porter(12)

10.44	—	Indemnification Agreement dated February 14, 2003, among Activant Solutions Holdings Inc., Activant Solutions Inc. and Richard R. Rew II(12)

10.45	—	Indemnification Agreement dated February 14, 2003, among Activant Solutions Holdings Inc., Activant Solutions Inc. and Christopher Speltz(12)

10.46	—	Indemnification Agreement dated June 1, 2004, among Activant Solutions Holdings Inc., Activant Solutions Inc. and Pervez Qureshi(16)

10.47	—	Indemnification Agreement dated February 1, 2005, among Activant Solutions Holdings Inc., Activant Solutions Inc. and Mary Beth Loesch(19)

10.48	—	Activant Executive Severance Plan(19)

10.49	—	Amended and Restated Activant Severance Plan for Select Employees(19)

10.50	—	Form of Incentive Stock Option Agreement (with 280G provision) to 2000 Stock Option Plan(19)

10.51	—	Form of Incentive Stock Option Agreement (without 280G provision) to 2000 Stock Option Plan(19)

10.52	—	Form of Non-Qualified Stock Option Agreement to 2000 Stock Option Plan(19)

10.53	—	Support Agreement dated January 24, 2005, among Activant Solutions Inc., Activant Solutions Acquisitionco Ltd. and Speedware Corporation Inc.(18)

10.54	—	Lock-Up Agreement dated January 24, 2005, among Activant Solutions Inc., Activant Solutions Acquisitionco Ltd. and certain shareholders of Speedware Corporation Inc.(18)

10.55	—	Agreement and Plan of Merger dated as of August 15, 2005, among Activant Solutions Inc., P21 Merger Corporation, Prophet 21, Inc. and Thoma Cressey Equity Partners, LLC(22)

12.1	—	Statement regarding Computation of Ratio of Earnings to Fixed Charges†

14.1	—	Activant Solutions Inc. Code of Ethics for Senior Financial Management(12)

21.1	—	Subsidiaries of the Registrant†

23.1	—	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

23.2	—	Consent of Ernst & Young LLP, independent public accounting firm†

23.3	—	Consent of KPMG LLP, independent registered public accounting firm, with respect to the Speedware financial statements included in this Registration Statement†

23.4	—	Consent of KPMG LLP, independent auditors, with respect to Prophet 21 financial statements included in this Registration Statement†

24.1	—	Power of Attorney for Activant Solutions Inc. (included on its signature page to this Registration Statement)

Exhibit
Number		Description

24.2	—	Power of Attorney for Triad Systems Financial Corporation (included on its signature page to this Registration Statement)

24.3	—	Power of Attorney for CCI/ Triad Gem, Inc. (included on its signature page to this Registration Statement)

24.4	—	Power of Attorney for Triad Systems Corporation (included on its signature page to this Registration Statement)

24.5	—	Power of Attorney for CCI/ ARD, Inc. (included on its signature page to this Registration Statement)

24.6	—	Power of Attorney for Triad Data Corporation (included on its signature page to this Registration Statement)

24.7	—	Power of Attorney for Prophet 21, Inc. (included on its signature page to this Registration Statement)

24.8	—	Power of Attorney for Prophet 21 Investment Corporation (included on its signature page to this Registration Statement)

24.9	—	Power of Attorney for Prophet 21 Canada, Inc. (included on its signature page to this Registration Statement)

24.10	—	Power of Attorney for Prophet 21 New Jersey, Inc. (included on its signature page to this Registration Statement)

24.11	—	Power of Attorney for SDI Merger Corporation (included on its signature page to this Registration Statement)

24.12	—	Power of Attorney for Distributor Information Systems Corporation (included on its signature page to this Registration Statement)

24.13	—	Power of Attorney for Trade Service Systems, Inc. (included on its signature page to this Registration Statement)

24.14	—	Power of Attorney for Stanpak Systems, Inc. (included on its signature page to this Registration Statement)

24.15	—	Power of Attorney for Enterprise Computer Systems, Inc. (included on its signature page to this Registration Statement)

24.16	—	Power of Attorney for Prelude Systems, Inc. (included on its signature page to this Registration Statement)

24.17	—	Power of Attorney for Speedware Holdings, Inc. (included on its signature page to this Registration Statement)

24.18	—	Power of Attorney for Speedware USA, Inc. (included on its signature page to this Registration Statement)

25.1	—	Form T-1 of Wells Fargo Bank, National Association, as Trustee†

99.1	—	Form of Letter of Transmittal†

99.2	—	Form of Notice of Guaranteed Delivery†

99.3	—	Form of Letter to Clients†

99.4	—	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees†

†	Filed herewith.

(1)	Incorporated by reference to the Registration Statement on Form S-1 of Activant Solutions Inc. (File No. 333-49389) filed on April 3, 1998.

(2)	Incorporated by reference to Activant Solutions Inc.’s Annual Report on Form 10-K for the year ended September 30, 1998.

(3)	Incorporated by reference to Activant Solutions Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 1999.

(4)	Incorporated by reference to Activant Solutions Inc.’s Quarterly Report on Form 10-Q for the three months ended June 30, 1999.

(5)	Incorporated by reference to Activant Solutions Inc.’s Annual Report on Form 10-K for the year ended September 30, 1999.

(6)	Incorporated by reference to Activant Solutions Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2000.

(7)	Incorporated by reference to Activant Solutions Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2001.

(8)	Incorporated by reference to Activant Solutions Inc.’s Quarterly Report on Form 10-Q for the three months ended June 30, 2001.

(9)	Incorporated by reference to Activant Solutions Inc.’s Annual Report on Form 10-K for the year ended September 30, 2001.

(10)	Incorporated by reference to Activant Solutions Inc.’s Annual Report on Form 10-K for the year ended September 30, 2002.

(11)	Incorporated by reference to Activant Solutions Inc.’s Report on Form 8-K dated July 2, 2003.

(12)	Incorporated by reference to Activant Solutions Inc.’s Annual Report on Form 10-K for the year ended September 30, 2003.

(13)	Incorporated by reference to Activant Solutions Inc.’s Report on Form 8-K dated October 14, 2003.

(14)	Incorporated by reference to the Registration Statement on Form S-4 of Activant Solutions Inc. (File No. 333-108852) filed on October 16, 2003.

(15)	Incorporated by reference to Activant Solutions Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2004.

(16)	Incorporated by reference to Activant Solutions Inc.’s Quarterly Report on Form 10-Q for the three months ended June 30, 2004.

(17)	Incorporated by reference to Activant Solutions Inc.’s Annual Report on Form 10-K for the year ended September 30, 2004.

(18)	Incorporated by reference to Activant Solutions Inc.’s Report on Form 8-K dated January 24, 2005.

(19)	Incorporated by reference to Activant Solutions Inc.’s Report on Form 8-K dated February 7, 2005.

(20)	Incorporated by reference to Activant Solutions Inc.’s Report on Form 8-K dated March 30, 2005.

(21)	Incorporated by reference to Activant Solutions Inc.’s Report on Form 8-K dated April 22, 2005.

(22)	Incorporated by reference to Activant Solution Inc.’s Report on Form 8-K dated August 17, 2005.

(23)	Incorporated by reference to Activant Solutions Inc.’s Report on Form 8-K dated September 19, 2005.

(24)	Incorporated by reference to Activant Solutions Inc.’s Report on Form 8-K dated September 29, 2005.

(25)	Incorporated by reference to Activant Solutions Inc.’s Report on Form 8-K dated October 12, 2005.